PROSPECTUS SUPPLEMENT
(To Prospectus dated May 26, 1998)

                                  $874,162,893
                                 (Approximate)
                       GE CAPITAL MORTGAGE SERVICES, INC.
                             (Seller and Servicer)
          REMIC Multi-Class Pass-Through Certificates, Series 1998-11
        Principal and interest payable monthly, beginning July 27, 1998.

                               ------------------

The REMIC Multi-Class Pass-Through Certificates, Series 1998-11 (the 'Certificates') will consist of three groups of Certificates (the 'Pool 1 Certificates,' the 'Pool 2 Certificates' and the 'Pool 3 Certificates'), each evidencing beneficial ownership interests in a distinct trust fund (each, a 'Trust Fund'). The assets of each Trust Fund will consist primarily of a distinct pool ('Pool 1,' 'Pool 2' and 'Pool 3,' respectively, and each a 'Mortgage Pool') of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans (the 'Mortgage Loans') having original terms to maturity of 20 to 30 years
    (in the case of Pool 1 and Pool 2) and 10 to 15 years (in the case of Pool 3), and sold by GE Capital Mortgage Services, Inc. (the
     'Company'). See 'Description of the Mortgage Pools and the Mortgaged
      Properties' herein.

                                                  (Cover continued on next page)

                               ------------------

  NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
           GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                     CLASS
                  CERTIFICATE      CERTIFICATE
                   PRINCIPAL        INTEREST
                   BALANCE(1)         RATE
                  ------------     -----------
POOL 1
Class 1-A1        $191,300,000         6.75%
Class 1-A2          49,680,000         6.75
Class 1-A3           4,860,000         7.00
Class 1-A4           3,980,000         7.00
Class 1-A5           3,980,000         7.00
Class 1-A6           3,980,000         7.00
Class 1-A7          16,800,000         6.50
Class 1-A8          41,524,119         6.75
Class 1-A9           3,275,000         6.75
Class 1-A10          9,920,000         6.75
Class 1-A11         51,000,000         6.75
Class 1-A12         35,200,000         6.75
Class 1-A13         14,900,000         6.75
Class 1-A14             79,000         6.75
Class 1-A15         45,620,000         6.75
Class 1-A16         19,850,000         6.75
Class 1-A17            720,000         6.75

                     CLASS
                  CERTIFICATE      CERTIFICATE
                   PRINCIPAL        INTEREST
                   BALANCE(1)         RATE
                  ------------     -----------

Class 1-M         $  9,579,000         6.75%
Class 1-B1           4,143,000         6.75
Class 1-B2           2,330,000         6.75
Class 1-R                  100         6.75
POOL 2
Class 2-A1          23,177,880         6.75
Class 2-A2           7,474,000         6.50
Class 2-A3          11,633,823          (2)
Class 2-A4          24,904,832         6.75
Class 2-A5          24,125,000         6.75
Class 2-A6          10,000,000         6.50
Class 2-A7           3,016,177          (2)
Class 2-A8           1,750,000         7.00
Class 2-A9           1,750,000          (3)
Class 2-A10         73,700,000         6.75

                     CLASS
                  CERTIFICATE      CERTIFICATE
                   PRINCIPAL        INTEREST
                   BALANCE(1)         RATE
                  ------------     -----------
Class 2-A11       $ 44,500,000         6.75%
Class 2-A12          5,375,000         6.75
Class 2-A13                 (4)        0.25
Class 2-A14          2,491,000         7.00
Class 2-A15          2,491,000         7.00
Class 2-A16          2,492,000         7.00
Class 2-M            4,607,000         6.75
Class 2-B1           1,992,000         6.75
Class 2-B2           1,121,000         6.75
Class 2-R                  100         6.75
Class 2-RL                 100         6.75
POOL 3
Class 3-A          112,817,662         6.50
Class 3-M            1,157,000         6.50
Class 3-B1             578,000         6.50
Class 3-B2             289,000         6.50
Class 3-R                  100         6.50

(1) Approximate, subject to adjustment as described herein.

(2) The Class 2-A3 and Class 2-A7 Certificates will accrue interest during the initial Interest Accrual Period (as defined herein) at the respective rates set forth below, and each such Certificate will accrue interest during each subsequent Interest Accrual Period at the respective rates determined as set forth below.

                                                                                        FORMULA FOR CALCULATING
                                                                                         CERTIFICATE INTEREST
CLASS     INITIAL INTEREST RATE     MAXIMUM INTEREST RATE     MINIMUM INTEREST RATE              RATE
------    ---------------------     ---------------------     ---------------------     -----------------------
 2-A3            6.60625%                  8.50000%                    0.95%                 LIBOR + 0.95%
 2-A7            7.304464                 29.12149                     0.00              29.12149% - (3.857143 x LIBOR)

(3) The Class 2-A9 Certificates will accrue interest at the rate of 8.00% per annum on all Distribution Dates (as defined herein) to and including the Distribution Date in June 1999, at the rate of 7.50% per annum on any Distribution Date from and including July 1999 to and including the Distribution Date in June 2000, at the rate of 7.00% per annum on any Distribution Date from and including July 2000 to and including the Distribution Date in June 2001, and at the rate of 6.50% per annum on any Distribution Date in or after July 2001.

(4) The Class 2-A13 Certificates will be interest-only Certificates. Interest will accrue on the aggregate Notional Principal Balance (as defined herein) thereof as of the related Distribution Date (initially, approximately $10,000,000).

   As described further herein, the Class 1-A17 and the Junior Certificates (as defined herein) offered hereby may not be acquired by ERISA Plans (as defined herein). The Class 1-R, Class 2-R, Class 2-RL and Class 3-R Certificates (the 'Residual Certificates') may not be purchased by or transferred to (i) a Disqualified Organization or Book-Entry Nominee (as defined in the accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus), (iii) an ERISA Plan or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or Local taxes legally required to be paid with respect thereto. See 'ERISA Considerations' and 'Description of the Certificates-- Restrictions on Transfer of the Residual Certificates' herein.

  The Certificates offered hereby are offered when, as and if issued, delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that delivery of the Certificates offered hereby (other than the Residual Certificates) will be made through the book-entry facilities of The Depository Trust Company, and that delivery of the Pool 2 and Pool 3 Residual Certificates in definitive, fully registered form, will be made at the offices of Credit Suisse First Boston Corporation, New York, New York, and the Pool 1 Residual Certificates in definitive, fully registered form, will be made at the offices of Salomon Brothers Inc., New York, New York, on or about June 26, 1998.

                               ------------------

Credit Suisse First Boston                                 Salomon Smith Barney

           The date of this Prospectus Supplement is June 23, 1998.

   For federal income tax purposes, the Pool 1 Trust Fund and the Pool 3 Trust Fund will each consist of a single 'real estate mortgage investment conduit' (each, a 'REMIC' or the 'Pool 1 REMIC' and the 'Pool 3 REMIC,' respectively). The Pool 1 and Pool 3 Certificates other than the related Residual Certificates will be treated as the regular interests in the related REMIC. The Pool 2 Trust Fund will consist of two REMICs (the 'Pool 2 Upper-Tier REMIC' and the 'Pool 2 Lower-Tier REMIC'). Each Class of Pool 2 Certificates, other than the Class 2-R and Class 2-RL Certificates will be designated as regular interests (together with the Pool 1 and Pool 3 Certificates representing their respective regular interests, the 'Regular Certificates') in the Pool 2 Upper-Tier REMIC. The Class 2-R and Class 2-RL Certificates will be designated as the residual interests (together, with the Pool 1 and Pool 3 Certificates representing their respective residual interests, the 'Residual Certificates') in the Pool 2 Upper-Tier REMIC and the Pool 2 Lower-Tier REMIC, respectively. Prospective investors in the Residual Certificates are cautioned that the Residual Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See 'Summary of Terms--Certain Federal Income Tax Consequences' and 'Certain Federal Income Tax Consequences' herein and 'Certain Federal Income Tax Consequences' in the Prospectus.

                               ------------------

   THE CERTIFICATES OFFERED HEREBY CONSTITUTE A PART OF A SERIES OF PASS-THROUGH CERTIFICATES BEING OFFERED BY THE COMPANY FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED MAY 26, 1998 OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERINGS OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.

SECURITIES OFFERED........................  REMIC Multi-Class Pass-Through Certificates, Series 1998-11 (the
                                            'Certificates'), consisting of three groups of Certificates (the
                                            'Pool 1 Certificates,' 'Pool 2 Certificates' and the 'Pool 3
                                            Certificates' and each, a 'Certificate Group'), in the classes (each a 'Class') and aggregate original Certificate Principal Balances, subject to adjustment as described herein (each, a 'Class Certificate
                                            Principal Balance'), set forth on the cover hereof. The aggregate original Certificate Principal Balance of the Pool 1 Certificates
                                            will be approximately $517,803,573, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $494,950,000 or greater than $547,050,000. The aggregate original Certificate Principal Balance of the Pool 2
                                            Certificates will be approximately $249,048,321, subject to a permitted variance such that the aggregate original Certificate
                                            Principal Balance will not be less than $237,500,000 or greater than
                                            $262,500,000. The aggregate original Certificate Principal Balance of the Pool 3 Certificates will be approximately $115,714,206, subject to a permitted variance such that the aggregate original Certificate
                                            Principal Balance will not be less than $109,250,000 or greater than
                                            $120,750,000.

                                            Each Certificate Group will evidence the entire beneficial ownership interest in a distinct Trust Fund comprised primarily of the related
                                            Mortgage Pool (as defined herein). Interest and principal will be distributable on the Certificates of a Certificate Group solely out of collections received on the Mortgage Loans in the related Trust
                                            Fund. The Trust Funds are not cross-collateralized. All expenses relating or attributable to a specific Trust Fund will be borne by the related Trust Fund. The Certificates of a Certificate Group may
                                            experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Certificates of the other
                                            Certificate Group. See 'Description of the Mortgage Pools and the
                                            Mortgaged Properties--General' herein.

            POOL 1........................  The Pool 1 Certificates will consist of nineteen classes of senior certificates (the 'Class 1-Al, Class 1-A2, and so forth in consecutive numerical sub-designation through Class 1-A17, Class 1-PO and Class 1-R Certificates,' and collectively, the 'Pool 1 Senior
                                            Certificates') and six classes of subordinated certificates (the
                                            'Class 1-M, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4 and Class
                                            1-B5 Certificates,' and collectively, the 'Pool 1 Junior
                                            Certificates'). The Pool 1 Junior Certificates are subordinate in right of distribution to the Pool 1 Senior Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Pool 1 Junior Certificates will equal approximately 4.00% of the initial aggregate Certificate Principal Balance of all of the
                                            Pool 1 Certificates.

                                            The Class 1-M Certificates are subordinate to the Pool 1 Senior
                                            Certificates to the extent described herein. The Class 1-B1, Class
                                            1-B2, Class 1-B3, Class 1-B4 and Class 1-B5 Certificates

                                            (collectively, the 'Class 1-B Certificates') are subordinate to the
                                            Pool 1 Senior Certificates and the Class 1-M Certificates, and each
                                            Class of Class 1-B Certificates is subordinate to the Class or
                                            Classes of Class 1-B Certificates having a lower numerical designation (i.e., the Class 1-B5 Certificates are subordinate to the
                                            Class 1-B4 Certificates, the Class 1-B4 Certificates are subordinate to the Class 1-B3 Certificates, and so on) to the extent described herein. The initial aggregate Certificate Principal Balance of the
                                            Class 1-B3, Class 1-B4 and Class 1-B5 Certificates will equal approximately 0.90% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 1 Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the
                                            Pool 1 Junior Certificates.

            POOL 2........................  The Pool 2 Certificates will consist of nineteen classes of senior certificates (the 'Class 2-A1, Class 2-A2, and so forth in consecutive numerical sub-designation through Class 2-A16, Class
                                            2-PO, Class 2-R and Class 2-RL Certificates,' and, collectively, the
                                            'Pool 2 Senior Certificates') and six classes of subordinated certificates (the 'Class 2-M, Class 2-B1, Class 2-B2, Class 2-B3,
                                            Class 2-B4 and Class 2-B5 Certificates,' and, collectively, the 'Pool
                                            2 Junior Certificates'). The Pool 2 Junior Certificates are
                                            subordinate in right of distribution to the Pool 2 Senior
                                            Certificates to the extent described herein. The initial aggregate
                                            Certificate Principal Balance of the Pool 2 Junior Certificates will equal approximately 4.00% of the initial aggregate Certificate
                                            Principal Balance of all of the Pool 2 Certificates.

                                            The Class 2-M Certificates are subordinate to the Pool 2 Senior
                                            Certificates to the extent described herein. The Class 2-B1, Class
                                            2-B2, Class 2-B3, Class 2-B4 and Class 2-B5 Certificates
                                            (collectively, the 'Class 2-B Certificates') are subordinate to the
                                            Pool 2 Senior Certificates and the Class 2-M Certificates, and each
                                            Class of Class 2-B Certificates is subordinate to the Class or
                                            Classes of Class 2-B Certificates having a lower numerical designation (i.e., the Class 2-B5 Certificates are subordinate to the
                                            Class 2-B4 Certificates, the Class 2-B4 Certificates are subordinate to the Class 2-B3 Certificates, and so on) to the extent described herein. The initial aggregate Certificate Principal Balance of the
                                            Class 2-B3, Class 2-B4 and Class 2-B5 Certificates will equal approximately 0.90% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 2 Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the
                                            Pool 2 Junior Certificates.

                                            The Class 2-A13 Certificates will not have a Class Certificate
                                            Principal Balance and will bear interest at the rate described herein.

            POOL 3........................  The Pool 3 Certificates will consist of three classes of senior certificates (the 'Class 3-A, Class 3-PO and Class 3-R Certificates,'
                                            and, collectively, the 'Pool 3 Senior Certificates' and, with the
                                            Pool 1 Senior Certificates and Pool 2 Senior Certificates, the
                                            'Senior Certificates') and six classes of subordinated certificates
                                            (the 'Class 3-M, Class 3-B1, Class 3-B2, Class 3-B3, Class 3-B4 and
                                            Class 3-B5 Certificates,' and collectively, the 'Pool 3 Junior
                                            Certificates' and, with the Pool 1

                                            Junior Certificates and the Pool 2 Junior Certificates, the 'Junior
                                            Certificates'). The Pool 3 Junior Certificates are subordinate in right of distribution to the Pool 3 Senior Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Pool 3 Junior Certificates will equal approximately 2.25% of the initial aggregate Certificate Principal Balance of all the Pool 3
                                            Certificates.

                                            The Class 3-M Certificates are subordinate to the Pool 3 Senior
                                            Certificates to the extent described herein. The Class 3-B1, Class
                                            3-B2, Class 3-B3, Class 3-B4 and Class 3-B5 Certificates
                                            (collectively, the 'Class 3-B Certificates' and, with the Class 1-B
                                            Certificates and Class 2-B Certificates, the 'Class B Certificates')
                                            are subordinate to the Pool 3 Senior Certificates and the Class 3-M
                                            Certificates, and each Class of Class 3-B Certificates is subordinate to the Class or Classes of Class 3-B Certificates having a lower numerical designation (i.e., the Class 3-B5 Certificates are subordinate to the Class 3-B4 Certificates, the Class 3-B4
                                            Certificates are subordinate to the Class 3-B3 Certificates, and so
                                            on) to the extent described herein. The initial aggregate Certificate
                                            Principal Balance of the Class 3-B3, Class 3-B4 and Class 3-B5
                                            Certificates will equal approximately 0.50% of the initial aggregate
                                            Certificate Principal Balance of all of the Certificates and
                                            approximately 22.26% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 3 Junior Certificates.

CERTIFICATES NOT OFFERED HEREBY...........  The Class 1-PO, Class 1-B3, Class 1-B4, Class 1-B5, Class 2-PO, Class
                                            2-B3, Class 2-B4, Class 2-B5, Class 3-PO, Class 3-B3, Class 3-B4 and
                                            Class 3-B5 Certificates are not offered hereby.

                                            The Class 1-PO, Class 2-PO and Class 3-PO Certificates (each, a
                                            'Class PO Certificate') will not bear interest. The Company will initially retain and may subsequently transfer the Class 1-PO, Class
                                            2-PO and Class 3-PO Certificates.

FORMS OF CERTIFICATES, MINIMUM
  DENOMINATIONS...........................  The Classes of Certificates offered hereby, other than the Residual
                                            Certificates (as defined below), will each be registered as a single certificate held by a nominee of The Depository Trust Company (the
                                            'Depository'), and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein, in the minimum denominations in Certificate
                                            Principal Balance or Notional Principal Balance, as the case may be, set forth in the table below. The Class 1-R, Class 2-RL, Class 2-R and Class 3-R Certificates (together, the 'Residual Certificates')
                                            will each be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof.

                                                                MINIMUM                          MINIMUM
                                                 POOL 1       DENOMINATION       POOL 2        DENOMINATION       POOL 3
                                              ------------    ------------     -----------     ------------     ----------
                                              Class 1-A1        $ 25,000       Class 2-A1      $    25,000      Class 3-A
                                              Class 1-A2          25,000       Class 2-A2            1,000      Class 3-M
                                              Class 1-A3           1,000       Class 2-A3           25,000      Class 3-B1
                                              Class 1-A4           1,000       Class 2-A4           25,000      Class 3-B2
                                              Class 1-A5           1,000       Class 2-A5           25,000
                                              Class 1-A6           1,000       Class 2-A6           25,000
                                              Class 1-A7          25,000       Class 2-A7           25,000
                                              Class 1-A8          25,000       Class 2-A8            1,000
                                              Class 1-A9          25,000       Class 2-A9            1,000
                                              Class 1-A10         25,000       Class 2-A10          25,000
                                              Class 1-A11         25,000       Class 2-A11          25,000
                                              Class 1-A12         25,000       Class 2-A12          25,000
                                              Class 1-A13         25,000       Class 2-A13       2,500,000
                                              Class 1-A14         25,000       Class 2-A14           1,000
                                              Class 1-A15         25,000       Class 2-A15           1,000
                                              Class 1-A16         25,000       Class 2-A16           1,000
                                              Class 1-A17         25,000       Class 2-M           100,000
                                              Class 1-M          100,000       Class 2-B1          100,000
                                              Class 1-B1         100,000       Class 2-B2          100,000
                                              Class 1-B2         100,000

                                              MINIMUM
                                            DENOMINATION
                                            ------------
                                              $ 25,000
                                               100,000
                                               100,000
                                               100,000

                                            In each case, Certificates in excess of the minimum denominations will be issued in integral multiples of $1,000.

SELLER AND SERVICER.......................  GE Capital Mortgage Services, Inc., a New Jersey corporation (the
                                            'Company'). See 'GE Capital Mortgage Services, Inc.' and 'The Pooling
                                            and Servicing Agreement--Servicing Arrangement with Respect to the
                                            Mortgage Loans' herein.

TRUSTEE...................................  State Street Bank and Trust Company (the 'Trustee'), a Massachusetts
                                            banking corporation. See 'The Pooling and Servicing
                                            Agreement--Trustee' herein.

CUT-OFF DATE..............................  June 1, 1998.

CLOSING DATE..............................  On or about June 26, 1998.

MORTGAGE POOLS............................  Each Certificate Group will represent the entire beneficial ownership interest in a distinct trust fund (each, a 'Trust Fund'). The assets of each Trust Fund will consist primarily of a distinct pool ('Pool
                                            1,' 'Pool 2' and 'Pool 3', respectively, and each a 'Mortgage Pool')
                                            of fixed-rate, fully-amortizing, conventional Mortgage Loans secured by first liens on one to four-family residential properties (the
                                            'Mortgaged Properties'). The Mortgage Loans will have original terms to maturity of 20 to 30 years (in the case of Pool 1 and Pool 2), and
                                            10 to 15 years (in the case of Pool 3). The Pool 1 Mortgage Loans,
                                            Pool 2 Mortgage Loans and Pool 3 Mortgage Loans (each as defined herein) will have an aggregate Scheduled Principal Balance (as defined herein) as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $517,803,573,
                                            $249,048,321 and $115,714,206, respectively, in each case subject to the variance described herein. See 'Pool 1 Annex--The Pool 1 Mortgage
                                            Loans and the Pool 1 Certificates', 'Pool 2 Annex--The Pool 2
                                            Mortgage Loans and the Pool 2 Certificates' and 'Pool 3 Annex--The
                                            Pool 3 Mortgage Loans and the Pool 3 Certificates.'

DESCRIPTION OF THE CERTIFICATES...........  The Certificates will be issued pursuant to a single Pooling and
                                            Servicing Agreement, to be dated as of the Cut-off Date (the
                                            'Agreement'), between the Company and the Trustee. To the extent funds are available therefor in the Certificate Account,
                                            distributions on the Certificates will be made on the 25th day of each month or, if such

                                            25th day is not a business day, on the succeeding business day (each, a 'Distribution Date'), commencing in July 1998, to holders of record on the close of business on the last business day of the month preceding the month of such Distribution Date (the 'Record Date').

DISTRIBUTIONS ON THE CERTIFICATES.........  General.  Distributions in respect of the Pool 1, Pool 2 or Pool 3
                                            Certificates, as the case may be, will be made solely from payments and other collections received in respect of the related Trust Fund.
                                            The Trust Funds, including the related Mortgage Pools, are not cross-collateralized. The Pool 1, Pool 2 and Pool 3 Available Funds
                                            (each as defined herein) will be allocated among the Classes of the related Certificate Group offered hereby in the manner set forth in the respective annexes. See 'Pool 1 Annex--Distributions on the Pool
                                            1 Certificates--Allocation of Pool 1 Available Funds,' 'Pool 2
                                            Annex--Distributions on the Pool 2 Certificates-- Allocation of Pool
                                            2 Available Funds' and 'Pool 3 Annex-- Distributions on the Pool 3
                                            Certificates--Allocation of Pool 3 Available Funds' herein.

                                            On each Distribution Date, (i) the Senior Certificates relating to a
                                            Mortgage Pool will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made to the related Junior Certificates on such date and (ii) each Class of Junior Certificates relating to a Mortgage Pool will be entitled to receive all amounts distributable to them for such Distribution
                                            Date before any distributions are made on such date on any Class of related Junior Certificates subordinate thereto. The Available Funds
                                            (as defined herein) relating to a Mortgage Pool for each Distribution
                                            Date will be allocated first, to pay interest due the holders of the related Senior Certificates and then to reduce the Class Certificate
                                            Principal Balances of the related Senior Certificates; second, to pay the related Class PO Deferred Amount (as defined herein) for such
                                            Distribution Date to holders of the related Class PO Certificates, but only from amounts that would otherwise be distributable on such
                                            Distribution Date on the Junior Certificates in respect of the related Mortgage Pool; and third, to pay interest and principal due the holders of the Junior Certificates in respect of the related
                                            Mortgage Pool in order of priority among the Classes thereof. No distribution of interest or principal will be made on any Class of
                                            Junior Certificates of a Certificate Group on any Distribution Date
                                            until all distributions of interest and principal have been made on such date on each Class of Certificates of such Certificate Group having a higher priority and the related Class PO Deferred Amount for such Distribution Date has, subject to the limitation described above, been paid.

                                            Interest.  Interest will accrue on each Class of the Certificates offered hereby (other than the Class 2-A3 and Class 2-A7
                                            Certificates) at the respective fixed Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which each Distribution
                                            Date occurs (each, an 'Interest Accrual Period'). Interest will accrue on the Class 2-A3 and Class 2-A7 Certificates at the applicable floating Certificate Interest Rate described on the cover hereof during each applicable Interest Accrual Period.
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                                      S-7
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                                            On each Distribution Date, interest will be distributable on each
                                            Class of Pool 1, Pool 2 and Pool 3 Certificates, as the case may be, offered hereby solely from the Pool 1 Available Funds, Pool 2
                                            Available Funds and Pool 3 Available Funds, respectively, for such
                                            Distribution Date, in each case in an aggregate amount equal to the
                                            Accrued Certificate Interest (as defined below) for such Class on such Distribution Date, plus any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates.

                                            The 'Accrued Certificate Interest' for any Certificate (other than the Class PO Certificates) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal
                                            Balance (or, in the case of the Class 2-A13 Certificates, the
                                            Notional Principal Balance) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any Net
                                            Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders of the related Certificate Group through the related Cross-Over Date and, after the related Cross-Over
                                            Date, the interest portion of any Realized Losses (as each such term is defined herein) allocable to Certificateholders of the related
                                            Certificate Group, in each case in respect of the related Mortgage
                                            Pool.

                                            The shortfall or losses described in the preceding paragraph will be allocated among the related Certificates (other than the Class PO
                                            Certificates) in proportion to the amount of Accrued Certificate
                                            Interest that would have been allocated thereto in the absence of such shortfall or losses, and will be allocated without regard to the relative priority of the related Certificates. Interest will be calculated on the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

                                            Excess Losses with respect to a Mortgage Pool consist of all
                                            Bankruptcy Losses, Fraud Losses and Special Hazard Losses (each a type of Realized Loss) occurring after the Bankruptcy Coverage
                                            Termination Date, the Fraud Coverage Termination Date and the Special
                                            Hazard Termination Date, respectively, in each case in respect of the related Mortgage Pool, as more fully described herein.

                                            The aggregate 'Notional Principal Balance' of the Class 2-A13
                                            Certificates as of any Distribution Date will equal the Class
                                            Certificate Principal Balance of the Class 2-A6 Certificates. The
                                            initial Notional Principal Balance of the Class 2-A13 Certificates
                                            will be approximately $10,000,000, subject to the variance described herein.

     POOL 1 PRINCIPAL.....................  Principal will be distributable on the Pool 1 Senior Certificates on each Distribution Date in an aggregate amount equal to the sum of the
                                            Pool 1 Senior Optimal Principal Amount and the Class 1-PO Principal
                                            Distribution Amount (each as defined herein) for such Distribution
                                            Date, to the extent of the Pool 1 Available Funds for such
                                            Distribution Date remaining after distributions of interest are made on the Pool 1 Senior Certificates (other than the Class 1-PO
                                            Certificates) on such date. Subject to such limitation, the Pool 1
                                            Senior Optimal Principal Amount and the Class 1-PO Principal
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                                      S-8
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                                            Distribution Amount for such Distribution Date will be allocated among the Pool 1 Senior Certificates in the manner described herein.

                                            The Class 1-A11 and Class 1-A17 Certificates will not receive any distributions in respect of principal (including scheduled payments, prepayments and other unscheduled recoveries of principal) during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Pool 1 Group I
                                            Final Distribution Date and the Pool 1 Cross-Over Date (each as defined herein).

                                            Principal will be distributable on each Class of Pool 1 Junior
                                            Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable Share (as defined herein) for such
                                            Distribution Date to the extent of the Pool 1 Available Funds remaining after (i) distributions of interest and principal have been made on each Pool 1 Senior Certificate to the extent entitled thereto, (ii) the Class 1-PO Deferred Amount (as defined herein) for such Distribution Date has, subject to the limitations described herein, been distributed in respect of the Class 1-PO Certificates,
                                            (iii) distributions of interest and principal have been made on each
                                            Class of Pool 1 Junior Certificates, if any, ranking prior to such
                                            Class of Pool 1 Junior Certificates and (iv) distributions of interest have been made on such Class of Pool 1 Junior Certificates.
                                            Distributions of principal of a Class of Pool 1 Certificates will be made on a pro rata basis among all outstanding Certificates of such
                                            Class. See 'Pool 1 Annex--Distributions on the Pool 1 Certificates'
                                            herein.

                                            The Class 1-A12, Class 1-A13 and Class 1-A15 Certificates (the 'Pool
                                            1 TAC Certificates') are targeted amortization class Certificates.
                                            Principal distributions on the Pool 1 TAC Certificates will be made by reference to principal balance schedules, as described herein. The
                                            Class 1-A14 Certificates support the principal payment stability of the Class 1-A12 and Class 1-A13 Certificates, and the Class 1-A16
                                            Certificates support the principal payment stability of the Class
                                            1-A15 Certificates. See 'Pool 1 Annex--Pool 1 Yield and Weighted
                                            Average Life Considerations--Weighted Average Lives of the Pool 1
                                            Certificates--Pool 1 TAC Certificates' and '--Pool 1 Support
                                            Certificates.'

                                            The principal portion of any Excess Losses in respect of Pool 1 will be allocated pro rata among all of the outstanding Pool 1
                                            Certificates, as described herein.

                                            Class 1-PO Deferred Amount.  On each Distribution Date, the applicable PO Percentage (as defined herein) of the principal portion of any Realized Loss (other than a Debt Service Reduction) in respect of a Pool 1 Discount Mortgage Loan will be allocated to the Class
                                            1-PO Certificates. See 'Pool 1 Annex--Allocation of Realized Losses
                                            on the Pool 1 Certificates.' On each Distribution Date through the
                                            Pool 1 Cross-Over Date, the Class 1-PO Certificates will be entitled to receive, to the extent of Pool 1 Available Funds remaining after distributions of interest and principal on the Pool 1 Senior
                                            Certificates have been made on such Distribution Date, any Class 1-PO
                                            Deferred Amount for such Distribution Date, provided, however, that distributions in respect of
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                                      S-9
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                                            the Class 1-PO Deferred Amount on any Distribution Date will not exceed the Junior Optimal Principal Amount for Pool 1 for such date.
                                            Distributions in respect of the Class 1-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class 1-PO
                                            Certificates. The 'Class 1-PO Deferred Amount' means, as to each
                                            Distribution Date through the Pool 1 Cross-Over Date, the aggregate of all amounts allocable on such date to the Class 1-PO Certificates in respect of the principal portion of Realized Losses (other than
                                            Excess Losses) in respect of the Pool 1 Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the
                                            Class 1-PO Certificates and not distributed thereto on prior
                                            Distribution Dates.

     POOL 2 PRINCIPAL.....................  Principal will be distributable on the Pool 2 Senior Certificates
                                            (other than the Class 2-A13 Certificates) on each Distribution Date in an aggregate amount equal to the sum of the Pool 2 Senior Optimal
                                            Principal Amount and the Class 2-PO Principal Distribution Amount
                                            (each as defined herein) for such Distribution Date, to the extent of the Pool 2 Available Funds for such Distribution Date remaining after distributions of interest are made on the Pool 2 Senior Certificates
                                            (other than the Class 2-PO Certificates) on such date. Subject to such limitation, the Pool 2 Senior Optimal Principal Amount and the
                                            Class 2-PO Principal Distribution Amount for such Distribution Date will be allocated among the Pool 2 Senior Certificates in the manner described herein.

                                            The Class 2-A4 Certificates will not receive any distributions in respect of principal (including scheduled payments, prepayments and other unscheduled recoveries of principal) during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Pool 2 Group I Final Distribution
                                            Date and the Pool 2 Cross-Over Date (each as defined herein).

                                            Principal will be distributable on each Class of Pool 2 Junior
                                            Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable Share for such Distribution Date to the extent of the Pool 2 Available Funds remaining after (i)
                                            distributions of interest and principal have been made on each Pool 2
                                            Senior Certificate to the extent entitled thereto, (ii) the Class
                                            2-PO Deferred Amount (as defined herein) for such Distribution Date has, subject to the limitations described herein, been distributed in respect of the Class 2-PO Certificates, (iii) distributions of interest and principal have been made on each Class of Pool 2 Junior
                                            Certificates, if any, ranking prior to such Class of Pool 2 Junior
                                            Certificates and (iv) distributions of interest have been made on such Class of Pool 2 Junior Certificates. Distributions of principal on a Class of Pool 2 Certificates will be made on a pro rata basis among all outstanding Certificates of such Class. See 'Pool 2
                                            Annex--Distributions on the Pool 2 Certificates' herein.

                                            The Class 2-A1, Class 2-A2, Class 2-A5, Class 2-A6, Class 2-A8, Class
                                            2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-A14, Class 2-A15
                                            and Class 2-A16 Certificates (together, the 'Pool 2 TAC
                                            Certificates') are targeted amortization class Certificates.
                                            Principal distributions on the Pool 2 TAC Certificates will be made
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                                            by reference to principal balance schedules, as described herein. The
                                            Class 2-A3 and Class 2-A7 Certificates support the principal payment stability of the Pool 2 TAC Certificates. See 'Pool 2 Annex--Pool 2
                                            Yield and Weighted Average Life Considerations-- Weighted Average
                                            Lives of the Pool 2 Certificates--Pool 2 TAC Certificates,' and
                                            '--Pool 2 Support Certificates.'

                                            The principal portion of any Excess Losses in respect of Pool 2 will be allocated pro rata among all of the outstanding Pool 2
                                            Certificates, as described herein.

                                            Class 2-PO Deferred Amount.  On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized
                                            Loss (other than a Debt Service Reduction) in respect of a Pool 2
                                            Discount Mortgage Loan (as defined herein) will be allocated to the
                                            Class 2-PO Certificates. See 'Pool 2 Annex--Allocation of Realized
                                            Losses on the Pool 2 Certificates.' On each Distribution Date through the Pool 2 Cross-Over Date, the Class 2-PO Certificates will be entitled to receive, to the extent of Pool 2 Available Funds remaining after distributions of interest and principal on the Pool 2
                                            Senior Certificates have been made on such Distribution Date, any
                                            Class 2-PO Deferred Amount for such Distribution Date, provided, however, that distributions in respect of the Class 2-PO Deferred
                                            Amount on any Distribution Date will not exceed the Junior Optimal
                                            Principal Amount for Pool 2 for such date. Distributions in respect of the Class 2-PO Deferred Amount will not reduce the Class
                                            Certificate Principal Balance of the Class 2-PO Certificates. The
                                            'Class 2-PO Deferred Amount' means, as to each Distribution Date through the Pool 2 Cross-Over Date, the aggregate of all amounts allocable on such date to the Class 2-PO Certificates in respect of the principal portion of Realized Losses (other than Excess Losses)
                                            in respect of the Pool 2 Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 2-PO
                                            Certificates and not distributed thereto on prior Distribution Dates.

     POOL 3 PRINCIPAL.....................  Principal will be distributable on the Pool 3 Senior Certificates on each Distribution Date in an aggregate amount equal to the sum of the
                                            Pool 3 Senior Optimal Principal Amount and the Class 3-PO Principal
                                            Distribution Amount (each as defined herein) for such Distribution
                                            Date, to the extent of the Pool 3 Available Funds for such
                                            Distribution Date remaining after distributions of interest are made on the Pool 3 Senior Certificates (other than the Class 3-PO
                                            Certificates) on such date. Subject to such limitations, the Pool 3
                                            Senior Optimal Principal Amount and the Class 3-PO Principal
                                            Distribution Amount will be allocated among the Pool 3 Senior
                                            Certificates in the manner described herein.

                                            Principal will be distributable on each Class of Pool 3 Junior
                                            Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable Share for such Distribution Date to the extent of the Pool 3 Available Funds remaining after (i)
                                            distributions of interest and principal have been made on each Pool 3
                                            Senior Certificate entitled thereto, (ii) the Class 3-PO Deferred
                                            Amount for such Distribution Date has, subject to the limitations described
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                                      S-11
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                                            herein, been distributed in respect of the Class 3-PO Certificates,
                                            (iii) distributions of interest and principal have been made on each
                                            Class of Pool 3 Junior Certificates, if any, ranking prior to such
                                            Class of Pool 3 Junior Certificates and (iv) distributions of interest have been made on such Class of Pool 3 Junior Certificates.
                                            Distributions of principal of a Class of Pool 3 Certificates will be made on a pro rata basis among all outstanding Certificates of such
                                            Class. See 'Pool 3 Annex--Distributions on the Pool 3 Certificates'
                                            herein.

                                            The principal portion of any Excess Losses in respect of Pool 3 will be allocated pro rata among all the outstanding Pool 3 Certificates, as described herein.

                                            Class 3-PO Deferred Amount.  On each Distribution Date, the applicable PO Percentage (as defined herein) of the principal portion of any Realized Loss (other than a Debt Service Reduction) in respect of a Pool 3 Discount Mortgage Loan (as defined herein) will be allocated to the Class 3-PO Certificates. See 'Pool 3 Annex--
                                            Allocation of Realized Losses on the Pool 3 Certificates.' On each
                                            Distribution Date through the Pool 3 Cross-Over Date (as defined herein), the Class 3-PO Certificates will be entitled to receive, to the extent of Pool 3 Available Funds remaining after distributions of interest and principal on the Pool 3 Senior Certificates have been made on such Distribution Date, any Class 3-PO Deferred Amount for such Distribution Date, provided, however, that distributions in respect of the Class 3-PO Deferred Amount on any Distribution Date
                                            will not exceed the Junior Optimal Principal Amount for Pool 3 for such date. Distributions in respect of the Class 3-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class
                                            3-PO Certificates. The 'Class 3-PO Deferred Amount' (with the Class
                                            1-PO Deferred Amount and Class 2-PO Deferred Amount, each a 'Class PO
                                            Deferred Amount') means, as to each Distribution Date through the
                                            Pool 3 Cross-Over Date, the aggregate of all amounts allocable on such date to the Class 3-PO Certificates in respect of the principal portion of Realized Losses (other than Excess Losses) in respect of the Pool 3 Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 3-PO Certificates and not distributed thereto on prior Distribution Dates.

ADDITIONAL RIGHTS OF THE RESIDUAL
  CERTIFICATEHOLDERS......................  In addition to distributions of principal and interest payable in respect of the Residual Certificates, the holders thereof will be entitled to receive certain amounts, if any, remaining in the related
                                            REMIC after distributions of interest and principal are made on the
                                            Certificates of the related Certificate Group. See 'Description of the Certificates--Additional Rights of the Residual
                                            Certificateholders' herein.

ADVANCES..................................  The Company will be obligated to advance delinquent installments of principal and interest (net of the related Servicing Fees) on the
                                            Mortgage Loans included in each Mortgage Pool under certain circumstances. See 'The Pooling and Servicing Agreement-- Advances'
                                            herein.
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SUBORDINATION.............................  The rights of the holders of each Class of Junior Certificates relating to a Mortgage Pool to receive distributions with respect to the related Mortgage Loans will be subordinate to such rights of the holders of the related Senior Certificates and of each prior ranking
                                            Class of related Junior Certificates. The subordination of the Junior
                                            Certificates in respect of each Mortgage Pool relative to the related
                                            Senior Certificates is intended to enhance the likelihood of regular receipt by the holders of such Senior Certificates of the full amount of the monthly distributions allocable to them, and to afford such holders protection against losses resulting from the liquidation of related Mortgage Loans and certain losses resulting from the bankruptcy of a related borrower (the 'Mortgagor'). The subordination of each Class of Junior Certificates in respect of each Mortgage Pool
                                            (other than the Class 1-M, Class 2-M and Class 3-M Certificates)
                                            relative to each Class of related Junior Certificates having a higher ranking is intended to confer a similar benefit on such higher ranking Classes of Junior Certificates. However, the degree of protection afforded any Class of Junior Certificates by such subordination, relative to delinquencies and losses that might occur on the related Mortgage Pool, is less than the protection afforded to the related Senior Certificates by virtue of the subordination of the related Junior Certificates as a whole.

                                            As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of each of the Pool 1 Junior
                                            Certificates, the Pool 2 Junior Certificates and the Pool 3 Junior
                                            Certificates will equal approximately 4.00%, 4.00% and 2.25%, respectively, of each of the aggregate Certificate Principal Balance of all the Pool 1 Certificates, the Pool 2 Certificates and the Pool
                                            3 Certificates, respectively. As of such date, the aggregate
                                            Certificate Principal Balance of the Class 1-B3, Class 1-B4 and Class
                                            1-B5 Certificates, all of which are subordinate in right of distribution to the Pool 1 Certificates offered hereby, will equal approximately 0.90% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 1 Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the
                                            Pool 1 Junior Certificates. As of such date, the aggregate
                                            Certificate Principal Balance of the Class 2-B3, Class 2-B4 and Class
                                            2-B5 Certificates, all of which are subordinate in right of distribution to the Pool 2 Certificates offered hereby, will equal approximately 0.90% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 2 Certificates and approximately 22.50% of the initial aggregate Certificate Principal Balance of all of the
                                            Pool 2 Junior Certificates. In addition, as of such date, the aggregate Certificate Principal Balance of the Class 3-B3, Class 3-B4
                                            and Class 3-B5 Certificates, all of which are subordinate in right of distribution to the Pool 3 Certificates offered hereby, will equal approximately 0.50% of the initial aggregate Certificate Principal
                                            Balance of all of the Pool 3 Certificates and approximately 22.26% of the initial aggregate Certificate Principal Balance of all the Pool 3
                                            Junior Certificates.

                                            The protection afforded to the holders of Senior Certificates in respect of each Mortgage Pool by means of the subordination feature described above will be accomplished (i) by the preferential
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                                            right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the related Junior
                                            Certificates, the amounts due them on each Distribution Date out of the related Available Funds and, if necessary, by the right of such holders to receive future distributions (other than Unanticipated
                                            Recoveries (as defined herein)) with respect to the Mortgage Loans in the related Mortgage Pool that would otherwise have been payable to the holders of the related Junior Certificates and (ii) by the allocation of the applicable Non-PO Percentage (as defined herein) of the principal portion of any Realized Loss (except as provided herein) with respect to a Mortgage Loan in the related Mortgage Pool to the related Junior Certificates, subject to the pro rata allocation of any Excess Loss as described herein, before such loss is allocated to the related Senior Certificates (other than the related Class PO Certificates).

                                            In addition, in order to extend the period during which the Junior
                                            Certificates in respect of each Mortgage Pool remain available as credit enhancement for the related Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayments and certain other unscheduled recoveries of principal with respect to each Mortgage Pool will be allocated to the related Senior
                                            Certificates as a whole (other than the related Class PO Certificates and, to the extent described herein, the Class 1-A11 and Class 1-A17
                                            Certificates, in the case of Pool 1, and the Class 2-A4 Certificates, in the case of Pool 2) during the first five years after the Cut-off
                                            Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein. This allocation has the effect of accelerating the amortization of the related Senior Certificates as a whole while, in the absence of losses in respect of the Mortgage Loans in the related Mortgage Pool, increasing the percentage interest in the principal balance of the
                                            Mortgage Loans in the related Mortgage Pool evidenced by the related
                                            Junior Certificates. See 'Description of the Certificates--
                                            Subordination,' 'Pool 1 Annex--Distributions on the Pool 1
                                            Certificates--Principal,' 'Pool 2 Annex--Distributions on the Pool 2
                                            Certificates--Principal' and 'Pool 3 Annex--Distributions on the Pool
                                            3 Certificates--Principal' herein.

                                            On each Distribution Date, the holders of any particular Class of
                                            Junior Certificates in respect of each Mortgage Pool, other than the
                                            Class 1-B5, Class 2-B5 and Class 3-B5 Certificates, will have a preferential right to receive the amounts due them on such
                                            Distribution Date out of related Available Funds, prior to any distribution being made on such date on any Class of related
                                            Certificates ranking junior to such Class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan in the related Mortgage Pool will be allocated in reduction of the Class
                                            Certificate Principal Balances of the related Junior Certificates in inverse order of priority of such Certificates, and the applicable PO
                                            Percentage (as defined herein) of any such loss will be similarly allocated, through the operation of the Class 1-PO Deferred Payment
                                            Writedown Amount, Class 2-PO Deferred Payment
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                                            Writedown Amount or the Class 3-PO Deferred Payment Writedown Amount,
                                            as the case may be (each as defined herein and, together, the 'Class
                                            PO Deferred Payment Writedown Amounts'), to the extent distributions are made in respect of the related Class PO Deferred Amounts. In order to maintain the relative levels of subordination among the
                                            Junior Certificates in respect of each Mortgage Pool, prepayments and certain other unscheduled recoveries of principal in respect of the related Mortgage Loans (which will not be distributable to the related Junior Certificates for at least the first five years, except as otherwise described herein on or following the date on which the
                                            Class Certificate Principal Balances of the related Senior
                                            Certificates have been reduced to zero) will not be distributable to the holders of any related Class of Class B Certificates on any
                                            Distribution Date for which the related Class Prepayment Distribution
                                            Trigger (as defined herein) is not satisfied, except as described herein. See 'Pool 1 Annex-- Distributions on the Pool 1
                                            Certificates,' 'Pool 2 Annex-- Distributions on the Pool 2
                                            Certificates' and 'Pool 3 Annex-- Distributions on the Pool 3
                                            Certificates' herein.

PAYMENT ENTITLEMENT AMONG THE SENIOR
  CERTIFICATES............................  Pool 1.  The entire amount of the applicable Non-PO Percentage of any payments of principal (including scheduled payments, prepayments and other unscheduled recoveries of principal) with respect to the Pool 1
                                            Mortgage Loans allocable to the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) will be allocated to each such Pool
                                            1 Senior Certificate except the Class 1-A11 and Class 1-A17
                                            Certificates (together, the 'Pool 1 Group I Senior Certificates')
                                            during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or following the
                                            Pool 1 Group I Final Distribution Date. This allocation prior to the
                                            Pool 1 Group I Final Distribution Date has the effect of accelerating the amortization of the Pool 1 Group I Senior Certificates while increasing the percentage interest in the principal balance of the
                                            Mortgage Loans evidenced by the Class 1-A11 and Class 1-A17
                                            Certificates (together, the 'Pool 1 Group II Senior Certificates').
                                            Notwithstanding the foregoing, all distributions of principal on the outstanding Pool 1 Senior Certificates other than the Class 1-PO
                                            Certificates will be made pro rata among such Certificates on each
                                            Distribution Date after the Pool 1 Cross-Over Date. See 'Pool 1
                                            Annex--Distributions on the Pool 1 Certificates--Principal' herein.

                                            Pool 2.  The entire amount of the applicable Non-PO Percentage of any payments of principal (including scheduled payments, prepayments and other unscheduled recoveries of principal) with respect to the Pool 2
                                            Mortgage Loans allocable to the Pool 2 Senior Certificates (other than the Class 2-A13 and Class 2-PO Certificates) will be allocated to each such Pool 2 Senior Certificate except the Class 2-A4
                                            Certificates (the 'Pool 2 Group I Senior Certificates') during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or following the Pool 2 Group I Final
                                            Distribution Date. This allocation prior to the Pool 2
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                                            Group I Final Distribution Date has the effect of accelerating the amortization of the Pool 2 Group I Senior Certificates while increasing the percentage interest in the principal balance of the
                                            Pool 2 Mortgage Loans evidenced by the Class 2-A4 Certificates (the
                                            'Pool 2 Group II Senior Certificates'). Notwithstanding the
                                            foregoing, all distributions of principal on the outstanding Pool 2
                                            Senior Certificates (other than the Class 2-PO and Class 2-A13
                                            Certificates) will be made pro rata among such Certificates on each
                                            Distribution Date after the Pool 2 Cross-Over Date. See 'Pool 2
                                            Annex--Distributions on the Pool 2 Certificates--Principal' herein.

LOSS ALLOCATION AMONG THE POOL 1 SENIOR
  CERTIFICATES............................  Commencing on the Pool 1 Cross-Over Date, the Non-PO Percentage of
                                            the principal portion of Realized Losses on the Pool 1 Mortgage
                                            Loans, other than related Non-Credit Losses (as defined herein), that would otherwise be allocable to the Class 1-A8 Certificates will instead be borne by the holders of the Class 1-A17 Certificates before such losses will be borne by the holders of the Class 1-A8
                                            Certificates. See 'Pool 1 Annex--The Pool 1 Mortgage Loans and The
                                            Pool 1 Certificates--Allocation of Realized Losses on the Pool 1
                                            Certificates' herein.

PREPAYMENT AND YIELD
  CONSIDERATIONS..........................  The rate of principal distributions on the Certificates, the aggregate amount of each interest distribution on the Certificates and the yields to maturity of the Certificates are related to the rate of principal payments on or in respect of the related Mortgage
                                            Loans. Mortgage principal payments may be in the form of scheduled principal payments, voluntary prepayments by the mortgagors (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the
                                            Company) and prepayments resulting from default, foreclosure, casualty, condemnation and similar events and certain repurchases by the Company of the Mortgage Loans under the circumstances described herein. See 'Yield, Maturity and Weighted Average Life
                                            Considerations' in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.
                                            Mortgage prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline
                                            significantly below the interest rates on the Mortgage Loans, the prepayment rate on such Mortgage Loans is likely to increase, and when prevailing mortgage interest rates rise significantly above the interest rates on the Mortgage Loans, the prepayment rate on such
                                            Mortgage Loans is likely to decrease, although other economic, geographic and social factors also may influence the prepayment rate.
                                            See 'Pool 1 Annex--Pool 1 Yield and Weighted Average Life
                                            Considerations-- Prepayments,' 'Pool 2 Annex--Pool 2 Yield and
                                            Weighted Average Life Considerations--Prepayments' and 'Pool 3
                                            Annex-- Pool 3 Yield and Weighted Average Life Considerations--
                                            Prepayments.'
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                                      S-16
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                                            The entire amount of the applicable Non-PO Percentage of any prepayment and other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated solely to the outstanding Senior
                                            Certificates in respect of the related Mortgage Pool (other than the related Class PO Certificates and, in the case of Pool 2, the Class
                                            2-A13 Certificates) during the first five years after the Cut-off
                                            Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or following the Pool 1 Senior Final Distribution Date, Pool 2 Senior
                                            Final Distribution Date or the Pool 3 Senior Final Distribution Date,
                                            as applicable, or the related Cross-Over Date. Among such Senior
                                            Certificates, such amounts will be allocated solely to certain of the outstanding related Senior Certificates as described herein. The entire amount of the applicable PO Percentage of any prepayment or unscheduled recovery of principal with respect to a Mortgage Loan in
                                            Pool 1, Pool 2 or Pool 3 will be allocated solely to the related
                                            Class PO Certificates, so long as such Class is outstanding. See
                                            'Pool 1 Annex--Distributions on the Pool 1 Certificates--Principal,'
                                            'Pool 2 Annex--Distributions on the Pool 2 Certificates--Principal'
                                            and 'Pool 3 Annex--Distributions on the Pool 3
                                            Certificates--Principal' herein.

                                            Voluntary prepayments in full of principal on the Mortgage Loans received from the sixteenth day (or, in the case of the month of the
                                            Cut-off Date, from the Cut-off Date) through the last day of each month, and any voluntary partial prepayments of principal on the
                                            Mortgage Loans in each month, will reduce the amount of interest available for distribution to related Certificateholders in the following month from the amount which would have been available in the absence of such prepayments. Any shortfalls in interest as a result of such early receipt of principal, to the extent not offset by a related Compensating Interest Payment (as defined herein), generally will produce a lower yield on the related Certificates than would otherwise be the case, although such early receipt of principal by holders of Classes of Certificates purchased at a discount may offset the yield reduction for such Classes. The interest
                                            distributable on the Certificates offered hereby will also be reduced by such Certificates' share of the interest portion of any Excess
                                            Losses allocable to Certificateholders in respect of the related
                                            Mortgage Pool through the related Cross-Over Date and the interest portion of all Realized Losses allocable to Certificateholders in respect of the related Mortgage Pool after the related Cross-Over
                                            Date.

                                            The yields to investors will be sensitive, in varying degrees, to the rate and timing of related Mortgage Loan prepayments (including unscheduled recoveries of principal). The extent to which the yield to maturity of a Certificate is sensitive to prepayments and other unscheduled receipts of principal will depend upon the degree to which it is purchased at a discount or premium. In the case of
                                            Certificates purchased at a premium, and especially in the case of the Class 2-A13 Certificates, faster than anticipated rates of principal payments on the related Mortgage Loans could result in actual yields to such investors that are lower than the anticipated yields and could result in a reduction in the weighted average lives
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                                      S-17
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                                            of such Certificates. Investors in the Class 2-A13 Certificates should consider the risk that a rapid rate of principal prepayments could result in the failure of such investors to recover their investment. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the related
                                            Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields and could result in an extension of the weighted average lives of such Certificates.

                                            Low levels of LIBOR will reduce the yields on the Class 2-A3
                                            Certificates. Conversely, because the interest rates on the Class
                                            2-A7 Certificates can fall as low as 0% (which will occur whenever
                                            LIBOR equals or exceeds 7.55% for the relevant Interest Accrual
                                            Period, other than the first such period), high levels of LIBOR will have a material negative effect on the yields of the Class 2-A7
                                            Certificates. See 'Pool 2 Annex--Pool 2 Yield and Weighted Average
                                            Life Considerations--Sensitivity of the Class 2-A3 and 2-A7
                                            Certificates' herein.

                                            Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the related Certificates may be able to reinvest amounts received as payments on the investors' Certificates may be lower than the yields on such
                                            Certificates. Conversely, slow rates of prepayments on the Mortgage
                                            Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor in the related Certificates for reinvestment at such high rates may be relatively low.

                                            The Certificates in each Certificate Group offered hereby were structured on the basis of, among other things, a prepayment assumption of 275% of the Prepayment Assumption (as defined herein)
                                            and corresponding weighted average lives as described herein. The weighted average lives of the Certificates offered hereby at their respective Prepayment Assumptions, based on the assumptions described under 'Pool 1 Annex--Pool 1 Yield and Weighted Average Life
                                            Considerations--Weighted Average Lives of the Certificates--Tables of
                                            Pool 1 Class Certificate Principal Balances,' 'Pool 2 Annex--Pool 2
                                            Yield and Weighted Average Life Considerations--Tables of Pool 2
                                            Class Certificate Principal Balances' and 'Pool 3 Annex--Pool 3 Yield
                                            and Weighted Average Life Considerations--Tables of Pool 3 Class
                                            Certificate Principal Balances' herein, are set forth in the tables that appear under such headings. The Mortgage Loans in any Pool are not likely to prepay at the constant rate of 275% of the Prepayment
                                            Assumption, or any other constant rate, and the actual weighted average lives of the Certificates are likely to differ from those shown in such tables.

                                            The yields on the Junior Certificates will be sensitive, in varying degrees, and the yield to maturity on the Class 1-A17 Certificates will be more sensitive than the yields on the other classes of Pool 1
                                            Senior Certificates, to the liquidation of and any subsequent loss
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                                      S-18
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                                            experience on the related Mortgage Loans and to the timing of any such losses.

                                            Among the Pool 1, Pool 2 and Pool 3 Junior Certificates offered hereby, yield sensitivity will generally be greatest among the related Class bearing a B2 subdesignation relative to the related
                                            Classes bearing an M or B1 subdesignation; greater among the related
                                            Class bearing a B1 subdesignation relative to the related Class bearing an M subdesignation; and greater among the related Class bearing an M subdesignation relative to the related Pool of Senior
                                            Certificates. See 'Pool 1 Annex--Pool 1 Yield and Weighted Average
                                            Life Considerations--The Class 1-M, Class 1-B1 and Class 1-B2
                                            Certificates,' 'Pool 2 Annex--Pool 2 Yield and Weighted Average Life
                                            Considerations--The Class 2-M, Class 2-B1 and Class 2-B2
                                            Certificates' and 'Pool 3 Annex--Pool 3 Yield and Weighted Average
                                            Life Considerations--The Class 3-M, Class 3-B1 and Class 3-B2
                                            Certificates' herein. In addition, (i) the applicable Non-PO
                                            Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction and any Realized Loss that constitutes an
                                            Excess Loss, as described below) in respect of a Mortgage Loan will be allocated, to the extent described herein, among the related
                                            Certificate Group (other than the related Class PO Certificates) in inverse order of priority, beginning with the Class bearing a B5 subdesignation and ending with the related Senior Certificates, and
                                            (ii) the applicable PO Percentage of any such loss in respect of a
                                            Mortgage Loan through the related Cross-Over Date will be allocated, to the extent described herein, among the related Pool's Junior
                                            Certificates in inverse order of priority, through the operation of the related Class PO Deferred Writedown Amount.

                                            Certain Realized Loss scenarios could result in the failure of investors in the Junior Certificates offered hereby to fully recover their initial investment.

                                            Commencing on the Pool 1 Cross-Over Date, the Non-PO Percentage of
                                            the principal portion of Realized Losses on the Pool 1 Mortgage
                                            Loans, other than related Non-Credit Losses, that would otherwise be allocable to the Class 1-A8 Certificates will instead be borne by the holders of the Class-A17 Certificates before such losses will be borne by the holders of the Class 1-A8 Certificates. See 'Pool 1
                                            Annex--The Pool 1 Mortgage Loans and The Pool 1
                                            Certificates--Allocation of Realized Losses on the Pool 1
                                            Certificates' herein.

                                            The prepayment, yield, loss and other assumptions to be used for pricing purposes for the Certificates in each Certificate Group may vary as determined at the time of sale. Each prospective investor is urged to make an investment decision with respect to the Certificates proposed to be purchased by such investor based upon a comparison of the desired yield to the anticipated yield on such Certificates resulting from the price to be paid by such investor for such
                                            Certificates and such investor's own determination as to the anticipated rate of prepayments, defaults and losses on the related
                                            Mortgage Pool.
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                                      S-19
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                                            Principal distributions on the TAC Certificates will be made by reference to principal balance schedules, as described herein.

OPTIONAL TERMINATION......................  The Company may, at its option, repurchase from any Trust Fund all of the Mortgage Loans underlying the related Certificate Group, and thereby effect the early retirement of such Certificates, on any
                                            Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans in such Trust Fund is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date.
                                            If the proceeds realized upon such early retirement are less than the aggregate Class Certificate Principal Balance of all outstanding
                                            Certificates of the related Certificate Group, plus accrued and unpaid interest thereon, the resulting shortfall will be allocated among the Certificates of such Certificate Group as described herein.
                                            See 'The Pooling and Servicing Agreement-- Termination' herein.

FINAL DISTRIBUTION DATES..................  The rate of distribution of principal of the Certificates will depend on the rate of payment of principal of the related Mortgage Loans which, in turn, will depend on the characteristics of such Mortgage
                                            Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...  For federal income tax purposes, the Pool 1 Trust Fund and the Pool 3
                                            Trust Fund will each consist of a single 'real estate mortgage investment conduit' (each, a 'REMIC'). The Pool 1 and Pool 3
                                            Certificates other than the related Residual Certificates will be treated as the regular interests in the related REMIC. The Pool 2
                                            Trust Fund will consist of two REMICs (the 'Pool 2 Upper-Tier REMIC'
                                            and the 'Pool 2 Lower-Tier REMIC'). The Pool 2 Lower-Tier REMIC will include the Class 2-A9 Interest Account (as defined herein). Each
                                            Class of Pool 2 Certificates, other than the Class 2-R and Class 2-RL
                                            Certificates will be designated as regular interests (together with the Pool 1 and Pool 3 Certificates representing their respective regular interests, the 'Regular Certificates') in the Pool 2
                                            Upper-Tier REMIC. The Class 2-R and Class 2-RL Certificates will be designated as the residual interests in the Pool 2 Upper-Tier REMIC and the Pool 2 Lower-Tier REMIC, respectively. The Regular
                                            Certificates generally will be treated as debt instruments issued by the related REMIC for federal income tax purposes. Certain Classes of the Regular Certificates may be, and the Class 2-A13 Certificates
                                            will likely be, issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be 275% of the Prepayment Assumption. No representation is made that the Mortgage Loans of any Mortgage Pool will prepay at such rate or at any other rate. The holders of the
                                            Residual Certificates of each Certificate Group will be subject to special federal income tax rules that may significantly reduce the after-tax yield on such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. See
                                            'Description of the Certificates--Restrictions on
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                                      S-20
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                                            Transfer of the Residual Certificates' herein. The amount of income reported by a holder of a Junior Certificate may exceed cash distributions as a result of the preferential right of other Classes of related Regular Certificates to receive cash distributions in the event of losses or delinquencies on the related Mortgage Loans. See
                                            'Certain Federal Income Tax Consequences' herein and 'Certain Federal
                                            Income Tax Consequences--REMIC Certificates' in the Prospectus.

LEGAL INVESTMENT..........................  The Senior Certificates offered hereby and the Class 1-M, Class 2-M and Class 3-M Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984 ('SMMEA'). However, institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in such Certificates. The Class B
                                            Certificates offered hereby will not constitute 'mortgage related securities' under SMMEA. The appropriate characterization of such
                                            Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant
                                            interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, such Class B
                                            Certificates will constitute legal investments for them. See 'Legal
                                            Investment Matters' herein and in the Prospectus.

ERISA CONSIDERATIONS......................  Fiduciaries of employee benefit plans subject to the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA'), or plans subject to Section 4975 of the Internal Revenue Code of 1986
                                            (the 'Code') should carefully review with their legal advisors whether the purchase or holding of the Certificates offered hereby could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Class 1-A17 Certificates and the Junior Certificates offered hereby and the Residual Certificates may not be acquired by an ERISA Plan (as defined herein) and transfer thereof is subject to the restrictions described herein. See 'ERISA
                                            Considerations' herein.

CERTIFICATE RATINGS.......................  It is a condition of issuance of the Certificates that the Senior
                                            Certificates offered hereby (other than the Class 2-A7 and Class
                                            2-A13 Certificates) be rated 'AAA' by each of Fitch IBCA, Inc.
                                            ('Fitch') and Standard & Poor's Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc. ('S&P'), that the Class 2-A7 and Class
                                            2-A13 Certificates be rated 'AAA' by Fitch and 'AAAr' by S&P, that the Class 1-M, Class 1-B1 and Class 1-B2 Certificates and the Class
                                            2-M, Class 2-B1 and Class 2-B2 Certificates be rated 'AA,' 'A' and
                                            'BBB,' in each case, respectively, by Fitch, and that the Class 3-M,
                                            Class 3-B1 and Class 3-B2 Certificates be rated 'AA,' 'A' and 'BBB,'
                                            respectively, by S&P. The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings do not address the
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                                      S-21
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                                            possibility that Certificateholders may suffer a lower than anticipated yield. See 'Certificate Ratings' herein.

LIQUIDITY CONSIDERATIONS..................  There is currently no secondary market for the Certificates offered hereby, and there can be no assurance that such a market will develop. CSFB and Salomon has each indicated its intention to establish a market in the Certificates offered hereby by such
                                            Underwriter, but neither is obligated to do so. There can be no assurance that a secondary market for the Certificates will develop, or if it does develop, will continue for the life of the related
                                            Certificates or provide investors with liquidity of investment. In addition, there can be no assurance that an investor in a Certificate will be able to sell such Certificate at a price that is equal to or greater than the price at which such investor purchased such
                                            Certificate.

                                            Information available to investors that desire to sell their
                                            Certificates in the secondary market may be limited. In particular, price quotations regarding specific Classes of the Certificates are not currently available in any newspaper or other source that is widely available to investors.

                                            The Company believes that a number of dealers that engage in the mortgage-backed securities markets currently offer price quotations for the Company's mortgage pass-through certificates to investors that desire to buy or sell such certificates. However, there is no assurance that such dealers will continue to provide such a service or that any such dealer will offer a price quotation for any particular series or class of the Company's certificates. In addition, there is no assurance that any such dealer will offer a price quotation to any particular investor, and non-institutional investors in particular may not have access to such quotations. The lack of availability of price information concerning the Certificates offered hereby may affect their liquidity.

                                            The Company currently maintains an electronic bulletin board (the
                                            'Bulletin Board') which provides certain loan-level information about loans included in various series of mortgage pass-through securities which have been publicly offered by the Company. The Company intends to make information about the Mortgage Loans available on the
                                            Bulletin Board as of the first Distribution Date and thereafter while the Bulletin Board is maintained. The loan-level information appearing on the Bulletin Board is accessible by computer modem. The
                                            Company makes no representation or warranty that such information will be suitable for any particular purpose and the Company assumes no responsibility for the accuracy or completeness of any information that is generated therefrom. The Company has no obligation to maintain the Bulletin Board and may cease to do so at any time. For further information concerning the Bulletin Board, please call
                                            800-544-3466, extension 5515.

USE OF PROCEEDS...........................  The net proceeds from the sale of the Certificates offered hereby will be used by the Company for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

                       DESCRIPTION OF THE MORTGAGE POOLS
                          AND THE MORTGAGED PROPERTIES

GENERAL

     The Certificates will consist of three groups of Certificates (respectively, the 'Pool 1 Certificates,' 'Pool 2 Certificates' and the 'Pool 3 Certificates' and each, a 'Certificate Group'), each representing the entire beneficial ownership interest in a distinct trust fund (each, a 'Trust Fund'). The assets of each Trust Fund will consist primarily of its respective pool ('Pool 1,' 'Pool 2' and 'Pool 3,' respectively, and each, a 'Mortgage Pool') of conventional, fixed-rate, fully-amortizing mortgage loans (the 'Mortgage Loans'). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a 'Mortgage') creating a first lien on one- to four-family residential properties (the 'Mortgaged Properties'). The Mortgage Loans included in Pool 1 are referred to as 'Pool 1 Mortgage Loans,' the Mortgage Loans included in Pool 2 are referred to as 'Pool 2 Mortgage Loans' and the Mortgage Loans included in Pool 3 are referred to as 'Pool 3 Mortgage Loans.' The Pool 1 Certificates will evidence the right to receive all payments and other collections in respect of the Pool 1 Mortgage Loans, the Pool 2 Certificates will evidence the right to receive all payments and other collections in respect of the Pool 2 Mortgage Loans and the Pool 3 Certificates will evidence the right to receive all payments and other collections in respect of Pool 3 Mortgage Loans, in each case to the extent described herein. The Certificates of a Certificate Group may experience shortfalls or losses on a Distribution Date even though distributions are made on such date to Certificates of the other Certificate Group.

     Certain data with respect to the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans and the Pool 3 Mortgage Loans are set forth in the Pool 1 Annex, Pool 2 Annex and the Pool 3 Annex included herein (each, an 'Annex'), respectively. A detailed description of the Mortgage Pools on a Current Report on Form 8-K (the 'Detailed Description') will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and will also include the following information regarding the Mortgage Loans, in each case by Mortgage Pool: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the 'Mortgage Rates'), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify, by Mortgage Pool, the original Class Certificate Principal Balance of each Class of Certificates, the initial Pool 1 Senior Percentage, the initial Pool 1 Group II Senior Percentage, the initial Pool 2 Senior Percentage, the initial Class 2-A4 Percentage, the initial Pool 3 Senior Percentage, the initial Pool 1 Junior Percentage, the initial Pool 2 Junior Percentage and the initial Pool 3 Junior Percentage (each as defined herein), the amount of the initial deposit in the Class 2-A9 Interest Account and the Bankruptcy Loss Amount, Fraud Loss Amount and Special Hazard Loss Amount (each as defined herein) in respect of each Mortgage Pool as of the Cut-off Date. The Agreement (as defined herein) and its exhibits, including the final TAC Balances, will be filed as an exhibit to the Detailed Description.

     The 'Scheduled Principal Balance' of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the related Bankruptcy Coverage Termination Date (as such terms are defined herein), irrespective of any delinquency in payment by the related borrower (the 'Mortgagor'). The 'Pool Scheduled Principal Balance' of a Mortgage Pool as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans in such Mortgage Pool that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An 'Outstanding Mortgage Loan' is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     Each Mortgage Loan other than a Cooperative Loan (as defined in the accompanying Prospectus) is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See 'Servicing of the Mortgage Loans and Contracts--Hazard Insurance' and '--Private Mortgage Insurance' in the Prospectus.

     All payments due on each Mortgage Loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date.

     For a description of the underwriting standards generally applicable to the Mortgage Loans, see 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a single Pooling and Servicing Agreement to be dated as of the Cut-off Date (the 'Agreement') between the Company, as seller and servicer, and the Trustee, acting as trustee of separate Trust Funds for the benefit of holders of Certificates of the related Certificate Groups. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Pool 1 Certificates will be issued in the twenty-one Classes offered hereby, together with the Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-PO Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $517,803,573, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $494,950,000 or greater than $547,050,000. The Pool 2 Certificates will be issued in the twenty-one Classes offered hereby, together with the Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-PO Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $249,048,321, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $237,500,000 or greater than $262,500,000. The Pool 3 Certificates will be issued in the five Classes offered hereby, together with the Class 3-B3, Class 3-B4, Class 3-B5 and Class 3-PO Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $115,714,206, subject to a permitted variance such that the aggregate original Certificate Principal Balance will not be less than $109,250,000 or greater than $120,750,000. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

     As described below, each Class of Certificates offered hereby, other than the Class 1-R, Class 2-R, Class 2-RL and Class 3-R Certificates (together, the 'Residual Certificates'), will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance or Notional Principal Balance, as the case may be, of $25,000 (in the case of the Senior Certificates offered hereby other than the Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A2, Class 2-A8, Class 2-A9, Class 2-A13, Class 2-A14, Class 2-A15, Class 2-A16, and the Residual Certificates), $1,000 (in the case of the Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 2-A2, Class 2-A8, Class 2-A9, Class 2-A14, Class 2-A15 and Class 2-A16 Certificates), $2,500,000 (in the case of the Class 2-A13 Certificates) or $100,000 (in the case of the Junior Certificates offered hereby), and, in each case, integral multiples of $1,000 in excess thereof. Each of the Residual Certificates will be issued in certificated form as a single Certificate representing the entire Class Certificate Principal Balance thereof. Notwithstanding the integral multiple requirements described above, one Certificate of each Class other than the Residual Certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each Class of Certificates offered hereby other than the Residual Certificates (together, the 'Book-Entry Certificates') will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Company, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. ('Cede'). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm (each, a 'Participant') that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Participants.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with the Depository's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     As a result, under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor; (b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default with respect to a Trust Fund (as described in the accompanying Prospectus) beneficial owners of Book-Entry Certificates of the related Certificate Group aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the

Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest, if any, on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if Definitive Certificates are issued in respect of any Class 1-A17 Certificate or any Certificate bearing an M, B1, B2 or B3 subdesignation, no transfer of such Class of Certificates may be made unless the Trustee has received (i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such Certificate or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See 'ERISA Considerations' herein.

NON-BOOK-ENTRY CERTIFICATES

     The Residual Certificates (the 'Non-Book-Entry Certificates') will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book-Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The Residual Certificates will be subject to certain restrictions on transfer. See '--Restrictions on Transfer of the Residual Certificates' herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ('Available Funds') in respect of Pool 1 (the 'Pool 1 Available Funds'), Pool 2 (the 'Pool 2 Available Funds') and Pool 3 (the 'Pool 3 Available Funds') that will be available for distribution to holders of the related Certificates on each Distribution Date is as described in the accompanying Prospectus under 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record.'

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to principal and interest distributable to the holders of Residual Certificates as described under 'Pool 1 Annex--Distributions on the Pool 1 Certificates,' 'Pool 2 Annex--Distributions on the Pool 2 Certificates' and 'Pool 3 Annex--Distributions on the Pool 3 Certificates' herein, (a) the holders of the Class 1-R, Class 2-R and Class 3-R Certificates, as the case may be, will be entitled to receive (i) the amount, if any, of Pool 1 Available Funds, Pool 2 Available Funds and Pool 3 Available Funds, respectively, remaining in the Pool 1 REMIC, the Pool 2 Upper-Tier REMIC and the Pool 3 REMIC, respectively, on any Distribution Date after distributions of principal and interest and in respect of any related Class PO Deferred Amount are made on the Certificates of the related Certificate Group on such date and (ii) the proceeds, if any, of the assets of the related Trust Fund remaining in the Pool 1 REMIC, Pool 2 Upper-Tier REMIC and the Pool 3 REMIC, respectively, after the Class Certificate Principal Balances of all Classes of Certificates of the related Certificate Group have each been reduced to zero, and (b) the holders of the Class 2-RL Certificates will be entitled to receive
(i) the amount, if any, of Pool 2 Available Funds remaining in the Pool 2 Lower-Tier REMIC on any
Distribution Date after distributions of principal and interest on the Pool 2 Lower-Tier regular interests (as described in the Agreement) and the Class 2-RL Certificates are made on such date, (ii) any amounts remaining in the Class 2-A9 Interest Account (as defined herein) after the making of interest payments on the Class 2-A9 Certificates in June 2001 (or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class 2-A9 Certificates has been reduced to zero), and (iii) the proceeds, if any, of the assets of the Pool 2 Trust Fund remaining in the Pool 2 Lower-Tier REMIC after the regular interests in the Pool 2 Lower-Tier REMIC and the Class Certificate Principal Balance of the Class 2-RL Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining in any Trust Fund for such distributions at any such time. See 'Certain Federal Income Tax Consequences--Residual Certificates' herein.

SUBORDINATION

     Priority of Senior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of each of the Pool 1 Junior Certificates, Pool 2 Junior Certificates and Pool 3 Junior Certificates will equal approximately 4.00%, 4.00% and 2.25% of the aggregate Certificate Principal Balance of all the Classes of Pool 1 Certificates, all the Classes of Pool 2 Certificates and all the Classes of Pool 3 Certificates, respectively. The rights of the holders of the Junior Certificates relating to each Mortgage Pool to receive distributions with respect to the related Mortgage Loans will be subordinate to such rights of the holders of the related Senior Certificates, to the extent described herein. The subordination of the Junior Certificates relating to each Mortgage Pool is intended (a) to enhance the likelihood of timely receipt by the holders of the related Senior Certificates (to the extent of the subordination of such Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to such Senior Certificates and (b) to afford the holders of the related Senior Certificates (to the extent of the subordination of such Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses in respect of a Mortgage Pool exceed the credit support provided to the related Senior Certificates through subordination, or if Excess Losses in respect of the related Mortgage Pool occur, all or a portion of such losses will be borne by such Senior Certificates.

     The protection afforded to the holders of Senior Certificates of each Mortgage Pool by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the related Junior Certificates, in accordance with the paydown rules specified under 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Allocation of Pool 1 Available Funds,' 'Pool 2 Annex--Distributions on the Pool 2 Certificates--Allocation of Pool 2 Available Funds,' and 'Pool 3 Annex--Distributions on the Pool 3 Certificates--Allocation of Pool 3 Available Funds,' the amounts due to such Senior Certificateholders on each Distribution Date out of the related Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans in respect of the related Mortgage Pool that would otherwise have been payable to the holders of the related Junior Certificates, (ii) the allocation to the related Junior Certificates of the principal portion of the applicable Non-PO Percentage of any Realized Loss (in each case other than an Excess Loss or a Debt Service Reduction) in respect of the related Mortgage Pool to the extent set forth herein and (iii) the allocation to the related Junior Certificates of the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) in respect of the related Mortgage Pool to the extent set forth herein through the operation of the related Class PO Deferred Payment Writedown Amount. The allocation of the applicable principal portion of Realized Losses in respect of a Mortgage Pool (as described herein) to the related Junior Certificates on any Distribution Date will decrease the protection provided to the related Senior Certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the related Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates of each Mortgage Pool remain available as credit enhancement for the related Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan in respect of the related Mortgage Pool will be allocated to the related Senior Certificates (other than the related

Class PO Certificates and Class 2-A13 Certificates) during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein) except as otherwise described herein on or following the related Senior Final Distribution Date. Among the Senior Certificates of each Mortgage Pool (other than Pool 3), such amounts will be allocated solely to certain Classes of Senior Certificates during the first five years after the Cut-off Date to the extent described herein.

     After the payment of amounts distributable in respect of the Senior Certificates of each Mortgage Pool on each Distribution Date, the related Junior Certificates will be entitled on such date to the remaining portion, if any, of the related Available Funds in an aggregate amount equal to the Accrued Certificate Interest on such Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of such Classes of Junior Certificates. Amounts so distributed to holders of such Junior Certificates will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

     Priority Among Junior Certificates. As of the date of the initial issuance of the Certificates, the aggregate Certificate Principal Balance of the Class 1-B3, Class 1-B4 and Class 1-B5 Certificates (in the case of Pool 1), Class 2-B3, Class 2-B4 and Class 2-B5 Certificates (in the case of Pool 2) and Class 3-B3, Class 3-B4 and Class 3-B5 Certificates (in the case of Pool 3), all of which are subordinate in right of distribution to the related Certificates offered hereby, will equal approximately 0.90%, 0.90% and 0.50%, respectively, of the initial aggregate Certificate Principal Balance of all of the Pool 1, Pool 2 and Pool 3 Certificates, respectively, and approximately 22.50%, 22.50%, and 22.26%, respectively, of the initial aggregate Certificate Principal Balance of all of the Pool 1 Junior, Pool 2 Junior and Pool 3 Junior Certificates, respectively. On each Distribution Date, the holders of any particular Class of Junior Certificates, other than the related Class of Certificates bearing a B5 subdesignation, will have a preferential right to receive the amounts then due them on such Distribution Date out of Pool 1, Pool 2 or Pool 3 Available Funds, as the case may be, prior to any distribution being made on such date on each Class of related Certificates ranking junior to such Class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan (other than a Debt Service Reduction or Excess Loss) and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the related Junior Certificates in inverse order of priority of such Certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a related Class of Junior Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Certificates.

     In order to maintain the relative levels of subordination among the Junior Certificates of each Mortgage Pool, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the related Mortgage Loans (which will not be distributable to such Certificates for at least the first five years after the Cut-Off Date, except as otherwise described herein on or following the related Senior Final Distribution Date) will not be distributable to the holders of any Class of related Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Principal', 'Pool 2 Annex-- Distributions on the Pool 2 Certificates--Principal' and 'Pool 3 Annex--Distributions on the Pool 3 Certificates--Principal.' If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Class B Certificates in respect of either Mortgage Pool, the amortization of more senior ranking Classes of related Junior Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans in the related Mortgage Pool, the percentage interest in the principal balance of such Mortgage Loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any Class of Certificates, such Class of Certificates will be more sensitive than more senior ranking Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans in the related Mortgage Pool, and under certain circumstances investors in such Certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under 'Certain Federal Income Tax Consequences--REMIC Certificates--Transfers of Residual Certificates-- Disqualified Organizations,' '--Foreign Investors' and '--Noneconomic Residual Interests.' In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.

                       GE CAPITAL MORTGAGE SERVICES, INC.

     The Company, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of the Company is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of the Company and its activities, see 'GE Capital Mortgage Services, Inc.' in the accompanying Prospectus.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by the Company, excluding Home Equity Loans (as defined in the Prospectus) and special loan portfolios which, upon the Company's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure (the 'Servicing Portfolio'). The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                                   AS OF DECEMBER 31, 1995     AS OF DECEMBER 31, 1996     AS OF DECEMBER 31, 1997
                                   ------------------------    ------------------------    ------------------------
                                                 BY DOLLAR                   BY DOLLAR                   BY DOLLAR
                                   BY NO. OF     AMOUNT OF     BY NO. OF     AMOUNT OF     BY NO. OF     AMOUNT OF
                                     LOANS         LOANS         LOANS         LOANS         LOANS         LOANS
                                   ---------    -----------    ---------    -----------    ---------    -----------
                                                            (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio..................   821,839     $91,977,411     785,928     $88,188,662     726,869     $83,535,531
                                   ---------    -----------    ---------    -----------    ---------    -----------
                                   ---------    -----------    ---------    -----------    ---------    -----------
Period of delinquency(1)
  30 to 59 days..................     3,813     $   408,131       3,362     $   353,209       2,687     $   281,657
  60 to 89 days..................     1,788         202,503       1,177         135,668         632          71,245
  90 days or more(2).............     6,437         919,526       6,867         892,643       5,442         662,342
                                   ---------    -----------    ---------    -----------    ---------    -----------
  Total delinquent loans.........    12,038     $ 1,530,160      11,406     $ 1,381,520       8,761     $ 1,015,244
                                   ---------    -----------    ---------    -----------    ---------    -----------
                                   ---------    -----------    ---------    -----------    ---------    -----------
  Percent of portfolio...........      1.46%           1.66%       1.45%           1.57%       1.21%           1.22%

                                                                 AS OF MARCH 31, 1997        AS OF MARCH 31, 1998
                                                               ------------------------    ------------------------
                                                                             BY DOLLAR                   BY DOLLAR
                                                               BY NO. OF     AMOUNT OF     BY NO. OF     AMOUNT OF
                                                                 LOANS         LOANS         LOANS         LOANS
                                                               ---------    -----------    ---------    -----------
                                                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio............................................     773,698     $87,145,975     704,085     $81,644,151
                                                               ---------    -----------    ---------    -----------
                                                               ---------    -----------    ---------    -----------
Period of delinquency(1)
  30 to 59 days............................................       2,699     $   296,630       2,347     $   248,451
  60 to 89 days............................................         560          65,934         562          60,476
  90 days or more(2).......................................       7,372         945,034       5,140         617,229
                                                               ---------    -----------    ---------    -----------
  Total delinquent loans...................................      10,631     $ 1,307,598       8,049     $   926,156
                                                               ---------    -----------    ---------    -----------
                                                               ---------    -----------    ---------    -----------
  Percent of portfolio.....................................        1.37%           1.50%       1.14%           1.13%

------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on
                                                        January 1 would first be

                                              (Footnotes continued on next page)

(Footnotes continued from previous page) considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                                                                AS OF DECEMBER 31,
                                                                     -----------------------------------------
                                                                        1995           1996           1997
                                                                     -----------    -----------    -----------
                                                                           (DOLLAR AMOUNTS IN THOUSANDS)
     Total portfolio...............................................  $91,977,411    $88,188,662    $83,535,531
     Foreclosures(1)...............................................      268,478        372,800        271,046
     Foreclosure ratio.............................................         0.29%          0.42%          0.32%

                                                                                         AS OF MARCH 31,
                                                                                    --------------------------
                                                                                       1997           1998
                                                                                    -----------    -----------
                                                                                        (DOLLAR AMOUNTS IN
                                                                                            THOUSANDS)
     Total portfolio............................................................    $87,145,975    $81,644,151
     Foreclosures(1)............................................................        404,910        233,929
     Foreclosure ratio..........................................................           0.46%          0.29%

------------------

(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in either Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in either Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in either Mortgage Pool. The Servicing Portfolio also includes mortgage loans originated in accordance with the Company's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which the Company had acquired the related servicing rights.

     The Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.

                      THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See 'The Pooling and Servicing Agreement' in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

SEPARATE TRUST FUNDS

     The Agreement establishes three separate Trust Funds, and each Certificate Group represents the entire undivided beneficial interest in its respective Trust Fund. The Trust Funds will be treated as distinct for all purposes of the Agreement. The Trust Funds are not cross-collateralized. All distributions payable on the Certificates within a Certificate Group will be payable solely out of collections received on the Mortgage Loans in the related Trust Fund, and all expenses relating or attributable to a specific Trust Fund will be borne by that Trust Fund. The Trustee will act as the trustee for each Trust Fund.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Company will assign the Mortgage Loans for each Trust Fund to the Trustee, together with all principal and interest received by the Company on or with respect to the Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates of each Certificate Group to the Company in exchange for the related Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement, which schedule will specify the Mortgage Pool in which each Mortgage Loan is included. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See 'The Pooling and Servicing Agreement-- Repurchase or Substitution' in the Prospectus.

     In addition, at the time of issuance of the Certificates, the Company will deliver to the Trustee, as to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note (or a lost-note affidavit), any related assumption and modification agreement and an assignment of Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). Except in the case of a Cooperative Loan, the Company will also deliver originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance (any policy with respect to such insurance being referred to herein as a 'Primary Mortgage Insurance Policy') so long as such insurance remains in force. With respect to any Mortgage Loans which are Cooperative Loans, the Company, as seller, will cause to be delivered to the Trustee the related original promissory note endorsed to the order of the Trustee (or a lost-note affidavit), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement by the Mortgagor and the relevant stock certificate and related blank stock powers. The Company will deliver to the Trustee a financing statement in fileable form evidencing the assignment of the Company's security interest in the collateral securing each Cooperative Loan to the Trustee. In addition, for each Cooperative Loan, the Company will deliver any intervening assignments of the financing statement executed by the Mortgagor as promptly as practicable, and in any event within thirty days after receiving such documents from the applicable filing offices. See 'The Pooling and Servicing Agreement--Assignment of Assets' in the Prospectus.

     The Company may refrain from recording the assignments of Mortgage to the Trustee and filing the financing statements with respect to any Cooperative Loan in favor of the Trustee unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any one or more of the following: (i) the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ('GE Capital') does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) the long-term senior unsecured rating of GE Capital is downgraded by Fitch IBCA, Inc. ('Fitch') or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), below their two highest long-term rating categories or such rating is withdrawn, (iii) GE Capital is no longer obligated pursuant to the terms of a support agreement to maintain the Company's net worth or liquidity (as such terms are defined in such support agreement) at the levels specified therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable or (iv) such support agreement, including any amendment thereto, is amended or modified (each such event described in (i), (ii), (iii) and (iv) is referred to herein as a 'Trigger Event'); provided, however, that such recording and filing will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current ratings of such Certificates. For purposes of the foregoing, the Company will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof. If a Trigger Event occurs, the Company will also promptly furnish to the Trustee the documents retained by the Company as described in the preceding paragraph.

     Although the recordation of the assignments of Mortgage or the filing of financing statements relating to the Cooperative Loans to the Trustee is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors or the trustee-in-bankruptcy may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that the Company will directly service at least 93%, 93% and 85% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, and will function as master servicer with respect to the remaining Mortgage Loans in each Mortgage Pool pursuant to a Direct Master Servicing Arrangement (as defined in the accompanying Prospectus). Such master-serviced loans will be directly serviced by entities which originated or acquired those loans and sold them to the Company. The Agreement permits the Company to use other primary servicing agents from time to time. See 'Servicing of the Mortgage Loans and Contracts' in the accompanying Prospectus.

     The Agreement permits the Company, at its option, to grant certain rights in connection with the foreclosure of defaulted Mortgage Loans in a Mortgage Pool to the holders of the related Class B5 Certificates and, when such Certificates are no longer outstanding, to the holders of the related Class B4 Certificates. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures' in the Prospectus.

COLLECTION ACCOUNTS

     The Agreement provides that if the Company or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade by S&P of GE Capital's short-term senior unsecured rating below A-1+, the Company will, in lieu of the Loan Payment Record described under the caption 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' in the accompanying Prospectus, establish and maintain or cause to be established and maintained a separate account (each a 'Collection Account') for the Certificates relating to each Mortgage Pool for the collection of payments on the Mortgage Loans in such Mortgage Pool; provided, however, that such action will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the related Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such Certificates. If established, the Collection Accounts would be (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the 'SAIF'), (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the related Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause either Fitch or S&P to downgrade or withdraw its then current ratings assigned to the related Certificates. If a Collection Account is established for the Certificates relating to a Mortgage Pool, all amounts credited or debited to the related Loan Payment Record in the manner described under the caption 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' will instead be deposited in or withdrawn from the related Collection Account. See 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' in the accompanying Prospectus.

     Prior to the occurrence of a Trigger Event, the Company will transfer to the Certificate Account established with respect to each Trust Fund, in next-day funds, the related Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in a Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the related Certificate Group of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the applicable Servicing Fee.

     If the Company makes a good faith judgment that all or any portion of any advance of delinquent principal and interest made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such Mortgage Loan (a 'Nonrecoverable Advance'), the Company will so notify the Trustee and the Company will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other Mortgage Loans in the related Mortgage Pool. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

     As a result of the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by the holders of the Junior Certificates in respect of the related Mortgage Pool (to the extent then outstanding) in inverse order of priority before they are borne by holders of the related Senior Certificates.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Company to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to the Company's entitlement.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, the Company will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a 'Defaulted Mortgage Loan'). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate minus the Supplemental Servicing Fee Rate (as defined below), less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the applicable Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the related Certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of a servicing fee (the 'Servicing Fee') equal to the sum of a base fee (the 'Base Servicing Fee') and a supplemental fee, if any (the 'Supplemental Servicing Fee'). As to each Mortgage Loan, the rate at which the Base Servicing Fee is payable (the 'Base Servicing Fee Rate') will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range, in the case of each of the three Mortgage Pools, from approximately 0.20% to 0.29% with an anticipated initial weighted average rate of between approximately 0.23% and 0.27%. As to each Mortgage Loan, the rate at which the Supplemental Servicing Fee is payable (the 'Supplemental Servicing Fee Rate') will be a fixed rate per annum of the outstanding principal balance of the Mortgage Loan equal to the excess, if any, of the Net Mortgage Rate over 6.75% in the case of Pool 1 Mortgage Loans and Pool 2 Mortgage Loans and 6.50% in the case of Pool 3 Mortgage Loans. The Supplemental Servicing Fee Rate is expected to range, in the case of Pool 1, from approximately 0% to 2.25%, with an anticipated initial weighted average rate with respect to Pool 1 of between approximately 0.39% and 0.42%. The Supplemental Servicing Fee Rate is expected to range, in the case of Pool 2, from approximately 0% to 2.25%, with an anticipated initial weighted average rate with respect to Pool 2 of between approximately 0.41% and 0.46%. The Supplemental Servicing Fee Rate is expected to range, in the case of Pool 3, from approximately 0% to 1.50%, with an anticipated initial weighted average rate with respect to Pool 3 of between approximately 0.36% and 0.40%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans. The servicing compensation of any direct servicer of any Mortgage Loan will be paid out of the related Base Servicing Fee, and the Company will retain the balance as part of its servicing compensation (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall in respect of a Mortgage Loan in a Mortgage Pool (as described in clauses (i) and (ii) of the definition thereof) allocable to the related Certificateholders with respect to any Distribution Date, the Company will be obligated to remit an amount (such amount, a 'Compensating Interest Payment') sufficient to pass through to the related Certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance of the related Mortgage Pool for such Distribution Date and
(b) the aggregate amount received by the Company on account of its Base Servicing Fees in respect of the related Mortgage Pool (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. The Compensating Interest Payment with respect to a Certificate Group will be determined solely by reference to the related Mortgage Pool. Because the net amount received by the Company on account of its Base Servicing Fee is generally less in the case of Mortgage Loans master-serviced by the Company than in the case of Mortgage Loans the Company services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date and a Mortgage Pool will generally decrease to the extent the proportion of Outstanding Mortgage Loans in such Mortgage Pool master-serviced by the Company increases, and increase to the extent the proportion of such Mortgage Loans decreases. It is expected that the Company will master service no more than 7%, 7% and 15% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively. These percentages could vary over time, however, if Mortgage Loans directly serviced by the Company experience a disproportionately high or low level of prepayments or defaults relative to Mortgage Loans master-serviced by the Company. In addition, the proportion of master-serviced Mortgage Loans could be affected as a result of (i) the exercise by the Company of its right under the Agreement to contract with third parties to directly service Mortgage Loans, with the Company becoming the master servicer of such Mortgage Loans, or (ii) the substitution of any Mortgage Loans under the Agreement.

     The Company will retain, as additional servicing compensation in respect of a Trust Fund, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by the Company (or, with respect to Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     The Company will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See 'Servicing of the Mortgage Loans and Contracts--Servicing and Other Compensation and Payment of Expenses' in the accompanying Prospectus for information regarding other possible compensation to the Company.

TRUSTEE

     The Trustee for each Trust Fund will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts.

TERMINATION

     The Company may, at its option, repurchase all of the Mortgage Loans underlying a Certificate Group and thereby effect the early retirement of such Certificate Group and cause the termination of the related Trust Fund and the REMIC or REMICs constituted by such Trust Fund, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans in such Trust Fund is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date, provided that the Trustee has received an opinion of counsel that the exercise of such option will not subject such Trust Fund to a tax on prohibited transactions or result in the failure of such Trust Fund to qualify as a REMIC.

     Any such repurchase by the Company of the assets included in a Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in such Trust Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate minus the Supplemental Servicing Fee Rate (less any amounts representing previously unreimbursed advances), and (b) the appraised value of any property acquired in respect of a Mortgage Loan included in such Trust Fund (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). The related Available Funds on the final Distribution Date will be allocated to each Class of Certificates of the related Certificate Group in accordance with the priorities described under 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Allocation of Pool 1 Available Funds,' 'Pool 2 Annex--Distributions on Pool 2 Certificates--Allocation of Pool 2 Available Funds' and 'Pool 3 Annex--Distributions on the Pool 3 Certificates--Allocation of Pool 3 Available Funds' herein. Accordingly, if the Available Funds in respect of a Mortgage Pool on the final Distribution Date are less than the aggregate Certificate Principal Balance of all outstanding Certificates of the related Certificate Group plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs (x) prior to the related Cross-Over Date, the resulting shortfall will be borne by the Certificates of the related Certificate Group in inverse order of their related payment priorities, and (y) on or after the related Cross-Over Date, such shortfall will be borne pro rata among the Certificates of the related Certificate Group.

     In no event will any Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

VOTING RIGHTS

     All voting rights and remedies granted to Certificateholders under the Agreement relate to each individual Certificate Group and Trust Fund. Consequently, the holders of the requisite percentage of Certificates of a Certificate Group may exercise such rights and remedies with respect to the related Trust Fund. Votes allocated to the Certificates of a Certificate Group under the Agreement will be allocated among the Classes of such Certificate Group (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances or Certificate Principal Balances, as the case may be. In the case of the Pool 2 Certificates, the Class 2-A13 Certificates in the aggregate will be allocated 1% of the votes allocable to the Pool 2 Certificates and the remainder of the Pool 2 Certificates in the aggregate will be allocated 99%.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Pool 1 Trust Fund as a REMIC for federal income tax purposes. With respect to the Pool 2 Trust Fund, an election will be made to treat each of the Pool 2 Upper-Tier REMIC and the Pool 2 Lower-Tier REMIC as a REMIC for federal income tax purposes. An election will be made to treat the Pool 3 Trust Fund as a REMIC for federal income tax purposes.

     The Certificates of each Certificate Group, other than the related Residual Certificates, will be designated as 'regular interests' in the related REMIC and the Residual Certificates of each Certificate Group will be designated as the 'residual interest' in the related REMIC.

     Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by the related REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The Class 2-A13 Certificates will likely be treated as being issued, with original issue discount in an amount equal to the excess of (i) the sum of all payments thereon determined under the Prepayment Assumption, over (ii) its issue price (including accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 275% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates' in the accompanying Prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Junior Certificate, accrued income may exceed cash distributions as a result of the preferential right of Classes of related Senior Certificates to receive cash distributions in the event of losses or delinquencies on related Mortgage Loans. Prospective purchasers of Junior Certificates should consult their tax advisors regarding the timing of income from those Certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates' in the accompanying Prospectus.

     Residual Certificates. The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as 'excess inclusion' income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the Residual Certificates may be considered to be 'noneconomic residual interests' at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Certain Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates;--Taxation of Certain Foreign Investors;--Servicing Compensation and Other REMIC Pool Expenses;--Transfers of Residual Certificates' in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

     As described in the Prospectus under 'ERISA Considerations,' the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an 'ERISA Plan') and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The United States Department of Labor (the 'DOL') has issued to CSFB an individual administrative exemption, Prohibited Transaction Exemption 89-90 (54 Fed. Reg. 42597, October 17, 1989) (the 'CSFB Exemption') and has issued to Salomon an individual administrative exemption, Prohibited Transaction Exemption 89-89 (54 Fed. Reg. 42589, October 17, 1989) (the 'Salomon Exemption' and, together with the CSFB Exemption, the 'Exemptions'), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemptions. The applicable Exemption might apply to the acquisition, holding and resale of the Senior Certificates (other than the Class 1-A17 Certificates) of each Certificate Group offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemptions to apply to the acquisition by an ERISA Plan of such Senior Certificates are the following: (i) CSFB or Salomon, as applicable, is the sole underwriter or the manager or co-manager of the underwriting syndicate, for such Certificates, (ii) such Certificates are rated in one of the three highest generic rating categories by Fitch, S&P, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. at the time of the acquisition of such Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by lease-hold interests on commercial real property), or fractional undivided interests in such obligations, (iv) such Certificates are not subordinated to other certificates issued by the related Trust Fund in respect of the relevant Mortgage Pool, (v) the ERISA Plan investing in such Certificates is an 'accredited investor' as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of such Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party, (vii) the Trustee is not an affiliate of any member of the 'Restricted Group' (as defined below) and (viii) the compensation to CSFB or Salomon represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Company pursuant to the assignment of the related Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Company represents not more than reasonable compensation for the Company's services under the Agreement and reimbursement of the Company's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemptions are satisfied, the Exemptions may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Senior Certificates of any Certificate Group offered hereby if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans held in the relevant Mortgage Pool.

     The Exemptions would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Company, (ii) CSFB or Salomon, as applicable, (iii) the Trustee, (iv) any entity that provides insurance or other credit support to the Trust Fund in respect of the relevant Mortgage Pool or (v) any obligor with respect to Mortgage Loans included in the relevant Mortgage Pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such Mortgage Pool (the 'Restricted Group'). Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

     However, the Exemptions do not apply to the initial purchase, the holding or the subsequent resale of the Class 1-A17 Certificates or the Junior Certificates offered hereby because such Certificates are subordinate to certain other Classes of Certificates of the related Certificate Group. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS 1-A17 CERTIFICATES OR THE JUNIOR CERTIFICATES OFFERED HEREBY, except that any insurance company may purchase such Junior Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any Certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See 'ERISA Considerations' in the accompanying Prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'Tax-Exempt Investor') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' within the meaning of Section 512 of the Code. The Residual Certificates of each Certificate Group constitute the residual interest in the REMIC constituted by the related Trust Fund and all 'excess inclusions' allocated to the related Residual Certificates, if held by a Tax-Exempt Investor, will be considered 'unrelated business taxable income' and thus will be subject to federal income tax. See 'Certain Federal Income Tax Consequences--Residual Certificates' herein and 'Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates' in the Prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class 1-A17 Certificates and the Junior Certificates offered hereby. See 'Pool 1 Annex--Description of the Certificates--Book-Entry Certificates' and '--Non-Book-Entry Certificates,' 'Pool 2 Annex--Description of the Certificates--Book-Entry Certificates' and '--Non-Book-Entry Certificates,' 'Pool 3 Annex--Description of the Certificates-- Book-Entry Certificates' and '--Non-Book-Entry Certificates' herein. In addition, the Agreement provides that the Residual Certificates may not be acquired by or transferred to an ERISA Plan. See 'Description of the Certificates--Restrictions on Transfer of the Residual Certificates' herein.

                            LEGAL INVESTMENT MATTERS

     The Senior Certificates offered hereby and the Class 1-M, Class 2-M and Class 3-M Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors. See 'Legal Investment Matters' in the accompanying Prospectus.

     The Junior Certificates offered hereby other than the Class 1-M, Class 2-M and Class 3-M Certificates (the 'Non-SMMEA Certificates') will not constitute 'mortgage related securities' under SMMEA. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, such Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Non-SMMEA Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase such Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of such Certificates) may adversely affect the liquidity of such Certificates.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreements between the Company and CSFB and between the Company and Salomon, the Pool 2 Senior Certificates and the Pool 3 Senior Certificates offered hereby are being purchased from the Company by CSFB and the Pool 1 Senior Certificates and all of the

Junior Certificates offered hereby are being purchased from the Company by Salomon upon issuance. Distribution of the Certificates offered hereby will be made by the respective Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Class 1-A15 and Class 1-A16 Certificates will also be offered by CSFB (in such capacity, the 'Dealer') from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 98.922107% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest thereon from the Cut-off Date to the Closing Date, but before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Salomon has entered into an agreement with the Company to purchase the Junior Certificates that are not offered hereby simultaneously with the purchase of the Certificates offered hereby, subject to certain conditions.

                              CERTIFICATE RATINGS

     It is a condition of issuance of the Certificates that the Senior Certificates offered hereby (other than the Class 2-A7 and the Class 2-A13 Certificates) be rated 'AAA' by each of Fitch and S&P, that the Class 2-A7 and the Class 2-A13 Certificates be rated 'AAA' by Fitch and 'AAAr' by S&P, that the Class 1-M, Class 1-B1 and Class 1-B2 Certificates and the Class 2-M, Class 2-B1 and Class 2-B2 Certificates be rated 'AA,' 'A' and 'BBB,' in each case, respectively, by Fitch and that the Class 3-M, Class 3-B1 and Class 3-B2 Certificates be rated 'AA,' 'A' and 'BBB,' respectively, by S&P.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the 'r' symbol in the ratings of other Certificates offered hereby should not be taken as an indication that such Certificates will exhibit no volatility or variability in return.

     The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The Company has not requested a rating of the Certificates offered hereby by any rating agency other than Fitch and S&P and the Company has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Certificates offered hereby or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Certificates offered hereby may be lower than the rating assigned to such Certificates by either, or both, of Fitch and S&P.

                                 LEGAL MATTERS

     Certain legal matters in respect of the Certificates will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the Underwriters by Brown & Wood LLP, Washington, D.C.

                                  POOL 1 ANNEX
             THE POOL 1 MORTGAGE LOANS AND THE POOL 1 CERTIFICATES

     Interest and principal will be distributable on the Pool 1 Certificates solely out of the Pool 1 Available Funds received in respect of the Pool 1 Mortgage Loans. This Pool 1 Annex sets forth certain data with respect to the Pool 1 Mortgage Loans, describes the manner in which interest and principal will be distributable on the Pool 1 Certificates and discusses certain yield and weighted average life considerations relevant to an investment in the Pool 1 Certificates.

THE POOL 1 MORTGAGE LOANS

     It is expected that at least 94% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 1 Mortgage Loans (and substantially all of the Pool 1 Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the Company's full or alternative documentation program or other full or alternative documentation programs acceptable to the Company, that no more than 4.50% of the Pool 1 Mortgage Loans will have been originated under the Company's 'No Income Verification Program' or other no income verification programs acceptable to the Company, that no more than 0.75% of the Pool 1 Mortgage Loans will have been originated under the Company's 'Enhanced Streamlined Refinance Program' or other streamlined refinance programs acceptable to the Company, that no more than 0.25% of the Pool 1 Mortgage Loans will have been originated under the Company's 'No Ratio Program' or other no ratio programs acceptable to the Company and that no more than 0.25% of the Pool 1 Mortgage Loans will have been originated under the Company's 'No Income No Asset Verification Program' or other no income, no asset verification programs acceptable to the Company. See 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

     The Pool 1 Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $517,803,573. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $494,950,000 or greater than $547,050,000.

     The Mortgage Rates borne by the Pool 1 Mortgage Loans are expected to range from 6.25% to 9.25% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between 7.39% and 7.43% per annum. The original principal balances of such Mortgage Loans are expected to range from $38,500 to $1,500,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of such Mortgage Loans is not expected to exceed $313,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 1 Mortgage Loan will be March 1995, and the month and year of the latest scheduled maturity date of any Pool 1 Mortgage Loan will be June 2028. All of the Pool 1 Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of such Mortgage Loans will be between 356 and 358 months as of the Cut-off Date.

     The Pool 1 Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 1 Mortgage Loans) as of the Cut-off Date:

          No more than 50% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties located in California, Massachusetts and New Jersey. No more than 5% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

          No more than 10% of the Pool 1 Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 3% of the Pool 1 Mortgage Loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1.0% of the Pool 1 Mortgage Loans will have a Scheduled Principal Balance of more than $1,000,000.

          No more than 15% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 6% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As

                                      A1-1
     of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between 74% and 76%.

          No more than 1% of such Mortgage Loans will have a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 45% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than 12% of such Mortgage Loans will have been the subject of 'cash-out' refinancings. No more than 1% of such Mortgage Loans will have been relocation loans.

          No more than 1% of such Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six-month period. No Mortgage Rate may exceed the brought-down rate by more than three percentage points, and no buy-down period will exceed three years.

          No more than 2% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          At least 96% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 89% of such Mortgage Loans will be secured by single-family, detached residences. No more than 6% of such Mortgage Loans will be secured by condominiums.

          No more than 1% of the Pool 1 Mortgage Loans will be Cooperative Loans secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to cooperative apartment units therein (see 'The Trust Fund--The Mortgage Loans' in the Prospectus).

          Federal emergency aid has been made available to property owners in several areas of California and several other states as a result of recent flooding, ice storms and, in California, landslides. Approximately 50.64% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 1 Mortgage Loans (92.40% of which are located in California) are secured by related Mortgaged Properties located in the 65 counties (29 of which are located in California) known to be affected by such conditions, and it is unknown whether additional areas may be affected by such conditions. In addition, due to recent wildfires occurring in widespread areas of Florida, the Federal Emergency Management Agency has announced that federal emergency aid will be available to homeowners throughout Florida affected by such fires. Approximately 1.64% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in Florida. The Company has not undertaken the physical inspection of any such Mortgaged Property and, as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred.

          Under the Agreement, the Company will represent and warrant that each Pool 1 Mortgaged Property is free of material damage and in good repair as of the date of issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interest of Certificateholders, the Company will be required to repurchase the affected Pool 1 Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by the flooding, ice storms or landslides occurs after the Closing Date, the Company will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. To the extent that any insurance proceeds received with respect to any damaged Pool 1 Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Pool 1 Mortgage Loans in whole or in part. Any repurchases or prepayments of the Pool 1 Mortgage Loans may reduce the weighted average lives of the Pool 1 Certificates offered hereby and will reduce the yields on any Classes of Pool 1 Certificates purchased at a premium.

                                      A1-2

DISTRIBUTIONS ON THE POOL 1 CERTIFICATES

     Allocation of Pool 1 Available Funds. Interest and principal on the Pool 1 Certificates will be distributed monthly on each Distribution Date commencing in July 1998 in an aggregate amount equal to the Pool 1 Available Funds for such Distribution Date.

     On each Distribution Date, the Pool 1 Available Funds will be distributed in the following order of priority among the Certificates:

     first, to the Classes of Pool 1 Senior Certificates (other than the Class 1-PO Certificates), the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

     second, to the Classes of Pool 1 Senior Certificates (other than the Class 1-PO Certificates), any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Pool 1 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

     third, to the Classes of Pool 1 Senior Certificates in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Pool 1 Available Funds, concurrently, as follows:

          (a) to the Class 1-A11 and Class 1-A17 Certificates (together, the 'Pool 1 Group II Senior Certificates'), pro rata, the Pool 1 Group II Senior Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balances of each of the Class 1-A11 and Class 1-A17 Certificates have been reduced to zero;

          (b) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6, Class 1-A7, Class 1-A8, Class 1-A9, Class 1-A10, Class 1-A12, Class 1-A13, Class 1-A14, Class 1-A15, Class 1-A16 and Class 1-R Certificates (together, the 'Pool 1 Group I Senior Certificates'), the Pool 1 Senior Optimal Principal Amount for such Distribution Date, less the Pool 1 Group II Senior Principal Distribution Amount for such Distribution Date, in the following order of priority:

             (i) to the Class 1-R Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (ii) to the Class 1-A1, Class 1-A2, Class 1-A9, Class 1-A10, Class 1-A12, Class 1-A13, Class 1-A14, Class 1-A15 and Class 1-A16 Certificates, the remaining amount described in clause (b) above, after giving effect to clause (b)(i) above, concurrently, as follows:

                (A) to the Class 1-A12, Class 1-A13 and Class 1-A14 Certificates, approximately 14.0824081454% of the amount described in clause (b)(ii) above, in the following order of priority:

                    (1) to the Class 1-A12 Certificates, up to the amount
               necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance (as set forth in the Pool 1 TAC Balances Table attached to this Pool 1 Annex) for such Distribution Date;

                    (2) to the Class 1-A13 Certificates, up to the amount
               necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance (as set forth in the Pool 1 TAC Balances Table attached to this Pool 1 Annex) for such Distribution Date;

                    (3) to the Class 1-A14 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (4) to the Class 1-A13 Certificates, without regard to the
               TAC Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                    (5) to the Class 1-A12 Certificates, without regard to the
               TAC Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                      A1-3

                (B) to the Class 1-A1, Class 1-A2, Class 1-A9, Class 1-A10, Class 1-A15 and Class 1-A16 Certificates, approximately 85.9175918546% of the amount described in clause (b)(ii) above, concurrently, as follows:

                    (1) to the Class 1-A1 Certificates, approximately
               62.4867301442% of the amount described in clause (b)(ii)(B) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                    (2) to the Class 1-A15 and Class 1-A16 Certificates,
               approximately 21.3852912836% of the amount described in clause
               (b)(ii)(B) above, in the following order of priority:

                        (a) to the Class 1-A15 Certificates, up to the amount
                   necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance (as set forth in the Pool 1 TAC Balances Table attached to this Pool 1 Annex) for such Distribution Date;

                        (b) to the Class 1-A16 Certificates, until the Class
                   Certificate Principal Balance thereof has been reduced to zero; and

                        (c) to the Class 1-A15 Certificates, without regard to
                   the TAC Balance thereof, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                    (3) to the Class 1-A2, Class 1-A9 and Class 1-A10
               Certificates, approximately 16.1279785722% of the amount described in clause (b)(ii)(B) above, concurrently, as follows:

                        (a) to the Class 1-A2 Certificates, approximately
                   73.2759493671% of the amount described in clause
                   (b)(ii)(B)(3) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                        (b) to the Class 1-A9 and Class 1-A10 Certificates,
                   approximately 26.7240506329% of the amount described in clause (b)(ii)(B)(3) above, in the following order of priority:

                            (i) to the Class 1-A9 Certificates, until the Class
                       Certificate Principal Balance thereof has been reduced to zero; and

                            (ii) to the Class 1-A10 Certificates, until the
                       Class Certificate Principal Balance thereof has been reduced to zero; and

             (iii) to the Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 1-A6 and Class 1-A7 Certificates, the remaining amount described in clause (b) above, after giving effect to clauses (b)(i) and (b)(ii) above, concurrently, as follows:

                (A) to the Class 1-A2 Certificates, approximately 28.6624203822% of the amount described in clause (b)(iii) above, until the Class Certificate Principal Balance thereof has been reduced to zero;

                (B) to the Class 1-A3, Class 1-A4, Class 1-A5 and Class 1-A6 Certificates, approximately 35.6687898089% of the amount described in clause (b)(iii) above, in the following order of priority:

                    (1) to the Class 1-A3 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (2) to the Class 1-A4 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;

                    (3) to the Class 1-A5 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;
               and

                    (4) to the Class 1-A6 Certificates, until the Class
               Certificate Principal Balance thereof has been reduced to zero;
               and

                                      A1-4

                (C) to the Class 1-A7 Certificates, approximately 35.6687898089% of the amount described in clause (b)(iii) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

             (iv) to the Class 1-A8 Certificates, the remaining amount described in clause (b) above, after giving effect to clauses (b)(i), (b)(ii) and
        (b)(iii) above, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (c) to the Class 1-PO Certificates, the Class 1-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

     fourth, to the Class 1-PO Certificates, to the extent of remaining Pool 1 Available Funds, the Class 1-PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Pool 1 Junior Optimal Principal Amount for such Distribution Date, (ii) such distributions shall not reduce the Class Certificate Principal Balance of the Class 1-PO Certificates and (iii) no distribution will be made in respect of the Class 1-PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the Pool 1 Junior Certificates have been reduced to zero (the 'Pool 1 Cross-Over Date');

     fifth, to the Class 1-M Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined under '--Principal' below) for such Distribution Date;

     sixth, to the Class 1-B1 Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

     seventh, to the Class 1-B2 Certificates, to the extent of remaining Pool 1 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

     eighth, to the Class 1-B3, Class 1-B4 and Class 1-B5 Certificates, to the extent of remaining Pool 1 Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Shares for such Distribution Date.

     'Pro rata' distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances.

     The percentages set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances of the related Certificates set forth on the cover hereof. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Pool 1 Cross-Over Date, distributions of principal on the outstanding Pool 1 Senior Certificates will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Pool 1 Available Funds are less than the sum of the Pool 1 Senior Optimal Principal Amount and the Class 1-PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Pool 1 Available Funds will be distributed on the Pool 1 Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses in respect of Pool 1 will be allocated to the Pool 1 Certificates as described under '--Allocation of Realized Losses on the Pool 1 Certificates' herein.

                                      A1-5

     Interest. Interest will accrue on the Pool 1 Certificates offered hereby at the respective fixed Certificate Interest Rates set forth on the cover hereof during each one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs (each, an 'Interest Accrual Period'). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class 1-B3, Class 1-B4 and Class 1-B5 Certificates at the Certificate Interest Rate of 6.75% per annum during each Interest Accrual Period.

     The Class 1-PO Certificates are principal-only Certificates and will not accrue interest.

     The 'Accrued Certificate Interest' for any Pool 1 Certificate (other than a Class 1-PO Certificate) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) allocable to Certificateholders through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders including Excess Losses, in each case in respect of the related Pool 1 Mortgage Loans.

     The 'Certificate Principal Balance' of any Pool 1 Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Pool 1 Junior Certificate, such Certificate's pro rata share, if any, of the Pool 1 Junior Certificate Writedown Amount (as defined below) and the Class 1-PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates. As of any Distribution Date, the 'Pool 1 Junior Certificate Writedown Amount' will equal the amount by which
(a) the sum of the Class Certificate Principal Balances of all the Pool 1 Certificates (after giving effect to the distribution of principal and the application of Realized Losses in respect of the related Mortgage Loans in reduction of the Certificate Principal Balances of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Pool 1 Mortgage Loans on the first day of the month of such Distribution Date less any applicable Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date in respect of Pool 1. For any Distribution Date, the 'Class 1-PO Deferred Payment Writedown Amount' will equal the amount, if any, distributed on such date in respect of the Class 1-PO Deferred Amount pursuant to priority fourth under '--Allocation of Pool 1 Available Funds' above. The Pool 1 Junior Certificate Writedown Amount and the Class 1-PO Deferred Payment Writedown Amount will be allocated to the Classes of Pool 1 Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     With respect to any Distribution Date, the 'Net Interest Shortfall' allocable to Certificateholders in respect of a Mortgage Pool will equal the excess of the aggregate Interest Shortfalls allocable to Certificateholders in respect of the related Mortgage Loans with respect to such Distribution Date over the applicable Compensating Interest Payment (as defined under 'The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses' herein), if any, for such Distribution Date. For purposes of making the foregoing determinations, any Interest Shortfalls in respect of the Mortgage Loans in a Mortgage Pool will be allocated on each Distribution Date between the outstanding related Certificates (other than the related Class PO Certificates) and the Company in respect of its Supplemental Servicing Fees (as defined herein) in proportion to the aggregate amount of Accrued Certificate Interest and Supplemental Servicing Fees, respectively, that would have been allocated thereto in the absence of such Interest Shortfalls.

     With respect to any Distribution Date, an 'Interest Shortfall' in respect of a Mortgage Loan will result from (i) any voluntary prepayment of principal in full on such Mortgage Loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date; (ii) any partial prepayment of principal on such Mortgage Loan by the Mortgagor during the month preceding such Distribution Date; or (iii) a reduction in the interest rate on such Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See 'Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Soldiers' and Sailors' Civil Relief Act' in the

                                      A1-6

Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment in full has occurred as described above, the resulting 'Interest Shortfall' generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Base Servicing Fee (as defined herein) (the 'Net Mortgage Rate') on the Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting 'Interest Shortfall' will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Certificateholders through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see '--Allocation of Realized Losses on the Pool 1 Certificates'), in each case in respect of the Pool 1 Mortgage Loans, will, on each Distribution Date, be allocated among all the outstanding Pool 1 Certificates (other than the Class 1-PO Certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See 'The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses' herein.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 1 Mortgage Loans occurring prior to the Pool 1 Cross-Over Date will not be allocated among any Pool 1 Certificates, but will reduce the amount of Pool 1 Available Funds on the related Distribution Date. As a result of the subordination of the Pool 1 Junior Certificates in right of distribution relative to the Pool 1 Senior Certificates, such losses will be borne first by the Pool 1 Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If the Pool 1 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Pool 1 Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) on subsequent Distribution Dates in accordance with priority second under '--Allocation of Pool 1 Available Funds' above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     Principal. All payments and other amounts received in respect of principal of the Pool 1 Mortgage Loans will be allocated between (i) the Pool 1 Certificates (other than the Class 1-PO Certificates), on the one hand, and (ii) the Class 1-PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage (each as defined herein), respectively, of such amounts.

     The 'Non-PO Percentage' with respect to any Pool 1 Mortgage Loan with a Net Mortgage Rate ('NMR') less than 6.75% per annum (each such Mortgage Loan, a 'Pool 1 Discount Mortgage Loan') will be the fraction, expressed as a percentage, equal to NMR divided by 6.75%. The 'Non-PO Percentage' with respect to any Pool 1 Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.75% (each such Mortgage Loan, a 'Pool 1 Non-Discount Mortgage Loan') will be 100%. The 'PO Percentage' with respect to any Pool 1 Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.75%--NMR) divided by 6.75%. The 'PO Percentage' with respect to any Pool 1 Non-Discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class 1-PO Certificates, which are not offered hereby, will be approximately $422,780, subject to the variance described herein.

     Distributions in reduction of the Certificate Principal Balance of each Pool 1 Senior Certificate will be made on each Distribution Date pursuant to priority third under '--Allocation of Pool 1 Available Funds' above. In accordance with priority third, the Pool 1 Available Funds remaining after the distribution of interest on the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) will be allocated to the Pool 1 Senior Certificates in an aggregate amount not to exceed the sum of the Pool 1 Senior Optimal Principal Amount and the Class 1-PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class 1-M, Class 1-B1 and Class 1-B2 Certificates will be made pursuant to priorities fifth, sixth, and seventh, respectively, under '--Allocation of Pool 1 Available Funds' above. In accordance with each such priority, the Pool 1 Available Funds, if any, remaining after distributions of principal and interest

                                      A1-7
on the Pool 1 Senior Certificates and payments in respect of the Class 1-PO Deferred Amount on such Distribution Date will be allocated to the Class 1-M, Class 1-B1 and Class 1-B2 Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any related Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date. The Pool 1 Group II Senior Certificates will not receive any distributions in respect of scheduled payments, prepayments or other unscheduled recoveries of principal on the Pool 1 Mortgage Loans during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Pool 1 Group I Final Distribution Date or the Pool 1 Cross-Over Date.

     The 'Pool 1 Senior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the Pool 1 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 1 after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 1 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 1 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 1 during the applicable Prepayment Period, (iv) the lesser of
(a) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 1 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 1 Mortgage Loans described in clause (x)) and
(x) the principal balance of each Pool 1 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 1 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 1 Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Pool 1 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Pool 1 Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 1 during the related Prepayment Period, and (v) the Pool 1 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 Mortgage Loan that has been replaced by the Company with a substitute Pool 1 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 1 Mortgage Loan.

     With respect to any Pool 1 Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the 'Prepayment Period' is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 1 Mortgage Loan and any Distribution Date, the Prepayment Period is the month preceding the month of such Distribution Date.

     The 'Pool 1 Group II Senior Principal Distribution Amount' for any Distribution Date will equal the product of (a) the Pool 1 Senior Optimal Principal Amount for such date multiplied by (b) the Pool 1 Group II Senior Percentage for such date multiplied by (c) the Pool 1 Group II Senior Distribution Percentage for such date. Notwithstanding the foregoing, (i) on the Pool 1 Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will be increased by any Pool 1 Senior Optimal Principal Amount remaining after distributions of principal have been made on the Pool 1 Group I Senior Certificates, and (ii) following the Pool 1

                                      A1-8

Group I Final Distribution Date, the Pool 1 Group II Senior Principal Distribution Amount will equal the Pool 1 Senior Optimal Principal Amount.

     The 'Pool 1 Group II Senior Distribution Percentage' for any Distribution Date will equal 0% through the Distribution Date in June 2003; 30% thereafter through the Distribution Date in June 2004; 40% thereafter through the Distribution Date in June 2005; 60% thereafter through the Distribution Date in June 2006; 80% thereafter through the Distribution Date in June 2007; and 100% thereafter.

     The 'Pool 1 Group II Senior Percentage' for any Distribution Date will equal the percentage (carried to six places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Pool 1 Group II Senior Certificates immediately preceding such Distribution Date by (y) the aggregate Class Certificate Principal Balance of all the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) immediately preceding such Distribution Date. The initial Pool 1 Group II Senior Percentage is expected to be approximately 10.41%.

     The 'Pool 1 Senior Percentage' on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to ten places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 1 Senior Certificates (less the Class Certificate Principal Balance of the Class 1-PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Pool 1 Certificates (less the Class Certificate Principal Balance of the Class 1-PO Certificates) immediately preceding such Distribution Date. The initial Pool 1 Senior Percentage is expected to be approximately 96.0%.

     The 'Pool 1 Senior Prepayment Percentage' on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)    POOL 1 SENIOR PREPAYMENT PERCENTAGE
--------------------------  ----------------------------------------------------------------
July 1998 - June 2003       100%
                            Pool 1 Senior Percentage plus 70% of the Pool 1 Junior
July 2003 - June 2004       Percentage
                            Pool 1 Senior Percentage plus 60% of the Pool 1 Junior
July 2004 - June 2005       Percentage
                            Pool 1 Senior Percentage plus 40% of the Pool 1 Junior
July 2005 - June 2006       Percentage
                            Pool 1 Senior Percentage plus 20% of the Pool 1 Junior
July 2006 - June 2007       Percentage
July 2007 and thereafter    Pool 1 Senior Percentage

     Notwithstanding the foregoing, if the Pool 1 Senior Percentage on any Distribution Date exceeds the initial Pool 1 Senior Percentage, the Pool 1 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 1 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the 'Pool 1 Senior Prepayment Percentage Stepdown Limitation') unless, as of the last day of the month preceding such Distribution Date, either:

          (A)(i) the aggregate Scheduled Principal Balance of Pool 1 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 1 Mortgage Loans in foreclosure and Pool 1 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 1) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Pool 1 Junior Certificates as of such date and
     (ii) cumulative Realized Losses in respect of Pool 1 do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Pool 1 Junior Certificates as of the date of issuance of the Certificates (the 'Original Pool 1 Junior Principal Balance') if such Distribution Date occurs between and including July 2003 and June 2004, (b) 35% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 40% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 45% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 50% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs during or after July 2007; or

          (B)(i) the aggregate Scheduled Principal Balance of Pool 1 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 1 Mortgage Loans in foreclosure and Pool 1 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 1), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses in

                                      A1-9
     respect of Pool 1 do not exceed (a) 10% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (b) 15% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 25% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 30% of the Original Pool 1 Junior Principal Balance if such Distribution Date occurs during or after July 2007.

     The 'Class 1-PO Principal Distribution Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of all scheduled payments of principal due on each Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 1 after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 1 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period, (iv) the applicable PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 1 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 1 Mortgage Loans described in clause (x)) and (x) the principal balance of each Pool 1 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 Mortgage Loan that has been replaced by the Company with a substitute Pool 1 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 1 Mortgage Loan. For purposes of clauses (ii) and (v) above, the Scheduled Principal Balance of a Pool 1 Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Pool 1 Bankruptcy Coverage Termination Date.

     The 'Pool 1 Group I Final Distribution Date' is the Distribution Date on which the Class Certificate Principal Balance of each of the Pool 1 Group I Senior Certificates has been reduced to zero.

     The 'Pool 1 Junior Percentage' on any Distribution Date will equal 100% minus the Pool 1 Senior Percentage. The 'Pool 1 Junior Prepayment Percentage' will equal 100% minus the Pool 1 Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Pool 1 Senior Certificates (other than the Class 1-PO Certificates) have each been reduced to zero (the 'Pool 1 Senior Final Distribution Date'), the Pool 1 Junior Prepayment Percentage will equal 100%. The initial Pool 1 Junior Percentage is expected to be approximately 4.0%.

     The 'Pool 1 Junior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Pool 1 Junior Certificates immediately prior to such Distribution Date): (i) the Pool 1 Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Pool 1 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 1 after the Pool 1 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 1 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 1 during the related Prepayment Period (plus, on the

                                     A1-10

Pool 1 Senior Final Distribution Date, 100% of any Pool 1 Senior Optimal Principal Amount remaining undistributed on such date), (iv) the excess, if any, of the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 1 (other than Pool 1 Mortgage Loans described in clause (b)) and (b) the applicable Non-PO Percentage of the principal balance of each Pool 1 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the Pool 1 Senior Certificateholders (other than the holders of the Class 1-PO Certificates) pursuant to clause (iv) of the definition of Pool 1 Senior Optimal Principal Amount on such Distribution Date, and (v) the Pool 1 Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 1 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 1 Mortgage Loan that has been replaced by the Company with a substitute Pool 1 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 1 Mortgage Loan.

     The 'Allocable Share' with respect to any Class of Pool 1 Junior Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Pool 1 Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class 1-B Certificate shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Pool 1 Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The 'Class Prepayment Distribution Trigger' for a Class of Class 1-B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Pool 1 Mortgage Loans with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If, on any Distribution Date, the Class Certificate Principal Balance of the Class 1-M Certificates or of any Class of Class 1-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Pool 1 Junior Optimal Principal Amount, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Pool 1 Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class 1-B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking Classes of Pool 1 Junior Certificates. On any Distribution Date, any reduction in funds available for distribution to the Classes of Pool 1 Junior Certificates resulting from a distribution of the Class 1-PO Deferred Amount to the Class 1-PO Certificates will be allocated to the Classes of Pool 1 Junior Certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

     Example of Distributions. For an example of hypothetical distributions on the Certificates for a particular Distribution Date, see 'Description of the Certificates--Example of Distributions' in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES ON THE POOL 1 CERTIFICATES

     A 'Realized Loss' with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A 'Liquidated Mortgage Loan' is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a 'Deficient

                                     A1-11

Valuation'). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a 'Debt Service Reduction').

     A 'Bankruptcy Loss' with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     A 'Fraud Loss' is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     A 'Special Hazard Loss' is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Agreement or any loss due to normal wear and tear or certain other causes.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Pool 1 Discount Mortgage Loan will be allocated to the Class 1-PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Pool 1 Cross-Over Date, the aggregate of all amounts so allocable to the Class 1-PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Pool 1 Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 1-PO Certificates and not distributed on prior Distribution Dates will be the 'Class 1-PO Deferred Amount.' To the extent funds are available therefor on any Distribution Date through the Pool 1 Cross-Over Date, distributions in respect of the Class 1-PO Deferred Amount will be made on the Class 1-PO Certificates in accordance with priority fourth under '--Distributions on the Pool 1 Certificates--Allocation of Pool 1 Available Funds' above. Any distribution of Pool 1 Available Funds in respect of the Class 1-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class 1-PO Certificates. No interest will accrue on the Class 1-PO Deferred Amount. On each Distribution Date through the Pool 1 Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking Class of Pool 1 Junior Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class 1-PO Deferred Amount on such Distribution Date, through the operation of the Class 1-PO Deferred Payment Writedown Amount. After the Pool 1 Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class 1-PO Certificates will not be added to, the Class 1-PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying Prospectus) in respect of Pool 1 on the Class 1-PO Certificates will be adjusted to take into account the Class 1-PO Deferred Amount previously paid to such Class as specified in the Agreement. See 'Servicing of the Mortgage Loans and Contracts--Unanticipated Recoveries of Losses on the Mortgage Loans' in the accompanying Prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 1 Mortgage Loan for any Distribution Date will not be allocated to any Pool 1 Senior Certificates until the Pool 1 Cross-Over Date. Prior to the Pool 1 Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Pool 1 Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class 1-B5 Certificates while such Certificates are outstanding, second to the Class 1-B4 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Pool 1 Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Pool 1 Certificates (other than the Class 1-PO Certificates) based on their Class Certificate Principal Balances. An 'Excess Loss' with respect to a Mortgage Pool is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss), in each case in respect of such Mortgage Pool, occurring after the related Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Pool 1 Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) in respect of the Pool 1 Mortgage Loans will be allocated among the outstanding Classes of Pool 1 Senior Certificates (other than the Class 1-PO Certificates) pro rata based upon their Class Certificate Principal Balances; provided, however, that until the Class Certificate Principal

                                     A1-12

Balance of the Class 1-A17 Certificates has been reduced to zero, the applicable Non-PO Percentage of any such Realized Losses on the Pool 1 Mortgage Loans, other than the related Non-Credit Losses, that would otherwise be allocable to the Class 1-A8 Certificates will instead be borne by the holders of the Class 1-A17 Certificates before such losses will be borne by the holders of the Class 1-A8 Certificates. A 'Non-Credit Loss' is any Fraud Loss, Special Hazard Loss or Bankruptcy Loss.

     No reduction of the Class Certificate Principal Balance of any Class of Pool 1 Certificates will be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Pool 1 Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance of Pool 1 as of the first day of the month of such Distribution Date, less any Deficient Valuations in respect of the Pool 1 Mortgage Loans occurring on or prior to the Pool 1 Bankruptcy Coverage Termination Date (such limitation being the 'Pool 1 Loss Allocation Limitation').

     The principal portion of Debt Service Reductions in respect of the Pool 1 Mortgage Loans will not be allocated in reduction of the Certificate Principal Balance of any Pool 1 Certificate. However, after the Pool 1 Bankruptcy Coverage Termination Date, the amounts distributable under clause (i) of each of the definitions of Pool 1 Senior Optimal Principal Amount, Class 1-PO Principal Distribution Amount and Pool 1 Junior Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions in respect of the Pool 1 Mortgage Loans. Regardless of when they occur, such Debt Service Reductions may reduce the amount of Pool 1 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Pool 1 Junior Certificates in right of distribution relative to the Pool 1 Senior Certificates, any Debt Service Reductions in respect of the Pool 1 Mortgage Loans prior to the Pool 1 Bankruptcy Coverage Termination Date will be borne by the Pool 1 Junior Certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses in respect of the Pool 1 Mortgage Loans to a Class of Pool 1 Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Pool 1 Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class 1-PO Certificates on any Distribution Date through the Pool 1 Cross-Over Date will also be taken into account in determining distributions in respect of the Class 1-PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses in respect of the Pool 1 Mortgage Loans will be allocated among the outstanding Classes of Pool 1 Certificates offered hereby to the extent described under '--Distributions on the Pool 1 Certificates--Interest' above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Pool 1 Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the Mortgage Rate over the sum of the Base Servicing Fee and the Supplemental Servicing Fee in proportion to the amount of accrued interest in respect of such Pool 1 Mortgage Loan that would have been so allocated in the absence of any such shortfall.

     The applicable Non-PO Percentage of any Deficient Valuation in respect of a Pool 1 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 1 Junior Certificates until the Pool 1 Bankruptcy Coverage Termination Date. The 'Pool 1 Bankruptcy Coverage Termination Date' is the Distribution Date upon which the Pool 1 Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). On each Distribution Date, the 'Pool 1 Bankruptcy Loss Amount' will equal approximately $182,510 (approximately 0.04% of the aggregate Scheduled Principal Balances of the Pool 1 Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses in respect of the Pool 1 Mortgage Loans. The Pool 1 Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) to the effect that such reduction or modification will not adversely affect the then current ratings of the Pool 1 Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses in respect of the Pool 1 Mortgage Loans.

                                     A1-13

     The applicable Non-PO Percentage of any Fraud Loss in respect of a Pool 1 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 1 Junior Certificates until the Pool 1 Fraud Coverage Termination Date. The 'Pool 1 Fraud Coverage Termination Date' is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 1 Fraud Loss Amount' will equal approximately $5,178,036 (approximately 1.0% of the aggregate Scheduled Principal Balances of the Pool 1 Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Pool 1 Fraud Loss Amount will equal approximately $5,178,036, minus the aggregate amount of Fraud Losses that would have been allocated to the Pool 1 Junior Certificates in the absence of the Pool 1 Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Pool 1 Fraud Loss Amount will equal (1) the lesser of (a) the Pool 1 Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Pool 1 Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Pool 1 Junior Certificates in the absence of the Pool 1 Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Pool 1 Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss in respect of a Pool 1 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 1 Junior Certificates until the Pool 1 Special Hazard Termination Date. The 'Pool 1 Special Hazard Termination Date' is the Distribution Date upon which the Pool 1 Special Hazard Loss Amount has been reduced to zero or a negative number (or the Pool 1 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 1 Special Hazard Loss Amount' will equal approximately $5,178,036 (approximately 1.0% of the aggregate Scheduled Principal Balances of the Pool 1 Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Pool 1 Special Hazard Loss Amount will equal approximately $5,178,036 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Pool 1 Junior Certificates in the absence of the Pool 1 Loss Allocation Limitation and (ii) the Pool 1 Adjustment Amount. For each anniversary of the Cut-off Date, the 'Pool 1 Adjustment Amount' shall be equal to the amount, if any, by which the Pool 1 Special Hazard Loss Amount (without giving effect to the deduction of the Pool 1 Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of
(x) 1% (or if greater than 1%, the highest percentage of Pool 1 Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Pool 1 Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Pool 1 Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

             POOL 1 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yields on the Pool 1 Certificates will depend upon, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 1 Mortgage Loans.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Pool 1 Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Pool 1 Certificates purchased at a premium, faster than anticipated rates of principal payments on the Pool 1 Mortgage Loans could result in actual yields to investors in such Certificates that are lower than the anticipated yields. In the case of Pool 1 Certificates purchased at a discount, slower than anticipated rates of principal payments on the Pool 1 Mortgage Loans could result in actual yields to investors in such Certificates that are lower than the anticipated yields.

                                     A1-14

     Rapid rates of prepayments on the Pool 1 Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Pool 1 Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Pool 1 Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Pool 1 Mortgage Loans will not prepay at any constant rate, nor will all of the Pool 1 Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on a Pool 1 Mortgage Loan, the greater the effect on the yield to an investor in the Pool 1 Certificates. As a result, the effect on the yield of principal prepayments on the Pool 1 Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Pool 1 Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The entire amount of the applicable Non-PO Percentage of any principal payments (including scheduled payments and prepayments and other unscheduled recoveries of principal) with respect to a Pool 1 Mortgage Loan allocable to the Pool 1 Senior Certificates will be allocated solely to the outstanding Pool 1 Group I Senior Certificates during the first five years after the Cut-off Date (except as otherwise described herein on or following the Pool 1 Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all Pool 1 Senior Certificates (other than the Class 1-PO Certificates) on each Distribution Date after the Pool 1 Cross-Over Date. This allocation between the Pool 1 Group I Senior Certificates and the Pool 1 Group II Senior Certificates is designed to accelerate the allocation of principal payments, prepayments and certain other unscheduled recoveries on the Pool 1 Mortgage Loans to holders of the Pool 1 Group I Senior Certificates relative to that of the Pool 1 Group II Senior Certificates through the Pool 1 Cross-Over Date.

     The Pool 1 Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate multiplied by the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Pool 1 Certificates offered hereby will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Pool 1 Certificates will be affected by any Net Interest Shortfall and the interest portion of certain losses, in respect of Pool 1. See 'Pool 1 Annex-- Distributions on the Pool 1 Certificates' and '--Allocation of Realized Losses on the Pool 1 Certificates' herein.

PREPAYMENTS

     The rate of distribution of principal of the Pool 1 Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 1 Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Company of any Pool 1 Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. See the last two paragraphs of 'The Pool 1 Mortgage Loans,' above and 'Yield Maturity and Weighted Average Life Considerations' in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 1 Certificateholders will

                                     A1-15
be entitled on any Distribution Date to receive from the Pool 1 Available Funds distributions of amounts pursuant to clause (iv) of each of the definitions of the Pool 1 Senior Optimal Principal Amount, Class 1-PO Principal Distribution Amount or Pool 1 Junior Optimal Principal Amount, the occurrence of defaults on the Pool 1 Mortgage Loans may produce the same effect on the Pool 1 Certificates receiving such distributions as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Pool 1 Mortgage Loans, such Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Pool 1 Mortgage Loans, such Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on such Mortgage Loans.

     Voluntary prepayments in full of principal on the Pool 1 Mortgage Loans received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Pool 1 Certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 1 Mortgage Loans are passed through to the Pool 1 Certificateholders in the month following the month of receipt or payment. Any prepayment or liquidation of a Pool 1 Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Pool 1 Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 1 Certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage Loan.

     The entire amount of the applicable Non-PO Percentage of any prepayment and unscheduled recovery of principal with respect to a Pool 1 Mortgage Loan will be allocated solely to the outstanding Pool 1 Senior Certificates (other than the Class 1-PO Certificates and the Pool 1 Group II Senior Certificates, as described herein) during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or following the Pool 1 Group I Final Distribution Date. Among such Pool 1 Senior Certificates, such amounts will be allocated in the manner described herein. See 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Principal' herein.

     When a full prepayment is made on a Pool 1 Mortgage Loan, the Mortgagor is charged interest ('Prepayment Interest') on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest (net of Servicing Fees) is passed through to the Pool 1 Certificateholders in the month following its receipt and the amount of interest thus distributed to Certificateholders, to the extent not offset by a related Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted Pool 1 Mortgage Loan by a private mortgage insurer may also cause a reduction in the

                                     A1-16
amount of interest passed through. Shortfalls in respect of Pool 1 described in this paragraph will be borne by the Pool 1 Certificateholders to the extent described herein. See 'Pool 1 Annex--Distributions on the Pool 1
Certificates--Interest' herein.

     Any partial prepayment will be applied to the balance of the Pool 1 Mortgage Loan as of the first day of the month of receipt, will be passed through to the Pool 1 Certificateholders in the following month and, to the extent not offset by a related Compensating Interest Payment, will reduce the aggregate amount of interest distributable to such Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Pool 1 Certificates also may be affected by any repurchase by the Company of the Pool 1 Mortgage Loans as described under 'The Pooling and Servicing Agreement-- Termination' herein.

THE CLASS 1-M, CLASS 1-B1 AND CLASS 1-B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class 1-M, Class 1-B1 and Class 1-B2 Certificates will be affected by the rate of prepayments on the Pool 1 Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses in respect of such Mortgage Loans, by the severity of those losses and by the timing thereof. See 'Allocation of Realized Losses on the Pool 1 Certificates' herein for a description of the manner in which such losses are borne by the holders of the Pool 1 Certificates. If the purchaser of a Class 1-M, Class 1-B1 or Class 1-B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses in respect of the related Mortgage Loans that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class 1-B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Pool 1 Mortgage Loans than will the yields on such Classes with lower numerical designations, and the yields to maturity on all of the Class 1-B Certificates will be more sensitive to such losses than will the yields on the other Classes of related Certificates. The yields to maturity on the Class 1-M Certificates will be more sensitive to such losses than will the yields on the Pool 1 Senior Certificates and less sensitive than the yields on the Class 1-B Certificates. The Pool 1 Junior Certificates will be more sensitive to losses due to liquidations of defaulted Pool 1 Mortgage Loans because the entire amount of such losses will be allocable to such Certificates in inverse order of priority, either directly or through the allocation of the Class 1-PO Deferred Payment Writedown Amount except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Pool 1 Mortgage Loans may also have a relatively greater effect (i) on the yields to investors in the related Class 1-B Certificates with higher numerical designations than on the yields to investors in those related Class 1-B Certificates with lower numerical designations, (ii) on the yields to investors in the related Class 1-B Certificates than on the yields to investors in the other Classes of related Certificates, and (iii) on the yields to investors in the Class 1-M Certificate than on the yields to investors in the related Senior Certificates. As described above under 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Interest' and '--Principal,' '--Allocation of Realized Losses on the Pool 1 Certificates,' and '--Subordination,' amounts otherwise distributable to holders of any Class of Pool 1 Class B Certificates will be made available to protect the holders of the more senior ranking Classes of Pool 1 Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class 1-M Certificate will be made available to protect the holders of the Pool 1 Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such Junior Certificates.

     To the extent that the Class 1-M, Class 1-B1 or Class 1-B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to

                                     A1-17
maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

THE CLASS 1-A17 CERTIFICATES

     Commencing on the Pool 1 Cross-Over Date, the Non-PO Percentage of the principal portion of Realized Losses on the Pool 1 Mortgage Loans, other than the related Non-Credit Losses, that would otherwise be allocable to the Class 1-A8 Certificates will instead be borne by the holders of the Class 1-A17 Certificates before such losses will be borne by the holders of the Class 1-A8 Certificates. As a result, the yield on the Class 1-A17 Certificates will be more sensitive than the yields on the other Classes of Pool 1 Senior Certificates to the liquidation of and any subsequent loss experience on the Pool 1 Mortgage Loans (other than in respect of Non-Credit Losses) and to the timing of any such losses. The Class 1-A17 Certificates will also bear their proportionate share of any Net Interest Shortfall, any Excess Losses in respect of Pool 1 Mortgage Loans through the Pool 1 Cross-Over Date and, after the Pool 1 Cross-Over Date, any Realized Losses in respect of Pool 1 Mortgage Loans.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 1 Certificates will depend on the rate of payment of principal of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan in Pool 1 is expected to be June 2028. In addition, to the extent delinquencies and defaults are not covered by advances made by the Company or offset by the effect of the subordination of the related Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 1 CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Pool 1 Certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 1 Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of Classes of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in either Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     Pool 1 TAC Certificates. Principal distributions on the Class 1-A12, Class 1-A13 and Class 1-A15 Certificates (each, a 'TAC Certificate' and together, the 'Pool 1 TAC Certificates') are expected to be more stable than would be the case if such Pool 1 TAC Certificates were not entitled to receive payments, to the extent of available principal, according to their TAC Balances schedules. Based on the Pool 1 Modeling Assumptions,

                                     A1-18
the Pool 1 TAC Certificates would pay down in accordance with their TAC Balances schedules if the Pool 1 Mortgage Loans were to prepay at a constant rate of 100%, in the case of the Class 1-A12 and Class 1-A13 Certificates, and 275%, in the case of the Class 1-A15 Certificates, of the Prepayment Assumption until the Class Certificate Principal Balances thereof have been reduced to zero. However, because the actual characteristics of the Mortgage Loans in Pool 1 may differ from those assumed in the Pool 1 Modeling Assumptions, and because such Pool 1 Mortgage Loans will not prepay at a constant rate of 100% or 275% of the Prepayment Assumption or any other prescribed constant rate, it is not likely that the Pool 1 TAC Certificates will consistently pay down in accordance with their TAC Balances schedules. The TAC Balances schedules for the Pool 1 TAC Certificates are set forth in the Pool 1 TAC Balances Table attached to this Pool 1 Annex.

     The principal payment stability of the Pool 1 TAC Certificates will be supported by the related Pool 1 Support Certificates (as described below). When the Certificate Principal Balances of such Pool 1 Support Certificates have been reduced to zero, the related Pool 1 TAC Certificates, if then outstanding, will become more sensitive to Pool 1 Mortgage Loan prepayments.

     If the Pool 1 Mortgage Loans prepay at rates that are generally below 100% or 275% of the Prepayment Assumption, the related Pool 1 TAC Certificates will not be reduced to their TAC Balances schedules and the weighted average lives of such Pool 1 TAC Certificates may be extended, perhaps significantly. If the Pool 1 Mortgage Loans prepay at rates that are generally above 100% or 275% of the Prepayment Assumption, the weighted average lives of the related Pool 1 TAC Certificates may be shortened, perhaps significantly.

     The entire Pool 1 Available Funds will be distributed monthly on each Distribution Date and will not be retained for distribution on subsequent Distribution Dates. Thus, the likelihood that the Pool 1 TAC Certificates will pay down in accordance with their TAC Balances schedules will not be enhanced by averaging high and low principal payments in different months.

     Pool 1 Support Certificates. The Class 1-A14 and Class 1-A16 Certificates are 'Pool 1 Support Certificates.' The Class 1-A14 Certificates will support the principal payment stability of the Class 1-A12 and Class 1-A13 Certificates, and the Class 1-A16 Certificates will support the principal payment stability of the Class 1-A15 Certificates. As a result, the weighted average lives of the Class 1-A14 Certificates will be more sensitive to Pool 1 Mortgage Loan prepayments than those of the Class 1-A12 and Class 1-A13 Certificates, and the weighted average life of the Class 1-A16 Certificates will be more sensitive to Pool 1 Mortgage Loan prepayments than that of the Class 1-A15 Certificates. The Pool 1 Support Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Pool 1 Mortgage Loans results in the Pool 1 Available Funds on any Distribution Date being equal to or less than the amount required to be distributed as principal on the related Pool 1 TAC Certificates in accordance with their TAC Balances schedules, the related Pool 1 Support Certificates will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in the Pool 1 Available Funds being in excess of such amount, such excess will be applied, to the extent of the Pool 1 Senior Optimal Principal Amount, to the related Pool 1 Support Certificates until the Class Certificate Principal Balances thereof have been reduced to zero. Thus, a relatively rapid rate of prepayments in respect of the Pool 1 Mortgage Loans may significantly shorten the weighted average lives of the Pool 1 Support Certificates and a relatively slow rate of prepayments on such Pool 1 Mortgage Loans may significantly extend the weighted average lives of the Pool 1 Support Certificates.

     Tables of Pool 1 Class Certificate Principal Balances. The following tables set forth the percentages of the initial Class Certificate Principal Balance of each Class of Pool 1 Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Pool 1 Certificates.

     The figures in the table are based on the actual characteristics of the Mortgage Loans expected to be included in Pool 1. The Pool 1 Mortgage Loans are expected to have a weighted average Mortgage Rate of approximately 7.4116% per annum and a weighted average scheduled remaining term to maturity of approximately 357 months as of the Cut-Off Date, with a weighted average Mortgage Loan age of approximately 1 month. In addition, for purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the tables, it is assumed with respect to the Pool 1 Mortgage Loans (the 'Pool 1 Modeling Assumptions') that (i) the distributions in respect of the Pool 1 Certificates are made and

                                     A1-19
received in cash on the 25th day of each month commencing in July 1998, (ii) the Pool 1 Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date is $517,803,573, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Pool 1 Mortgage Loans are experienced and the Company does not repurchase any of the Pool 1 Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption 'The Pooling and Servicing Agreement--Termination' herein, (vi) scheduled monthly payments on the Pool 1 Mortgage Loans are received on the first day of each month commencing in July 1998, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Pool 1 Mortgage Loans are received on the last day of each month (commencing in June
1998) and include 30 days' interest thereon and no Interest Shortfalls occur in respect to the Pool 1 Mortgage Loans, (viii) the scheduled monthly payment for each Pool 1 Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Pool 1 Certificates offered hereby are as indicated on the cover page hereof, (x) the date of the initial issuance of the Pool 1 Certificates is June 26, 1998, (xi) the amounts distributable to Pool 1 Certificateholders are not reduced by the incurrence of any expenses by the related Trust Fund.

     It is not likely that the Pool 1 Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, if the actual characteristics of the Mortgage Loans included in Pool 1 differ from those used in calculating the percentages set forth in the tables, the actual Class Certificate Principal Balance of each Class of Pool 1 Certificates outstanding at any time and the actual weighted average life of each Class of Pool 1 Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                     A1-20

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                      CLASS 1-A1                          CLASS 1-A2                          CLASS 1-A3
                           --------------------------------    --------------------------------    --------------------------------
                                PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION               PREPAYMENT ASSUMPTION
                           --------------------------------    --------------------------------    --------------------------------
DISTRIBUTION DATE           0%    100%   275%   400%   500%     0%    100%   275%   400%   500%     0%    100%   275%   400%   500%
-------------------------  ----   ----   ----   ----   ----    ----   ----   ----   ----   ----    ----   ----   ----   ----   ----
Initial Percentage.......   100   100    100    100    100      100   100    100    100    100      100   100    100    100    100
June 1999................    99    96     92     89     87       99    97     94     92     91      100   100    100    100    100
June 2000................    97    89     76     67     60       98    92     83     76     71      100   100    100    100    100
June 2001................    96    80     55     40     28       97    86     68     56     48      100   100    100    100    100
June 2002................    94    71     38     19      6       96    79     55     41     31      100   100    100    100    100
June 2003................    92    63     23      3      0       94    73     44     29      7      100   100    100    100      0
June 2004................    90    55     13      0      0       93    68     36     12      0      100   100    100      0      0
June 2005................    88    49      4      0      0       91    63     30      0      0      100   100    100      0      0
June 2006................    86    42      0      0      0       90    58     23      0      0      100   100     41      0      0
June 2007................    84    37      0      0      0       88    54     13      0      0      100   100      0      0      0
June 2008................    82    32      0      0      0       87    50      6      0      0      100   100      0      0      0
June 2009................    79    27      0      0      0       85    47      1      0      0      100   100      0      0      0
June 2010................    77    23      0      0      0       83    44      0      0      0      100   100      0      0      0
June 2011................    74    19      0      0      0       81    41      0      0      0      100   100      0      0      0
June 2012................    71    15      0      0      0       79    38      0      0      0      100   100      0      0      0
June 2013................    67    11      0      0      0       76    35      0      0      0      100   100      0      0      0
June 2014................    64     8      0      0      0       73    33      0      0      0      100   100      0      0      0
June 2015................    60     4      0      0      0       71    30      0      0      0      100   100      0      0      0
June 2016................    56     1      0      0      0       68    28      0      0      0      100   100      0      0      0
June 2017................    51     0      0      0      0       64    24      0      0      0      100    56      0      0      0
June 2018................    46     0      0      0      0       61    18      0      0      0      100     0      0      0      0
June 2019................    41     0      0      0      0       57    13      0      0      0      100     0      0      0      0
June 2020................    36     0      0      0      0       53     8      0      0      0      100     0      0      0      0
June 2021................    30     0      0      0      0       49     3      0      0      0      100     0      0      0      0
June 2022................    23     0      0      0      0       44     0      0      0      0      100     0      0      0      0
June 2023................    16     0      0      0      0       39     0      0      0      0      100     0      0      0      0
June 2024................     9     0      0      0      0       34     0      0      0      0      100     0      0      0      0
June 2025................     1     0      0      0      0       28     0      0      0      0      100     0      0      0      0
June 2026................     0     0      0      0      0       12     0      0      0      0        0     0      0      0      0
June 2027................     0     0      0      0      0        0     0      0      0      0        0     0      0      0      0
June 2028................     0     0      0      0      0        0     0      0      0      0        0     0      0      0      0
Weighted Average Life
  (in years)(1)..........  17.6   7.8    3.6    2.7    2.3     20.4   11.3   5.1    3.6    3.0     27.4   19.1   8.0    5.5    4.5

------------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-21

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                      CLASS 1-A4                         CLASS 1-A5                          CLASS 1-A6
                           --------------------------------   --------------------------------   -----------------------------------
                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION                PREPAYMENT ASSUMPTION
                           --------------------------------   --------------------------------   -----------------------------------
DISTRIBUTION DATE           0%    100%   275%   400%   500%    0%    100%   275%   400%   500%    0%     100%    275%    400%   500%
-------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   -----   -----   -----   ----   ----
Initial Percentage.......  100    100    100    100    100    100    100    100    100    100      100     100     100   100    100
June 1999................  100    100    100    100    100    100    100    100    100    100      100     100     100   100    100
June 2000................  100    100    100    100    100    100    100    100    100    100      100     100     100   100    100
June 2001................  100    100    100    100    100    100    100    100    100    100      100     100     100   100    100
June 2002................  100    100    100    100    100    100    100    100    100    100      100     100     100   100    100
June 2003................  100    100    100    100      0    100    100    100    100      7      100     100     100   100    100
June 2004................  100    100    100      0      0    100    100    100     88      0      100     100     100   100      0
June 2005................  100    100    100      0      0    100    100    100      0      0      100     100     100     0      0
June 2006................  100    100    100      0      0    100    100    100      0      0      100     100     100     0      0
June 2007................  100    100      4      0      0    100    100    100      0      0      100     100     100     0      0
June 2008................  100    100      0      0      0    100    100      0      0      0      100     100      99     0      0
June 2009................  100    100      0      0      0    100    100      0      0      0      100     100      12     0      0
June 2010................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2011................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2012................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2013................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2014................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2015................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2016................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2017................  100    100      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2018................  100     80      0      0      0    100    100      0      0      0      100     100       0     0      0
June 2019................  100      0      0      0      0    100     97      0      0      0      100     100       0     0      0
June 2020................  100      0      0      0      0    100     18      0      0      0      100     100       0     0      0
June 2021................  100      0      0      0      0    100      0      0      0      0      100      44       0     0      0
June 2022................  100      0      0      0      0    100      0      0      0      0      100       0       0     0      0
June 2023................  100      0      0      0      0    100      0      0      0      0      100       0       0     0      0
June 2024................  100      0      0      0      0    100      0      0      0      0      100       0       0     0      0
June 2025................  100      0      0      0      0    100      0      0      0      0      100       0       0     0      0
June 2026................    0      0      0      0      0     93      0      0      0      0      100       0       0     0      0
June 2027................    0      0      0      0      0      0      0      0      0      0        0       0       0     0      0
June 2028................    0      0      0      0      0      0      0      0      0      0        0       0       0     0      0
Weighted Average Life
  (in years)(1)..........  27.8   20.4   8.7    5.8    4.7    28.2   21.6   9.5    6.2    4.9     28.5    23.0    10.6   6.6    5.2

------------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-22

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                   CLASS 1-A7                    CLASS 1-A8
                          ----------------------------  ----------------------------
                             PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION
                          ----------------------------  ----------------------------
DISTRIBUTION DATE          0%   100%  275%  400%  500%   0%   100%  275%  400%  500%
------------------------- ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100  100   100   100   100    100  100   100   100   100
June 1999................  100  100   100   100   100    100  100   100   100   100
June 2000................  100  100   100   100   100    100  100   100   100   100
June 2001................  100  100   100   100   100    100  100   100   100   100
June 2002................  100  100   100   100   100    100  100   100   100   100
June 2003................  100  100   100   100    25    100  100   100   100   100
June 2004................  100  100   100    45     0    100  100   100   100    56
June 2005................  100  100   100     0     0    100  100   100    92    15
June 2006................  100  100    83     0     0    100  100   100    57     0
June 2007................  100  100    48     0     0    100  100   100    38     0
June 2008................  100  100    23     0     0    100  100   100    28     0
June 2009................  100  100     3     0     0    100  100   100    21     0
June 2010................  100  100     0     0     0    100  100    84    16     0
June 2011................  100  100     0     0     0    100  100    68    11     0
June 2012................  100  100     0     0     0    100  100    55     8     0
June 2013................  100  100     0     0     0    100  100    44     6     0
June 2014................  100  100     0     0     0    100  100    36     5     0
June 2015................  100  100     0     0     0    100  100    28     3     0
June 2016................  100  100     0     0     0    100  100    23     2     0
June 2017................  100   87     0     0     0    100  100    18     2     0
June 2018................  100   66     0     0     0    100  100    14     1     0
June 2019................  100   47     0     0     0    100  100    11     1     0
June 2020................  100   28     0     0     0    100  100     8     1     0
June 2021................  100   10     0     0     0    100  100     6     0     0
June 2022................  100    0     0     0     0    100   93     5     0     0
June 2023................  100    0     0     0     0    100   75     3     0     0
June 2024................  100    0     0     0     0    100   58     2     0     0
June 2025................  100    0     0     0     0    100   42     1     0     0
June 2026................   46    0     0     0     0    100   27     1     0     0
June 2027................    0    0     0     0     0     74   12     0     0     0
June 2028................    0    0     0     0     0      0    0     0     0     0
Weighted Average Life
  (in years)(1).......... 28.0  20.9  9.1   6.0   4.8   29.3  26.6  15.6  9.5   6.3

                                    CLASS 1-A9                   CLASS 1-A10
                           ----------------------------  ----------------------------
                              PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION
                           ----------------------------  ----------------------------
DISTRIBUTION DATE           0%   100%  275%  400%  500%   0%   100%  275%  400%  500%
-------------------------  ----- ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......    100 100   100   100   100    100  100   100   100   100
June 1999................     95  85    69    58    48    100  100   100   100   100
June 2000................     89  57     4     0     0    100  100   100    89    79
June 2001................     82  20     0     0     0    100  100    74    53    38
June 2002................     76   0     0     0     0    100   95    50    25     8
June 2003................     68   0     0     0     0    100   84    31     4     0
June 2004................     61   0     0     0     0    100   74    17     0     0
June 2005................     53   0     0     0     0    100   65     5     0     0
June 2006................     44   0     0     0     0    100   56     0     0     0
June 2007................     36   0     0     0     0    100   49     0     0     0
June 2008................     26   0     0     0     0    100   43     0     0     0
June 2009................     16   0     0     0     0    100   36     0     0     0
June 2010................      5   0     0     0     0    100   31     0     0     0
June 2011................      0   0     0     0     0     98   25     0     0     0
June 2012................      0   0     0     0     0     94   20     0     0     0
June 2013................      0   0     0     0     0     89   15     0     0     0
June 2014................      0   0     0     0     0     85   10     0     0     0
June 2015................      0   0     0     0     0     79    6     0     0     0
June 2016................      0   0     0     0     0     74    2     0     0     0
June 2017................      0   0     0     0     0     68    0     0     0     0
June 2018................      0   0     0     0     0     61    0     0     0     0
June 2019................      0   0     0     0     0     55    0     0     0     0
June 2020................      0   0     0     0     0     47    0     0     0     0
June 2021................      0   0     0     0     0     39    0     0     0     0
June 2022................      0   0     0     0     0     31    0     0     0     0
June 2023................      0   0     0     0     0     22    0     0     0     0
June 2024................      0   0     0     0     0     12    0     0     0     0
June 2025................      0   0     0     0     0      2    0     0     0     0
June 2026................      0   0     0     0     0      0    0     0     0     0
June 2027................      0   0     0     0     0      0    0     0     0     0
June 2028................      0   0     0     0     0      0    0     0     0     0
Weighted Average Life
  (in years)(1)..........    7.0 2.1   1.3   1.1   1.0   21.1  9.6   4.3   3.3   2.8

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-23

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                              CLASS 1-A11 & 1-A17               CLASS 1-A12                   CLASS 1-A13
                          ----------------------------  ----------------------------  ----------------------------
                             PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION
                          ----------------------------  ----------------------------  ----------------------------
DISTRIBUTION DATE          0%   100%  275%  400%  500%   0%   100%  275%  400%  500%   0%   100%  275%  400%  500%
------------------------- ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
June 1998................  100  100   100   100   100    100  100   100   100   100    100  100   100   100   100
June 1999................  100  100   100   100   100     98   95    95    95    95    100  100    87    77    70
June 2000................  100  100   100   100   100     96   85    85    85    85    100  100    56    25     1
June 2001................  100  100   100   100   100     94   72    72    57    40    100  100    18     0     0
June 2002................  100  100   100   100   100     91   59    54    27     8    100  100     0     0     0
June 2003................  100  100   100   100   100     89   47    33     4     0    100  100     0     0     0
June 2004................  100   98    94    91    88     86   36    18     0     0    100  100     0     0     0
June 2005................   99   95    87    80    74     83   27     6     0     0    100  100     0     0     0
June 2006................   98   90    76    66    56     80   18     0     0     0    100  100     0     0     0
June 2007................   96   84    65    52    37     77   10     0     0     0    100  100     0     0     0
June 2008................   94   78    53    39    26     74    3     0     0     0    100  100     0     0     0
June 2009................   92   71    43    29    17     70    0     0     0     0    100   92     0     0     0
June 2010................   90   65    35    21    12     67    0     0     0     0    100   77     0     0     0
June 2011................   87   60    29    16     8     62    0     0     0     0    100   63     0     0     0
June 2012................   84   54    23    12     5     58    0     0     0     0    100   50     0     0     0
June 2013................   81   49    19     8     4     53    0     0     0     0    100   37     0     0     0
June 2014................   78   44    15     6     2     48    0     0     0     0    100   25     0     0     0
June 2015................   75   40    12     4     2     43    0     0     0     0    100   14     0     0     0
June 2016................   71   36     9     3     1     37    0     0     0     0    100    4     0     0     0
June 2017................   67   32     7     2     1     30    0     0     0     0    100    0     0     0     0
June 2018................   63   28     6     2     0     23    0     0     0     0    100    0     0     0     0
June 2019................   58   24     5     1     0     16    0     0     0     0    100    0     0     0     0
June 2020................   54   21     3     1     0      8    0     0     0     0    100    0     0     0     0
June 2021................   48   18     3     1     0      0    0     0     0     0     99    0     0     0     0
June 2022................   43   15     2     0     0      0    0     0     0     0     78    0     0     0     0
June 2023................   37   12     1     0     0      0    0     0     0     0     55    0     0     0     0
June 2024................   30    9     1     0     0      0    0     0     0     0     30    0     0     0     0
June 2025................   23    7     1     0     0      0    0     0     0     0      4    0     0     0     0
June 2026................   16    4     0     0     0      0    0     0     0     0      0    0     0     0     0
June 2027................    8    2     0     0     0      0    0     0     0     0      0    0     0     0     0
June 2028................    0    0     0     0     0      0    0     0     0     0      0    0     0     0     0
Weighted Average Life
  (in years)(1).......... 21.5  15.9  11.4  9.9   8.9   14.4  5.1   4.2   3.2   2.8   25.2  14.2  2.1   1.5   1.3

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-24

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                  CLASS 1-A14                   CLASS 1-A15                   CLASS 1-A16
                          ----------------------------  ----------------------------  ----------------------------
                             PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION         PREPAYMENT ASSUMPTION
                          ----------------------------  ----------------------------  ----------------------------
DISTRIBUTION DATE          0%   100%  275%  400%  500%   0%   100%  275%  400%  500%   0%   100%  275%  400%  500%
------------------------- ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100  100   100   100   100    100  100   100   100   100    100  100   100   100   100
June 1999................  100  100     0     0     0     98   95    95    95    95    100  100    87    77    70
June 2000................  100  100     0     0     0     96   85    85    85    85    100  100    56    26     2
June 2001................  100  100     0     0     0     94   71    71    57    41    100  100    19     0     0
June 2002................  100  100     0     0     0     91   59    54    27     8    100  100     0     0     0
June 2003................  100  100     0     0     0     89   47    34     4     0    100  100     0     0     0
June 2004................  100  100     0     0     0     86   36    18     0     0    100  100     0     0     0
June 2005................  100  100     0     0     0     83   26     6     0     0    100  100     0     0     0
June 2006................  100  100     0     0     0     80   17     0     0     0    100  100     0     0     0
June 2007................  100  100     0     0     0     77    9     0     0     0    100  100     0     0     0
June 2008................  100  100     0     0     0     74    2     0     0     0    100  100     0     0     0
June 2009................  100  100     0     0     0     70    0     0     0     0    100   90     0     0     0
June 2010................  100  100     0     0     0     66    0     0     0     0    100   76     0     0     0
June 2011................  100  100     0     0     0     62    0     0     0     0    100   62     0     0     0
June 2012................  100  100     0     0     0     58    0     0     0     0    100   49     0     0     0
June 2013................  100  100     0     0     0     53    0     0     0     0    100   37     0     0     0
June 2014................  100  100     0     0     0     48    0     0     0     0    100   25     0     0     0
June 2015................  100  100     0     0     0     42    0     0     0     0    100   14     0     0     0
June 2016................  100  100     0     0     0     36    0     0     0     0    100    4     0     0     0
June 2017................  100    0     0     0     0     30    0     0     0     0    100    0     0     0     0
June 2018................  100    0     0     0     0     23    0     0     0     0    100    0     0     0     0
June 2019................  100    0     0     0     0     15    0     0     0     0    100    0     0     0     0
June 2020................  100    0     0     0     0      8    0     0     0     0    100    0     0     0     0
June 2021................  100    0     0     0     0      0    0     0     0     0     98    0     0     0     0
June 2022................  100    0     0     0     0      0    0     0     0     0     77    0     0     0     0
June 2023................  100    0     0     0     0      0    0     0     0     0     54    0     0     0     0
June 2024................  100    0     0     0     0      0    0     0     0     0     30    0     0     0     0
June 2025................  100    0     0     0     0      0    0     0     0     0      4    0     0     0     0
June 2026................    0    0     0     0     0      0    0     0     0     0      0    0     0     0     0
June 2027................    0    0     0     0     0      0    0     0     0     0      0    0     0     0     0
June 2028................    0    0     0     0     0      0    0     0     0     0      0    0     0     0     0
Weighted Average Life
  (in years)(1).......... 27.2  18.4  0.1   0.1   0.1   14.3  5.0   4.2   3.2   2.8   25.2  14.1  2.1   1.5   1.3

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-25

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 1 CERTIFICATES

                                                                                       CLASS 1-M, CLASS 1-B1
                                                     CLASS 1-R                             AND CLASS 1-B2
                                        ------------------------------------    ------------------------------------
                                               PREPAYMENT ASSUMPTION                   PREPAYMENT ASSUMPTION
                                        ------------------------------------    ------------------------------------
DISTRIBUTION DATE                        0%     100%    275%    400%    500%     0%     100%    275%    400%    500%
-------------------------------------   ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Percentage...................    100    100     100     100     100      100    100     100     100     100
June 1999............................      0      0       0       0       0       99     99      99      99      99
June 2000............................      0      0       0       0       0       98     98      98      98      98
June 2001............................      0      0       0       0       0       97     97      97      97      97
June 2002............................      0      0       0       0       0       96     96      96      96      96
June 2003............................      0      0       0       0       0       94     94      94      94      94
June 2004............................      0      0       0       0       0       93     91      88      86      84
June 2005............................      0      0       0       0       0       91     88      81      76      71
June 2006............................      0      0       0       0       0       90     83      71      63      57
June 2007............................      0      0       0       0       0       88     77      60      50      42
June 2008............................      0      0       0       0       0       86     71      49      37      29
June 2009............................      0      0       0       0       0       84     65      40      27      20
June 2010............................      0      0       0       0       0       82     60      33      20      13
June 2011............................      0      0       0       0       0       80     55      27      15       9
June 2012............................      0      0       0       0       0       77     50      21      11       6
June 2013............................      0      0       0       0       0       75     45      17       8       4
June 2014............................      0      0       0       0       0       72     41      14       6       3
June 2015............................      0      0       0       0       0       68     37      11       4       2
June 2016............................      0      0       0       0       0       65     33       9       3       1
June 2017............................      0      0       0       0       0       61     29       7       2       1
June 2018............................      0      0       0       0       0       58     26       5       2       1
June 2019............................      0      0       0       0       0       53     22       4       1       0
June 2020............................      0      0       0       0       0       49     19       3       1       0
June 2021............................      0      0       0       0       0       44     16       2       1       0
June 2022............................      0      0       0       0       0       39     14       2       0       0
June 2023............................      0      0       0       0       0       33     11       1       0       0
June 2024............................      0      0       0       0       0       28      8       1       0       0
June 2025............................      0      0       0       0       0       21      6       1       0       0
June 2026............................      0      0       0       0       0       14      4       0       0       0
June 2027............................      0      0       0       0       0        7      2       0       0       0
June 2028............................      0      0       0       0       0        0      0       0       0       0
Weighted Average Life
  (in years)(1)......................    0.1    0.1     0.1     0.1     0.1     20.0    14.9    10.9    9.5     8.8

------------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A1-26

                                   APPENDIX A
                           POOL 1 TAC BALANCES TABLE

     The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Pool 1 TAC Certificates set forth on the cover hereof, the assumptions described in 'Pool 1 Annex--The Pool 1 Mortgage Loans and the Pool 1 Certificates--Distributions on the Pool 1 Certificates-- Weighted Average Lives of the Pool 1 Certificates--Pool 1 TAC Certificates' in this Pool 1 Annex, and a constant prepayment rate of 100% of the Prepayment Assumption, in the case of the Class 1-A12 and Class 1-A13 Certificates, and 275% of the Prepayment Assumption, in the case of the Class 1-A15 Certificates (either, a 'Pool 1 TAC Prepayment Assumption'). If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 1 TAC Balances Table will be calculated on or about the Closing Date on the basis of (1) such revised Class Certificate Principal Balances, (2) the actual characteristics of the Pool 1 Mortgage Loans, (3) the applicable Pool 1 TAC Prepayment Assumption and (4) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Pool 1 Modeling Assumptions. The final Pool 1 TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                                            POOL 1 TAC BALANCES
                                                            ---------------------------------------------------
DISTRIBUTION DATE                                             CLASS 1-A12       CLASS 1-A13       CLASS 1-A15
---------------------------------------------------------   ---------------    --------------    --------------
Initial Balance..........................................   $ 35,200,000.00    $14,900,000.00    $45,620,000.00
July 1998................................................     35,116,195.73     14,900,000.00     45,510,658.13
August 1998..............................................     35,019,929.04     14,900,000.00     45,385,056.18
September 1998...........................................     34,911,237.40     14,900,000.00     45,243,243.04
October 1998.............................................     34,790,150.62     14,900,000.00     45,085,257.59
November 1998............................................     34,656,704.92     14,900,000.00     44,911,147.12
December 1998............................................     34,510,942.96     14,900,000.00     44,720,967.25
January 1999.............................................     34,352,913.78     14,900,000.00     44,514,781.99
February 1999............................................     34,182,672.81     14,900,000.00     44,292,663.64
March 1999...............................................     34,000,281.83     14,900,000.00     44,054,692.83
April 1999...............................................     33,805,808.96     14,900,000.00     43,800,958.42
May 1999.................................................     33,599,328.61     14,900,000.00     43,531,557.50
June 1999................................................     33,380,921.43     14,900,000.00     43,246,595.31
July 1999................................................     33,150,679.55     14,900,000.00     42,946,192.03
August 1999..............................................     32,908,695.90     14,900,000.00     42,630,468.94
September 1999...........................................     32,655,074.70     14,900,000.00     42,299,561.98
October 1999.............................................     32,389,920.91     14,900,000.00     41,953,608.13
November 1999............................................     32,113,362.99     14,900,000.00     41,592,774.97
December 1999............................................     31,825,541.53     14,900,000.00     41,217,245.93
January 2000.............................................     31,526,587.57     14,900,000.00     40,827,192.02
February 2000............................................     31,216,635.32     14,900,000.00     40,422,788.30
March 2000...............................................     30,895,832.17     14,900,000.00     40,004,227.11
April 2000...............................................     30,564,343.51     14,900,000.00     39,571,724.21
May 2000.................................................     30,222,337.43     14,900,000.00     39,125,498.94
June 2000................................................     29,870,024.85     14,900,000.00     38,665,826.48
July 2000................................................     29,507,640.61     14,900,000.00     38,193,013.23
August 2000..............................................     29,135,437.64     14,900,000.00     37,707,389.20
September 2000...........................................     28,753,710.74     14,900,000.00     37,209,339.01
October 2000.............................................     28,363,063.43     14,900,000.00     36,699,650.11
November 2000............................................     27,966,510.74     14,900,000.00     36,182,256.29
December 2000............................................     27,570,034.50     14,900,000.00     35,664,962.21
January 2001.............................................     27,175,566.52     14,900,000.00     35,150,288.37
February 2001............................................     26,783,096.59     14,900,000.00     34,638,221.44
March 2001...............................................     26,392,614.57     14,900,000.00     34,128,748.19

                                     A1-27

                                                                            POOL 1 TAC BALANCES
                                                            ---------------------------------------------------
DISTRIBUTION DATE                                             CLASS 1-A12       CLASS 1-A13       CLASS 1-A15
---------------------------------------------------------   ---------------    --------------    --------------
April 2001...............................................   $ 26,004,110.35    $14,900,000.00    $33,621,855.45
May 2001.................................................     25,617,573.90     14,900,000.00     33,117,530.10
June 2001................................................     25,232,995.22     14,900,000.00     32,615,759.12
July 2001................................................     24,850,364.37     14,900,000.00     32,116,529.53
August 2001..............................................     24,469,671.47     14,900,000.00     31,619,828.44
September 2001...........................................     24,090,906.69     14,900,000.00     31,125,643.01
October 2001.............................................     23,714,060.23     14,900,000.00     30,633,960.49
November 2001............................................     23,339,122.38     14,900,000.00     30,144,768.17
December 2001............................................     22,966,083.44     14,900,000.00     29,658,053.43
January 2002.............................................     22,594,933.80     14,900,000.00     29,173,803.70
February 2002............................................     22,225,663.87     14,900,000.00     28,692,006.49
March 2002...............................................     21,858,264.12     14,900,000.00     28,212,649.36
April 2002...............................................     21,492,725.08     14,900,000.00     27,735,719.95
May 2002.................................................     21,129,037.32     14,900,000.00     27,261,205.95
June 2002................................................     20,767,191.47     14,900,000.00     26,789,095.14
July 2002................................................     20,407,178.18     14,900,000.00     26,319,375.35
August 2002..............................................     20,048,988.19     14,900,000.00     25,852,034.45
September 2002...........................................     19,692,612.26     14,900,000.00     25,387,060.42
October 2002.............................................     19,338,041.21     14,900,000.00     24,924,441.26
November 2002............................................     18,985,265.91     14,900,000.00     24,464,165.08
December 2002............................................     18,634,277.28     14,900,000.00     24,006,220.00
January 2003.............................................     18,285,066.27     14,900,000.00     23,550,594.24
February 2003............................................     17,937,623.90     14,900,000.00     23,097,276.08
March 2003...............................................     17,591,941.22     14,900,000.00     22,646,253.84
April 2003...............................................     17,248,009.34     14,900,000.00     22,197,515.93
May 2003.................................................     16,905,819.42     14,900,000.00     21,751,050.79
June 2003................................................     16,565,362.65     14,900,000.00     21,306,846.94
July 2003................................................     16,245,117.56     14,900,000.00     20,889,013.86
August 2003..............................................     15,926,564.20     14,900,000.00     20,473,388.03
September 2003...........................................     15,609,693.95     14,900,000.00     20,059,958.20
October 2003.............................................     15,294,498.24     14,900,000.00     19,648,713.20
November 2003............................................     14,980,968.54     14,900,000.00     19,239,641.89
December 2003............................................     14,669,096.37     14,900,000.00     18,832,733.20
January 2004.............................................     14,358,873.30     14,900,000.00     18,427,976.14
February 2004............................................     14,050,290.92     14,900,000.00     18,025,359.75
March 2004...............................................     13,743,340.90     14,900,000.00     17,624,873.13
April 2004...............................................     13,438,014.94     14,900,000.00     17,226,505.47
May 2004.................................................     13,134,304.77     14,900,000.00     16,830,245.98
June 2004................................................     12,832,202.17     14,900,000.00     16,436,083.95
July 2004................................................     12,537,706.01     14,900,000.00     16,051,846.24
August 2004..............................................     12,244,777.94     14,900,000.00     15,669,654.48
September 2004...........................................     11,953,409.92     14,900,000.00     15,289,498.15
October 2004.............................................     11,663,593.94     14,900,000.00     14,911,366.82
November 2004............................................     11,375,322.05     14,900,000.00     14,535,250.10
December 2004............................................     11,088,586.33     14,900,000.00     14,161,137.66
January 2005.............................................     10,803,378.89     14,900,000.00     13,789,019.23
February 2005............................................     10,519,691.92     14,900,000.00     13,418,884.59
March 2005...............................................     10,237,517.62     14,900,000.00     13,050,723.58
April 2005...............................................      9,956,848.23     14,900,000.00     12,684,526.07
May 2005.................................................      9,677,676.07     14,900,000.00     12,320,282.03
June 2005................................................      9,399,993.45     14,900,000.00     11,957,981.45
July 2005................................................      9,135,452.64     14,900,000.00     11,612,827.37

                                     A1-28

                                                                            POOL 1 TAC BALANCES
                                                            ---------------------------------------------------
DISTRIBUTION DATE                                             CLASS 1-A12       CLASS 1-A13       CLASS 1-A15
---------------------------------------------------------   ---------------    --------------    --------------
August 2005..............................................   $  8,872,318.79    $14,900,000.00    $11,269,508.99
September 2005...........................................      8,610,584.55     14,900,000.00     10,928,016.72
October 2005.............................................      8,350,242.60     14,900,000.00     10,588,341.00
November 2005............................................      8,091,285.66     14,900,000.00     10,250,472.35
December 2005............................................      7,833,706.49     14,900,000.00      9,914,401.32
January 2006.............................................      7,577,497.89     14,900,000.00      9,580,118.51
February 2006............................................      7,322,652.70     14,900,000.00      9,247,614.58
March 2006...............................................      7,069,163.79     14,900,000.00      8,916,880.24
April 2006...............................................      6,817,024.09     14,900,000.00      8,587,906.24
May 2006.................................................      6,566,226.55     14,900,000.00      8,260,683.40
June 2006................................................      6,316,764.15     14,900,000.00      7,935,202.56
July 2006................................................      6,079,736.87     14,900,000.00      7,625,946.17
August 2006..............................................      5,843,938.20     14,900,000.00      7,318,292.79
September 2006...........................................      5,609,361.65     14,900,000.00      7,012,233.94
October 2006.............................................      5,376,000.77     14,900,000.00      6,707,761.22
November 2006............................................      5,143,849.13     14,900,000.00      6,404,866.23
December 2006............................................      4,912,900.36     14,900,000.00      6,103,540.66
January 2007.............................................      4,683,148.11     14,900,000.00      5,803,776.21
February 2007............................................      4,454,586.04     14,900,000.00      5,505,564.64
March 2007...............................................      4,227,207.89     14,900,000.00      5,208,897.75
April 2007...............................................      4,001,007.39     14,900,000.00      4,913,767.39
May 2007.................................................      3,775,978.33     14,900,000.00      4,620,165.44
June 2007................................................      3,552,114.53     14,900,000.00      4,328,083.83
July 2007................................................      3,339,833.64     14,900,000.00      4,051,114.77
August 2007..............................................      3,128,592.01     14,900,000.00      3,775,501.68
September 2007...........................................      2,918,384.26     14,900,000.00      3,501,237.52
October 2007.............................................      2,709,205.01     14,900,000.00      3,228,315.27
November 2007............................................      2,501,048.92     14,900,000.00      2,956,727.97
December 2007............................................      2,293,910.66     14,900,000.00      2,686,468.66
January 2008.............................................      2,087,784.96     14,900,000.00      2,417,530.46
February 2008............................................      1,882,666.54     14,900,000.00      2,149,906.50
March 2008...............................................      1,678,550.17     14,900,000.00      1,883,589.94
April 2008...............................................      1,475,430.64     14,900,000.00      1,618,573.98
May 2008.................................................      1,273,302.77     14,900,000.00      1,354,851.88
June 2008................................................      1,072,161.40     14,900,000.00      1,092,416.89
July 2008................................................        872,001.41     14,900,000.00        831,262.33
August 2008..............................................        672,817.69     14,900,000.00        571,381.54
September 2008...........................................        474,605.17     14,900,000.00        312,767.90
October 2008.............................................        277,358.79     14,900,000.00         55,414.81
November 2008............................................         81,073.52     14,900,000.00              0.00
December 2008............................................              0.00     14,785,744.38              0.00
January 2009.............................................              0.00     14,591,366.39              0.00
February 2009............................................              0.00     14,397,934.59              0.00
March 2009...............................................              0.00     14,205,444.07              0.00
April 2009...............................................              0.00     14,013,889.94              0.00
May 2009.................................................              0.00     13,823,267.31              0.00
June 2009................................................              0.00     13,633,571.34              0.00
July 2009................................................              0.00     13,444,797.20              0.00
August 2009..............................................              0.00     13,256,940.11              0.00
September 2009...........................................              0.00     13,069,995.29              0.00
October 2009.............................................              0.00     12,883,957.99              0.00
November 2009............................................              0.00     12,698,823.49              0.00

                                     A1-29

                                                                            POOL 1 TAC BALANCES
                                                            ---------------------------------------------------
DISTRIBUTION DATE                                             CLASS 1-A12       CLASS 1-A13       CLASS 1-A15
---------------------------------------------------------   ---------------    --------------    --------------
December 2009............................................   $          0.00    $12,514,587.08    $         0.00
January 2010.............................................              0.00     12,331,244.09              0.00
February 2010............................................              0.00     12,148,789.87              0.00
March 2010...............................................              0.00     11,967,219.79              0.00
April 2010...............................................              0.00     11,786,529.25              0.00
May 2010.................................................              0.00     11,606,713.67              0.00
June 2010................................................              0.00     11,427,768.49              0.00
July 2010................................................              0.00     11,249,689.17              0.00
August 2010..............................................              0.00     11,072,471.21              0.00
September 2010...........................................              0.00     10,896,110.12              0.00
October 2010.............................................              0.00     10,720,601.43              0.00
November 2010............................................              0.00     10,545,940.71              0.00
December 2010............................................              0.00     10,372,123.53              0.00
January 2011.............................................              0.00     10,199,145.50              0.00
February 2011............................................              0.00     10,027,002.25              0.00
March 2011...............................................              0.00      9,855,689.42              0.00
April 2011...............................................              0.00      9,685,202.69              0.00
May 2011.................................................              0.00      9,515,537.75              0.00
June 2011................................................              0.00      9,346,690.32              0.00
July 2011................................................              0.00      9,178,656.13              0.00
August 2011..............................................              0.00      9,011,430.94              0.00
September 2011...........................................              0.00      8,845,010.54              0.00
October 2011.............................................              0.00      8,679,390.73              0.00
November 2011............................................              0.00      8,514,567.32              0.00
December 2011............................................              0.00      8,350,536.18              0.00
January 2012.............................................              0.00      8,187,293.16              0.00
February 2012............................................              0.00      8,024,834.16              0.00
March 2012...............................................              0.00      7,863,155.07              0.00
April 2012...............................................              0.00      7,702,251.84              0.00
May 2012.................................................              0.00      7,542,120.42              0.00
June 2012................................................              0.00      7,382,756.77              0.00
July 2012................................................              0.00      7,224,156.90              0.00
August 2012..............................................              0.00      7,066,316.80              0.00
September 2012...........................................              0.00      6,909,232.53              0.00
October 2012.............................................              0.00      6,752,900.12              0.00
November 2012............................................              0.00      6,597,315.66              0.00
December 2012............................................              0.00      6,442,475.23              0.00
January 2013.............................................              0.00      6,288,374.96              0.00
February 2013............................................              0.00      6,135,010.98              0.00
March 2013...............................................              0.00      5,982,379.44              0.00
April 2013...............................................              0.00      5,830,476.52              0.00
May 2013.................................................              0.00      5,679,298.41              0.00
June 2013................................................              0.00      5,528,841.32              0.00
July 2013................................................              0.00      5,379,101.48              0.00
August 2013..............................................              0.00      5,230,075.15              0.00
September 2013...........................................              0.00      5,081,758.60              0.00
October 2013.............................................              0.00      4,934,148.11              0.00
November 2013............................................              0.00      4,787,240.00              0.00
December 2013............................................              0.00      4,641,030.60              0.00
January 2014.............................................              0.00      4,495,516.25              0.00
February 2014............................................              0.00      4,350,693.31              0.00
March 2014...............................................              0.00      4,206,558.17              0.00

                                     A1-30

                                                                            POOL 1 TAC BALANCES
                                                            ---------------------------------------------------
DISTRIBUTION DATE                                             CLASS 1-A12       CLASS 1-A13       CLASS 1-A15
---------------------------------------------------------   ---------------    --------------    --------------
April 2014...............................................   $          0.00    $ 4,063,107.24    $         0.00
May 2014.................................................              0.00      3,920,336.93              0.00
June 2014................................................              0.00      3,778,243.69              0.00
July 2014................................................              0.00      3,636,823.97              0.00
August 2014..............................................              0.00      3,496,074.25              0.00
September 2014...........................................              0.00      3,355,991.01              0.00
October 2014.............................................              0.00      3,216,570.78              0.00
November 2014............................................              0.00      3,077,810.09              0.00
December 2014............................................              0.00      2,939,705.47              0.00
January 2015.............................................              0.00      2,802,253.50              0.00
February 2015............................................              0.00      2,665,450.76              0.00
March 2015...............................................              0.00      2,529,293.85              0.00
April 2015...............................................              0.00      2,393,779.38              0.00
May 2015.................................................              0.00      2,258,903.99              0.00
June 2015................................................              0.00      2,124,664.34              0.00
July 2015................................................              0.00      1,991,057.09              0.00
August 2015..............................................              0.00      1,858,078.94              0.00
September 2015...........................................              0.00      1,725,726.57              0.00
October 2015.............................................              0.00      1,593,996.72              0.00
November 2015............................................              0.00      1,462,886.12              0.00
December 2015............................................              0.00      1,332,391.52              0.00
January 2016.............................................              0.00      1,202,509.70              0.00
February 2016............................................              0.00      1,073,237.44              0.00
March 2016...............................................              0.00        944,571.55              0.00
April 2016...............................................              0.00        816,508.84              0.00
May 2016.................................................              0.00        689,046.16              0.00
June 2016................................................              0.00        562,180.34              0.00
July 2016................................................              0.00        435,908.28              0.00
August 2016..............................................              0.00        310,226.83              0.00
September 2016...........................................              0.00        185,132.92              0.00
October 2016.............................................              0.00         60,623.45              0.00
November 2016............................................              0.00              0.00              0.00

                                     A1-31

                                  POOL 2 ANNEX
             THE POOL 2 MORTGAGE LOANS AND THE POOL 2 CERTIFICATES

     Interest and principal will be distributable on the Pool 2 Certificates solely out of the Pool 2 Available Funds received in respect of the Pool 2 Mortgage Loans. This Pool 2 Annex sets forth certain data with respect to the Pool 2 Mortgage Loans, describes the manner in which interest and principal will be distributable on the Pool 2 Certificates and discusses certain yield and weighted average life considerations relevant to an investment in the Pool 2 Certificates.

THE POOL 2 MORTGAGE LOANS

     It is expected that at least 95% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 2 Mortgage Loans (and substantially all of the Pool 2 Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the Company's full or alternative documentation program or other full or alternative documentation programs acceptable to the Company, that no more than 3.6% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 2 Mortgage Loans will have been originated under the Company's 'No Income Verification Program' or other no income verification programs acceptable to the Company, that no more than 2% of the Pool 2 Mortgage Loans will have been originated under the Company's 'Enhanced Streamlined Refinance Program' or other streamlined refinance programs acceptable to the Company, that none of the Pool 2 Mortgage Loans will have been originated under the Company's 'No Ratio Program' or other no ratio programs acceptable to the Company, and that none of the Pool 2 Mortgage Loans will have been originated under the Company's 'No Income No Asset Verification Program' or other no income, no asset verification programs acceptable to the Company. See 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

     The Pool 2 Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $249,048,321. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $237,500,000 or greater than $262,500,000.

     The Mortgage Rates borne by the Pool 2 Mortgage Loans are expected to range from 6.625% to 9.250% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between 7.42% and 7.46% per annum. The original principal balances of the Pool 2 Mortgage Loans are expected to range from $39,900 to $1,000,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of such Mortgage Loans is not expected to exceed $307,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 2 Mortgage Loan will be November 1996 and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be June 2028. All of the Pool 2 Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of such Mortgage Loans will be between 356 and 358 months as of the Cut-off Date.

     The Pool 2 Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 2 Mortgage Loans) as of the Cut-off Date:

          It is expected that no more than 50% of the Mortgaged Properties relating to the Pool 2 Mortgage Loans will be located in California. The majority of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties located in California, Massachusetts, Colorado, Virginia and New Jersey. No more than 4% of such Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

          No more than 11% of the Pool 2 Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 2% of the Pool 2 Mortgage Loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. None of the Pool 2 Mortgage Loans will have a Scheduled Principal Balance of more than $1,000,000.

          No more than 17% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 6% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As

                                      A2-1
     of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between 75% and 77%.

          No more than 1.5% of such Mortgage Loans will have a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 42% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than 15% of such Mortgage Loans will have been the subject of 'cash-out' refinancings. No more than 1% of such Mortgage Loans will have been relocation loans.

          No more than 1% of such Mortgage Loans will be temporary buy-down Mortgage Loans.

          No more than 3% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          At least 95% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 90% of such Mortgage Loans will be secured by single-family, detached residences. No more than 6% of such Mortgage Loans will be secured by condominiums.

          None of such Mortgage Loans are Cooperative Loans (see 'The Trust Fund--The Mortgage Loans' in the Prospectus) secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to cooperative apartment units therein.

          Federal emergency aid has been made available to property owners in several areas of California and several other states as a result of recent flooding, ice storms and in California, landslides. Approximately 53% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 2 Mortgage Loans (89% of which are located in California) are secured by related Mortgaged Properties located in the 52 counties (25 of which are in California) known to be affected by such conditions, and it is unknown whether additional areas may be affected by such conditions. In addition, due to recent wildfires occurring in widespread areas of Florida, the Federal Emergency Management Agency has announced that federal emergency aid will be available to homeowners throughout Florida affected by such fires. Approximately 2% (by Scheduled Principal Balance as of the Cut-off
     Date) of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in Florida. The Company has not undertaken the physical inspection of any such Mortgaged Property and, as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred.

          Under the Agreement, the Company will represent and warrant that each Pool 2 Mortgaged Property is free of material damage and in good repair as of the date of issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, the Company will be required to repurchase the affected Pool 2 Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by the flooding, ice storms or landslides occurs after the Closing Date, the Company will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. To the extent that any insurance proceeds received with respect to any damaged Pool 2 Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Pool 2 Mortgage Loans in whole or in part. Any repurchases or prepayments of the Pool 2 Mortgage Loans may reduce the weighted average lives of the Certificates offered hereby and will reduce the yields on any Classes of Pool 2 Certificates purchased at a premium.

DISTRIBUTIONS ON THE POOL 2 CERTIFICATES

     Allocation of Pool 2 Available Funds. Interest and principal on the Pool 2 Certificates will be distributed monthly on each Distribution Date commencing in July 1998 in an aggregate amount equal to the Pool 2 Available Funds for such Distribution Date.

                                      A2-2

     On each Distribution Date, the Pool 2 Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Pool 2 Senior Certificates (other than the Class 2-PO Certificates), the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the Classes of Pool 2 Senior Certificates (other than the Class 2-PO Certificates), any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Pool 2 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

          third, to the Classes of Pool 2 Senior Certificates (other than the Class 2-A13 Certificates), in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Pool 2 Available Funds, concurrently, as follows:

             (a) to the Class 2-A4 Certificates (the 'Pool 2 Group II Senior Certificates'), the Class 2-A4 Principal Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

             (b) to the Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A5, Class 2-A6, Class 2-A7, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-A14, Class 2-A15, Class 2-A16, Class 2-R and Class 2-RL Certificates, the Pool 2 Senior Optimal Principal Amount for such Distribution Date, less the Class 2-A4 Principal Distribution Amount for such Distribution Date, in the following order of priority:

                (1) pro rata, to the Class 2-R and Class 2-RL Certificates, until the Class Certificate Principal Balance of each such Certificate has been reduced to zero;

                (2) to the Class 2-A1, Class 2-A5, Class 2-A6, Class 2-A10, Class 2-A11 and Class 2-A12 Certificates, the amount set forth in clause (b) above, after giving effect to clause (b)(1) above, concurrently, as follows:

                    (A) to the Class 2-A5, Class 2-A6, Class 2-A11 and Class
               2-A12 Certificates, approximately 48.2758620690% of the amount set forth in clause (b)(2) above, in the following order of priority:

                        (I) to the Class 2-A6, Class 2-A11 and Class 2-A12
                   Certificates, concurrently, as follows:

                            (a) sequentially, to the Class 2-A12 Certificates
                       and Class 2-A11 Certificates, in that order, approximately 83.2985386221% of the amount set forth in clause (b)(2)(A) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date, such that no amount will be distributable to the Class 2-A11 Certificates pursuant to this clause until the amount distributable to the Class 2-A12 Certificates pursuant to this clause has been distributed; and

                            (b) to the Class 2-A6 Certificates, approximately
                       16.7014613779% of the amount set forth in clause
                       (b)(2)(A) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date; and

                        (II) to the Class 2-A5 Certificates, up to the amount
                   necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date;

                                      A2-3

                    (B) to the Class 2-A1 and Class 2-A10 Certificates,
               approximately 51.7241379310% of the amount set forth in clause
               (b)(2) above, concurrently, as follows:

                        (I) to the Class 2-A1 Certificates, approximately
                   14.0477466667% of the amount set forth in clause (b)(2)(B) above, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date; and

                        (II) sequentially, to the Class 2-A10 and Class 2-A1
                   Certificates, in that order, approximately 85.9522533333% of the amount set forth in clause (b)(2)(B) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date, such that no amount will be distributable to the Class 2-A1 Certificates pursuant to this clause until the amount distributable to the Class 2-A10 Certificates pursuant to this clause has been distributed;

                (3) to the Class 2-A1, Class 2-A2, Class 2-A14, Class 2-A15 and Class 2-A16 Certificates, the amount set forth in clause (b) above, after giving effect to clauses (b)(1) and (b)(2) above, concurrently, as follows:

                    (A) sequentially, to the Class 2-A14, Class 2-A15 and Class
               2-A16 Certificates, in that order, approximately 34.2437509965% of the amount set forth in clause (b)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date, such that no amount will be distributable to the Class 2-A15 Certificates pursuant to this clause until the amount distributable to the Class 2-A14 Certificates pursuant to this clause has been distributed, and that no amount will be distributable to the Class 2-A16 Certificates pursuant to this clause until the amount distributable on the Class 2-A15 Certificates pursuant to this clause has been distributed;

                    (B) to the Class 2-A2 Certificates, approximately
               34.2437509965% of the amount set forth in clause (b)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date; and

                    (C) to the Class 2-A1 Certificates,
               approximately31.5124980070% of the amount set forth in clause
               (b)(3) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date;

                (4) pro rata, to the Class 2-A8 and Class 2-A9 Certificates, up to the amount necessary to reduce the Class Certificate Principal Balance of each such Class to its respective TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date;

                (5) pro rata, to the Class 2-A3 and Class 2-A7 Certificates, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

                (6) to the Class 2-A1, Class 2-A5, Class 2-A6, Class 2-A10, Class 2-A11 and Class 2-A12 Certificates, the amount set forth in clause (b) above, after giving effect to clauses (b)(1) through
           (b)(5) above, concurrently, as follows:

                    (A) to the Class 2-A5, Class 2-A6, Class 2-A11 and Class
               2-A12 Certificates, approximately 48.2758620690% of the amount set forth in clause (b)(6) above, in the following order of priority:

                        (I) to the Class 2-A6, Class 2-A11 and Class 2-A12
                   Certificates, concurrently, as follows:

                            (a) sequentially, to the Class 2-A12 and Class 2-A11
                       Certificates, in that order, approximately 83.2985386221% of the amount set forth in clause (b)(6)(A) above, up to the amount necessary to reduce the Class Certificate Principal Balance of

                                      A2-4
                       each such Class to its respective TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date, such that no amount will be distributable to the Class 2-A11 Certificates pursuant to this clause until the amount distributable to the Class 2-A12 Certificates pursuant to this clause has been distributed; and

                            (b) to the Class 2-A6 Certificates, approximately
                       16.7014613779% of the amount set forth in clause
                       (b)(6)(A) above, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its TAC Balance (as set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex) for such Distribution Date; and

                        (II) to the Class 2-A5 Certificates, without regard to
                   its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                        (III) to the Class 2-A6, Class 2-A11 and Class 2-A12
                   Certificates, concurrently, as follows:

                            (a) sequentially, to the Class 2-A12 and Class 2-A11
                       Certificates, in that order, approximately 83.2985386221% of the amount set forth in clause (b)(6)(A) above, after giving effect to clauses (b)(6)(A)(I) and (b)(6)(A)(II), without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amount will be distributable to the Class 2-A11 Certificates pursuant to this clause until the Class Certificate Principal Balance of the Class 2-A12 Certificates has been reduced to zero; and

                            (b) to the Class 2-A6 Certificates, approximately
                       16.7014613779% of the amount set forth in clauses
                       (b)(6)(A) above, after giving effect to clauses
                       (b)(6)(A)(I) and (b)(6)(A)(II), without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                    (B) to the Class 2-A1 and Class 2-A10 Certificates,
               approximately 51.7241379310% of the amount set forth in clause
               (b)(6) above, concurrently, as follows:

                        (I) to the Class 2-A1 Certificates, approximately
                   14.0477466667% of the amount set forth in clause (b)(6)(B) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                        (II) sequentially, to the Class 2-A10 and Class 2-A1
                   Certificates, in that order, approximately 85.9522533333% of the amount set forth in clause (b)(6)(B) above, without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amount will be distributable to the Class 2-A1 Certificates pursuant to this clause until the Class Certificate Principal Balance of the Class 2-A10 Certificates has been reduced to zero;

                (7) to the Class 2-A1, Class 2-A2, Class 2-A14, Class 2-A15 and Class 2-A16 Certificates, the amount set forth in clause (b) above, after giving effect to clauses (b)(1) through (b)(6) above, concurrently, as follows:

                    (A) sequentially, to the Class 2-A14, Class 2-A15 and Class
               2-A16 Certificates, in that order, approximately 34.2437509965% of the amount set forth in clause (b)(7) above, without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero, such that no amount will be distributable to the Class 2-A15 Certificates pursuant to this clause until the Class Certificate Principal Balance of the Class 2-A14 Certificates has been reduced to zero, and such that no amount will be distributable to the Class 2-A16 Certificates pursuant to this

                                      A2-5
               clause until the Class Certificate Principal Balance of the Class 2-A15 Certificates has been reduced to zero;

                    (B) to the Class 2-A2 Certificates, approximately
               34.2437509965% of the amount set forth in clause (b)(7) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof is reduced to zero; and

                    (C) to the Class 2-A1 Certificates, approximately
               31.5124980070% of the amount set forth in clause (b)(7) above, without regard to its TAC Balance for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                (8) pro rata, to the Class 2-A8 and Class 2-A9 Certificates, without regard to their respective TAC Balances for such Distribution Date, until the Class Certificate Principal Balance of each such Class has been reduced to zero;

          (c) to the Class 2-PO Certificates, the Class 2-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class 2-PO Certificates, to the extent of remaining Pool 2 Available Funds, the Class 2-PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Pool 2 Junior Optimal Principal Amount for such Distribution Date, (ii) such distributions shall not reduce the Class Certificate Principal Balance of the Class 2-PO Certificates and (iii) no distribution will be made in respect of the Class 2-PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the Pool 2 Junior Certificates have been reduced to zero (the 'Pool 2 Cross-Over Date');

          fifth, to the Class 2-M Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          sixth, to the Class 2-B1 Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          seventh, to the Class 2-B2 Certificates, to the extent of remaining Pool 2 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

          eighth, to the Class 2-B3, Class 2-B4 and Class 2-B5 Certificates, to the extent of remaining Pool 2 Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Shares for such Distribution Date.

     'Pro rata' distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances of such Classes.

     The percentages set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances of the related Certificates set forth on the cover hereof. If such Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Pool 2 Cross-Over Date, distributions of principal on the outstanding Pool 2 Senior Certificates will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of the principal payments described in priority third above.

     If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Pool 2 Available Funds are less than the sum of the amounts required to be distributed in accordance with priority third above, the Pool 2 Senior Optimal Principal Amount and the Class 2-PO Principal Distribution Amount for such Distribution Date shall be proportionately reduced, and such remaining Pool 2

                                      A2-6

Available Funds will be distributed on the Pool 2 Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses in respect of Pool 2 will be allocated to the Pool 2 Certificates as described under '--Allocation of Realized Losses on the Pool 2 Certificates' herein.

     Interest. Interest will accrue on the Pool 2 Certificates offered hereby (other than the Class 2-A3 and Class 2-A7 Certificates) at the respective fixed Certificate Interest Rates set forth on the cover hereof during each Interest Accrual Period. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class 2-B3, Class 2-B4 and Class 2-B5 Certificates at the Certificate Interest Rate of 6.75% per annum during each Interest Accrual Period.

     Interest will accrue on the Class 2-A3 Certificates at the per annum rate of 6.60625% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.95% plus LIBOR and (ii) 8.50%, subject to a minimum rate of 0.95%.

     Interest will accrue on the Class 2-A7 Certificates at the per annum rate of 7.304464% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 29.12149% minus the product of 3.857143 and LIBOR and (ii) 29.12149%, subject to minimum rate of 0.00%.

     The Trustee shall determine LIBOR in accordance with the methods set forth under '--Determination of LIBOR' below.

     The Class 2-PO Certificates are principal-only Certificates and will not accrue interest.

     The 'Accrued Certificate Interest' for any Pool 2 Certificate (other than a Class 2-PO Certificate) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or Notional Principal Balance in the case of a Class 2-A13 Certificate) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) allocable to Certificateholders through the Pool 2 Cross-Over Date and, after the Pool 2 Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders including Excess Losses, in each case in respect of the Pool 2 Mortgage Loans.

     The 'Certificate Principal Balance' of any Pool 2 Certificate (other than a Class 2-A13 Certificate) as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by
(i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Pool 2 Junior Certificate, such Certificate's pro rata share, if any, of the Pool 2 Junior Certificate Writedown Amount (as defined below) and the Class 2-PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates. As of any Distribution Date, the 'Pool 2 Junior Certificate Writedown Amount' will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the Pool 2 Certificates (after giving effect to the distribution of principal and the application of Realized Losses in respect of the Pool 2 Mortgage Loans in reduction of the Certificate Principal Balances of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Pool 2 Mortgage Loans on the first day of the month of such Distribution Date less any applicable Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date in respect of Pool 2. For any Distribution Date, the 'Class 2-PO Deferred Payment Writedown Amount' will equal the amount, if any, distributed on such date in respect of the Class 2-PO Deferred Amount pursuant to priority fourth under '--Allocation of Pool 2 Available Funds' above. The Pool 2 Junior Certificate Writedown Amount and the Class 2-PO Deferred Payment Writedown Amount will each be allocated to the Classes of Pool 2 Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     The aggregate 'Notional Principal Balance' of the Class 2-A13 Certificates as of any Distribution Date will equal the Class Certificate Principal Balance of the Class 2-A6 Certificates on such Distribution Date. The initial Notional Principal Balance of the Class 2-A13 Certificates is approximately $10,000,000.

     For the definitions of 'Interest Accrual Period,' 'Net Interest Shortfall' and 'Interest Shortfall,' see 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Interest' herein.

                                      A2-7

     Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Pool 2 Certificateholders through the Pool 2 Cross-Over Date and, after the Pool 2 Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see '--Allocation of Realized Losses on the Pool 2 Certificates' herein), in each case in respect of the Pool 2 Mortgage Loans, will, on each Distribution Date, be allocated among all the outstanding Pool 2 Certificates (other than the Class 2-PO Certificates), in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See 'The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses' herein.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 2 Mortgage Loans occurring prior to the Pool 2 Cross-Over Date will not be allocated among any Pool 2 Certificates, but will reduce the amount of Pool 2 Available Funds on the related Distribution Date. As a result of the subordination of the Pool 2 Junior Certificates in right of distribution relative to the Pool 2 Senior Certificates, such losses will be borne first by the Pool 2 Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If the Pool 2 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Pool 2 Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon on such Distribution Date. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) on subsequent Distribution Dates in accordance with priority second under '--Allocation of Pool 2 Available Funds' above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     The Class 2-A9 Certificates will accrue interest at the rate of 8.0% per annum on all Distribution Dates to and including the Distribution Date in June 1999, at the rate of 7.5% per annum on any Distribution Date from and including July 1999 to and including the Distribution Date in June 2000, at the rate of 7.0% per annum on any Distribution Date from and including July 2000 to and including the Distribution Date in June 2001, and at the rate of 6.5% per annum on any Distribution Date in or after July 2001.

     A custodial account (the 'Class 2-A9 Interest Account') will be established at the time of the issuance of the Pool 2 Certificates for the exclusive benefit of the Class 2-A9 Certificates by the deposit by CSFB of an amount not less than $52,500 into a separate account maintained pursuant to the Agreement by State Street Bank and Trust Company, in its capacity as custodian for the Class 2-A9 Certificateholders and not as Trustee. The Class 2-A9 Interest Account is not part of the Pool 2 Trust Fund. On each Distribution Date through the Distribution Date in July 2001, amounts on deposit in the Class 2-A9 Interest Account will be withdrawn, to the extent necessary, to make interest distributions on the Class 2-A9 Certificates in an amount equal to the excess of
(i) the amount of interest accrued on such Certificates during the related Interest Accrual Period at the then applicable Certificate Interest Rate over
(ii) the amount that would have accrued on such Certificates at a rate equal to 6.50% per annum. Amounts on deposit in the Class 2-A9 Interest Account will not be available to cover reductions in the Certificate Interest Rate due to Net Interest Shortfalls, the interest portion of any Excess Losses or the interest portion of any Realized Losses allocable to the Class 2-A9 Certificates, or to make any other distributions thereon. Amounts on deposit in the Class 2-A9 Interest Account will not be invested. Any amount remaining in the Class 2-A9 Interest Account after the Distribution Date in June 2001, or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class 2-A9 Certificates has been reduced to zero, will be distributed to the holder of the Class 2-RL Certificates. The Company will have no obligation or liability to any Certificateholder or State Street Bank and Trust Company in respect of the Class 2-A9 Interest Account following the initial deposit therein.

     Determination of LIBOR. The Trustee shall determine the Certificate Interest Rate for the Class 2-A3 and Class 2-A7 Certificates for any Interest Accrual Period by reference to LIBOR. 'LIBOR' will be determined on the second London banking day (as defined below) immediately preceding the commencement of each Interest Accrual Period for the Class 2-A3 and Class 2-A7 Certificates (other than the first Interest Accrual Period) (each, a 'LIBOR Determination Date'), and will be (1) the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a period of one month that appears on Telerate page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date (such rate, the 'British Bankers' Association Interest Settlement Rate') or (2) if

                                      A2-8
such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Trustee will request the principal London office of each of four major reference banks in the London interbank market selected by the Trustee to provide such banks' respective offered quotations (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a period of one month as of 11:00 a.m., London time, on such LIBOR Determination Date. If at least two such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Trustee will request each of three major banks in New York City selected by the Trustee to provide such banks' respective rates (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a period of one month as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period, and LIBOR will be the arithmetic mean of the quotations so provided. If on any LIBOR Determination Date the Trustee is required but is unable to determine LIBOR in the manner provided in the immediately preceding sentence, LIBOR for the related Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, 5.65625% per annum. As used herein with respect to a LIBOR Determination Date, 'London banking day' means a day on which banks are open for dealing in foreign currency and exchange in London.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class 2-A3 and Class 2-A7 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. The Certificate Interest Rates on the Class 2-A3 and Class 2-A7 Certificates for any Interest Accrual Period may be obtained by calling the Trustee at (617) 664-5500.

     Principal. All payments and other amounts received in respect of principal of the Pool 2 Mortgage Loans will be allocated between (i) the Pool 2 Certificates (other than the Class 2-A13 and Class 2-PO Certificates), on the one hand, and (ii) the Class 2-PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The 'Non-PO Percentage' with respect to any Pool 2 Mortgage Loan with a Net Mortgage Rate ('NMR') less than 6.75% per annum (each such Mortgage Loan, a 'Pool 2 Discount Mortgage Loan') will be the fraction, expressed as a percentage, equal to NMR divided by 6.75%. The 'Non-PO Percentage' with respect to any Pool 2 Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.75% (each such Mortgage Loan, a 'Pool 2 Non-Discount Mortgage Loan') will be 100%. The 'PO Percentage' with respect to any Pool 2 Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.75% - NMR) divided by 6.75%. The 'PO Percentage' with respect to any Pool 2 Non-Discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class 2-PO Certificates, which are not offered hereby, will be approximately $205,476 subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each Pool 2 Senior Certificate other than the Class 2-A13 Certificates will be made on each Distribution Date pursuant to priority third under '--Allocation of Pool 2 Available Funds' above. In accordance with priority third, the Pool 2 Available Funds remaining after the distribution of interest on the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) will be allocated to such Certificates (except the Class 2-A13 Certificates) in an aggregate amount not to exceed the sum of the Pool 2 Senior Optimal Principal Amount and the Class 2-PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class 2-M, Class 2-B1 and Class 2-B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under '--Allocation of Pool 2 Available Funds' above. In accordance with each such priority, the Pool 2 Available Funds, if any, remaining after distributions of principal and interest on the Pool 2 Senior Certificates and payments in respect of the Class 2-PO Deferred Amount on such Distribution Date will be allocated to the Class 2-M, Class 2-B1 and Class 2-B2 Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any related Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date. The Pool 2 Group II Senior Certificates will not receive any distributions in respect of scheduled payments, prepayments or certain other unscheduled recoveries of principal on the Pool 2 Mortgage Loans during the first five years after the Cut-off Date, except as otherwise described herein on or following the earlier of the Pool 2 Group I Final Distribution Date or the Pool 2 Cross-Over Date.

                                      A2-9

     The 'Pool 2 Senior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the Pool 2 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 2 after the Pool 2 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 2 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 2 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 2 during the applicable Prepayment Period, (iv) the lesser of
(a) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 2 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 2 Mortgage Loans described in clause (x)) and
(x) the principal balance of each Pool 2 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Pool 2 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 2 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 2 Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Pool 2 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Pool 2 Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 2 during the related Prepayment Period, and (v) the Pool 2 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 Mortgage Loan that has been replaced by the Company with a substitute Pool 2 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 2 Mortgage Loan.

     With respect to any Pool 2 Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the 'Prepayment Period' is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 2 Mortgage Loan and any Distribution Date, the Prepayment Period is the month preceding the month of such Distribution Date.

     The 'Class 2-A4 Principal Distribution Amount' for any Distribution Date will equal the product of (a) the Pool 2 Senior Optimal Principal Amount for such date multiplied by (b) the Class 2-A4 Percentage for such date multiplied by (c) the Class 2-A4 Distribution Percentage for such date. Notwithstanding the foregoing, (i) on the Pool 2 Group I Final Distribution Date, the Class 2-A4 Principal Distribution Amount will be increased by any Pool 2 Senior Optimal Principal Amount remaining after distributions of principal have been made on the Pool 2 Group I Senior Certificates, and (ii) following the Pool 2 Group I Final Distribution Date, the Class 2-A4 Principal Distribution Amount will equal the Pool 2 Senior Optimal Principal Amount.

     The 'Class 2-A4 Distribution Percentage' for any Distribution Date will equal 0% through the Distribution Date in June 2003; 30% thereafter through the Distribution Date in June 2004; 40% thereafter through the Distribution Date in June 2005; 60% thereafter through the Distribution Date in June 2006; 80% thereafter through the Distribution Date in June 2007; and 100% thereafter.

     The 'Class 2-A4 Percentage' for any Distribution Date will equal the percentage (carried to six places rounded up) obtained by dividing (x) the Class Certificate Principal Balance of the Class 2-A4 Certificates immediately preceding such Distribution Date by (y) the aggregate Class Certificate Principal Balance of all the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) immediately preceding such Distribution Date. The initial Class 2-A4 Percentage is expected to be approximately 10.425627%.

                                     A2-10

     The 'Pool 2 Senior Percentage' on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 2 Senior Certificates (less the Class Certificate Principal Balance of the Class 2-PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Pool 2 Certificates (less the Class Certificate Principal Balance of the Class 2-PO Certificates) immediately preceding such Distribution Date. The initial Pool 2 Senior Percentage is expected to be approximately 96.0%.

     The 'Pool 2 Senior Prepayment Percentage' on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                  POOL 2 SENIOR PREPAYMENT PERCENTAGE
July 1998 - June 2003       100%
July 2003 - June 2004       Pool 2 Senior Percentage plus 70% of the Pool 2 Junior Percentage
July 2004 - June 2005       Pool 2 Senior Percentage plus 60% of the Pool 2 Junior Percentage
July 2005 - June 2006       Pool 2 Senior Percentage plus 40% of the Pool 2 Junior Percentage
July 2006 - June 2007       Pool 2 Senior Percentage plus 20% of the Pool 2 Junior Percentage
July 2007 and thereafter    Pool 2 Senior Percentage

     Notwithstanding the foregoing, if the Pool 2 Senior Percentage on any Distribution Date exceeds the initial Pool 2 Senior Percentage, the Pool 2 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 2 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the 'Pool 2 Senior Prepayment Percentage Stepdown Limitation') unless, as of the last day of the month preceding such Distribution Date, either:

          (A)(i) the aggregate Scheduled Principal Balance of Pool 2 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 2 Mortgage Loans in foreclosure and Pool 2 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 2) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Pool 2 Junior Certificates as of such date and
     (ii) cumulative Realized Losses in respect of Pool 2 do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Pool 2 Junior Certificates as of the date of issuance of the Certificates (the 'Original Pool 2 Junior Principal Balance') if such Distribution Date occurs between and including July 2003 and June 2004, (b) 35% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 40% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 45% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 50% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs during or after July 2007; or

          (B)(i) the aggregate Scheduled Principal Balance of Pool 2 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 2 Mortgage Loans in foreclosure and Pool 2 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 2), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 2 Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses in respect of Pool 2 do not exceed (a) 10% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (b) 15% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 20% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 25% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 30% of the Original Pool 2 Junior Principal Balance if such Distribution Date occurs during or after July 2007.

     The 'Class 2-PO Principal Distribution Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of all scheduled payments of principal due on each Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 2 after the Bankruptcy Coverage Termination Date in respect of Pool 2, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the applicable PO

                                     A2-11

Percentage of the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 2 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period, (iv) the applicable PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 2 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 2 Mortgage Loans described in clause (x)) and (x) the principal balance of each Pool 2 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 Mortgage Loan that has been replaced by the Company with a substitute Pool 2 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 2 Mortgage Loan. For purposes of clauses (ii) and (v) above, the Scheduled Principal Balance of a Pool 2 Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Pool 2 Bankruptcy Coverage Termination Date.

     The 'Pool 2 Group I Final Distribution Date' is the Distribution Date on which the Class Certificate Principal Balance of each of the Pool 2 Group I Senior Certificates has been reduced to zero.

The 'Pool 2 Junior Percentage' on any Distribution Date will equal 100% minus the Pool 2 Senior Percentage. The 'Pool 2 Junior Prepayment Percentage' will equal 100% minus the Pool 2 Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Pool 2 Senior Certificates (other than the Class 2-PO Certificates) have each been reduced to zero (the 'Pool 2 Senior Final Distribution Date'), the Pool 2 Junior Prepayment Percentage will equal 100%. The initial Pool 2 Junior Percentage is expected to be approximately 4.0%.

     The 'Pool 2 Junior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Pool 2 Junior Certificates immediately prior to such Distribution Date): (i) the Pool 2 Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Pool 2 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 2 after the Pool 2 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 2 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 2 during the related Prepayment Period (plus, on the Pool 2 Senior Final Distribution Date, 100% of any Pool 2 Senior Optimal Principal Amount remaining undistributed on each date), (iv) the excess, if any, of the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 2 (other than Pool 2 Mortgage Loans described in clause (b)) and (b) the applicable Non-PO Percentage of the principal balance of each Pool 2 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the Pool 2 Senior Certificateholders (other than the holders of the Class 2-PO Certificates) pursuant to clause (iv) of the definition of Pool 2 Senior Optimal Principal Amount on such Distribution Date, and (v) the Pool 2 Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 2 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 2 Mortgage Loan that has been replaced by the Company with a substitute Pool 2 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 2 Mortgage Loan.

                                     A2-12

     The 'Allocable Share' with respect to any Class of Pool 2 Junior Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Pool 2 Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class 2-B Certificate shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Pool 2 Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The 'Class Prepayment Distribution Trigger' for a Class of Class 2-B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Pool 2 Mortgage Loans with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If, on any Distribution Date, the Class Certificate Principal Balance of the Class 2-M Certificates or of any Class of Class 2-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Pool 2 Junior Optimal Principal Amount, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Pool 2 Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class 2-B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking Classes of Pool 2 Junior Certificates. On any Distribution Date, any reduction in funds available for distribution to the Classes of Pool 2 Junior Certificates resulting from a distribution of the Class 2-PO Deferred Amount to the Class 2-PO Certificates will be allocated to the Classes of Pool 2 Junior Certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

     Example of Distributions. For an example of hypothetical distributions on the Certificates for a particular Distribution Date, see 'Description of the Certificates--Example of Distributions' in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES ON THE POOL 2 CERTIFICATES

     For the definitions of 'Realized Loss,' 'Liquidated Mortgage Loan,' 'Deficient Valuation,' 'Debt Service Reduction,' 'Bankruptcy Loss,' 'Fraud Loss,' 'Excess Loss' and 'Special Hazard Loss,' see 'Pool 1 Annex--Allocation of Realized Losses on the Pool 1 Certificates.'

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Pool 2 Discount Mortgage Loan will be allocated to the Class 2-PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Pool 2 Cross-Over Date, the aggregate of all amounts so allocable to the Class 2-PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Pool 2 Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class 2-PO Certificates and not distributed on prior Distribution Dates will be the 'Class 2-PO Deferred Amount.' To the extent funds are available therefor on any Distribution Date through the Pool 2 Cross-Over Date, distributions in respect of the Class 2-PO Deferred Amount will be made on the Class 2-PO Certificates in accordance with priority fourth under '--Distributions on the Pool 2 Certificates--Allocation of Pool 2 Available Funds' above. Any distribution of Pool 2 Available Funds in respect of the Class 2-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class 2-PO Certificates. No interest will accrue on the Class 2-PO Deferred Amount. On each Distribution Date through the Pool 2 Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking Class of Pool 2 Junior Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class 2-PO Deferred Amount on such Distribution Date, through the operation of the Class 2-PO Deferred Payment Writedown Amount. After the Pool 2 Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class 2-PO Certificates will not be added to, the Class 2-PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying Prospectus) in respect of Pool 2 on the Class 2-PO Certificates will be adjusted to take into account the Class 2-PO Deferred Amount previously paid to such Class as specified in the Agreement. See 'Servicing of the Mortgage Loans and Contracts--Unanticipated Recoveries of Losses on the Mortgage Loans' in the accompanying Prospectus.

                                     A2-13

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 2 Mortgage Loan for any Distribution Date will not be allocated to any Pool 2 Senior Certificates until the Pool 2 Cross-Over Date. Prior to the Pool 2 Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Pool 2 Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class 2-B5 Certificates while such Certificates are outstanding, second to the Class 2-B4 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Pool 2 Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Pool 2 Certificates (other than the Class 2-A13 and Class 2-PO Certificates) based on their Class Certificate Principal Balances. Commencing on the Pool 2 Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) in respect of the Pool 2 Mortgage Loans will be allocated among the outstanding Classes of Pool 2 Senior Certificates (other than the Class 2-A13 and Class 2-PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any Class of Pool 2 Certificates will be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Pool 2 Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance of Pool 2 as of the first day of the month of such Distribution Date, less any Deficient Valuations in respect of Pool 2 Mortgage Loans occurring on or prior to the Pool 2 Bankruptcy Coverage Termination Date (such limitation being the 'Pool 2 Loss Allocation Limitation').

     Because the aggregate Notional Principal Balance of the Class 2-A13 Certificates will be determined by reference to the Class Certificate Principal Balance from time to time of the Class 2-A6 Certificates, any Realized Losses that are applied to reduce the Class Certificate Principal Balance of the Class 2-A6 Certificates will also reduce the Notional Principal Balance of the Class 2-A13 Certificates. As a result, the amount of interest distributable on the Class 2-A13 Certificates would be reduced.

     The principal portion of Debt Service Reductions in respect of the Pool 2 Mortgage Loans will not be allocated in reduction of the Certificate Principal Balance of any Pool 2 Certificate. However, after the Pool 2 Bankruptcy Coverage Termination Date, the amounts distributable under clause (i) of each of the definitions of Pool 2 Senior Optimal Principal Amount, Class 2-PO Principal Distribution Amount and Pool 2 Junior Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions in respect of the Pool 2 Mortgage Loans. Regardless of when they occur, such Debt Service Reductions may reduce the amount of Pool 2 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Pool 2 Junior Certificates in right of distribution relative to the Pool 2 Senior Certificates, any Debt Service Reductions in respect of the Pool 2 Mortgage Loans prior to the Pool 2 Bankruptcy Coverage Termination Date will be borne by the Pool 2 Junior Certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses in respect of the Pool 2 Mortgage Loans to a Class of Pool 2 Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Pool 2 Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class 2-PO Certificates on any Distribution Date through the Pool 2 Cross-Over Date will also be taken into account in determining distributions in respect of the Class 2-PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses in respect of the Pool 2 Mortgage Loans will be allocated among the outstanding Classes of Pool 2 Certificates offered hereby to the extent described under '--Distributions on the Pool 2 Certificates--Interest' above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Pool 2 Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the Mortgage Rate over the sum of the Base Servicing Fee and the Supplemental Servicing Fee in proportion to the amount of accrued interest in respect of such Pool 2 Mortgage Loan that would have been so allocated in the absence of any such shortfall.

                                     A2-14

     The applicable Non-PO Percentage of any Deficient Valuation in respect of a Pool 2 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 2 Junior Certificates until the Pool 2 Bankruptcy Coverage Termination Date. The 'Pool 2 Bankruptcy Coverage Termination Date' is the Distribution Date upon which the Pool 2 Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Pool 2 Cross-Over Date, if earlier). On each Distribution Date, the 'Pool 2 Bankruptcy Loss Amount' will equal approximately $100,000 (approximately 0.04% of the aggregate Scheduled Principal Balances of the Pool 2 Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses in respect of the Pool 2 Mortgage Loans. The Pool 2 Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) to the effect that such reduction or modification will not adversely affect the then current ratings of the Pool 2 Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses in respect of the Pool 2 Mortgage Loans.

     The applicable Non-PO Percentage of any Fraud Loss in respect of a Pool 2 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 2 Junior Certificates until the Pool 2 Fraud Coverage Termination Date. The 'Pool 2 Fraud Coverage Termination Date' is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Pool 2 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 2 Fraud Loss Amount' will equal approximately $2,490,483 (approximately 1.0% of the aggregate Scheduled Principal Balances of the Pool 2 Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Pool 2 Fraud Loss Amount will equal approximately $2,490,483, minus the aggregate amount of Fraud Losses that would have been allocated to the Pool 2 Junior Certificates in the absence of the Pool 2 Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Pool 2 Fraud Loss Amount will equal (1) the lesser of (a) the Pool 2 Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Pool 2 Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Pool 2 Junior Certificates in the absence of the Pool 2 Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Pool 2 Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss in respect of a Pool 2 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 2 Junior Certificates until the Pool 2 Special Hazard Termination Date. The 'Pool 2 Special Hazard Termination Date' is the Distribution Date upon which the Pool 2 Special Hazard Loss Amount has been reduced to zero or a negative number (or the Pool 2 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 2 Special Hazard Loss Amount') will equal approximately $4,121,887 (approximately 1.66% of the aggregate Scheduled Principal Balances of the Pool 2 Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Pool 2 Special Hazard Loss Amount will equal approximately $4,121,887 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Pool 2 Junior Certificates in the absence of the Pool 2 Loss Allocation Limitation and (ii) the Pool 2 Adjustment Amount. For each anniversary of the Cut-off Date, the 'Pool 2 Adjustment Amount' shall be equal to the amount, if any, by which the Pool 2 Special Hazard Loss Amount (without giving effect to the deduction of the Pool 2 Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of
(x) 1% (or if greater than 1%, the highest percentage of Pool 2 Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Pool 2 Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Pool 2 Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

                                     A2-15

             POOL 2 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yields on the Pool 2 Certificates will depend upon, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 2 Mortgage Loans.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Pool 2 Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, and especially in the case of the Class 2-A13 Certificates, faster than anticipated rates of principal payments on the Mortgage Loans in Pool 2 could result in actual yields to investors in such Certificates that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans in Pool 2 could result in actual yields to investors in such Certificates that are lower than the anticipated yields.

     Rapid rates of prepayments on the Pool 2 Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Pool 2 Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Pool 2 Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Pool 2 Mortgage Loans will not prepay at any constant rate, nor will all of the Pool 2 Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on a Pool 2 Mortgage Loan, the greater the effect on the yield to an investor in the Pool 2 Certificates. As a result, the effect on the yield of principal prepayments on the Pool 2 Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Pool 2 Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The entire amount of the applicable Non-PO Percentage of any principal payment (including scheduled payments, prepayments and other unscheduled recoveries of principal) with respect to a Pool 2 Mortgage Loan allocable to the Pool 2 Senior Certificates will be allocated solely to the outstanding Pool 2 Group I Senior Certificates during the first five years after the Cut-off Date (except as otherwise described herein on or following the Pool 2 Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all Pool 2 Senior Certificates (other than the Class 2-A13 and Class 2-PO Certificates) on each Distribution Date after the Pool 2 Cross-Over Date. This allocation between the Pool 2 Group I Senior Certificates and the Pool 2 Group II Senior Certificates is designed to accelerate the allocation of principal payments, prepayments and certain other unscheduled recoveries on the Pool 2 Mortgage Loans to holders of the Pool 2 Group I Senior Certificates relative to that of the Pool 2 Group II Senior Certificates through the Pool 2 Cross-Over Date.

     The Pool 2 Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate multiplied by the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Pool 2 Certificates offered hereby will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Pool 2 Certificates will be affected by any Net Interest Shortfall and the interest portion of certain losses in respect of Pool 2. See 'Pool 2 Annex--Distributions on the Pool 2 Certificates' and '--Allocation of Realized Losses on the Pool 2 Certificates' herein.

                                     A2-16

PREPAYMENTS

     The rate of distribution of principal of the Pool 2 Certificates (and the aggregate amount of interest distributable on the Class 2-A13 Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 2 Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Pool 2 Mortgaged Properties, from repurchase by the Company of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. See the last two paragraphs of 'The Pool 2 Mortgage Loans,' above and 'Yield Maturity and Weighted Average Life Considerations' in the Prospectus. Mortgagors are permitted to prepay the Pool 2 Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 2 Certificateholders will be entitled on any Distribution Date to receive from the Pool 2 Available Funds distributions of amounts pursuant to clause (iv) of each of the definitions of the Pool 2 Senior Optimal Principal Amount, Class 2-PO Principal Distribution Amount or Pool 2 Junior Optimal Principal Amount, the occurrence of defaults on the Pool 2 Mortgage Loans may produce the same effect on the Pool 2 Certificates receiving such distributions as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Pool 2 Mortgage Loans, such Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Pool 2 Mortgage Loans, such Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on such Mortgage Loans.

     Voluntary prepayments in full of principal on the Pool 2 Mortgage Loans received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Pool 2 Certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 2 Mortgage Loans are passed through to the Pool 2 Certificateholders in the month following the month of receipt or payment. Any prepayment or liquidation of a Pool 2 Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Pool 2 Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 2 Certificateholders principal amounts which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan.

     The entire amount of the applicable Non-PO Percentage of any prepayment and unscheduled recovery of principal with respect to a Pool 2 Mortgage Loan will be allocated solely to the outstanding Pool 2 Senior Certificates (other than the Class 2-A13, the Class 2-PO Certificates and the Pool 2 Group II Senior Certificates, as described herein) during the first five years after the Cut-off Date (with such allocation being subject to

                                     A2-17
reduction thereafter as described herein), except as otherwise described herein on or following the Pool 2 Senior Final Distribution Date. Among such Pool 2 Senior Certificates, such amounts will be allocated in the manner described herein. See 'Pool 2 Annex--Distributions on the Pool 2 Certificates--Principal' herein.

     When a full prepayment is made on a Mortgage Loan in a Mortgage Pool, the Mortgagor is charged interest ('Prepayment Interest') on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest (net of Servicing Fees) is passed through to the Pool 2 Certificateholders in the month following its receipt and the amount of interest thus distributed to Certificateholders, to the extent not offset by a related Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted Pool 2 Mortgage Loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls in respect of Pool 2 described in this paragraph will be borne by the Pool 2 Certificateholders to the extent described herein. See 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Interest' and 'Pool 2 Annex--Distributions on the Pool 2 Certificates--Interest' herein.

     Any partial prepayment will be applied to the balance of the related Pool 2 Mortgage Loans as of the first day of the month of receipt, will be passed through to the Pool 2 Certificateholders in the following month and, to the extent not offset by a related Compensating Interest Payment, will reduce the aggregate amount of interest distributable to such Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Pool 2 Certificates also may be affected by any repurchase by the Company of the Pool 2 Mortgage Loans as described under 'The Pooling and Servicing Agreement-- Termination' herein.

SENSITIVITY OF THE CLASS 2-A13 CERTIFICATES

     The yield to investors in the Class 2-A13 Certificates will be highly sensitive to the rate of principal prepayments of the Pool 2 Mortgage Loans. Investors in the Class 2-A13 Certificates should consider the associated risks, including the risk that faster than anticipated rates of principal prepayments on Pool 2 Mortgage Loans could result in actual yields to investors that are significantly lower than anticipated yields or the failure of such investors to fully recover their investments. The Notional Principal Balance of the Class 2-A13 Certificates at any time will be determined by reference to the Class Certificate Principal Balance of the Class 2-A6 Certificates (as described herein).

     To illustrate the significance of prepayments on the distributions on the Class 2-A13 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 2-A13 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such Certificates stated in such table and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the Pool 2 Mortgage Loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the Pool 2 Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Pool 2 Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect of an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the

                                     A2-18

Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following table has been prepared based on the Pool 2 Modeling Assumptions (as defined herein) and the additional assumptions that (i) the assumed purchase price of the Class 2-A13 Certificates is equal to the sum of
(a) the product of (i) the Notional Principal Balance for such Class (as set forth on the cover of this Prospectus Supplement) and (ii) the percentage specified in the table below, and (b) the amount of accrued interest on the Class 2-A13 Certificates from the Cut-off Date to the Closing Date and (ii) such purchase price is paid on June 26, 1998.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A13 CERTIFICATES
                   (ASSUMED PURCHASE PRICE PERCENTAGE = 1.0%)

                          PREPAYMENT ASSUMPTION
             ------------------------------------------------
              0%       150%     275%      400%         500%
             -----     ----     ----     -------     --------
             22.8%     3.7%     1.1%      (5.1)%      (13.6)%

------------------
* Corporate bond equivalent basis

     The preceding table does not take into account the effect of Interest Shortfalls. The Pool 2 Mortgage Loans will not necessarily have all of the characteristics assumed and there can be no assurance that (i) the Pool 2 Mortgage Loans will prepay at any of the constant rates shown in the table or at any particular rate, (ii) the pre-tax yields to maturity on the Class 2-A13 Certificates will correspond to any of the amounts shown herein or (iii) the purchase price of the Class 2-A13 Certificates will be as assumed. The table does not constitute a representation as to the rate of prepayments on the Pool 2 Mortgage Loans. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase a Class 2-A13 Certificate.

SENSITIVITY OF THE CLASS 2-A3 AND CLASS 2-A7 CERTIFICATES

     The yield to investors in the Class 2-A3 and Class 2-A7 Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 2-A3 Certificates should consider (i) the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and (ii) the fact that the Certificate Interest Rate on the Class 2-A3 Certificates cannot exceed 8.50% (which would occur whenever LIBOR equals or exceeds 7.55% for any relevant Interest Accrual Period other than the first such period). Conversely, investors in the Class 2-A7 Certificates should consider (i) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and
(ii) the fact that the rate of interest on the Class 2-A7 Certificates can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 7.55% for any relevant Interest Accrual Period other than the first such period).

     Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the Class 2-A3 or Class 2-A7 Certificates even if the average level is consistent with such investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR.

     To illustrate the significance of prepayments and of changes in LIBOR on the distributions on the Class 2-A7 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption (as defined herein) and the different levels of LIBOR indicated. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class 2-A7 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such Certificates stated in such table and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal
                                    A2-19
rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class 2-A7 Certificates, and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the Mortgage Loans will prepay at the same rate or that LIBOR will not vary. The timing of changes in the rate of the prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a higher rate (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Moreover, as noted above, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in a Class 2-A7 Certificate.

     The following tables have been prepared based on the Modeling Assumptions (as defined herein) and the additional assumptions that (i) the assumed purchase price of the Class 2-A7 Certificates is equal to the sum of (a) the product of
(i) the Class Certificate Principal Balance for such Class (as set forth on the cover of this Prospectus Supplement) and (ii) the percentage specified in the table below, and (b) the amount of accrued interest on the Class 2-A7 Certificates from the Cut-off Date to the Closing Date and (ii) on the LIBOR Determination Date occurring in July 1998 and on each LIBOR Determination Date thereafter, LIBOR is the level specified.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS 2-A7 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE = 87.00%)

LEVELS OF LIBOR                                            0%     150%    275%    400%    500%
-------------------------------------------------------   ----    ----    ----    ----    ----
3.500%.................................................   18.4%   18.4%   18.5%   28.6%   33.1%
5.500%.................................................    9.3%   9.4%    9.6%    20.1%   24.7%
7.550% and above.......................................    0.5%   0.6%    0.8%    11.6%   16.2%

------------------
* Corporate bond equivalent basis

     The preceding tables do not take into account the effect of Interest Shortfalls. The Mortgage Loans will not have all of the characteristics assumed and there can be no assurance (i) that the Mortgage Loans will prepay at any of the constant rates shown in the tables or at any particular rate, (ii) that the pre-tax yields to maturity on the Class 2-A7 Certificates will correspond to any of the amounts shown herein, (ii) that the levels of LIBOR will correspond to the levels shown herein or (iv) that the purchase price of the Class 2-A7 Certificates will be as assumed. The tables do not constitute a representation as to the correlation of any level of LIBOR and the rate of prepayments on the Mortgage Loans. Each investor must make its own decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class 2-A7 Certificate.

THE CLASS 2-M, CLASS 2-B1 AND CLASS 2-B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class 2-M, Class 2-B1 and Class 2-B2 Certificates will be affected by the rate of prepayments on the Pool 2 Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses in respect of such Mortgage Loans, by the severity of those losses and by the timing thereof. See 'Pool 2 Annex--Allocation of Realized Losses on the Pool 2 Certificates' herein for a description of the manner in which such losses are borne by the holders of the Pool 2 Certificates. If the purchaser of a Class 2-M, Class 2-B1 or Class 2-B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses in respect of the related Mortgage Loans that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of

                                     A2-20
losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class 2-B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Pool 2 Mortgage Loans than will the yields on such Classes with lower numerical designations, and the yields to maturity on all of the Class 2-B Certificates will be more sensitive to such losses than will the yields on the other Classes of related Certificates. The yields to maturity on the Class 2-M Certificates will be more sensitive to such losses than will the yields on the Pool 2 Senior Certificates and less sensitive than the yields on the Class 2-B Certificates. The Pool 2 Junior Certificates will be more sensitive to losses due to liquidations of defaulted Pool 2 Mortgage Loans because the entire amount of such losses will be allocable to such Certificates in inverse order of priority, either directly or through the allocation of the Class 2-PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Pool 2 Mortgage Loans may also have a relatively greater effect (i) on the yields to investors in the related Class 2-B Certificates with higher numerical designations than on the yields to investors in those related Class 2-B Certificates with lower numerical designations, (ii) on the yields to investors in the related Class 2-B Certificates than on the yields to investors in the other Classes of related Certificates, and (iii) on the yields to investors in the Class 2-M Certificates than on the yields to investors in the related Senior Certificates. As described above under 'Pool 2 Annex--Distributions on the Pool 2 Certificates--Interest' and '--Principal,' '--Allocation of Realized Losses on the Pool 2 Certificates' and '--Subordination,' amounts otherwise distributable to holders of any Class of Pool 2 Class B Certificates will be made available to protect the holders of the more senior ranking Classes of Pool 2 Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class 2-M Certificates will be made available to protect the holders of the Pool 2 Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such Junior Certificates.

     To the extent that the Class 2-M, Class 2-B1 or Class 2-B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 2 Certificates will depend on the rate of payment of principal of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan in Pool 2 is expected to be June 2028. In addition, to the extent delinquencies and defaults are not covered by advances made by the Company or offset by the effect of the subordination of the related Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 2 CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Pool 2 Certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 2 Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of Classes of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

                                     A2-21

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in either Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     Pool 2 TAC Certificates. Principal distributions on the Class 2-A1, Class 2-A2, Class 2-A5, Class 2-A6, Class 2-A8, Class 2-A9, Class 2-A10, Class 2-A11, Class 2-A12, Class 2-A14, Class 2-A15 and Class 2-A16 Certificates (the 'Pool 2 TAC Certificates') are expected to be more stable than would be the case if the Pool 2 TAC Certificates were not entitled to receive payments, to the extent of available principal, according to their TAC Balances schedules. Based on the Pool 2 Modeling Assumptions, the Pool 2 TAC Certificates would pay down in accordance with their TAC Balances schedules if the Pool 2 Mortgage Loans were to prepay at a constant rate of 275% of the Prepayment Assumption until the Class Certificate Principal Balance thereof has been reduced to zero. However, because the actual characteristics of the Mortgage Loans in Pool 2 may differ from those assumed in the Pool 2 Modeling Assumptions, and because such Mortgage Loans will not prepay at a constant rate of 275% of the Prepayment Assumption or any other prescribed constant rate, it is not likely that the Pool 2 TAC Certificates will consistently pay down in accordance with their TAC Balances schedules. The TAC Balances schedules for the Pool 2 TAC Certificates are set forth in the Pool 2 TAC Balances Table attached to this Pool 2 Annex.

     The principal payment stability of the Pool 2 TAC Certificates will be supported by the Class 2-A3 and Class 2-A7 Certificates (the 'Pool 2 Support Certificates'). When the Certificate Principal Balances of the Class 2-A3 and Class 2-A7 Certificates have been reduced to zero, the Pool 2 TAC Certificates, if then outstanding, will become more sensitive to Pool 2 Mortgage Loan prepayments.

     If the Pool 2 Mortgage Loans prepay at rates that are generally below 275% of the Prepayment Assumption, the Pool 2 TAC Certificates will not be reduced to their TAC Balances and the weighted average life of the Pool 2 TAC Certificates may be extended, perhaps significantly. If the Pool 2 Mortgage Loans prepay at rates that are generally above 275% of the Prepayment Assumption, the weighted average life of the Pool 2 TAC Certificates may be shortened, perhaps significantly.

     The entire Pool 2 Available Funds will be distributed monthly on each Distribution Date and will not be retained for distribution on subsequent Distribution Dates. Thus, the likelihood that the Pool 2 TAC Certificates will pay down in accordance with their TAC Balances schedules will not be enhanced by averaging high and low principal payments in different months.

     Pool 2 Support Certificates. The Class 2-A3 and Class 2-A7 Certificates will support the principal payment stability of the Pool 2 TAC Certificates. As a result, the weighted average lives of the Class 2-A3 and Class 2-A7 Certificates will be more sensitive to Pool 2 Mortgage Loan prepayments than those of the Pool 2 TAC Certificates. The Class 2-A3 and Class 2-A7 Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Pool 2 Mortgage Loans results in related Available Funds on any Distribution Date being equal to or less than the amount required to be distributed as principal on the Pool 2 TAC Certificates in accordance with the related TAC schedules, the Class 2-A3 and Class 2-A7 Certificates will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of principal payments results in Pool 2 Available Funds being in excess of such amount, such excess will be applied, to the extent of the Pool 2 Senior Optimal Principal Amount, to the Class 2-A3 and Class 2-A7 Certificates until the Class Certificate Principal Balances thereof have each been reduced to zero. Thus, a rapid rate of prepayments in respect of the Pool 2 Mortgage Loans may significantly shorten the weighted average lives of the Class 2-A3 and Class 2-A7 Certificates and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend the weighted average lives of the Class 2-A3 and Class 2-A7 Certificates.

                                     A2-22

     Tables of Pool 2 Class Certificate Principal Balances. The following tables set forth the percentages of the initial Class Certificate Principal Balance of each Class of Pool 2 Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Pool 2 Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the tables, it is assumed with respect to the Pool 2 Mortgage Loans (the 'Pool 2 Modeling Assumptions') that (i) the distributions in respect of the Pool 2 Certificates are made and received in cash on the 25th day of each month commencing in July 1998, (ii) the Pool 2 Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Pool 2 Mortgage Loans as of the Cut-off Date is $249,048,321, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Pool 2 Mortgage Loans are experienced and the Company does not repurchase any of the Pool 2 Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption 'The Pooling and Servicing Agreement--Termination' herein, (vi) scheduled monthly payments on the Pool 2 Mortgage Loans are received on the first day of each month commencing in July 1998, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Pool 2 Mortgage Loans are received on the last day of each month (commencing in June 1998) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Pool 2 Mortgage Loans, (viii) the scheduled monthly payment for each Pool 2 Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Pool 2 Certificates offered hereby are as indicated on the cover page hereof, (x) the date of the initial issuance of the Pool 2 Certificates is June 26, 1998, (xi) the amounts distributable to Pool 2 Certificateholders are not reduced by the incurrence of any expenses by the Pool 2 Trust Fund and (xii) the Pool 2 Mortgage Loans are divided into two groups (each, a 'Pool 2 Mortgage Loan Group') and the Pool 2 Mortgage Loans in each Pool 2 Mortgage Loan Group have the respective characteristics described below (the Aggregate Scheduled Principal Balance shown below for each Pool 2 Mortgage Loan Group has been rounded to the nearest dollar and Mortgage Rates have been rounded to eight decimal places):

                                                AGGREGATE                                                   STATED
                                                SCHEDULED                                                  REMAINING
                                            PRINCIPAL BALANCE                       NET                     TERM TO
                                                AS OF THE         MORTGAGE       MORTGAGE        AGE       MATURITY
MORTGAGE LOAN GROUP                           CUT-OFF DATE          RATE           RATE        (MONTHS)    (MONTHS)
-----------------------------------------   -----------------    -----------    -----------    --------    ---------
Discount.................................     $  12,682,000       6.84959990%    6.64063494%       1          357
Non-Discount.............................       236,366,322       7.47214156     7.21955338        1          357

     It is not likely that the Pool 2 Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Pool 2 Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Pool 2 Certificates outstanding at any time and the actual weighted average life of each Class of Pool 2 Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Pool 2 Mortgage Loans prepay at the indicated percentage of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the Pool 2 Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the assumed Pool 2 Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Pool 2 Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                     A2-23

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                                                                   CLASS 2-A3 AND
                                                                                                                     CLASS 2-A7
                                                      CLASS 2-A1                         CLASS 2-A2              ------------------
                                           --------------------------------   --------------------------------
                                                                                                                     PREPAYMENT
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION             ASSUMPTION
                                           --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                           0%    150%   275%   400%   500%    0%    150%   275%   400%   500%    0%    150%   275%
-----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.......................   100   100    100    100    100     100   100    100    100    100     100   100    100
June 1999................................    99    98     96     96     96     100   100    100    100    100     100   100    100
June 2000................................    99    92     87     87     83     100   100    100    100    100     100   100    100
June 2001................................    98    86     76     73     66     100   100    100    100    100     100   100    100
June 2002................................    97    79     67     61     54     100   100    100    100    100     100   100    100
June 2003................................    96    73     59     53     32     100   100    100    100    100     100   100    100
June 2004................................    95    68     53     41     11     100   100    100    100     37     100   100    100
June 2005................................    94    64     49     21      0     100   100    100     70      0     100   100    100
June 2006................................    93    60     29     11      0     100   100     96     37      0     100   100    100
June 2007................................    91    57     18      6      0     100   100     60     20      0     100   100    100
June 2008................................    90    55     10      3      0     100   100     34     11      0     100   100    100
June 2009................................    89    52      4      1      0     100   100     12      4      0     100   100    100
June 2010................................    88    50      0      0      0     100   100      0      0      0     100   100    100
June 2011................................    86    48      0      0      0     100   100      0      0      0     100   100     94
June 2012................................    84    36      0      0      0     100   100      0      0      0     100   100     76
June 2013................................    83    26      0      0      0     100    89      0      0      0     100   100     61
June 2014................................    81    20      0      0      0     100    67      0      0      0     100   100     49
June 2015................................    79    14      0      0      0     100    48      0      0      0     100   100     39
June 2016................................    76     9      0      0      0     100    30      0      0      0     100   100     31
June 2017................................    74     4      0      0      0     100    14      0      0      0     100   100     25
June 2018................................    71     0      0      0      0     100     0      0      0      0     100   100     19
June 2019................................    69     0      0      0      0     100     0      0      0      0     100   100     15
June 2020................................    66     0      0      0      0     100     0      0      0      0     100    87     11
June 2021................................    62     0      0      0      0     100     0      0      0      0     100    71      9
June 2022................................    59     0      0      0      0     100     0      0      0      0     100    57      6
June 2023................................    55     0      0      0      0     100     0      0      0      0     100    44      5
June 2024................................    51     0      0      0      0     100     0      0      0      0     100    33      3
June 2025................................    38     0      0      0      0     100     0      0      0      0     100    23      2
June 2026................................    15     0      0      0      0      50     0      0      0      0     100    14      1
June 2027................................     0     0      0      0      0       0     0      0      0      0      88     6      *
June 2028................................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life
  (in years)(1)..........................  22.3   10.5   6.0    5.1    4.0    28.0   17.0   9.5    8.0    5.9    29.4   24.9   17.0


                                           CLASS 2-A3 AND
                                             CLASS 2-A7
                                           --------------
                                             PREPAYMENT
                                             ASSUMPTION
                                           --------------
DISTRIBUTION DATE                          400%   500%
-----------------------------------------  ----   ----
Initial Percentage.......................  100    100
June 1999................................   68     42
June 2000................................    0      0
June 2001................................    0      0
June 2002................................    0      0
June 2003................................    0      0
June 2004................................    0      0
June 2005................................    0      0
June 2006................................    0      0
June 2007................................    0      0
June 2008................................    0      0
June 2009................................    0      0
June 2010................................    0      0
June 2011................................    0      0
June 2012................................    0      0
June 2013................................    0      0
June 2014................................    0      0
June 2015................................    0      0
June 2016................................    0      0
June 2017................................    0      0
June 2018................................    0      0
June 2019................................    0      0
June 2020................................    0      0
June 2021................................    0      0
June 2022................................    0      0
June 2023................................    0      0
June 2024................................    0      0
June 2025................................    0      0
June 2026................................    0      0
June 2027................................    0      0
June 2028................................    0      0
Weighted Average Life
  (in years)(1)..........................  1.3    0.9

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A2-24

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                                                                   CLASS 2-A6 AND
                                                                                                                    CLASS 2-A13+
                                                      CLASS 2-A4                         CLASS 2-A5              ------------------
                                           --------------------------------   --------------------------------
                                                                                                                     PREPAYMENT
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION             ASSUMPTION
                                           --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                           0%    150%   275%   400%   500%    0%    150%   275%   400%   500%    0%    150%   275%
-----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.......................   100   100    100    100    100     100   100    100    100    100     100   100    100
June 1999................................   100   100    100    100    100     100    97     88     88     88      98    95     95
June 2000................................   100   100    100    100    100     100    93     61     60     36      96    83     83
June 2001................................   100   100    100    100    100     100    86     27      3      0      94    69     69
June 2002................................   100   100    100    100    100     100    77      0      0      0      92    56     55
June 2003................................   100   100    100    100    100     100    77      0      0      0      89    41     35
June 2004................................   100    97     94     91     88     100    77      0      0      0      87    28     20
June 2005................................    99    92     87     80     74     100    77      0      0      0      84    17      8
June 2006................................    98    86     77     66     57     100    77      0      0      0      81     8      0
June 2007................................    96    79     65     52     38     100    76      0      0      0      78     0      0
June 2008................................    94    70     53     39     26     100    59      0      0      0      75     0      0
June 2009................................    92    62     43     29     18     100    43      0      0      0      72     0      0
June 2010................................    90    55     35     21     12     100    29      0      0      0      68     0      0
June 2011................................    87    49     29     16      8     100    17      0      0      0      64     0      0
June 2012................................    85    43     23     12      6     100     5      0      0      0      60     0      0
June 2013................................    82    38     19      8      4     100     0      0      0      0      55     0      0
June 2014................................    78    33     15      6      3     100     0      0      0      0      50     0      0
June 2015................................    75    29     12      5      2     100     0      0      0      0      45     0      0
June 2016................................    71    25      9      3      1     100     0      0      0      0      39     0      0
June 2017................................    67    21      7      2      1     100     0      0      0      0      33     0      0
June 2018................................    63    18      6      2      *     100     0      0      0      0      26     0      0
June 2019................................    59    15      5      1      *     100     0      0      0      0      19     0      0
June 2020................................    54    13      3      1      *     100     0      0      0      0      11     0      0
June 2021................................    48    11      3      1      *     100     0      0      0      0       3     0      0
June 2022................................    43     8      2      *      *      85     0      0      0      0       0     0      0
June 2023................................    36     7      1      *      *      61     0      0      0      0       0     0      0
June 2024................................    30     5      1      *      *      36     0      0      0      0       0     0      0
June 2025................................    23     3      1      *      *       8     0      0      0      0       0     0      0
June 2026................................    15     2      *      *      *       0     0      0      0      0       0     0      0
June 2027................................     7     1      *      *      *       0     0      0      0      0       0     0      0
June 2028................................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life
  (in years)(1)..........................  21.5   14.2   11.4   9.9    8.9    25.4   9.4    2.3    2.1    1.8    14.7   4.5    4.2

                                           CLASS 2-A6 AND
                                            CLASS 2-A13+
                                           --------------
                                             PREPAYMENT
                                             ASSUMPTION
                                           --------------
DISTRIBUTION DATE                          400%   500%
-----------------------------------------  ----   ----
Initial Percentage.......................  100    100
June 1999................................   95     95
June 2000................................   83     83
June 2001................................   69     54
June 2002................................   41     23
June 2003................................   18      1
June 2004................................    4      0
June 2005................................    0      0
June 2006................................    0      0
June 2007................................    0      0
June 2008................................    0      0
June 2009................................    0      0
June 2010................................    0      0
June 2011................................    0      0
June 2012................................    0      0
June 2013................................    0      0
June 2014................................    0      0
June 2015................................    0      0
June 2016................................    0      0
June 2017................................    0      0
June 2018................................    0      0
June 2019................................    0      0
June 2020................................    0      0
June 2021................................    0      0
June 2022................................    0      0
June 2023................................    0      0
June 2024................................    0      0
June 2025................................    0      0
June 2026................................    0      0
June 2027................................    0      0
June 2028................................    0      0
Weighted Average Life
  (in years)(1)..........................  3.6    3.1

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

 + The information shown for the Class 2-A13 Certificates is for illustrative purposes only, as the Class 2-A13 Certificates are not entitled to distributions of principal and have no weighted average life. Because the Notional Principal Balance of the Class 2-A13 Certificates will be determined by reference to the Class Certificate Principal Balance of the Class 2-A6 Certificates, reductions to the aggregate Notional Principal Balance of the Class 2-A13 Certificates will occur concurrently with the reduction to the Class Certificate Principal Balance of the Class 2-A6 Certificates as described herein. The weighted average lives shown for the Class 2-A13 Certificates have been calculated on the assumption that a reduction in the Notional Principal Balance thereof is a distribution of principal.

                                     A2-25

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                                                                    CLASS 2-A11
                                              CLASS 2-A8 AND CLASS 2-A9                 CLASS 2-A10              ------------------
                                           --------------------------------   --------------------------------
                                                                                                                     PREPAYMENT
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION             ASSUMPTION
                                           --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                           0%    150%   275%   400%   500%    0%    150%   275%   400%   500%    0%    150%   275%
-----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
June 1998................................   100   100    100    100    100     100   100    100    100    100     100   100    100
June 1999................................   100   100    100    100    100      99    95     92     92     92     100   100    100
June 2000................................   100   100    100    100    100      97    85     76     75     68     100    93     93
June 2001................................   100   100    100    100    100      96    72     55     47     36     100    77     77
June 2002................................   100   100    100    100    100      94    60     36     25     12     100    62     62
June 2003................................   100   100    100    100    100      92    49     21      9      0     100    46     39
June 2004................................   100   100    100    100    100      90    39     10      0      0      97    32     22
June 2005................................   100   100    100    100     91      88    31      1      0      0      94    19      9
June 2006................................   100   100    100    100      0      86    24      0      0      0      91     9      0
June 2007................................   100   100    100    100      0      84    18      0      0      0      88     0      0
June 2008................................   100   100    100    100      0      81    13      0      0      0      84     0      0
June 2009................................   100   100    100    100      0      79     8      0      0      0      80     0      0
June 2010................................   100   100     66     91      0      76     4      0      0      0      76     0      0
June 2011................................   100   100      0     67      0      73     *      0      0      0      72     0      0
June 2012................................   100   100      0     50      0      70     0      0      0      0      67     0      0
June 2013................................   100   100      0     36      0      66     0      0      0      0      62     0      0
June 2014................................   100   100      0     27      0      63     0      0      0      0      56     0      0
June 2015................................   100   100      0     19      0      59     0      0      0      0      50     0      0
June 2016................................   100   100      0     14      0      54     0      0      0      0      44     0      0
June 2017................................   100   100      0     10      0      50     0      0      0      0      37     0      0
June 2018................................   100    99      0      7      0      45     0      0      0      0      29     0      0
June 2019................................   100    18      0      5      0      39     0      0      0      0      21     0      0
June 2020................................   100     0      0      4      0      34     0      0      0      0      13     0      0
June 2021................................   100     0      0      2      0      27     0      0      0      0       3     0      0
June 2022................................   100     0      0      2      0      21     0      0      0      0       0     0      0
June 2023................................   100     0      0      1      0      14     0      0      0      0       0     0      0
June 2024................................   100     0      0      1      0       6     0      0      0      0       0     0      0
June 2025................................   100     0      0      *      0       0     0      0      0      0       0     0      0
June 2026................................   100     0      0      *      0       0     0      0      0      0       0     0      0
June 2027................................     0     0      0      *      0       0     0      0      0      0       0     0      0
June 2028................................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life
  (in years)(1)..........................  28.8   20.6   12.2   14.9   7.4    17.3   5.5    3.5    3.0    2.6    16.2   4.9    4.6

                                            CLASS 2-A11
                                           ------------
                                            PREPAYMENT
                                            ASSUMPTION
                                           ------------
DISTRIBUTION DATE                          400%   500%
-----------------------------------------  ----   ----
June 1998................................  100    100
June 1999................................  100    100
June 2000................................   93     93
June 2001................................   77     61
June 2002................................   45     25
June 2003................................   21      1
June 2004................................    5      0
June 2005................................    0      0
June 2006................................    0      0
June 2007................................    0      0
June 2008................................    0      0
June 2009................................    0      0
June 2010................................    0      0
June 2011................................    0      0
June 2012................................    0      0
June 2013................................    0      0
June 2014................................    0      0
June 2015................................    0      0
June 2016................................    0      0
June 2017................................    0      0
June 2018................................    0      0
June 2019................................    0      0
June 2020................................    0      0
June 2021................................    0      0
June 2022................................    0      0
June 2023................................    0      0
June 2024................................    0      0
June 2025................................    0      0
June 2026................................    0      0
June 2027................................    0      0
June 2028................................    0      0
Weighted Average Life
  (in years)(1)..........................  3.9    3.4

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A2-26

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                                                                    CLASS 2-A15
                                                     CLASS 2-A12                        CLASS 2-A14              ------------------
                                           --------------------------------   --------------------------------
                                                                                                                     PREPAYMENT
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION             ASSUMPTION
                                           --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                           0%    150%   275%   400%   500%    0%    150%   275%   400%   500%    0%    150%   275%
-----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.......................   100   100    100    100    100     100   100    100    100    100     100   100    100
June 1999................................    83    52     52     52     52     100   100    100    100    100     100   100    100
June 2000................................    65     0      0      0      0     100   100    100    100    100     100   100    100
June 2001................................    45     0      0      0      0     100   100    100    100    100     100   100    100
June 2002................................    24     0      0      0      0     100   100    100    100    100     100   100    100
June 2003................................     1     0      0      0      0     100   100    100    100    100     100   100    100
June 2004................................     0     0      0      0      0     100   100    100    100      0     100   100    100
June 2005................................     0     0      0      0      0     100   100    100      9      0     100   100    100
June 2006................................     0     0      0      0      0     100   100     88      0      0     100   100    100
June 2007................................     0     0      0      0      0     100   100      0      0      0     100   100     80
June 2008................................     0     0      0      0      0     100   100      0      0      0     100   100      2
June 2009................................     0     0      0      0      0     100   100      0      0      0     100   100      0
June 2010................................     0     0      0      0      0     100   100      0      0      0     100   100      0
June 2011................................     0     0      0      0      0     100   100      0      0      0     100   100      0
June 2012................................     0     0      0      0      0     100   100      0      0      0     100   100      0
June 2013................................     0     0      0      0      0     100    66      0      0      0     100   100      0
June 2014................................     0     0      0      0      0     100     1      0      0      0     100   100      0
June 2015................................     0     0      0      0      0     100     0      0      0      0     100    43      0
June 2016................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2017................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2018................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2019................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2020................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2021................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2022................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2023................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2024................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2025................................     0     0      0      0      0     100     0      0      0      0     100     0      0
June 2026................................     0     0      0      0      0       0     0      0      0      0      49     0      0
June 2027................................     0     0      0      0      0       0     0      0      0      0       0     0      0
June 2028................................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted average life
  (in years)(1):.........................   2.7   1.0    1.0    1.0    1.0    27.6   15.3   8.4    6.8    5.3    28.0   16.9   9.4

                                           CLASS 2-A115
                                           ------------
                                            PREPAYMENT
                                            ASSUMPTION
                                           ------------
DISTRIBUTION DATE                          400%   500%
-----------------------------------------  ----   ----
Initial Percentage.......................  100    100
June 1999................................  100    100
June 2000................................  100    100
June 2001................................  100    100
June 2002................................  100    100
June 2003................................  100    100
June 2004................................  100     10
June 2005................................  100      0
June 2006................................   12      0
June 2007................................    0      0
June 2008................................    0      0
June 2009................................    0      0
June 2010................................    0      0
June 2011................................    0      0
June 2012................................    0      0
June 2013................................    0      0
June 2014................................    0      0
June 2015................................    0      0
June 2016................................    0      0
June 2017................................    0      0
June 2018................................    0      0
June 2019................................    0      0
June 2020................................    0      0
June 2021................................    0      0
June 2022................................    0      0
June 2023................................    0      0
June 2024................................    0      0
June 2025................................    0      0
June 2026................................    0      0
June 2027................................    0      0
June 2028................................    0      0
Weighted average life
  (in years)(1):.........................  7.6    5.8

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A2-27

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 2 CERTIFICATES

                                                                                                                  CLASS 2-M, CLASS
                                                                                                                        2-B1
                                                                                                                   AND CLASS 2-B2
                                                     CLASS 2-A16                     CLASS 2-R AND 2-RL          ------------------
                                           --------------------------------   --------------------------------
                                                                                                                     PREPAYMENT
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION             ASSUMPTION
                                           --------------------------------   --------------------------------   ------------------
DISTRIBUTION DATE                           0%    150%   275%   400%   500%    0%    150%   275%   400%   500%    0%    150%   275%
-----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.......................   100   100    100    100    100     100   100    100    100    100     100   100    100
June 1999................................   100   100    100    100    100       0     0      0      0      0      99    99     99
June 2000................................   100   100    100    100    100       0     0      0      0      0      98    98     98
June 2001................................   100   100    100    100    100       0     0      0      0      0      97    97     97
June 2002................................   100   100    100    100    100       0     0      0      0      0      96    96     96
June 2003................................   100   100    100    100    100       0     0      0      0      0      94    94     94
June 2004................................   100   100    100    100    100       0     0      0      0      0      93    90     88
June 2005................................   100   100    100    100      0       0     0      0      0      0      92    86     81
June 2006................................   100   100    100    100      0       0     0      0      0      0      90    80     71
June 2007................................   100   100    100     59      0       0     0      0      0      0      88    72     61
June 2008................................   100   100    100     32      0       0     0      0      0      0      86    65     49
June 2009................................   100   100     37     11      0       0     0      0      0      0      84    57     40
June 2010................................   100   100      0      0      0       0     0      0      0      0      82    51     33
June 2011................................   100   100      0      0      0       0     0      0      0      0      80    45     27
June 2012................................   100   100      0      0      0       0     0      0      0      0      77    40     22
June 2013................................   100   100      0      0      0       0     0      0      0      0      75    35     17
June 2014................................   100   100      0      0      0       0     0      0      0      0      72    30     14
June 2015................................   100   100      0      0      0       0     0      0      0      0      69    27     11
June 2016................................   100    90      0      0      0       0     0      0      0      0      65    23      9
June 2017................................   100    42      0      0      0       0     0      0      0      0      62    20      7
June 2018................................   100     0      0      0      0       0     0      0      0      0      58    17      5
June 2019................................   100     0      0      0      0       0     0      0      0      0      54    14      4
June 2020................................   100     0      0      0      0       0     0      0      0      0      49    12      3
June 2021................................   100     0      0      0      0       0     0      0      0      0      44    10      2
June 2022................................   100     0      0      0      0       0     0      0      0      0      39     8      2
June 2023................................   100     0      0      0      0       0     0      0      0      0      33     6      1
June 2024................................   100     0      0      0      0       0     0      0      0      0      27     5      1
June 2025................................   100     0      0      0      0       0     0      0      0      0      21     3      1
June 2026................................   100     0      0      0      0       0     0      0      0      0      14     2      *
June 2027................................     *     0      0      0      0       0     0      0      0      0       6     1      *
June 2028................................     0     0      0      0      0       0     0      0      0      0       0     0      0
Weighted Average Life
  (in years)(1)..........................  28.5   18.9   10.8   9.6    6.5     0.1   0.1    0.1    0.1    0.1    20.0   13.3   10.9

                                           CLASS 2-M, CLASS
                                                 2-B1
                                            AND CLASS 2-B2
                                           ----------------
                                              PREPAYMENT
                                              ASSUMPTION
                                           ----------------
DISTRIBUTION DATE                          400%   500%
-----------------------------------------  ----   ----
Initial Percentage.......................  100    100
June 1999................................   99     99
June 2000................................   98     98
June 2001................................   97     97
June 2002................................   96     96
June 2003................................   94     94
June 2004................................   86     84
June 2005................................   76     72
June 2006................................   63     57
June 2007................................   50     42
June 2008................................   37     29
June 2009................................   27     20
June 2010................................   20     13
June 2011................................   15      9
June 2012................................   11      6
June 2013................................    8      4
June 2014................................    6      3
June 2015................................    4      2
June 2016................................    3      1
June 2017................................    2      1
June 2018................................    2      1
June 2019................................    1      *
June 2020................................    1      *
June 2021................................    1      *
June 2022................................    *      *
June 2023................................    *      *
June 2024................................    *      *
June 2025................................    *      *
June 2026................................    *      *
June 2027................................    *      *
June 2028................................    0      0
Weighted Average Life
  (in years)(1)..........................  9.5    8.8

------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A2-28

                           POOL 2 TAC BALANCES TABLE

The TAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the Pool 2 TAC Certificates set forth on the cover hereof, the assumptions described in 'Pool 2 Annex--The Pool 2 Mortgage Loans and the Pool 2 Certificates--Pool 2 Yield and Weighted Average Life Considerations--Weighted Average Lives of the Pool 2 Certificates--Pool 2 TAC Certificates' in this Pool 2 Annex, and a constant prepayment rate of 275% of the Prepayment Assumption (the 'Pool 2 TAC Prepayment Assumption'). If such Class Certificate Principal Balance is increased or decreased in accordance with the variance permitted hereby the applicable balances set forth in the table below will be increased or decreased substantially correspondingly. In such event, the final Pool 2 TAC Balances Table will be calculated on or about the Closing Date on the basis of such revised Class Certificate Principal Balance and the actual characteristics of the Pool 2 Mortgage Loans and on the basis of
(1) the Pool 2 TAC Prepayment Assumption and (2) the assumptions set forth in clauses (i), (iv) through (viii), (x) and (xi) of the Pool 2 Modeling Assumptions. The final Pool 2 TAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A1        CLASS 2-A2        CLASS 2-A5        CLASS 2-A6
----------------------------------------   --------------    --------------    --------------    --------------
Initial Balance.........................   $23,177,880.00    $ 7,474,000.00    $24,125,000.00    $10,000,000.00
July 1998...............................    23,147,935.71      7,474,000.00     24,028,816.15      9,982,836.54
August 1998.............................    23,109,563.02      7,474,000.00     23,905,559.46      9,960,842.09
September 1998..........................    23,062,783.61      7,474,000.00     23,755,299.62      9,934,029.08
October 1998............................    23,007,616.35      7,474,000.00     23,578,097.24      9,902,408.32
November 1998...........................    22,944,091.88      7,474,000.00     23,374,050.70      9,865,997.38
December 1998...........................    22,872,252.64      7,474,000.00     23,143,296.32      9,824,820.58
January 1999............................    22,792,152.87      7,474,000.00     22,886,008.37      9,778,909.01
February 1999...........................    22,703,858.64      7,474,000.00     22,602,399.04      9,728,300.54
March 1999..............................    22,607,447.75      7,474,000.00     22,292,718.26      9,673,039.77
April 1999..............................    22,503,009.72      7,474,000.00     21,957,253.53      9,613,178.00
May 1999................................    22,390,645.63      7,474,000.00     21,596,329.56      9,548,773.18
June 1999...............................    22,270,468.04      7,474,000.00     21,210,307.90      9,479,889.81
July 1999...............................    22,142,600.81      7,474,000.00     20,799,586.40      9,406,598.90
August 1999.............................    22,007,178.93      7,474,000.00     20,364,598.67      9,328,977.83
September 1999..........................    21,864,348.33      7,474,000.00     19,905,813.41      9,247,110.21
October 1999............................    21,714,265.58      7,474,000.00     19,423,733.59      9,161,085.82
November 1999...........................    21,557,097.71      7,474,000.00     18,918,895.70      9,071,000.37
December 1999...........................    21,393,021.86      7,474,000.00     18,391,868.73      8,976,955.42
January 2000............................    21,222,225.00      7,474,000.00     17,843,253.21      8,879,058.10
February 2000...........................    21,044,903.54      7,474,000.00     17,273,680.12      8,777,421.03
March 2000..............................    20,861,263.06      7,474,000.00     16,683,809.70      8,672,162.02
April 2000..............................    20,671,517.81      7,474,000.00     16,074,330.21      8,563,403.88
May 2000................................    20,475,890.39      7,474,000.00     15,445,956.64      8,451,274.20
June 2000...............................    20,274,611.27      7,474,000.00     14,799,429.28      8,335,905.08
July 2000...............................    20,067,918.36      7,474,000.00     14,135,512.32      8,217,432.88
August 2000.............................    19,856,056.53      7,474,000.00     13,454,992.30      8,095,997.97
September 2000..........................    19,639,277.12      7,474,000.00     12,758,676.58      7,971,744.40
October 2000............................    19,417,837.47      7,474,000.00     12,047,391.70      7,844,819.67
November 2000...........................    19,192,000.33      7,474,000.00     11,321,981.70      7,715,374.39
December 2000...........................    18,969,661.31      7,474,000.00     10,607,807.94      7,587,934.16
January 2001............................    18,750,767.28      7,474,000.00      9,904,699.85      7,462,468.52
February 2001...........................    18,535,265.94      7,474,000.00      9,212,489.40      7,338,947.52
March 2001..............................    18,323,105.78      7,474,000.00      8,531,011.12      7,217,341.60
April 2001..............................    18,114,236.06      7,474,000.00      7,860,102.04      7,097,621.70
May 2001................................    17,908,606.80      7,474,000.00      7,199,601.64      6,979,759.17
June 2001...............................    17,706,168.79      7,474,000.00      6,549,351.82      6,863,725.80
July 2001...............................    17,506,873.56      7,474,000.00      5,909,196.87      6,749,493.80

                                     A2-29

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A1        CLASS 2-A2        CLASS 2-A5        CLASS 2-A6
----------------------------------------   --------------    --------------    --------------    --------------
August 2001.............................    17,310,673.35      7,474,000.00      5,278,983.45      6,637,035.81
September 2001..........................    17,117,521.15      7,474,000.00      4,658,560.52      6,526,324.88
October 2001............................    16,927,370.64      7,474,000.00      4,047,779.31      6,417,334.45
November 2001...........................    16,740,176.22      7,474,000.00      3,446,493.33      6,310,038.40
December 2001...........................    16,555,892.96      7,474,000.00      2,854,558.26      6,204,410.96
January 2002............................    16,374,476.62      7,474,000.00      2,271,832.00      6,100,426.78
February 2002...........................    16,195,883.62      7,474,000.00      1,698,174.58      5,998,060.89
March 2002..............................    16,020,071.05      7,474,000.00      1,133,448.15      5,897,288.67
April 2002..............................    15,846,996.63      7,474,000.00        577,516.93      5,798,085.92
May 2002................................    15,676,618.74      7,474,000.00         30,247.20      5,700,428.76
June 2002...............................    15,508,896.37      7,474,000.00              0.00      5,519,367.97
July 2002...............................    15,343,789.15      7,474,000.00              0.00      5,336,157.35
August 2002.............................    15,181,257.31      7,474,000.00              0.00      5,155,804.49
September 2002..........................    15,021,261.68      7,474,000.00              0.00      4,978,265.92
October 2002............................    14,863,763.68      7,474,000.00              0.00      4,803,498.84
November 2002...........................    14,708,725.31      7,474,000.00              0.00      4,631,461.09
December 2002...........................    14,556,109.17      7,474,000.00              0.00      4,462,111.15
January 2003............................    14,405,878.40      7,474,000.00              0.00      4,295,408.12
February 2003...........................    14,257,996.70      7,474,000.00              0.00      4,131,311.74
March 2003..............................    14,112,428.33      7,474,000.00              0.00      3,969,782.33
April 2003..............................    13,969,138.09      7,474,000.00              0.00      3,810,780.84
May 2003................................    13,828,091.30      7,474,000.00              0.00      3,654,268.78
June 2003...............................    13,689,253.82      7,474,000.00              0.00      3,500,208.28
July 2003...............................    13,564,865.22      7,474,000.00              0.00      3,362,180.92
August 2003.............................    13,442,561.58      7,474,000.00              0.00      3,226,467.14
September 2003..........................    13,322,310.52      7,474,000.00              0.00      3,093,030.99
October 2003............................    13,204,080.14      7,474,000.00              0.00      2,961,837.09
November 2003...........................    13,087,839.05      7,474,000.00              0.00      2,832,850.59
December 2003...........................    12,973,556.30      7,474,000.00              0.00      2,706,037.16
January 2004............................    12,861,201.45      7,474,000.00              0.00      2,581,363.01
February 2004...........................    12,750,744.50      7,474,000.00              0.00      2,458,794.85
March 2004..............................    12,642,155.90      7,474,000.00              0.00      2,338,299.91
April 2004..............................    12,535,406.58      7,474,000.00              0.00      2,219,845.92
May 2004................................    12,430,467.89      7,474,000.00              0.00      2,103,401.08
June 2004...............................    12,327,311.62      7,474,000.00              0.00      1,988,934.10
July 2004...............................    12,229,689.75      7,474,000.00              0.00      1,880,608.36
August 2004.............................    12,133,750.32      7,474,000.00              0.00      1,774,149.52
September 2004..........................    12,039,466.70      7,474,000.00              0.00      1,669,528.05
October 2004............................    11,946,812.68      7,474,000.00              0.00      1,566,714.86
November 2004...........................    11,855,762.46      7,474,000.00              0.00      1,465,681.32
December 2004...........................    11,766,290.62      7,474,000.00              0.00      1,366,399.22
January 2005............................    11,678,372.14      7,474,000.00              0.00      1,268,840.79
February 2005...........................    11,591,982.37      7,474,000.00              0.00      1,172,978.70
March 2005..............................    11,507,097.06      7,474,000.00              0.00      1,078,786.03
April 2005..............................    11,423,692.32      7,474,000.00              0.00        986,236.27
May 2005................................    11,341,744.63      7,474,000.00              0.00        895,303.31
June 2005...............................    11,261,230.83      7,474,000.00              0.00        805,961.46
July 2005...............................    11,188,975.95      7,474,000.00              0.00        725,784.10
August 2005.............................    11,028,614.06      7,474,000.00              0.00        647,017.70
September 2005..........................    10,532,217.10      7,474,000.00              0.00        569,639.19
October 2005............................    10,044,578.07      7,474,000.00              0.00        493,625.86
November 2005...........................     9,565,553.63      7,474,000.00              0.00        418,955.39

                                     A2-30

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A1        CLASS 2-A2        CLASS 2-A5        CLASS 2-A6
----------------------------------------   --------------    --------------    --------------    --------------
December 2005...........................     9,095,002.68      7,474,000.00              0.00        345,605.76
January 2006............................     8,632,786.35      7,474,000.00              0.00        273,555.34
February 2006...........................     8,178,767.93      7,474,000.00              0.00        202,782.81
March 2006..............................     7,732,812.87      7,474,000.00              0.00        133,267.20
April 2006..............................     7,294,788.76      7,474,000.00              0.00         64,987.87
May 2006................................     6,869,768.10      7,465,185.03              0.00              0.00
June 2006...............................     6,612,332.32      7,185,436.76              0.00              0.00
July 2006...............................     6,385,016.75      6,938,419.28              0.00              0.00
August 2006.............................     6,161,617.64      6,695,657.70              0.00              0.00
September 2006..........................     5,942,070.51      6,457,081.97              0.00              0.00
October 2006............................     5,726,311.90      6,222,623.12              0.00              0.00
November 2006...........................     5,514,279.37      5,992,213.30              0.00              0.00
December 2006...........................     5,305,911.49      5,765,785.75              0.00              0.00
January 2007............................     5,101,147.79      5,543,274.75              0.00              0.00
February 2007...........................     4,899,928.78      5,324,615.68              0.00              0.00
March 2007..............................     4,702,195.92      5,109,744.90              0.00              0.00
April 2007..............................     4,507,891.61      4,898,599.84              0.00              0.00
May 2007................................     4,316,959.17      4,691,118.90              0.00              0.00
June 2007...............................     4,129,342.84      4,487,241.48              0.00              0.00
July 2007...............................     3,966,016.89      4,309,759.72              0.00              0.00
August 2007.............................     3,805,271.62      4,135,082.34              0.00              0.00
September 2007..........................     3,647,067.29      3,963,166.11              0.00              0.00
October 2007............................     3,491,364.72      3,793,968.48              0.00              0.00
November 2007...........................     3,338,125.36      3,627,447.54              0.00              0.00
December 2007...........................     3,187,311.22      3,463,562.03              0.00              0.00
January 2008............................     3,038,884.90      3,302,271.30              0.00              0.00
February 2008...........................     2,892,809.57      3,143,535.32              0.00              0.00
March 2008..............................     2,749,048.95      2,987,314.67              0.00              0.00
April 2008..............................     2,607,567.33      2,833,570.55              0.00              0.00
May 2008................................     2,468,329.52      2,682,264.71              0.00              0.00
June 2008...............................     2,331,300.88      2,533,359.52              0.00              0.00
July 2008...............................     2,196,447.30      2,386,817.90              0.00              0.00
August 2008.............................     2,063,735.17      2,242,603.34              0.00              0.00
September 2008..........................     1,933,131.42      2,100,679.89              0.00              0.00
October 2008............................     1,804,603.46      1,961,012.15              0.00              0.00
November 2008...........................     1,678,119.20      1,823,565.24              0.00              0.00
December 2008...........................     1,553,647.05      1,688,304.83              0.00              0.00
January 2009............................     1,431,155.89      1,555,197.11              0.00              0.00
February 2009...........................     1,310,615.07      1,424,208.78              0.00              0.00
March 2009..............................     1,191,994.43      1,295,307.04              0.00              0.00
April 2009..............................     1,075,264.24      1,168,459.60              0.00              0.00
May 2009................................       960,395.24      1,043,634.67              0.00              0.00
June 2009...............................       847,358.62        920,800.93              0.00              0.00
July 2009...............................       736,125.98        799,927.54              0.00              0.00
August 2009.............................       626,669.40        680,984.13              0.00              0.00
September 2009..........................       518,961.34        563,940.79              0.00              0.00
October 2009............................       412,974.72        448,768.08              0.00              0.00
November 2009...........................       308,682.83        335,437.00              0.00              0.00
December 2009...........................       206,059.40        223,918.99              0.00              0.00
January 2010............................       105,078.55        114,185.92              0.00              0.00
February 2010...........................         5,714.79          6,210.10              0.00              0.00
March 2010..............................             0.00              0.00              0.00              0.00

                                     A2-31

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A8        CLASS 2-A9       CLASS 2-A10       CLASS 2-A11
----------------------------------------   --------------    --------------    --------------    --------------
Initial Balance.........................   $ 1,750,000.00    $ 1,750,000.00    $73,700,000.00    $44,500,000.00
July 1998...............................     1,750,000.00      1,750,000.00     73,516,783.51     44,500,000.00
August 1998.............................     1,750,000.00      1,750,000.00     73,281,997.12     44,500,000.00
September 1998..........................     1,750,000.00      1,750,000.00     72,995,773.59     44,500,000.00
October 1998............................     1,750,000.00      1,750,000.00     72,658,228.35     44,500,000.00
November 1998...........................     1,750,000.00      1,750,000.00     72,269,548.83     44,500,000.00
December 1998...........................     1,750,000.00      1,750,000.00     71,829,994.70     44,500,000.00
January 1999............................     1,750,000.00      1,750,000.00     71,339,897.92     44,500,000.00
February 1999...........................     1,750,000.00      1,750,000.00     70,799,662.64     44,500,000.00
March 1999..............................     1,750,000.00      1,750,000.00     70,209,764.99     44,500,000.00
April 1999..............................     1,750,000.00      1,750,000.00     69,570,752.60     44,500,000.00
May 1999................................     1,750,000.00      1,750,000.00     68,883,243.99     44,500,000.00
June 1999...............................     1,750,000.00      1,750,000.00     68,147,927.85     44,500,000.00
July 1999...............................     1,750,000.00      1,750,000.00     67,365,562.05     44,500,000.00
August 1999.............................     1,750,000.00      1,750,000.00     66,536,972.57     44,500,000.00
September 1999..........................     1,750,000.00      1,750,000.00     65,663,052.17     44,500,000.00
October 1999............................     1,750,000.00      1,750,000.00     64,744,758.98     44,500,000.00
November 1999...........................     1,750,000.00      1,750,000.00     63,783,114.90     44,500,000.00
December 1999...........................     1,750,000.00      1,750,000.00     62,779,203.79     44,500,000.00
January 2000............................     1,750,000.00      1,750,000.00     61,734,169.59     44,284,302.30
February 2000...........................     1,750,000.00      1,750,000.00     60,649,214.20     43,777,387.41
March 2000..............................     1,750,000.00      1,750,000.00     59,525,595.30     43,252,408.08
April 2000..............................     1,750,000.00      1,750,000.00     58,364,623.93     42,709,976.86
May 2000................................     1,750,000.00      1,750,000.00     57,167,662.03     42,150,730.08
June 2000...............................     1,750,000.00      1,750,000.00     55,936,119.75     41,575,326.59
July 2000...............................     1,750,000.00      1,750,000.00     54,671,452.76     40,984,446.51
August 2000.............................     1,750,000.00      1,750,000.00     53,375,159.34     40,378,789.87
September 2000..........................     1,750,000.00      1,750,000.00     52,048,777.35     39,759,075.19
October 2000............................     1,750,000.00      1,750,000.00     50,693,881.24     39,126,038.09
November 2000...........................     1,750,000.00      1,750,000.00     49,312,078.80     38,480,429.77
December 2000...........................     1,750,000.00      1,750,000.00     47,951,679.80     37,844,821.60
January 2001............................     1,750,000.00      1,750,000.00     46,612,359.30     37,219,061.77
February 2001...........................     1,750,000.00      1,750,000.00     45,293,797.27     36,603,000.74
March 2001..............................     1,750,000.00      1,750,000.00     43,995,678.49     35,996,491.25
April 2001..............................     1,750,000.00      1,750,000.00     42,717,692.51     35,399,388.25
May 2001................................     1,750,000.00      1,750,000.00     41,459,533.58     34,811,548.88
June 2001...............................     1,750,000.00      1,750,000.00     40,220,900.54     34,232,832.43
July 2001...............................     1,750,000.00      1,750,000.00     39,001,496.81     33,663,100.34
August 2001.............................     1,750,000.00      1,750,000.00     37,801,030.26     33,102,216.11
September 2001..........................     1,750,000.00      1,750,000.00     36,619,213.19     32,550,045.32
October 2001............................     1,750,000.00      1,750,000.00     35,455,762.23     32,006,455.58
November 2001...........................     1,750,000.00      1,750,000.00     34,310,398.30     31,471,316.50
December 2001...........................     1,750,000.00      1,750,000.00     33,182,846.55     30,944,499.66
January 2002............................     1,750,000.00      1,750,000.00     32,072,836.26     30,425,878.57
February 2002...........................     1,750,000.00      1,750,000.00     30,980,100.81     29,915,328.67
March 2002..............................     1,750,000.00      1,750,000.00     29,904,377.61     29,412,727.26
April 2002..............................     1,750,000.00      1,750,000.00     28,845,408.04     28,917,953.51
May 2002................................     1,750,000.00      1,750,000.00     27,802,937.38     28,430,888.42
June 2002...............................     1,750,000.00      1,750,000.00     26,776,714.78     27,527,847.77
July 2002...............................     1,750,000.00      1,750,000.00     25,766,493.15     26,614,084.80
August 2002.............................     1,750,000.00      1,750,000.00     24,772,029.17     25,714,574.90
September 2002..........................     1,750,000.00      1,750,000.00     23,793,083.18     24,829,101.28

                                     A2-32

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A8        CLASS 2-A9       CLASS 2-A10       CLASS 2-A11
----------------------------------------   --------------    --------------    --------------    --------------
October 2002............................   $ 1,750,000.00    $ 1,750,000.00    $22,829,419.15    $23,957,450.47
November 2002...........................     1,750,000.00      1,750,000.00     21,880,804.62     23,099,412.18
December 2002...........................     1,750,000.00      1,750,000.00     20,947,010.64     22,254,779.35
January 2003............................     1,750,000.00      1,750,000.00     20,027,811.74     21,423,348.00
February 2003...........................     1,750,000.00      1,750,000.00     19,122,985.83     20,604,917.29
March 2003..............................     1,750,000.00      1,750,000.00     18,232,314.21     19,799,289.37
April 2003..............................     1,750,000.00      1,750,000.00     17,355,581.48     19,006,269.43
May 2003................................     1,750,000.00      1,750,000.00     16,492,575.49     18,225,665.56
June 2003...............................     1,750,000.00      1,750,000.00     15,643,087.33     17,457,288.79
July 2003...............................     1,750,000.00      1,750,000.00     14,882,005.79     16,768,877.35
August 2003.............................     1,750,000.00      1,750,000.00     14,133,681.27     16,092,004.85
September 2003..........................     1,750,000.00      1,750,000.00     13,397,915.62     15,426,492.07
October 2003............................     1,750,000.00      1,750,000.00     12,674,513.69     14,772,162.49
November 2003...........................     1,750,000.00      1,750,000.00     11,963,283.32     14,128,842.29
December 2003...........................     1,750,000.00      1,750,000.00     11,264,035.27     13,496,360.32
January 2004............................     1,750,000.00      1,750,000.00     10,576,583.19     12,874,547.99
February 2004...........................     1,750,000.00      1,750,000.00      9,900,743.54     12,263,239.32
March 2004..............................     1,750,000.00      1,750,000.00      9,236,335.60     11,662,270.82
April 2004..............................     1,750,000.00      1,750,000.00      8,583,181.40     11,071,481.53
May 2004................................     1,750,000.00      1,750,000.00      7,941,105.68     10,490,712.91
June 2004...............................     1,750,000.00      1,750,000.00      7,309,935.83      9,919,808.85
July 2004...............................     1,750,000.00      1,750,000.00      6,712,628.70      9,379,534.19
August 2004.............................     1,750,000.00      1,750,000.00      6,125,615.66      8,848,570.73
September 2004..........................     1,750,000.00      1,750,000.00      5,548,733.86      8,326,771.14
October 2004............................     1,750,000.00      1,750,000.00      4,981,822.92      7,813,990.37
November 2004...........................     1,750,000.00      1,750,000.00      4,424,724.91      7,310,085.56
December 2004...........................     1,750,000.00      1,750,000.00      3,877,284.34      6,814,916.09
January 2005............................     1,750,000.00      1,750,000.00      3,339,348.12      6,328,343.45
February 2005...........................     1,750,000.00      1,750,000.00      2,810,765.48      5,850,231.29
March 2005..............................     1,750,000.00      1,750,000.00      2,291,387.97      5,380,445.33
April 2005..............................     1,750,000.00      1,750,000.00      1,781,069.45      4,918,853.39
May 2005................................     1,750,000.00      1,750,000.00      1,279,665.99      4,465,325.27
June 2005...............................     1,750,000.00      1,750,000.00        787,035.88      4,019,732.80
July 2005...............................     1,750,000.00      1,750,000.00        344,938.67      3,619,848.20
August 2005.............................     1,750,000.00      1,750,000.00              0.00      3,227,000.76
September 2005..........................     1,750,000.00      1,750,000.00              0.00      2,841,075.44
October 2005............................     1,750,000.00      1,750,000.00              0.00      2,461,959.00
November 2005...........................     1,750,000.00      1,750,000.00              0.00      2,089,540.00
December 2005...........................     1,750,000.00      1,750,000.00              0.00      1,723,708.74
January 2006............................     1,750,000.00      1,750,000.00              0.00      1,364,357.25
February 2006...........................     1,750,000.00      1,750,000.00              0.00      1,011,379.26
March 2006..............................     1,750,000.00      1,750,000.00              0.00        664,670.15
April 2006..............................     1,750,000.00      1,750,000.00              0.00        324,126.98
May 2006................................     1,750,000.00      1,750,000.00              0.00              0.00
June 2006...............................     1,750,000.00      1,750,000.00              0.00              0.00
July 2006...............................     1,750,000.00      1,750,000.00              0.00              0.00
August 2006.............................     1,750,000.00      1,750,000.00              0.00              0.00
September 2006..........................     1,750,000.00      1,750,000.00              0.00              0.00
October 2006............................     1,750,000.00      1,750,000.00              0.00              0.00
November 2006...........................     1,750,000.00      1,750,000.00              0.00              0.00
December 2006...........................     1,750,000.00      1,750,000.00              0.00              0.00
January 2007............................     1,750,000.00      1,750,000.00              0.00              0.00

                                     A2-33

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                            CLASS 2-A8        CLASS 2-A9       CLASS 2-A10       CLASS 2-A11
----------------------------------------   --------------    --------------    --------------    --------------
February 2007...........................   $ 1,750,000.00    $ 1,750,000.00    $         0.00    $         0.00
March 2007..............................     1,750,000.00      1,750,000.00              0.00              0.00
April 2007..............................     1,750,000.00      1,750,000.00              0.00              0.00
May 2007................................     1,750,000.00      1,750,000.00              0.00              0.00
June 2007...............................     1,750,000.00      1,750,000.00              0.00              0.00
July 2007...............................     1,750,000.00      1,750,000.00              0.00              0.00
August 2007.............................     1,750,000.00      1,750,000.00              0.00              0.00
September 2007..........................     1,750,000.00      1,750,000.00              0.00              0.00
October 2007............................     1,750,000.00      1,750,000.00              0.00              0.00
November 2007...........................     1,750,000.00      1,750,000.00              0.00              0.00
December 2007...........................     1,750,000.00      1,750,000.00              0.00              0.00
January 2008............................     1,750,000.00      1,750,000.00              0.00              0.00
February 2008...........................     1,750,000.00      1,750,000.00              0.00              0.00
March 2008..............................     1,750,000.00      1,750,000.00              0.00              0.00
April 2008..............................     1,750,000.00      1,750,000.00              0.00              0.00
May 2008................................     1,750,000.00      1,750,000.00              0.00              0.00
June 2008...............................     1,750,000.00      1,750,000.00              0.00              0.00
July 2008...............................     1,750,000.00      1,750,000.00              0.00              0.00
August 2008.............................     1,750,000.00      1,750,000.00              0.00              0.00
September 2008..........................     1,750,000.00      1,750,000.00              0.00              0.00
October 2008............................     1,750,000.00      1,750,000.00              0.00              0.00
November 2008...........................     1,750,000.00      1,750,000.00              0.00              0.00
December 2008...........................     1,750,000.00      1,750,000.00              0.00              0.00
January 2009............................     1,750,000.00      1,750,000.00              0.00              0.00
February 2009...........................     1,750,000.00      1,750,000.00              0.00              0.00
March 2009..............................     1,750,000.00      1,750,000.00              0.00              0.00
April 2009..............................     1,750,000.00      1,750,000.00              0.00              0.00
May 2009................................     1,750,000.00      1,750,000.00              0.00              0.00
June 2009...............................     1,750,000.00      1,750,000.00              0.00              0.00
July 2009...............................     1,750,000.00      1,750,000.00              0.00              0.00
August 2009.............................     1,750,000.00      1,750,000.00              0.00              0.00
September 2009..........................     1,750,000.00      1,750,000.00              0.00              0.00
October 2009............................     1,750,000.00      1,750,000.00              0.00              0.00
November 2009...........................     1,750,000.00      1,750,000.00              0.00              0.00
December 2009...........................     1,750,000.00      1,750,000.00              0.00              0.00
January 2010............................     1,750,000.00      1,750,000.00              0.00              0.00
February 2010...........................     1,750,000.00      1,750,000.00              0.00              0.00
March 2010..............................     1,603,935.78      1,603,935.78              0.00              0.00
April 2010..............................     1,451,290.83      1,451,290.83              0.00              0.00
May 2010................................     1,301,094.03      1,301,094.03              0.00              0.00
June 2010...............................     1,153,307.36      1,153,307.36              0.00              0.00
July 2010...............................     1,007,893.38      1,007,893.38              0.00              0.00
August 2010.............................       864,815.21        864,815.21              0.00              0.00
September 2010..........................       724,036.55        724,036.55              0.00              0.00
October 2010............................       585,521.63        585,521.63              0.00              0.00
November 2010...........................       449,235.26        449,235.26              0.00              0.00
December 2010...........................       315,142.76        315,142.76              0.00              0.00
January 2011............................       183,209.99        183,209.99              0.00              0.00
February 2011...........................        53,403.33         53,403.33              0.00              0.00
March 2011..............................             0.00              0.00              0.00              0.00

                                     A2-34

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                           CLASS 2-A12       CLASS 2-A14       CLASS 2-A15       CLASS 2-A16
----------------------------------------   --------------    --------------    --------------    --------------
Initial Balance.........................   $ 5,375,000.00    $ 2,491,000.00    $ 2,491,000.00    $ 2,492,000.00
July 1998...............................     5,289,397.25      2,491,000.00      2,491,000.00      2,492,000.00
August 1998.............................     5,179,699.91      2,491,000.00      2,491,000.00      2,492,000.00
September 1998..........................     5,045,970.02      2,491,000.00      2,491,000.00      2,492,000.00
October 1998............................     4,888,261.50      2,491,000.00      2,491,000.00      2,492,000.00
November 1998...........................     4,706,661.93      2,491,000.00      2,491,000.00      2,492,000.00
December 1998...........................     4,501,292.62      2,491,000.00      2,491,000.00      2,492,000.00
January 1999............................     4,272,308.68      2,491,000.00      2,491,000.00      2,492,000.00
February 1999...........................     4,019,898.95      2,491,000.00      2,491,000.00      2,492,000.00
March 1999..............................     3,744,285.86      2,491,000.00      2,491,000.00      2,492,000.00
April 1999..............................     3,445,725.29      2,491,000.00      2,491,000.00      2,492,000.00
May 1999................................     3,124,506.23      2,491,000.00      2,491,000.00      2,492,000.00
June 1999...............................     2,780,950.45      2,491,000.00      2,491,000.00      2,492,000.00
July 1999...............................     2,415,412.04      2,491,000.00      2,491,000.00      2,492,000.00
August 1999.............................     2,028,276.90      2,491,000.00      2,491,000.00      2,492,000.00
September 1999..........................     1,619,962.18      2,491,000.00      2,491,000.00      2,492,000.00
October 1999............................     1,190,915.51      2,491,000.00      2,491,000.00      2,492,000.00
November 1999...........................       741,614.36      2,491,000.00      2,491,000.00      2,492,000.00
December 1999...........................       272,565.13      2,491,000.00      2,491,000.00      2,492,000.00
January 2000............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2000...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2000..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2000..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2000................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2000...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2000...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2000.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2000..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2000............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2000...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2000...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2001............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2001...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2001..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2001..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2001................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2001...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2001...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2001.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2001..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2001............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2001...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2001...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2002............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2002...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2002..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2002..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2002................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2002...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2002...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2002.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2002..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00

                                     A2-35

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                           CLASS 2-A12       CLASS 2-A14       CLASS 2-A15       CLASS 2-A16
----------------------------------------   --------------    --------------    --------------    --------------
October 2002............................   $         0.00    $ 2,491,000.00    $ 2,491,000.00    $ 2,492,000.00
November 2002...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2002...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2003............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2003...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2003..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2003..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2003................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2003...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2003...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2003.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2003..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2003............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2003...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2003...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2004............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2004...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2004..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2004..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2004................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2004...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2004...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2004.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2004..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2004............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2004...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2004...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2005............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2005...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2005..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2005..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2005................................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
June 2005...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
July 2005...............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
August 2005.............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
September 2005..........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
October 2005............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
November 2005...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
December 2005...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
January 2006............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
February 2006...........................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
March 2006..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
April 2006..............................             0.00      2,491,000.00      2,491,000.00      2,492,000.00
May 2006................................             0.00      2,482,185.03      2,491,000.00      2,492,000.00
June 2006...............................             0.00      2,202,436.76      2,491,000.00      2,492,000.00
July 2006...............................             0.00      1,955,419.28      2,491,000.00      2,492,000.00
August 2006.............................             0.00      1,712,657.70      2,491,000.00      2,492,000.00
September 2006..........................             0.00      1,474,081.97      2,491,000.00      2,492,000.00
October 2006............................             0.00      1,239,623.12      2,491,000.00      2,492,000.00
November 2006...........................             0.00      1,009,213.30      2,491,000.00      2,492,000.00
December 2006...........................             0.00        782,785.75      2,491,000.00      2,492,000.00
January 2007............................             0.00        560,274.75      2,491,000.00      2,492,000.00

                                     A2-36

                                                                   POOL 2 TAC BALANCES
                                           --------------------------------------------------------------------
DISTRIBUTION DATE                           CLASS 2-A12       CLASS 2-A14       CLASS 2-A15       CLASS 2-A16
----------------------------------------   --------------    --------------    --------------    --------------
February 2007...........................   $         0.00    $   341,615.68    $ 2,491,000.00    $ 2,492,000.00
March 2007..............................             0.00        126,744.90      2,491,000.00      2,492,000.00
April 2007..............................             0.00              0.00      2,406,599.84      2,492,000.00
May 2007................................             0.00              0.00      2,199,118.90      2,492,000.00
June 2007...............................             0.00              0.00      1,995,241.48      2,492,000.00
July 2007...............................             0.00              0.00      1,817,759.72      2,492,000.00
August 2007.............................             0.00              0.00      1,643,082.34      2,492,000.00
September 2007..........................             0.00              0.00      1,471,166.11      2,492,000.00
October 2007............................             0.00              0.00      1,301,968.48      2,492,000.00
November 2007...........................             0.00              0.00      1,135,447.54      2,492,000.00
December 2007...........................             0.00              0.00        971,562.03      2,492,000.00
January 2008............................             0.00              0.00        810,271.30      2,492,000.00
February 2008...........................             0.00              0.00        651,535.32      2,492,000.00
March 2008..............................             0.00              0.00        495,314.67      2,492,000.00
April 2008..............................             0.00              0.00        341,570.55      2,492,000.00
May 2008................................             0.00              0.00        190,264.71      2,492,000.00
June 2008...............................             0.00              0.00         41,359.52      2,492,000.00
July 2008...............................             0.00              0.00              0.00      2,386,817.90
August 2008.............................             0.00              0.00              0.00      2,242,603.34
September 2008..........................             0.00              0.00              0.00      2,100,679.89
October 2008............................             0.00              0.00              0.00      1,961,012.15
November 2008...........................             0.00              0.00              0.00      1,823,565.24
December 2008...........................             0.00              0.00              0.00      1,688,304.83
January 2009............................             0.00              0.00              0.00      1,555,197.11
February 2009...........................             0.00              0.00              0.00      1,424,208.78
March 2009..............................             0.00              0.00              0.00      1,295,307.04
April 2009..............................             0.00              0.00              0.00      1,168,459.60
May 2009................................             0.00              0.00              0.00      1,043,634.67
June 2009...............................             0.00              0.00              0.00        920,800.93
July 2009...............................             0.00              0.00              0.00        799,927.54
August 2009.............................             0.00              0.00              0.00        680,984.13
September 2009..........................             0.00              0.00              0.00        563,940.79
October 2009............................             0.00              0.00              0.00        448,768.08
November 2009...........................             0.00              0.00              0.00        335,437.00
December 2009...........................             0.00              0.00              0.00        223,918.99
January 2010............................             0.00              0.00              0.00        114,185.92
February 2010...........................             0.00              0.00              0.00          6,210.10
March 2010..............................             0.00              0.00              0.00              0.00

                                     A2-37

                                  POOL 3 ANNEX
             THE POOL 3 MORTGAGE LOANS AND THE POOL 3 CERTIFICATES

     Interest and principal will be distributable on the Pool 3 Certificates solely out of the Pool 3 Available Funds received in respect of the Pool 3 Mortgage Loans. This Pool 3 Annex sets forth certain data with respect to the Pool 3 Mortgage Loans, describes the manner in which interest and principal will be distributable on the Pool 3 Certificates and discusses certain yield and weighted average life considerations relevant to an investment in the Pool 3 Certificates.

THE POOL 3 MORTGAGE LOANS

     It is expected that at least 94% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 3 Mortgage Loans (and substantially all of the Pool 2 Mortgage Loans with loan-to-value ratios in excess of 80%) will have been originated under the Company's full or alternative documentation program or other full or alternative documentation programs acceptable to the Company, that no more than 4.0% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 3 Mortgage Loans will have been originated under the Company's 'No Income Verification Program' or other no income verification programs acceptable to the Company, that no more than 1.5% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 3 Mortgage Loans will have been originated under the Company's 'Enhanced Streamlined Refinance Program' or other streamlined refinance programs acceptable to the Company, that none of the Pool 3 Mortgage Loans will have been originated under the Company's 'No Ratio Program' or other no ratio programs acceptable to the Company, and that none of the Pool 3 Mortgage Loans will have been originated under the Company's 'No Income No Asset Verification Program' or other no income, no asset verification programs acceptable to the Company. See 'The Trust Fund--The Mortgage Loans--Loan Underwriting Policies' in the Prospectus.

     It is expected that approximately seven Pool 3 Mortgage Loans, having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $1,322,252 will be Pledged Asset Mortgage Loans. 'Pledged Asset Mortgage Loans' are Mortgage Loans that will be master-serviced by the Company and directly serviced by Merrill Lynch Credit Corporation ('MLCC') and that had a loan-to-value ratio at origination of greater than 80% and which, in addition to being secured by the related Mortgaged Property, are either (i) secured by a security interest in a limited amount of additional collateral (normally securities) owned by the Mortgagor or (ii) supported by a third-party guarantee (usually by a parent of the Mortgagor), which guarantee in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor. The amount of such additional collateral referred to in clauses (i) and (ii) of the immediately preceding sentence (the 'Additional Collateral') generally does not exceed 30% of the original principal balance of any such Pledged Asset Mortgage Loan, although the amount of the Additional Collateral may exceed 30% of such original principal balance if the original principal balance of the loan exceeds $1,000,000. In limited cases, MLCC may have required Additional Collateral in excess of 30% of the original principal balance of any such Pledged Asset Mortgage Loan as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Pledged Asset Mortgage Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or the loan-to-value ratio for such Pledged Asset Mortgage Loan is reduced to MLCC's applicable loan-to-value ratio limit for such Mortgage Loan by virtue of a reduction in the principal balance of the related Mortgage Loan or an increase in the appraised value of the Mortgaged Property as determined by MLCC. Pursuant to a separate agreement between the Company and MLCC, MLCC will be responsible for administering any pledge agreements or guaranty agreements, as applicable, relating to any Additional Collateral. MLCC has advised the Company that its normal servicing procedures provide that it will attempt to realize on the security interest in any Additional Collateral if the related Mortgage Loan is liquidated upon default. The pledge agreement or guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, will be assigned by the Company to the Trustee, for the benefit of the holders of the Pool 3 Certificates, but will not be part of the Pool 3 REMIC. To the extent that the Pool 3 Mortgage Loans include any Pledged Asset Mortgage Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. The right to receive proceeds from the realization of any Additional Collateral upon any liquidation thereof will be assigned by the Company to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the liquidation of such Additional Collateral. Ambac Assurance Corporation, a

                                      A3-1

Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam, has previously issued a limited purpose surety bond (the 'Limited Purpose Surety Bond') relating to the pledged Asset Mortgage Loans. The Limited Purpose Surety Bond, which is limited in amount, is intended to guarantee receipt by the Pool 3 Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal balance of the related Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on the related Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Company will assign its rights as beneficiary under the Limited Purpose Surety Bond to the Trustee. The Limited Purpose Surety Bond will not cover any payments on the Pool 3 Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

     The Pool 3 Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $115,714,206. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $109,250,000 or greater than $120,750,000.

     The Mortgage Rates borne by the Pool 3 Mortgage Loans are expected to range from 6.00% to 8.25% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between 7.10% and 7.14% per annum. The original principal balances of the Pool 3 Mortgage Loans are expected to range from $23,000 to $1,042,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of such Mortgage Loans is not expected to exceed $318,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Pool 3 Mortgage Loan will be August 1994, and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be June 2013. All of the Pool 3 Mortgage Loans will have original terms to maturity of 10 to 15 years, and it is expected that the weighted average scheduled remaining term to maturity of such Mortgage Loans will be between 176 and 178 months as of the Cut-off Date.

     The Pool 3 Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Pool 3 Mortgage Loans) as of the Cut-off Date:

          It is expected that no more than 34% of the Mortgaged Properties relating to the Pool 3 Mortgage Loans will be located in California. The majority of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties located in California, Massachusetts, Texas, Pennsylvania, Illinois, Florida, New Jersey, New York and Tennessee. No more than 3% of such Mortgage Loans will be secured by Mortgaged Properties located in any one state except the states specified in the preceding sentence.

          No more than 13% of the Pool 3 Mortgage Loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 8% of the Pool 3 Mortgage Loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1.0% of the Pool 3 Mortgage Loans will have a Scheduled Principal Balance of more than $1,000,000.

          No more than 6% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 2% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between 67% and 69%. With respect to the Pledged Asset Mortgage Loan, the loan-to-value ratios set forth in this paragraph will be calculated based on the Pledged Asset Loan-to-Value Ratio (as defined herein) at origination of such Pledged Asset Mortgage Loan.

          None of the Pledged Asset Mortgage Loans will have a Pledged Asset Loan-to-Value Ratio at origination in excess of 70%. As of the Cut-off Date, the weighted average Pledged Asset Loan-to-Value Ratio at origination of the Pledged Asset Mortgage Loan is expected to be 70%. With respect to any Pledged Asset Mortgage Loan, the 'Pledged Asset Loan-to-Value Ratio' is calculated as (i) the original loan amount less the portion of any required Additional Collateral which is covered by the Limited Purpose Surety Bond, divided by (ii) the Original Value (as defined in the accompanying Prospectus) of the related Mortgaged Property.

                                      A3-2

          No more than approximately 1.42% of the Mortgage Loans will have a loan-to-value ratio (and none of the Pledged Asset Mortgage Loans will have a Pledged Asset Loan-to-Value Ratio) at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 16% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than 18% of such Mortgage Loans will have been the subject of 'cash-out' refinancings. None of such Mortgage Loans will have been relocation loans.

          None of such Mortgage Loans will be temporary buy-down Mortgage Loans.

          No more than 2% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          At least 93% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 92% of such Mortgage Loans will be secured by single-family, detached residences. No more than 4% of such Mortgage Loans will be secured by condominiums.

          Federal emergency aid has been made available to property owners in several areas of California and several other states as a result of recent flooding, ice storms and in California, landslides. Approximately 42% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 3 Mortgage Loans (74% of which are located in California) are secured by related Mortgaged Properties located in the 51 counties (22 of which are in California) known to be affected by such conditions, and it is unknown whether additional areas may be affected by such conditions. In addition, due to recent wildfires occurring in widespread areas of Florida, the Federal Emergency Management Agency has announced that federal emergency aid will be available to homeowners throughout Florida affected by such fires. Approximately 4.00% (by Scheduled Principal Balance as of the Cut-off Date) of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in Florida.The Company has not undertaken the physical inspection of any such Mortgaged Property and, as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred.

          Under the Agreement, the Company will represent and warrant that each Pool 3 Mortgaged Property is free of material damage and in good repair as of the date of issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of Certificateholders, the Company will be required to repurchase the affected Pool 3 Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by the flooding, ice storms or landslides occurs after the Closing Date, the Company will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. To the extent that any insurance proceeds received with respect to any damaged Pool 3 Mortgaged Properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Pool 3 Mortgage Loans in whole or in part. Any repurchases or prepayments of the Pool 3 Mortgage Loans may reduce the weighted average lives of the Certificates offered hereby and will reduce the yields on any Classes of Pool 3 Certificates purchased at a premium.

DISTRIBUTIONS ON THE POOL 3 CERTIFICATES

     Allocation of Pool 3 Available Funds. Interest and principal on the Pool 3 Certificates will be distributed monthly on each Distribution Date commencing in July 1998 in an aggregate amount equal to the Pool 3 Available Funds for such Distribution Date.

     On each Distribution Date, the Pool 3 Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Pool 3 Senior Certificates (other than the Class 3-PO Certificates), the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being

                                      A3-3
     allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the Classes of Pool 3 Senior Certificates (other than the Class 3-PO Certificates), any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Pool 3 Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

          third, to the Classes of Pool 3 Senior Certificates, in reduction of the Class Certificate Principal Balances thereof, to the extent of remaining Pool 3 Available Funds, concurrently, as follows:

          (a) to the Class 3-A and Class 3-R Certificates, the Pool 3 Senior Optimal Principal Amount for such Distribution Date, in the following order of priority:

                (i) to the Class 3-R Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

                (ii) to the Class 3-A Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero; and

          (b) to the Class 3-PO Certificates, the Class 3-PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class 3-PO Certificates, to the extent of remaining Pool 3 Available Funds, the Class 3-PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (i) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Pool 3 Junior Optimal Principal Amount for such Distribution Date, (ii) such distributions shall not reduce the Class Certificate Principal Balance of the Class 3-PO Certificates and (iii) no distribution will be made in respect of the Class 3-PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the Pool 3 Junior Certificates have been reduced to zero (the 'Pool 3 Cross-Over Date');

          fifth, to the Class 3-M Certificates, to the extent of remaining Pool 3 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          sixth, to the Class 3-B1 Certificates, to the extent of remaining Pool 3 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          seventh, to the Class 3-B2 Certificates, to the extent of remaining Pool 3 Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

          eighth, to the Class 3-B3, Class 3-B4 and Class 3-B5 Certificates, to the extent of remaining Pool 3 Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Shares for such Distribution Date.

     'Pro rata' distributions among Classes of Certificates will be made in proportion to the then-current Class Certificate Principal Balances of such Classes.

     On each Distribution Date after the Pool 3 Cross-Over Date, distributions of principal on the outstanding Pool 3 Senior Certificates will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of the principal payments described in priority third above.

     If, after distributions have been made pursuant to priorities first and second above on any Distribution Date, the remaining Pool 3 Available Funds are less than the sum of the amounts required to be distributed in accordance with priority third above, the Pool 3 Senior Optimal Principal Amount and the Class 3-PO Principal Distribution Amount for such Distribution Date shall be proportionately reduced, and such remaining Pool 3

                                      A3-4

Available Funds will be distributed on the Pool 3 Senior Certificates in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses in respect of Pool 3 will be allocated to the Pool 3 Certificates as described under '--Allocation of Realized Losses on the Pool 3 Certificates' herein.

     Interest. Interest will accrue on the Pool 3 Certificates offered hereby at the respective fixed Certificate Interest Rates set forth on the cover hereof during each Interest Accrual Period. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class 3-B3, Class 3-B4 and Class 3-B5 Certificates at the Certificate Interest Rate of 6.50% per annum during each Interest Accrual Period.

     The Class 3-PO Certificates are principal-only Certificates and will not accrue interest.

     The 'Accrued Certificate Interest' for any Pool 3 Certificate (other than a Class 3-PO Certificate) for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) allocable to Certificateholders through the Pool 3 Cross-Over Date and, after the Pool 3 Cross-Over Date, the interest portion of Realized Losses allocable to Certificateholders including Excess Losses, in each case in respect of the Pool 3 Mortgage Loans.

     The 'Certificate Principal Balance' of any Pool 3 Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Certificate and (iii) in the case of a Pool 3 Junior Certificate, such Certificate's pro rata share, if any, of the Pool 3 Junior Certificate Writedown Amount (as defined below) and the Class 3-PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates. As of any Distribution Date, the 'Pool 3 Junior Certificate Writedown Amount' will equal the amount by which
(a) the sum of the Class Certificate Principal Balances of all of the Pool 3 Certificates (after giving effect to the distribution of principal and the application of Realized Losses in respect of the Pool 3 Mortgage Loans in reduction of the Certificate Principal Balances of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Pool 3 Mortgage Loans on the first day of the month of such Distribution Date less any applicable Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date in respect of Pool 3. For any Distribution Date, the 'Class 3-PO Deferred Payment Writedown Amount' will equal the amount, if any, distributed on such date in respect of the Class 3-PO Deferred Amount pursuant to priority fourth under '--Allocation of Pool 3 Available Funds' above. The Pool 3 Junior Certificate Writedown Amount and the Class 3-PO Deferred Payment Writedown Amount will each be allocated to the Classes of Pool 3 Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     For the definitions of 'Interest Accrual Period,' 'Net Interest Shortfall' and 'Interest Shortfall,' see 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Interest' herein.

     Any Net Interest Shortfall, the interest portion of any Excess Losses allocable to Pool 3 Certificateholders through the Pool 3 Cross-Over Date and, after the Pool 3 Cross-Over Date, the interest portion of any Realized Losses allocable to Certificateholders (see '--Allocation of Realized Losses on the Pool 3 Certificates' herein), in each case in respect of the Pool 3 Mortgage Loans, will, on each Distribution Date, be allocated among all the outstanding Pool 3 Certificates (other than the Class 3-PO Certificates), in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See 'The Pooling and Servicing Agreement--Servicing Compensation, Compensating Interest and Payment of Expenses' herein.

     The interest portion of any Realized Losses (other than Excess Losses) in respect of the Pool 3 Mortgage Loans occurring prior to the Pool 3 Cross-Over Date will not be allocated among any Pool 3 Certificates, but will reduce the amount of Pool 3 Available Funds on the related Distribution Date. As a result of the subordination of the Pool 3 Junior Certificates in right of distribution relative to the Pool 3 Senior Certificates, such losses will be borne first by the Pool 3 Junior Certificates (to the extent then outstanding) in inverse order of priority.

                                      A3-5

     If the Pool 3 Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Pool 3 Senior Certificates (other than the Class 3-PO Certificates) to their Certificateholders, any shortfall in available amounts will be allocated among such Classes of Pool 3 Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Pool 3 Senior Certificates (other than the Class 3-PO Certificates) on subsequent Distribution Dates in accordance with priority second under '--Allocation of Pool 3 Available Funds' above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     Principal. All payments and other amounts received in respect of principal of the Pool 3 Mortgage Loans will be allocated between (i) the Pool 3 Certificates (other than the Class 3-PO Certificates), on the one hand, and (ii) the Class 3-PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The 'Non-PO Percentage' with respect to any Pool 3 Mortgage Loan with a Net Mortgage Rate ('NMR') less than 6.50% per annum (each such Mortgage Loan, a 'Pool 3 Discount Mortgage Loan') will be the fraction, expressed as a percentage, equal to NMR divided by 6.50%. The 'Non-PO Percentage' with respect to any Pool 3 Mortgage Loan with a Net Mortgage Rate equal to or greater than 6.50% (each such Mortgage Loan, a 'Pool 3 Non-Discount Mortgage Loan') will be 100%. The 'PO Percentage' with respect to any Pool 3 Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.50% - NMR) divided by 6.50%. The 'PO Percentage' with respect to any Pool 3 Non-Discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class 3-PO Certificates, which are not offered hereby, will be approximately $292,874 subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each Pool 3 Senior Certificate will be made on each Distribution Date pursuant to priority third under '--Allocation of Pool 3 Available Funds' above. In accordance with priority third, the Pool 3 Available Funds remaining after the distribution of interest on the Pool 3 Senior Certificates (other than the Class 3-PO Certificates) will be allocated to such Certificates in an aggregate amount not to exceed the sum of the Pool 3 Senior Optimal Principal Amount and the Class 3-PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class 3-M, Class 3-B1 and Class 3-B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under '--Allocation of Pool 3 Available Funds' above. In accordance with each such priority, the Pool 3 Available Funds, if any, remaining after distributions of principal and interest on the Pool 3 Senior Certificates and payments in respect of the Class 3-PO Deferred Amount on such Distribution Date will be allocated to the Class 3-M, Class 3-B1 and Class 3-B2 Certificates in an amount equal to each such Class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such Class until any related Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

     The 'Pool 3 Senior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the Pool 3 Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each Pool 3 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 3 after the Pool 3 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 3 Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 3 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 3 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the applicable Prepayment Period (as defined below), (iii) the Pool 3 Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 3 during the applicable Prepayment Period, (iv) the lesser of
(a) the Pool 3 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 3 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 3 Mortgage Loans described in clause (x)) and
(x) the principal balance of

                                      A3-6
each Pool 3 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Pool 3 Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each Pool 3 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 3 Mortgage Loans described in clause
(x)) and (x) the Scheduled Principal Balance of each Pool 3 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Pool 3 Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) in respect of Pool 3 during the related Prepayment Period, and (v) the Pool 3 Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 3 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 3 Mortgage Loan that has been replaced by the Company with a substitute Pool 3 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 3 Mortgage Loan.

     With respect to any Pool 3 Mortgage Loan that was the subject of a voluntary prepayment in full and any Distribution Date, the 'Prepayment Period' is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any Pool 3 Mortgage Loan and any Distribution Date, the Prepayment Period is the month preceding the month of such Distribution Date.

     The 'Pool 3 Senior Percentage' on any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to ten places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Pool 3 Senior Certificates (less the Class Certificate Principal Balance of the Class 3-PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Pool 3 Certificates (less the Class Certificate Principal Balance of the Class 3-PO Certificates) immediately preceding such Distribution Date. The initial Pool 3 Senior Percentage is expected to be approximately 97.74%.

     The 'Pool 3 Senior Prepayment Percentage' on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                  POOL 3 SENIOR PREPAYMENT PERCENTAGE
July 1998 - June 2003       100%
July 2003 - June 2004       Pool 3 Senior Percentage plus 70% of the Pool 3 Junior Percentage
July 2004 - June 2005       Pool 3 Senior Percentage plus 60% of the Pool 3 Junior Percentage
July 2005 - June 2006       Pool 3 Senior Percentage plus 40% of the Pool 3 Junior Percentage
July 2006 - June 2007       Pool 3 Senior Percentage plus 20% of the Pool 3 Junior Percentage
July 2007 and thereafter    Pool 3 Senior Percentage

     Notwithstanding the foregoing, if the Pool 3 Senior Percentage on any Distribution Date exceeds the initial Pool 3 Senior Percentage, the Pool 3 Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Pool 3 Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the 'Pool 3 Senior Prepayment Percentage Stepdown Limitation') unless, as of the last day of the month preceding such Distribution Date, either:

          (A)(i) the aggregate Scheduled Principal Balance of Pool 3 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 3 Mortgage Loans in foreclosure and Pool 3 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 3) does not exceed 50% of the aggregate Class Certificate Principal Balance of the Pool 3 Junior Certificates as of such date and
     (ii) cumulative Realized Losses in respect of Pool 3 do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Pool 3 Junior Certificates as of the date of issuance of the Certificates (the 'Original Pool 3 Junior Principal Balance' and with the Original Pool 1 Junior Principal Balance and the Original Pool 2 Junior Principal Balance, each a 'Junior Principal Balance') if such Distribution Date occurs between and including July 2003 and June 2004, (b) 35% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 40% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 45% of the Original Pool 3 Junior Principal Balance if such

                                      A3-7

     Distribution Date occurs between and including July 2006 and June 2007, and
     (e) 50% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs during or after July 2007; or

          (B)(i) the aggregate Scheduled Principal Balance of Pool 3 Mortgage Loans delinquent 60 days or more (including for this purpose any Pool 3 Mortgage Loans in foreclosure and Pool 3 Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund for Pool 3), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all Pool 3 Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses in respect of Pool 3 do not exceed (a) 10% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (b) 15% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, (c) 20% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2005 and June 2006, (d) 25% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs between and including July 2006 and June 2007, and (e) 30% of the Original Pool 3 Junior Principal Balance if such Distribution Date occurs during or after July 2007.

     The 'Class 3-PO Principal Distribution Amount' with respect to each Distribution Date will be an amount equal to the sum of (i) the applicable PO Percentage of all scheduled payments of principal due on each Pool 3 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 3 after the Bankruptcy Coverage Termination Date in respect of Pool 3, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Pool 3 Mortgage Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 3 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period, (iv) the applicable PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each Pool 3 Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Pool 3 Mortgage Loans described in clause (x)) and (x) the principal balance of each Pool 3 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 3 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 3 Mortgage Loan that has been replaced by the Company with a substitute Pool 3 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 3 Mortgage Loan. For purposes of clauses (ii) and (v) above, the Scheduled Principal Balance of a Pool 3 Mortgage Loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Pool 3 Bankruptcy Coverage Termination Date.

     The 'Pool 3 Junior Percentage' on any Distribution Date will equal 100% minus the Pool 3 Senior Percentage. The 'Pool 3 Junior Prepayment Percentage' will equal 100% minus the Pool 3 Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Pool 3 Senior Certificates (other than the Class 3-PO Certificates) have each been reduced to zero (the 'Pool 3 Senior Final Distribution Date'), the Pool 3 Junior Prepayment Percentage will equal 100%. The initial Pool 3 Junior Percentage is expected to be approximately 2.26%.

     The 'Pool 3 Junior Optimal Principal Amount' with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Pool 3 Junior Certificates immediately prior to such Distribution Date): (i) the Pool 3 Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding Pool 3 Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions in respect of Pool 3 after the Pool 3 Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Pool 3 Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Pool 3 Mortgage

                                      A3-8

Loan which was the subject of a prepayment in full received by the Company (or, in the case of a Pool 3 Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the related Prepayment Period, (iii) the Pool 3 Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of Pool 3 during the related Prepayment Period (plus, on the Pool 3 Senior Final Distribution Date, 100% of any Pool 3 Senior Optimal Principal Amount remaining undistributed on each date), (iv) the excess, if any, of the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in Pool 3 (other than Pool 3 Mortgage Loans described in clause (b)) and (b) the applicable Non-PO Percentage of the principal balance of each Pool 3 Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the sum of the amounts distributable to the Pool 3 Senior Certificateholders (other than the holders of the Class 3-PO Certificates) pursuant to clause (iv) of the definition of Pool 3 Senior Optimal Principal Amount on such Distribution Date, and (v) the Pool 3 Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Pool 3 Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Pool 3 Mortgage Loan that has been replaced by the Company with a substitute Pool 3 Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Pool 3 Mortgage Loan.

     The 'Allocable Share' with respect to any Class of Pool 3 Junior Certificates on any Distribution Date will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Pool 3 Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class 3-B Certificate shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Pool 3 Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date. The 'Class Prepayment Distribution Trigger' for a Class of Class 3-B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Pool 3 Mortgage Loans with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If, on any Distribution Date, the Class Certificate Principal Balance of the Class 3-M Certificates or of any Class of Class 3-B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of Pool 3 Junior Optimal Principal Amount, to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Pool 3 Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class 3-B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking Classes of Pool 3 Junior Certificates. On any Distribution Date, any reduction in funds available for distribution to the Classes of Pool 3 Junior Certificates resulting from a distribution of the Class 3-PO Deferred Amount to the Class 3-PO Certificates will be allocated to the Classes of Pool 3 Junior Certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

     Example of Distributions. For an example of hypothetical distributions on the Certificates for a particular Distribution Date, see 'Description of the Certificates--Example of Distributions' in the accompanying Prospectus.

ALLOCATION OF REALIZED LOSSES ON THE POOL 3 CERTIFICATES

     For the definitions of 'Realized Loss,' 'Liquidated Mortgage Loan,' 'Deficient Valuation,' 'Debt Service Reduction,' 'Bankruptcy Loss,' 'Fraud Loss,' 'Excess Loss' and 'Special Hazard Loss,' see 'Pool 1 Annex--Allocation of Realized Losses on the Pool 1 Certificates.'

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Pool 3 Discount Mortgage Loan will be allocated to the Class 3-PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Pool 3 Cross-Over Date, the aggregate of all amounts so allocable to the Class 3-PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Pool 3 Discount Mortgage Loans and all amounts previously allocated in respect of such losses to

                                      A3-9
the Class 3-PO Certificates and not distributed on prior Distribution Dates will be the 'Class 3-PO Deferred Amount.' To the extent funds are available therefor on any Distribution Date through the Pool 3 Cross-Over Date, distributions in respect of the Class 3-PO Deferred Amount will be made on the Class 3-PO Certificates in accordance with priority fourth under '--Distributions on the Pool 3 Certificates--Allocation of Pool 3 Available Funds' above. Any distribution of Pool 3 Available Funds in respect of the Class 3-PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class 3-PO Certificates. No interest will accrue on the Class 3-PO Deferred Amount. On each Distribution Date through the Pool 3 Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking Class of Pool 3 Junior Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class 3-PO Deferred Amount on such Distribution Date, through the operation of the Class 3-PO Deferred Payment Writedown Amount. After the Pool 3 Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class 3-PO Certificates will not be added to, the Class 3-PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying Prospectus) in respect of Pool 3 on the Class 3-PO Certificates will be adjusted to take into account the Class 3-PO Deferred Amount previously paid to such Class as specified in the Agreement. See 'Servicing of the Mortgage Loans and Contracts--Unanticipated Recoveries of Losses on the Mortgage Loans' in the accompanying Prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a Pool 3 Mortgage Loan for any Distribution Date will not be allocated to any Pool 3 Senior Certificates until the Pool 3 Cross-Over Date. Prior to the Pool 3 Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding Classes of Pool 3 Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class 3-B5 Certificates while such Certificates are outstanding, second to the Class 3-B4 Certificates, and so on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a Pool 3 Mortgage Loan for any Distribution Date will be allocated pro rata among all outstanding Classes of Pool 3 Certificates (other than the Class 3-PO Certificates) based on their Class Certificate Principal Balances. Commencing on the Pool 3 Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) in respect of the Pool 3 Mortgage Loans will be allocated among the outstanding Classes of Pool 3 Senior Certificates (other than the Class 3-PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any Class of Pool 3 Certificates will be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Pool 3 Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance of Pool 3 as of the first day of the month of such Distribution Date, less any Deficient Valuations in respect of Pool 3 Mortgage Loans occurring on or prior to the Pool 3 Bankruptcy Coverage Termination Date (such limitation being the 'Pool 3 Loss Allocation Limitation' and, with the Pool 1 Loss Allocation Limitation and the Pool 2 Loss Allocation Limitation, each a 'Loss Allocation Limitation').

     The principal portion of Debt Service Reductions in respect of the Pool 3 Mortgage Loans will not be allocated in reduction of the Certificate Principal Balance of any Pool 3 Certificate. However, after the Pool 3 Bankruptcy Coverage Termination Date, the amounts distributable under clause (i) of each of the definitions of Pool 3 Senior Optimal Principal Amount, Class 3-PO Principal Distribution Amount and Pool 3 Junior Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions in respect of the Pool 3 Mortgage Loans. Regardless of when they occur, such Debt Service Reductions may reduce the amount of Pool 3 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Pool 3 Junior Certificates in right of distribution relative to the Pool 3 Senior Certificates, any Debt Service Reductions in respect of the Pool 3 Mortgage Loans prior to the Pool 3 Bankruptcy Coverage Termination Date will be borne by the Pool 3 Junior Certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses in respect of the Pool 3 Mortgage Loans to a Class of Pool 3 Certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the

                                     A3-10

Pool 3 Certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class 3-PO Certificates on any Distribution Date through the Pool 3 Cross-Over Date will also be taken into account in determining distributions in respect of the Class 3-PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses in respect of the Pool 3 Mortgage Loans will be allocated among the outstanding Classes of Pool 3 Certificates offered hereby to the extent described under '--Distributions on the Pool 3 Certificates--Interest' above. For purposes of making certain calculations under the Agreement, the interest portion of any Realized Loss in respect of a Pool 3 Mortgage Loan will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and interest at the excess of the Mortgage Rate over the sum of the Base Servicing Fee and the Supplemental Servicing Fee in proportion to the amount of accrued interest in respect of such Pool 3 Mortgage Loan that would have been so allocated in the absence of any such shortfall.

     The applicable Non-PO Percentage of any Deficient Valuation in respect of a Pool 3 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 3 Junior Certificates until the Pool 3 Bankruptcy Coverage Termination Date. The 'Pool 3 Bankruptcy Coverage Termination Date' (with the Pool 1 Bankruptcy Coverage Termination Date and the Pool 2 Bankruptcy Coverage Termination Date, each a 'Bankruptcy Coverage Termination Date') is the Distribution Date upon which the Pool 3 Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Pool 3 Cross-Over Date, if earlier). On each Distribution Date, the 'Pool 3 Bankruptcy Loss Amount' (with the Pool 1 Bankruptcy Loss Amount and Pool 2 Bankruptcy Loss Amount, each a 'Bankruptcy Loss Amount') will equal approximately $100,000 (approximately 0.09% of the aggregate Scheduled Principal Balances of the Pool 3 Mortgage Loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses in respect of the Pool 3 Mortgage Loans. The Pool 3 Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) to the effect that such reduction or modification will not adversely affect the then current ratings of the Pool 3 Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses in respect of the Pool 3 Mortgage Loans.

     The applicable Non-PO Percentage of any Fraud Loss in respect of a Pool 3 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 3 Junior Certificates until the Pool 3 Fraud Coverage Termination Date. The 'Pool 3 Fraud Coverage Termination Date' is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Pool 3 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 3 Fraud Loss Amount' will equal approximately $1,157,142 (approximately 1.00% of the aggregate Scheduled Principal Balances of the Pool 3 Mortgage Loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Pool 3 Fraud Loss Amount will equal approximately $1,157,142, minus the aggregate amount of Fraud Losses that would have been allocated to the Pool 3 Junior Certificates in the absence of the Pool 3 Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Pool 3 Fraud Loss Amount will equal (1) the lesser of (a) the Pool 3 Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Pool 3 Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Pool 3 Junior Certificates in the absence of the Pool 3 Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Pool 3 Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss in respect of a Pool 3 Mortgage Loan will on each Distribution Date be allocated solely to the outstanding Pool 3 Junior Certificates until the Pool 3 Special Hazard Termination Date. The 'Pool 3 Special Hazard Termination Date' (with the Pool 1 Special Hazard Termination Date and Pool 2 Special Hazard Termination Date, each a 'Special Hazard Termination Date') is the Distribution Date upon which the Pool 3 Special Hazard Loss Amount has been reduced to zero or a negative number (or the Pool 3 Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the 'Pool 3 Special Hazard Loss Amount' (with the Pool 1 Special Hazard Loss Amount and Pool 2 Special Hazard Loss

                                     A3-11

Amount, each a 'Special Hazard Loss Amount') will equal approximately $2,077,566 (approximately 1.80% of the aggregate Scheduled Principal Balances of the Pool 3 Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Pool 3 Special Hazard Loss Amount will equal approximately $2,077,566 minus the sum of
(i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Pool 3 Junior Certificates in the absence of the Pool 3 Loss Allocation Limitation and (ii) the Pool 3 Adjustment Amount. For each anniversary of the Cut-off Date, the 'Pool 3 Adjustment Amount' (with the Pool 1 Adjustment Amount and Pool 2 Adjustment Amount, each an 'Adjustment Amount') shall be equal to the amount, if any, by which the Pool 3 Special Hazard Loss Amount (without giving effect to the deduction of the Pool 3 Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of (x) 1% (or if greater than 1%, the highest percentage of Pool 3 Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Pool 3 Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Pool 3 Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

             POOL 3 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yields on the Pool 3 Certificates will depend upon, among other things, the price at which such Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Pool 3 Mortgage Loans.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Pool 3 Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, faster than anticipated rates of principal payments on the Mortgage Loans in Pool 3 could result in actual yields to investors in such Certificates that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans in Pool 3 could result in actual yields to investors in such Certificates that are lower than the anticipated yields.

     Rapid rates of prepayments on the Pool 3 Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Pool 3 Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Pool 3 Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Pool 3 Mortgage Loans will not prepay at any constant rate, nor will all of the Pool 3 Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on a Pool 3 Mortgage Loan, the greater the effect on the yield to an investor in the Pool 3 Certificates. As a result, the effect on the yield of principal prepayments on the Pool 3 Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Pool 3 Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The Pool 3 Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate multiplied by the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Pool 3 Certificates offered hereby will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on the Pool 3 Certificates will be affected by any Net Interest Shortfall and the interest portion of certain losses in respect of Pool 3. See 'Pool 3 Annex--Distributions on the Pool 3 Certificates' and '--Allocation of Realized Losses on the Pool 3 Certificates' herein.

                                     A3-12

PREPAYMENTS

     The rate of distribution of principal of the Pool 3 Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Pool 3 Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by the Company in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by the Company, or prepayments in connection with biweekly payment programs, participation in which may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Pool 3 Mortgaged Properties, from repurchase by the Company of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. See the last two paragraphs of 'The Pool 3 Mortgage Loans,' above and 'Yield Maturity and Weighted Average Life Considerations' in the Prospectus. Mortgagors are permitted to prepay the Pool 3 Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Pool 3 Certificateholders will be entitled on any Distribution Date to receive from the Pool 3 Available Funds distributions of amounts pursuant to clause (iv) of each of the definitions of the Pool 3 Senior Optimal Principal Amount, Class 3-PO Principal Distribution Amount or Pool 3 Junior Optimal Principal Amount, the occurrence of defaults on the Pool 3 Mortgage Loans may produce the same effect on the Pool 3 Certificates receiving such distributions as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Pool 3 Mortgage Loans, such Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on such Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Pool 3 Mortgage Loans, such Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on such Mortgage Loans.

     Voluntary prepayments in full of principal on the Pool 3 Mortgage Loans received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the Pool 3 Certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the Pool 3 Mortgage Loans are passed through to the Pool 3 Certificateholders in the month following the month of receipt or payment. Any prepayment or liquidation of a Pool 3 Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Pool 3 Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Pool 3 Certificateholders principal amounts which would otherwise be passed through in amortized increments over the remaining term of such Mortgage Loan.

     The entire amount of the applicable Non-PO Percentage of any prepayment and unscheduled recovery of principal with respect to a Pool 3 Mortgage Loan will be allocated solely to the outstanding Pool 3 Senior Certificates (other than the Class 3-PO Certificates) during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein), except as otherwise described herein on or

                                     A3-13
following the Pool 3 Cross-Over Date. Among such Pool 3 Senior Certificates, such amounts will be allocated in the manner described herein. See 'Pool 3 Annex--Distributions on the Pool 2 Certificates--Principal' herein.

     When a full prepayment is made on a Mortgage Loan in a Mortgage Pool, the Mortgagor is charged interest ('Prepayment Interest') on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest (net of Servicing Fees) is passed through to the Pool 3 Certificateholders in the month following its receipt and the amount of interest thus distributed to Certificateholders, to the extent not offset by a related Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted Pool 3 Mortgage Loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls in respect of Pool 3 described in this paragraph will be borne by the Pool 3 Certificateholders to the extent described herein. See 'Pool 1 Annex--Distributions on the Pool 1 Certificates--Interest,' 'Pool 2 Annex--Distributions on the Pool 2 Certificates--Interest' and 'Pool 3 Annex--Distributions on the Pool 3 Certificates--Interest' herein.

     Any partial prepayment will be applied to the balance of the related Pool 3 Mortgage Loans as of the first day of the month of receipt, will be passed through to the Pool 3 Certificateholders in the following month and, to the extent not offset by a related Compensating Interest Payment, will reduce the aggregate amount of interest distributable to such Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Pool 3 Certificates also may be affected by any repurchase by the Company of the Pool 3 Mortgage Loans as described under 'The Pooling and Servicing Agreement-- Termination' herein.

THE CLASS 3-M, CLASS 3-B1 AND CLASS 3-B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class 3-M, Class 3-B1 and Class 3-B2 Certificates will be affected by the rate of prepayments on the Pool 3 Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses in respect of such Mortgage Loans, by the severity of those losses and by the timing thereof. See 'Pool 3 Annex--Allocation of Realized Losses on the Pool 3 Certificates' herein for a description of the manner in which such losses are borne by the holders of the Pool 3 Certificates. If the purchaser of a Class 3-M, Class 3-B1 or Class 3-B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses in respect of the related Mortgage Loans that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class 3-B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Pool 3 Mortgage Loans than will the yields on such Classes with lower numerical designations, and the yields to maturity on all of the Class 3-B Certificates will be more sensitive to such losses than will the yields on the other Classes of related Certificates. The yields to maturity on the Class 3-M Certificates will be more sensitive to such losses than will the yields on the Pool 3 Senior Certificates and less sensitive than the yields on the Class 3-B Certificates. The Pool 3 Junior Certificates will be more sensitive to losses due to liquidations of defaulted Pool 3 Mortgage Loans because the entire amount of such losses will be allocable to such Certificates in inverse order of priority, either directly or through the allocation of the Class 3-PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Pool 3 Mortgage Loans may also have a relatively greater effect (i) on the yields to investors in the related Class 3-B Certificates with higher numerical designations than on the yields to investors in those related Class 3-B Certificates with lower numerical designations, (ii) on the yields to investors in the related Class 3-B Certificates than on the yields to investors in the other Classes of related Certificates, and (iii) on the yields to

                                     A3-14
investors in the Class 3-M Certificates than on the yields to investors in the related Senior Certificates. As described above under 'Pool 3 Annex--Distributions on the Pool 3 Certificates--Interest' and '--Principal,' '--Allocation of Realized Losses on the Pool 3 Certificates' and '--Subordination,' amounts otherwise distributable to holders of any Class of Pool 3 Class B Certificates will be made available to protect the holders of the more senior ranking Classes of Pool 3 Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class 3-M Certificates will be made available to protect the holders of the Pool 3 Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such Junior Certificates.

     To the extent that the Class 3-M, Class 3-B1 or Class 3-B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the Pool 3 Certificates will depend on the rate of payment of principal of the related Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan in Pool 3 is expected to be June 2013. In addition, to the extent delinquencies and defaults are not covered by advances made by the Company or offset by the effect of the subordination of the related Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE POOL 3 CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Pool 3 Certificates will be affected, to varying degrees, by the rate of principal payments on the Pool 3 Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of Classes of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Assumption') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in either Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     Tables of Pool 3 Class Certificate Principal Balances. The following tables set forth the percentages of the initial Class Certificate Principal Balance of each Class of Pool 3 Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Pool 3 Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the tables,

                                     A3-15
it is assumed with respect to the Mortgage Loans (the 'Modeling Assumptions') that (i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in July 1998, (ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,
(iii) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date is $115,714,206, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Pool 3 Mortgage Loans are experienced and the Company does not repurchase any of the Pool 3 Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Pool 3 Mortgage Loans in the related Trust Fund as described under the caption 'The Pooling and Servicing Agreement--Termination' herein, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 1998, and are computed prior to giving effect to prepayments received in the prior month,
(vii) prepayments representing payment in full of individual Pool 3 Mortgage Loans are received on the last day of each month (commencing June 1998) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the Pool 3 Mortgage Loans, (viii) the scheduled monthly payment for each Pool 3 Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Pool 3 Certificates offered hereby are as indicated on the cover page hereof, (x) the date of the initial issuance of the Certificates is June 26, 1998, (xi) the amounts distributable to Pool 3 Certificateholders are not reduced by the incurrence of any expenses by the Pool 3 Trust Fund and (xii) the Pool 3 Mortgage Loans are divided into two groups (each, a 'Pool 3 Mortgage Loan Group') and the Pool 3 Mortgage Loans in each Pool 3 Mortgage Loan Group have the respective characteristics described below (the Aggregate Scheduled Principal Balance shown below for each Pool 3 Mortgage Loan Group has been rounded to the nearest dollar and Mortgage Rates have been rounded to eight decimal places):

                                                AGGREGATE                                                 STATED
                                                SCHEDULED                                                REMAINING
                                                PRINCIPAL                         NET                     TERM TO
MORTGAGE LOAN                                 BALANCE AS OF       MORTGAGE      MORTGAGE       AGE       MATURITY
   GROUP                                     THE CUT-OFF DATE       RATE          RATE       (MONTHS)    (MONTHS)
------------------------------------------   ----------------    ----------    ----------    --------    ---------
Discount..................................     $  8,637,615      6.49585019%   6.27960555%       2          178
Non-Discount..............................      107,076,591      7.16803992    6.91170122        2          177

     It is not likely that the Pool 3 Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Pool 3 Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Pool 3 Certificates outstanding at any time and the actual weighted average life of each Class of Pool 3 Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Pool 3 Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the Pool 3 Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average stated remaining term to maturity of the assumed Pool 3 Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Pool 3 Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Pool 3 Certificates outstanding at any time and the actual weighted average life of each Class of Pool 3 Certificates would differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

                                     A3-16

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 3 CERTIFICATES

                                                        CLASS 3-A
                                           ------------------------------------
                                                  PREPAYMENT ASSUMPTION
                                           ------------------------------------
DISTRIBUTION DATE                           0%     150%    275%    400%    500%
----------------------------------------   ----    ----    ----    ----    ----
Initial Percentage......................    100    100     100     100     100
June 1999...............................     96     94      91      89      88
June 2000...............................     92     84      77      71      66
June 2001...............................     87     72      61      51      44
June 2002...............................     82     62      48      36      28
June 2003...............................     77     53      37      25      18
June 2004...............................     71     44      29      18      11
June 2005...............................     65     37      22      12       7
June 2006...............................     59     30      16       8       4
June 2007...............................     52     24      12       5       3
June 2008...............................     44     19       8       3       2
June 2009...............................     36     14       6       2       1
June 2010...............................     27     10       4       1       *
June 2011...............................     18      6       2       1       *
June 2012...............................      8      2       1       *       *
June 2013...............................      0      0       0       0       0
Weighted Average Life
  (in years)(1).........................    8.7    6.0     4.7     3.8     3.3

------------------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A3-17

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                     OUTSTANDING OF THE POOL 3 CERTIFICATES

                                                                                  CLASS 3-M, CLASS 3-B1
                                                     CLASS 3-R                        AND CLASS 3-B2
                                          --------------------------------   --------------------------------
                                               PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION
                                          --------------------------------   --------------------------------
DISTRIBUTION DATE                          0%    150%   275%   400%   500%    0%    150%   275%   400%   500%
----------------------------------------  ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage......................   100   100    100    100    100     100   100    100    100    100
June 1999...............................     0     0      0      0      0      96    96     96     96     96
June 2000...............................     0     0      0      0      0      92    92     92     92     92
June 2001...............................     0     0      0      0      0      87    87     87     87     87
June 2002...............................     0     0      0      0      0      82    82     82     82     82
June 2003...............................     0     0      0      0      0      77    77     77     77     77
June 2004...............................     0     0      0      0      0      71    69     68     66     64
June 2005...............................     0     0      0      0      0      65    61     58     54     51
June 2006...............................     0     0      0      0      0      59    52     46     41     37
June 2007...............................     0     0      0      0      0      52    42     35     29     25
June 2008...............................     0     0      0      0      0      44    33     25     19     15
June 2009...............................     0     0      0      0      0      36    24     17     12      8
June 2010...............................     0     0      0      0      0      27    17     11      7      4
June 2011...............................     0     0      0      0      0      18    10      6      3      2
June 2012...............................     0     0      0      0      0       8     4      2      1      1
June 2013...............................     0     0      0      0      0       0     0      0      0      0
Weighted Average Life
  (in years)(1).........................   0.1   0.1    0.1    0.1    0.1     8.7   8.0    7.6    7.2    6.9

------------------

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                                     A3-18

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Accrued Certificate Interest........................................................................      S-8
Additional Collateral...............................................................................      A3-1
Adjustment Amount...................................................................................     A3-12
Agreement...........................................................................................      S-6
Allocable Share.....................................................................................     A1-11
Annex...............................................................................................      S-23
Available Funds.....................................................................................      S-26
Bankruptcy Coverage Termination Date................................................................     A3-11
Bankruptcy Loss.....................................................................................     A1-11
Bankruptcy Loss Amount..............................................................................     A3-11
Base Servicing Fee..................................................................................      S-34
Base Servicing Fee Rate.............................................................................      S-34
beneficial owner....................................................................................      S-25
BIF.................................................................................................      S-32
Book-Entry Certificates.............................................................................      S-24
British Bankers' Association Interest Settlement Rate...............................................      A2-8
Bulletin Board......................................................................................      S-22
Cede................................................................................................      S-24
Certificate Group...................................................................................      S-3
Certificate Principal Balance.......................................................................      S-3
Certificates........................................................................................      S-3
Class...............................................................................................      S-3
Class 2-A9 Interest Account.........................................................................      A2-8
Class 1-B Certificates..............................................................................      S-4
Class 1-PO Deferred Amount..........................................................................      S-10
Class 1-PO Deferred Payment Writedown Amount........................................................      A1-6
Class 1-PO Principal Distribution Amount............................................................      A1-9
Class 2-A4 Distribution Percentage..................................................................     A2-10
Class 2-A4 Percentage...............................................................................     A2-10
Class 2-A4 Principal Distribution Amount............................................................     A2-10
Class 2-B Certificates..............................................................................      S-4
Class 2-PO Deferred Amount..........................................................................      S-11
Class 2-PO Deferred Payment Writedown Amount........................................................      A2-7
Class 2-PO Principal Distribution Amount............................................................     A2-11
Class 3-B Certificates..............................................................................      S-5
Class 3-PO Deferred Amount..........................................................................      S-12
Class 3-PO Deferred Payment Writedown Amount........................................................      A3-5
Class 3-PO Principal Distribution Amount............................................................      A3-8
Class B Certificates................................................................................      S-5
Class Certificate Principal Balance.................................................................      S-3
Class PO Certificate................................................................................      S-5
Class PO Deferred Amount............................................................................      S-12
Class PO Deferred Payment Writedown Amounts.........................................................      S-15
Class Prepayment Distribution Trigger...............................................................     A1-11
Code................................................................................................      S-21
Collection Account..................................................................................      S-32
Company.............................................................................................      S-6
Compensating Interest Payment.......................................................................      S-34
CSFB................................................................................................   Cover Page
CSFB Exemption......................................................................................      S-37
Dealer..............................................................................................      S-39
Debt Service Reduction..............................................................................     A1-11
Defaulted Mortgage Loan.............................................................................      S-34
Deficient Valuation.................................................................................     A1-11

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Definitive Certificate..............................................................................      S-25
Depository..........................................................................................      S-5
Detailed Description................................................................................      S-23
Distribution Date...................................................................................      S-7
DOL.................................................................................................      S-37
ERISA...............................................................................................      S-21
ERISA Plan..........................................................................................      S-36
Excess Loss.........................................................................................     A1-12
Exemptions..........................................................................................      S-37
FDIC................................................................................................      S-32
Financial Intermediary..............................................................................      S-25
Fitch...............................................................................................      S-21
Fraud Loss..........................................................................................     A1-11
GE Capital..........................................................................................      S-31
Interest Accrual Period.............................................................................      S-7
Interest Shortfall..................................................................................      A1-6
Junior Certificates.................................................................................      S-5
Junior Principal Balance............................................................................      A3-7
LIBOR...............................................................................................      A2-8
Limited Purpose Surety Bond.........................................................................      A3-2
Liquidated Mortgage Loan............................................................................     A1-11
London Banking Day..................................................................................      A2-8
Loss Allocation Limitation..........................................................................     A3-10
MLCC................................................................................................      A3-1
Mortgage............................................................................................      S-23
Mortgage Loans......................................................................................      S-23
Mortgage Pool.......................................................................................      S-6
Mortgage Rates......................................................................................      S-23
mortgage related securities.........................................................................      S-38
Mortgaged Properties................................................................................      S-6
Mortgagor...........................................................................................      S-13
Net Interest Shortfall..............................................................................      A1-6
Net Mortgage Rate...................................................................................      A1-7
NMR.................................................................................................      A1-7
Non-Book-Entry Certificates.........................................................................      S-26
Non-Credit Loss.....................................................................................     A1-13
Non-PO Percentage...................................................................................      A1-7
Nonrecoverable Advance..............................................................................      S-33
Non-SMMEA Certificates..............................................................................      S-38
Notional Principal Balance..........................................................................      S-8
Original Pool 1 Junior Principal Balance............................................................      A1-9
Original Pool 2 Junior Principal Balance............................................................     A2-11
Original Pool 3 Junior Principal Balance............................................................      A3-7
Outstanding Mortgage Loan...........................................................................      S-23
Participant.........................................................................................      S-25
Pledged Asset Loan-to-Value Ratio...................................................................      A3-2
Pledged Asset Mortgage Loans........................................................................      A3-1
PO Percentage.......................................................................................      A1-7
Pool Scheduled Principal Balance....................................................................      S-23
Pool 1..............................................................................................      S-6
Pool 1 Adjustment Amount............................................................................     A1-14
Pool 1 Available Funds..............................................................................      S-26
Pool 1 Bankruptcy Coverage Termination Date.........................................................     A1-13
Pool 1 Bankruptcy Loss Amount.......................................................................     A1-13
Pool 1 Certificates.................................................................................      S-3
Pool 1 Cross-Over Date..............................................................................      A1-5

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Pool 1 Discount Mortgage Loan.......................................................................      A1-7
Pool 1 Fraud Coverage Termination Date..............................................................     A1-13
Pool 1 Fraud Loss Amount............................................................................     A1-13
Pool 1 Group I Final Distribution Date..............................................................     A1-10
Pool 1 Group I Senior Certificates..................................................................      S-15
Pool I Group II Senior Distribution Percentage......................................................      A1-8
Pool I Group II Senior Percentage...................................................................      A1-8
Pool 1 Group II Senior Principal Distribution Amount................................................      A1-8
Pool 1 Group II Senior Certificates.................................................................      S-15
Pool 1 Junior Certificate Writedown Amount..........................................................      A1-6
Pool 1 Junior Certificates..........................................................................      S-3
Pool 1 Junior Optimal Principal Amount..............................................................     A1-10
Pool 1 Junior Percentage............................................................................     A1-10
Pool 1 Junior Prepayment Percentage.................................................................     A1-10
Pool 1 Loss Allocation Limitation...................................................................     A1-12
Pool 1 Modeling Assumptions.........................................................................      A1-9
Pool 1 Mortgage Loans...............................................................................      S-23
Pool 1 Non-Discount Mortgage Loan...................................................................      A1-7
Pool 1 REMIC........................................................................................      S-2
Pool 1 Senior Certificates..........................................................................      S-3
Pool 1 Senior Final Distribution Date...............................................................     A1-10
Pool 1 Senior Optimal Principal Amount..............................................................      A1-8
Pool 1 Senior Percentage............................................................................      A1-9
Pool 1 Senior Prepayment Percentage.................................................................      A1-9
Pool 1 Senior Prepayment Percentage Stepdown Limitation.............................................      A1-9
Pool 1 Special Hazard Loss Amount...................................................................     A1-14
Pool 1 Special Hazard Termination Date..............................................................     A1-14
Pool 1 Support Certificates.........................................................................     A1-19
Pool 1 TAC Prepayment Assumption....................................................................     A1-26
Pool 1 TAC Certificates.............................................................................      S-9
Pool 2..............................................................................................      S-6
Pool 2 Adjustment Amount............................................................................     A2-15
Pool 2 Available Funds..............................................................................      S-26
Pool 2 Bankruptcy Coverage Termination Date.........................................................     A2-14
Pool 2 Bankruptcy Loss Amount.......................................................................     A2-14
Pool 2 Certificates.................................................................................      S-3
Pool 2 Cross-Over Date..............................................................................      A2-5
Pool 2 Discount Mortgage Loan.......................................................................      A2-9
Pool 2 Fraud Coverage Termination Date..............................................................     A2-14
Pool 2 Fraud Loss Amount............................................................................     A2-14
Pool 2 Group I Final Distribution Date..............................................................     A2-11
Pool 2 Group I Senior Certificates..................................................................      S-15
Pool 2 Group II Senior Certificates.................................................................      S-16
Pool 2 Junior Certificate Writedown Amount..........................................................      A2-7
Pool 2 Junior Certificates..........................................................................      S-4
Pool 2 Junior Optimal Principal Amount..............................................................     A2-12
Pool 2 Junior Percentage............................................................................     A2-12
Pool 2 Junior Prepayment Percentage.................................................................     A2-12
Pool 2 Loss Allocation Limitation...................................................................     A2-14
Pool 2 Lower-Tier REMIC.............................................................................      S-20
Pool 2 Modeling Assumptions.........................................................................     A2-23
Pool 2 Mortgage Loans...............................................................................      S-23
Pool 2 Non-Discount Mortgage Loan...................................................................      A2-9
Pool 2 Senior Certificates..........................................................................      S-4
Pool 2 Senior Final Distribution Date...............................................................     A2-12
Pool 2 Senior Optimal Principal Amount..............................................................      A2-9

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Pool 2 Senior Percentage............................................................................     A2-10
Pool 2 Senior Prepayment Percentage.................................................................     A2-10
Pool 2 Senior Prepayment Percentage Stepdown Limitation.............................................     A2-11
Pool 2 Special Hazard Loss Amount...................................................................     A2-15
Pool 2 Special Hazard Termination Date..............................................................     A2-15
Pool 2 Support Certificates.........................................................................     A2-22
Pool 2 TAC Certificates.............................................................................      S-10
Pool 2 TAC Prepayment Assumption....................................................................     A2-30
Pool 2 Upper-Tier REMIC.............................................................................      S-20
Pool 3..............................................................................................      S-6
Pool 3 Adjustment Amount............................................................................     A3-12
Pool 3 Available Funds..............................................................................      S-26
Pool 3 Bankruptcy Coverage Termination Date.........................................................     A3-11
Pool 3 Bankruptcy Loss Amount.......................................................................     A3-11
Pool 3 Certificates.................................................................................      S-3
Pool 3 Cross-Over Date..............................................................................      A3-4
Pool 3 Discount Mortgage Loan.......................................................................      A3-6
Pool 3 Fraud Coverage Termination Date..............................................................     A3-11
Pool 3 Fraud Loss Amount............................................................................     A3-11
Pool 3 Junior Certificate Writedown Amount..........................................................      A3-5
Pool 3 Junior Certificates..........................................................................      S-4
Pool 3 Junior Optimal Principal Amount..............................................................      A3-8
Pool 3 Junior Percentage............................................................................      A3-8
Pool 3 Junior Prepayment Percentage.................................................................      A3-8
Pool 3 Loss Allocation Limitation...................................................................     A3-10
Pool 3 Modeling Assumptions.........................................................................     A3-16
Pool 3 Mortgage Loans...............................................................................      S-23
Pool 3 Non-Discount Mortgage Loan...................................................................      A3-6
Pool 3 REMIC........................................................................................      S-2
Pool 3 Senior Certificates..........................................................................      S-4
Pool 3 Senior Final Distribution Date...............................................................      A3-8
Pool 3 Senior Optimal Principal Amount..............................................................      A3-6
Pool 3 Senior Percentage............................................................................      A3-7
Pool 3 Senior Prepayment Percentage.................................................................      A3-7
Pool 3 Senior Prepayment Percentage Stepdown Limitation.............................................      A3-7
Pool 3 Special Hazard Loss Amount...................................................................     A3-11
Pool 3 Special Hazard Termination Date..............................................................     A3-11
Pool Scheduled Principal Balance....................................................................      S-23
Prepayment Assumption...............................................................................     A1-18
Prepayment Interest.................................................................................     A1-16
Prepayment Period...................................................................................     A2-10
Primary Mortgage Insurance Policy...................................................................      S-31
Realized Loss.......................................................................................     A1-11
Record Date.........................................................................................      S-7
Regular Certificates................................................................................      S-20
regular interests...................................................................................      S-36
REMIC...............................................................................................      S-20
Residual Certificates...............................................................................      S-5
residual interest...................................................................................      S-36
Restricted Group....................................................................................      S-37
S&P.................................................................................................      S-21
SAIF................................................................................................      S-32
Salomon.............................................................................................   Cover Page
Salomon Exemption...................................................................................      S-37
Scheduled Principal Balance.........................................................................      S-23
Senior Certificates.................................................................................      S-4

DEFINED TERM                                                                                              PAGE
----------------------------------------------------------------------------------------------------   ----------
Servicing Fee.......................................................................................      S-34
Servicing Portfolio.................................................................................      S-29
SMMEA...............................................................................................      S-20
Special Hazard Loss.................................................................................     A1-11
Special Hazard Loss Amount..........................................................................     A3-11
Special Hazard Termination Date.....................................................................     A3-11
Supplemental Servicing Fee..........................................................................      S-34
Supplemental Servicing Fee Rate.....................................................................      S-34
TAC Prepayment Assumption...........................................................................     A1-18
Tax-Exempt Investor.................................................................................      S-38
Trigger Event.......................................................................................      S-32
Trust Fund..........................................................................................      S-6
Trustee.............................................................................................      S-6
Underwriters........................................................................................   Cover Page

PROSPECTUS
                 PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

Seller and Servicer:
GE Capital Mortgage Services, Inc.

     Each Certificate offered hereby will evidence a beneficial ownership interest in one of a number of trust funds (each, a 'Trust Fund') created by GE Capital Mortgage Services, Inc. (the 'Company') from time to time. As specified in the related Prospectus Supplement, the assets of a Trust Fund may consist of
(i) a pool of mortgage loans secured by first liens, or a combination of first and second liens, on one- to four-family residential properties or participation interests in such loans (the 'Mortgage Loans') originated or acquired by the Company, (ii) mortgage pass-through securities (the 'Agency Securities') issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') or (iii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (the 'Contracts'). If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements.

     The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the related Trust Fund that are allocable to principal of the Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the related Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of each series (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions on such Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the related Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement. The Company may retain or hold for sale from time to time one or more classes of a series of Certificates.

     Distributions on the Certificates of a series will be made only from the proceeds from the assets of the related Trust Fund. The Certificates of any series will not be insured or guaranteed by any governmental entity or by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a series of Certificates will consist of its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Loans or Contracts included in the related Trust Fund, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a series, none of General Electric Company, General Electric Capital Corporation, GE Capital Mortgage Corporation, General Electric Mortgage Insurance Corporation or any other affiliate of the Company will have any obligations with respect to the Certificates or the related Trust Fund.

     The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, an election will be made to treat the related Trust Fund as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes, or two REMIC elections may be made with respect to the related Trust Fund. See 'Certain Federal Income Tax Consequences'.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement.

     There will have been no public market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS MAY 26, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans, Agency Securities or Contracts included therein and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the certificate account and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or whether two REMIC elections will be made with respect to the Trust Fund and, if such election is made, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

     The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Corporate Secretary, GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, N.J. 08002. Telephone requests for such copies should be directed to the Corporate Secretary at (609) 661-6512.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the series of Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters of the series of Certificates covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                         REPORTS TO CERTIFICATEHOLDERS

     The Company will provide to Certificateholders, annually and with respect to each Distribution Date, reports concerning the Trust Fund related to such Certificates. See 'The Pooling and Servicing Agreement-- Reports to Certificateholders'.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Supplement......................................................................................     2
Available Information......................................................................................     2
Incorporation of Certain Documents by Reference............................................................     3
Reports to Certificateholders..............................................................................     3
Prospectus Summary.........................................................................................     6
Description of the Certificates............................................................................    14
  General..................................................................................................    14
  Classes of Certificates..................................................................................    15
  Distributions of Principal and Interest..................................................................    16
  Example of Distributions.................................................................................    17
  Optional Termination of the Trust Fund...................................................................    18
The Trust Fund.............................................................................................    19
  The Mortgage Loans.......................................................................................    19
  The Agency Securities....................................................................................    26
  Contracts................................................................................................    29
Credit Support.............................................................................................    30
  General..................................................................................................    30
  Purchase of Liquidating Loans............................................................................    31
  Limited Guarantee of the Guarantor.......................................................................    31
  Subordination............................................................................................    32
  Cross-Support............................................................................................    33
  Pool Insurance...........................................................................................    33
  Special Hazard Insurance.................................................................................    34
  Bankruptcy Bond..........................................................................................    35
  Repurchase Bond..........................................................................................    35
  Guaranteed Investment Contracts..........................................................................    35
  Reserve Accounts.........................................................................................    35
  Other Insurance, Guarantees and Similar Instruments or Agreements........................................    36
Yield, Maturity and Weighted Average Life Considerations...................................................    36
Servicing of the Mortgage Loans and Contracts..............................................................    38
  Collection and Other Servicing Procedures................................................................    39
  Private Mortgage Insurance...............................................................................    42
  Hazard Insurance.........................................................................................    43
  Unanticipated Recoveries of Losses on the Mortgage Loans.................................................    44
  Advances.................................................................................................    44
  Loan Payment Record......................................................................................    45
  Servicing and Other Compensation and Payment of Expenses.................................................    47
  Resignation, Succession and Indemnification of the Company...............................................    48
The Pooling and Servicing Agreement........................................................................    49
  Assignment of Assets.....................................................................................    49
  Repurchase or Substitution...............................................................................    51
  Certain Refinancings.....................................................................................    52
  Evidence as to Compliance................................................................................    52
  List of Certificateholders...............................................................................    52
  The Trustee..............................................................................................    53
  Administration of the Certificate Account................................................................    53
  Reports to Certificateholders............................................................................    54
  Events of Default........................................................................................    54
  Rights Upon Event of Default.............................................................................    55
  Amendment................................................................................................    55
  Termination..............................................................................................    56

                                                                                                              PAGE
                                                                                                              ----
GE Capital Mortgage Services, Inc..........................................................................    56
  General..................................................................................................    56
  Delinquency and Foreclosure Experience...................................................................    57
The Guarantor..............................................................................................    57
Certain Legal Aspects of the Mortgage Loans and Contracts..................................................    57
The Mortgage Loans.........................................................................................    57
  General..................................................................................................    57
  Foreclosure..............................................................................................    58
  Junior Mortgages; Rights of Senior Mortgagees............................................................    60
  Right of Redemption......................................................................................    61
  Anti-Deficiency Legislation and Other Limitations on Lenders.............................................    61
  Enforceability of Certain Provisions.....................................................................    62
  Applicability of Usury Laws..............................................................................    63
  Soldiers' and Sailors' Civil Relief Act..................................................................    63
  Environmental Considerations.............................................................................    63
The Contracts..............................................................................................    64
  General..................................................................................................    64
  Security Interests in the Manufactured Homes.............................................................    64
  Enforcement of Security Interests in Manufactured Homes..................................................    66
  Consumer Protection Laws.................................................................................    66
  Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses.................................    66
  Applicability of Usury Laws..............................................................................    67
  Soldiers' and Sailors' Civil Relief Act..................................................................    67
Legal Investment Matters...................................................................................    67
ERISA Considerations.......................................................................................    68
Certain Federal Income Tax Consequences....................................................................    70
  General..................................................................................................    70
  REMIC Elections..........................................................................................    70
  REMIC Certificates.......................................................................................    70
  Tax Opinion..............................................................................................    70
  Status of Certificates...................................................................................    71
  Income from Regular Certificates.........................................................................    71
  Income from Residual Certificates........................................................................    74
  Sale or Exchange of Certificates.........................................................................    76
  Taxation of Certain Foreign Investors....................................................................    77
  Transfers of Residual Certificates.......................................................................    77
  Servicing Compensation and Other REMIC Pool Expenses.....................................................    79
  Reporting and Administrative Matters.....................................................................    79
  Non-REMIC Certificates...................................................................................    80
  Trust Fund as Grantor Trust..............................................................................    80
  Status of the Certificates...............................................................................    80
  Possible Application of Stripped Bond Rules..............................................................    80
  Taxation of Certificates if Stripped Bond Rules Do Not Apply.............................................    81
  Taxation of Certificates if Stripped Bond Rules Apply....................................................    82
  Sales of Certificates....................................................................................    82
  Foreign Investors........................................................................................    82
  Reporting................................................................................................    83
  Backup Withholding.......................................................................................    83
Plan of Distribution.......................................................................................    83
Use of Proceeds............................................................................................    84
Legal Matters..............................................................................................    84
Financial Information......................................................................................    84

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

     Title of Securities Pass-Through Certificates, issuable in series, as described in the Prospectus Supplement.

The Company...............................  GE Capital Mortgage Services, Inc. (the 'Company'), a wholly- owned subsidiary of GE Capital Mortgage Corporation. The Company will be the seller of the Mortgage Loans, Agency Securities or Contracts included in a Trust Fund. Unless otherwise specified in the
                                            Prospectus Supplement, the Company will service, and may act as master servicer with respect to, the Mortgage Loans or Contracts included in the related Trust Fund.

Description of Securities.................  Each Certificate will represent a beneficial ownership interest in a
                                            Trust Fund created by the Company from time to time pursuant to a pooling and servicing agreement (each, an 'Agreement') between the
                                            Company and the commercial bank or trust company acting as trustee specified in the Prospectus Supplement. The assets of a Trust Fund may consist of (i) a pool of mortgage loans secured by first liens or a combination of first and second liens on one- to four-family residential properties, or participation interests in such loans (the
                                            'Mortgage Loans'), originated or acquired by the Company, (ii)
                                            mortgage pass-through securities (the 'Agency Securities') issued or guaranteed by the Government National Mortgage Association ('GNMA'),
                                            the Federal National Mortgage Association ('FNMA') or the Federal
                                            Home Loan Mortgage Corporation ('FHLMC') or (iii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (the 'Contracts').
                                            If the pool of Mortgage Loans included in any Trust Fund consists of a combination of first- and second-lien mortgage loans, the second-
                                            lien mortgage loans will be Home Equity Loans (as defined herein).
                                            The portion of any mortgage pool consisting of first-lien Mortgage
                                            Loans may be comprised of first-lien Home Equity Loans and/or other first-lien mortgage loans. If specified in the related Prospectus
                                            Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Certificates of any series will be entitled to payment only from the proceeds from the assets of the related Trust Fund.

                                            The Certificates of any series may be issued in a single class or in two or more classes, as specified in the Prospectus Supplement. One or more classes of Certificates of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal,

                                            prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii)
                                            as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such
                                            distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement. More than one Trust
                                            Fund may underlie the Certificates of a series, in which case specified Certificates of such series will evidence the entire beneficial interest in each such Trust Fund.

                                            The Company may retain or hold for sale from time to time one or more classes of a series of Certificates.

                                            Unless otherwise specified in the related Prospectus Supplement, the
                                            Certificates will be offered in fully registered form only in the denominations specified in the Prospectus Supplement. The
                                            Certificates will not be guaranteed or insured by any governmental agency or instrumentality or any other issuer and, except as described in the Prospectus Supplement, the Mortgage Loans or
                                            Contracts included in the related Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other person.

Distributions on the Certificates.........  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semiannually or at such other intervals and on the dates specified in the Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund.
                                            The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the Prospectus
                                            Supplement. Unless otherwise specified in the Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto based on such class's outstanding principal balance.

                                            The aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such
                                            Certificates will be entitled to receive. If specified in the
                                            Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Agency Securities or Contracts as of
                                            the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the weighted average interest rate borne by the underlying Mortgage Loans, Agency
                                            Securities or Contracts, net of servicing fees payable to the Company and any primary or sub-servicers of the Mortgage Loans or Contracts
                                            and

                                            any other amounts (including fees payable to the Company as master servicer, if applicable) specified in the Prospectus Supplement (as to each Mortgage Loan, the 'Remittance Rate'). If specified in the
                                            Prospectus Supplement, the aggregate original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage Loans,
                                            Agency Securities or Contracts, as the case may be.

                                            The rate at which interest will be passed through to holders of
                                            Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

Trust Fund Assets.........................  The Trust Fund will include the Mortgage Loans, Agency Securities or
                                            Contracts, payments in respect of such assets and certain accounts, obligations or agreements, in each case as specified in the
                                            Prospectus Supplement.

A. The Mortgage Loans.....................  Unless otherwise specified in the Prospectus Supplement, each pool of
                                            Mortgage Loans will consist of conventional Mortgage Loans originated or acquired by the Company and secured by first liens or Home Equity
                                            Loans secured by first liens or a combination of first and second liens on one- to four-family residential properties located in one or more states of the United States or the District of Columbia. If the
                                            pool of Mortgage Loans included in any Trust Fund consists of a combination of first- and second-lien mortgage Loans, the second-lien mortgage loans will be Home Equity Loans (as defined herein). Any first lien Mortgage Loan in any mortgage pool will be either a first-lien Home Equity Loan and/or other first-lien mortgage loan. If so specified in the Prospectus Supplement, the Mortgage Loans may
                                            include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing
                                            corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the Prospectus Supplement, the Mortgage Loans may include loans secured by mortgages on residential long-term leases of real property. Unless otherwise specified in the Prospectus Supplement, the principal balance of each Mortgage Loan at origination will not exceed $1,000,000. Unless otherwise specified in the Prospectus
                                            Supplement, the Mortgage Loans (other than Home Equity Loans) in the
                                            Trust Fund will all have original maturities of 10 to 30 years. If specified in the Prospectus Supplement, all or a portion of the
                                            Mortgage Loans in the Trust Fund may be closed-end, home equity loans secured by first or second liens on Mortgaged Properties ('Home
                                            Equity Loans').

                                            The payment terms of the Mortgage Loans to be included in a Trust
                                            Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                                            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period

                                              of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
                                              Changes to an adjustable rate may be subject to periodic
                                              limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage
                                              Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.

                                            (b) Principal may be payable on a level-debt-service basis which fully amortizes the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term.
                                              Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. In the case of Home Equity Loans which are 'simple interest' loans, payments are applied first to interest accrued to the date payment is received, then to principal.

                                            (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                                            (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ('lockout periods'). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of any prepayment fee and others may require the payment of a fee if the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property.
                                              Other loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

B. The Agency Securities..................  The Agency Securities evidenced by a series of Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ('FHLMC
                                            Certificates'), (ii) guaranteed mortgage pass-through
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                                       9

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
                                            certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ('FNMA
                                            Certificates'), (iii) 'fully modified pass-through' mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ('GNMA
                                            Certificates'), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA
                                            Certificates and, unless otherwise specified in the Prospectus
                                            Supplement, guaranteed to the same extent as the underlying securities, or (v) a combination of such Agency Securities. All GNMA
                                            Certificates will be backed by the full faith and credit of the
                                            United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                            The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA
                                            II Program or another program specified in the Prospectus Supplement.
                                            Agency Securities may be backed by adjustable, fixed or variable rate mortgage loans or graduated payment mortgage loans.

C. Contracts..............................  Contracts will consist of conditional sales contracts and installment sales or loan agreements or participation interests therein secured by new or used Manufactured Homes (as defined herein). Contracts may be conventional, insured by the Federal Housing Authority ('FHA') or partially guaranteed by the Veterans Administration ('VA'), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate
                                            ('APR'). Unless otherwise specified in the related Prospectus
                                            Supplement, Contracts will have had individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

Certificate Account.......................  With respect to each Trust Fund, the Company, as servicer or master servicer, will be obligated to establish an account with the trustee into which it will deposit on the dates specified in the related
                                            Prospectus Supplement payments received in respect of the assets in such Trust Fund. If specified in the Prospectus Supplement, such payments will be invested for the benefit of Certificateholders for the periods and in the investments specified in the Prospectus
                                            Supplement.

Advances..................................  Unless otherwise specified in the Prospectus Supplement, the Company, as servicer or master servicer of the Mortgage Loans or Contracts, will be obligated to advance delinquent installments of principal and interest (the latter adjusted to the applicable Remittance Rate) on the Mortgage Loans or Contracts in a Trust Fund. Any such obligation to make advances may be limited to amounts due holders of senior
                                            Certificates of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each

                                       10

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
                                            case as specified in the related Prospectus Supplement. Any such advance will be recoverable by the Company as specified in the related Prospectus Supplement.

Credit Support............................  If specified in the Prospectus Supplement, a series of Certificates, or certain classes within such series, may have the benefit of one or more of the following types of credit support. The protection against losses afforded by any such credit support will be limited.

A. Purchase of Liquidating Loans..........  If so specified in the Prospectus Supplement, the Company will have a limited obligation to cover losses due to defaults with respect to the Mortgage Loans by purchasing any Mortgage Loan (a 'Liquidating
                                            Loan') as to which either (i) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such
                                            Mortgage Loan has expired or (ii) the Company has agreed to accept a deed in lieu of foreclosure. Unless otherwise specified in the
                                            Prospectus Supplement, the purchase price for any Liquidating Loan will be the Principal Balance thereof plus one month's interest thereon at the Remittance Rate.

                                            The Company's maximum liability to purchase Liquidating Loans will be limited as specified in the Prospectus Supplement and, unless otherwise specified in the Prospectus Supplement, will be reduced by all unreimbursed payments previously made by the Company with respect to Delinquent Mortgage Loans (as defined below) and Liquidating
                                            Loans. In the event that at any time the Company's maximum liability to purchase Liquidating Loans is exhausted with respect to a Trust
                                            Fund, all further losses on the Mortgage Loans will be borne by the holders of one or more classes of the Certificates of the related series, unless the amount of the Company's liability is subsequently restored as a result of recoveries in respect of Liquidating Loans or
                                            Delinquent Mortgage Loans previously purchased by the Company.

                                            Unless otherwise specified in the Prospectus Supplement, in connection with its obligation to purchase Liquidating Loans, the
                                            Company will have the option to purchase any Mortgage Loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a
                                            'Delinquent Mortgage Loan'). If the Company exercises this option with respect to any Delinquent Mortgage Loan, unless otherwise specified in the Prospectus Supplement, the Company will purchase such Delinquent Mortgage Loan for a price equal to 100% of its
                                            Principal Balance plus interest thereon at the applicable Remittance
                                            Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer.

B. Limited Guarantee......................  If specified in the Prospectus Supplement, certain obligations of the
                                            Company under the related Agreement, including obligations of the
                                            Company to cover certain deficiencies in principal or interest payments on the Mortgage Loans resulting from the bankruptcy of the related borrower, may be covered by a financial guarantee policy, limited guarantee or other similar instrument (the 'Limited
                                            Guarantee'), limited in scope and amount, issued by an entity
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                                       11

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
                                            named in the Prospectus Supplement, which may be an affiliate of the
                                            Company (the 'Guarantor'). If so specified, the Guarantor may be obligated to take one or more of the following actions in the event the Company fails to do so: make deposits to the Certificate Account
                                            (a 'Deposit Guarantee'), make advances (an 'Advance Guarantee'), or purchase Liquidating Loans (a 'Liquidating Loan Guarantee'). Any such
                                            Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. For example, a portion of the aggregate amount of a
                                            Liquidating Loan Guarantee may be separately allocated to Liquidating
                                            Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a mortgagor, and other Liquidating Loans. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related
                                            Prospectus Supplement.

C. Subordination..........................  A series of Certificates may include one or more classes that are subordinate in the right to receive distributions on such
                                            Certificates to one or more senior classes of Certificates of the same series, but only to the extent described in the related
                                            Prospectus Supplement. If so specified in the related Prospectus
                                            Supplement, the same class of Certificates may constitute senior
                                            Certificates with respect to certain types of payments or certain losses and subordinated Certificates with respect to other types of payments or losses. If so specified in the related Prospectus
                                            Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.

                                            If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of subordinate Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of senior Certificates or released from the related Trust Fund.

D. Cross-Support..........................  If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates.
                                            In such case, and if so specified, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinate
                                            Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.

                                            If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus
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                                       12


                                            Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

E. Pool and Special
  Hazard Insurance........................  In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans or Contracts, if specified in the Prospectus Supplement, the Company will obtain one or more insurance policies to cover (i) losses by reason of defaults by borrowers (a 'Mortgage Pool Insurance Policy') and (ii) losses by reason of hazards not covered under the standard form of hazard insurance, in each case up to the amounts, for the periods and subject to the conditions specified in the Prospectus Supplement. See
                                            'Credit Support--Pool Insurance'.

F. Reserve Accounts, Other Insurance,
  Guarantees and Similar
  Instruments and Agreements..............  In order to decrease the likelihood that Certificateholders will experience delays in the receipt of scheduled payments on, and losses in respect of, the assets in a Trust Fund, if specified in the related Prospectus Supplement, such Trust Fund may also include reserve accounts, other insurance, guarantees and similar instruments and agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the
                                            Prospectus Supplement.

Certain Federal Income
  Tax Consequences........................  The federal income tax consequences to Certificateholders will depend on, among other factors, whether an election is made to treat each
                                            Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') under the provisions of the Internal
                                            Revenue Code of 1986, as amended (the 'Code'). See 'Certain Federal
                                            Income Tax Consequences'.

ERISA Considerations......................  A fiduciary of any employee benefit plan subject to the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA'), or a plan subject to Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of
                                            Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See 'ERISA
                                            Considerations'.

Legal Investment Matters..................  Unless otherwise specified in the Prospectus Supplement, Certificates of each series offered by this Prospectus and the related Prospectus
                                            Supplement will constitute 'mortgage related securities' under the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as
                                            such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. If so specified in the Prospectus
                                            Supplement, all or certain classes of the Certificates of the related series may not constitute 'mortgage related securities' under SMMEA.
                                            See 'Legal Investment Matters'.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an 'Agreement') entered into between the Company, as seller, and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the 'Trustee') for the benefit of holders of Certificates of that series. More than one Trust Fund may underlie the Certificates of a series, in which case specified Certificates of such series will evidence the entire beneficial interest in one of such Trust Funds. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Company will provide Certificateholders, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the 'Delivery Date').

     The Certificates of a series will be entitled to payment only from the proceeds from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Company. The Certificates will not represent obligations of General Electric Company, General Electric Capital Corporation, GE Capital Mortgage Corporation, General Electric Mortgage Insurance Corporation, the Company or any affiliate of the Company and will not be guaranteed by any governmental agency or any other person. Unless otherwise specified in the Prospectus Supplement, the Company's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), its obligations pursuant to certain representations and warranties made by it and its obligations to cover certain deficiencies in principal and interest payments on the Mortgage Loans resulting from the bankruptcy of the related borrower. See 'The Trust Fund' herein.

     The Mortgage Loans will not be, and the Contracts may not be, insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts are not advanced by the Company or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each series will be issued in fully-registered form only. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the 'denomination') will be specified in the Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

CLASSES OF CERTIFICATES

     Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Interest Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

     If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Agency Securities or Contracts as of the close of business on the first day of the month of creation of the Trust Fund (the 'Cut-off Date') after deducting payments of principal due on or before, and prepayments of principal received before, the Cut-off Date and will bear interest in the aggregate equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan or Contract minus the Company's servicing fee as described herein, the servicing fee of any third party servicer of the Mortgage Loans or Contracts and such other amounts (including fees payable to the Company as master servicer, if applicable) as are specified in the Prospectus Supplement. If specified in the Prospectus Supplement, the original Certificate Principal Balance of the Certificates and the interest rate on the classes of Certificates will be determined based on the cash flow on the Mortgage Loans, Agency Securities or Contracts, as the case may be. The Certificates may have an original Certificate Principal Balance as determined in the manner specified in the Prospectus Supplement.

     Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a 'Certificate Interest Rate'), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ('Accrual Certificates'). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under 'Distributions of Principal and Interest') will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

     A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

     The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     General. Distributions of principal and interest at the applicable Certificate Interest Rate (if any) on the Certificates will be made by the Trustee to the extent of funds available on the dates specified in the Prospectus Supplement (each, a 'Distribution Date') and may be made monthly, quarterly, semiannually or at such other intervals as are specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a 'Record Date'). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the 'Certificate Account'), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class. If so specified in the Prospectus Supplement, the amounts received by the Trustee as described below under 'The Trust Fund' will be invested in the eligible investments specified herein and in the Prospectus Supplement and all income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the Certificates on the next succeeding Distribution Date in the manner specified in the Prospectus Supplement.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates entitled to interest from the date, at the Certificate Interest Rate and for the periods (each, an 'Interest Accrual Period') specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such senior Certificates while increasing the interests evidenced by the subordinated Certificates in the Trust Fund. Increasing the interests of the subordinated Certificates relative to that of the senior Certificates is intended to preserve the availability of the subordination provided by the subordinated Certificates. See 'Credit Support--Subordination'.

     Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, Agency Securities or Contracts, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of hypothetical distributions on a series of the Certificates for the Distribution Date occurring in March 1998, assuming such Certificates are issued during January 1998. All references to the Trust Fund, Certificateholders, Mortgage Loans, Loan Payment Record and Certificate Account refer to those related to such series of Certificates. The following discussion of the allocation of Mortgage Loan payments as between principal and interest would not necessarily apply to simple-interest Home Equity Loans or Mortgage Loans that do not provide for payments of principal and interest in arrears on a monthly basis, and if a series of Certificates is backed by a material amount of such Mortgage Loans, the Prospectus Supplement will describe the allocation of such payments and the manner in which distributions thereof will be made to Certificateholders.

January 1...............  Cut-off Date.  The aggregate unpaid principal balance of the Mortgage Loans after deducting principal payments due and payable on or before January 1 and Principal
                          Prepayments received before January 1 will be included in the Trust Fund. These deducted principal payments and Principal Prepayments will be retained by the Company and will not be included in the Trust Fund or passed through to Certificateholders.

February 1-28...........  Voluntary principal prepayments in full (and interest thereon to the date of prepayment)
                          received from February 16 through February 28 will be passed through to the related
                          Certificateholders on March 25, 1998. (Voluntary principal prepayments in full received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from February 1 through February 15 will be passed through to the Certificateholders (net of any interest thereon) in the month of their receipt.) Other unscheduled prepayments received at any time during the month will be passed through to the related Certificateholders on March 25.

February 28.............  Record Date.  Distributions on March 25 will be made to Certificateholders of record at the close of business on the last business day of the month immediately preceding the month of distribution.

March 1-17..............  Through March 15, the Company receives (or, in the case of Mortgage Loans master-
                          serviced by the Company, receives notice of) any voluntary principal prepayments in full and interest thereon to the date of prepayment. Such principal prepayments (net of any interest) will be credited to the Loan Payment Record and deposited into the Certificate
                          Account for distribution to the related Certificateholders on March 25. Through March
                          17, the Company receives interest on February 1 principal balances plus principal due
                          March 1. Payments due on March 1 from Mortgagors will be credited to the Loan Payment
                          Record as received. Such payments will include the scheduled principal payments received, plus one month's interest on the February 1 principal balances, less interest to the extent described above on the prepaid amount of any Mortgage Loan prepaid during
                          February. Payments received from Mortgagors after March 15 will be subject to a late charge in accordance with the terms of the related mortgage instruments (with such late charges being retained by the Company).

March 18................  Determination Date.  On the fifth business day preceding the Distribution Date, the
                          Company determines the aggregate amount of distributions to be made on the Certificates on the following Distribution Date.

March 23................  The Company furnishes notice of the distribution amount to the Trustee on the second business day preceding the Distribution Date.

March 24................  Deposit Date.  On the business day preceding the Distribution Date, the Company transfers amounts to be distributed to Certificateholders in the Certificate Account.

March 25................  Distribution Date.  On March 25, the Trustee will distribute to Certificateholders the aggregate amounts set forth in the notice it received from the Company on March 23. If a payment due March 1 is received from a Mortgagor on or after the Determination Date and the Company, as servicer, has advanced funds in the amount of such payment to the
                          Certificateholders, such late payment will be paid to the Company. If no such advance has been made, such late payment will be passed through to such Certificateholders at the time of the next distribution.

OPTIONAL TERMINATION OF THE TRUST FUND

     If so specified in the Prospectus Supplement, either the Company or the holders of one or more classes of Certificates specified in the Prospectus Supplement may, at its or their option, effect early termination of the Trust Fund, on any Distribution Date after the time specified in the Prospectus Supplement, by purchasing all of the Certificates or the assets in the Trust Fund at a price and in accordance with the procedures specified in the Prospectus Supplement. The proceeds of such sale will be applied on such Distribution Date to the distribution in full of the Certificate Principal Balance of each outstanding Certificate entitled to distributions allocable to principal and to accrued interest at the applicable Certificate Interest Rate to the date specified in the Prospectus Supplement on each Certificate entitled to distributions allocable to interest, or to such other amount as is specified in the Prospectus Supplement. Notice of such optional termination will be given by the Trustee prior to such Distribution Date.

                                 THE TRUST FUND

     Each Trust Fund related to a series of Certificates may consist of (i) the Mortgage Loans, Agency Securities or Contracts, as the case may be, subject to the Agreement from time to time (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such assets adjusted in the case of interest payments on Mortgage Loans or Contracts, to the applicable Remittance Rates; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any Mortgage Loan or by repossession with respect to any Contract; (v) all rights of the Company under any private mortgage insurance policies and any other insurance policies required to be maintained in respect of the Mortgage Loans or Contracts; and
(vi) if so specified in the Prospectus Supplement, one or more of the following:
(1) any Reserve Accounts; (2) any Liquidating Loan, Advance or Deposit Guarantees (as defined herein); and (3) any pool insurance, special hazard insurance or other insurance, guarantee or similar instruments or agreements.

     The Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Company, including, in the case of a series comprised of more than one Trust Fund, the Trust Fund underlying other specified Certificates of such series. The primary assets of any trust fund will consist of Mortgage Loans, Agency Securities or Contracts but not a combination thereof.

     Mortgage Loans, Agency Securities and Contracts will be originated or acquired by the Company. The following is a brief description of the Mortgage Loans, Agency Securities and Contracts expected to be included in the Trust Funds. If specific information respecting the Mortgage Loans, Agency Securities and Contracts is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the 'Detailed Description'). A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Agency Securities, Mortgage Loans or Contracts, as appropriate, relating to such series, will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS

     Description of the Mortgage Loans. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating first liens, or, in the case of Home Equity Loans (as defined below), first or second liens, on residential properties (the 'Mortgaged Properties') or first liens on long-term leases of such properties. Such Mortgage Loans will be within the broad classification of one- to four-family mortgage loans, defined generally as loans secured by mortgages on residences containing one to four dwelling units, loans secured by mortgages on condominium units and loans secured by mortgages on leasehold estates. The Mortgage Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgage Loans will be 'conventional' mortgage loans; i.e., they will not be insured or guaranteed by any governmental agency. The Mortgaged Properties securing the Mortgage Loans will be located in one or more states in the United States, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands and other territories of the United States and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in a Trust Fund from among those originated or acquired by the Company in the ordinary course of the Company's mortgage lending activities, including newly originated loans.

     Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans (other than Home Equity Loans) will have initial principal balances of not less than the minimum amount permitted under the laws of the state where the related Mortgaged Property is located and not more than $1,000,000 and will have original maturities of 10 to 30 years. Unless otherwise specified in the Prospectus Supplement, principal and interest on the Mortgage Loans (other than Home Equity Loans that employ the simple interest method) will be payable on the first day of each month, and interest will be calculated based on a 360-day year of twelve 30-day months. When a full payment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan (other than a Home Equity Loan) during a month, the mortgagor generally will not be charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If specified in the Prospectus Supplement, all or a portion of the Mortgage Loans included in a Trust Fund may be closed-end home equity loans secured by first or second liens on Mortgaged Properties ('Home Equity Loans'). The Home Equity Loan portion of any Trust Fund may consist of loans secured by first liens or by first and second liens. Unless otherwise specified in the Prospectus Supplement, Home Equity Loans will have initial principal balances within the ranges permitted under the laws of the state where the related Mortgaged Property is located and will have original maturities of 5 to 30 years. Interest on Home Equity Loans will be calculated on the basis of either a 360-day year or 365-day year, depending on applicable state law. As specified in the Prospectus Supplement, interest on Home Equity Loans will accrue on a simple interest basis or on a fully-amortizing basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received, then to principal. See 'Yield, Maturity and Weighted Average Life Considerations.'

     The Company also originates and acquires 'balloon loans.' If specified in the Prospectus Supplement, the Home Equity Loans may include balloon loans. Such loans may be originated with a stated maturity of 15 years but may on occasion be originated with a shorter stated maturity. Notwithstanding the 15-year maturity, level monthly payments on such a balloon loan would typically be calculated on an amortization schedule based on a 30-year maturity. As a result, upon the maturity of a balloon loan, the borrower will be required to make a 'balloon' payment, which will be significantly larger than such borrower's previous monthly payments. The ability of such borrower to repay the balloon loan at maturity frequently will depend on such borrower's ability to refinance the loan.

     The Mortgage Loans may be purchase-money loans used by the borrowers to acquire the related Mortgaged Properties or may be loans used by the borrowers to refinance existing mortgage loans. A refinancing may be a 'cash-out' loan, the Principal Balance of which exceeds the sum of the amount needed to repay the loan being refinanced plus closing costs and 'points' associated with the new mortgage loan, or may be a 'non-cash-out' or 'rate-and-term' refinancing in which the borrower refinances the loan solely to change the interest rate or term of the mortgage loan.

     The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. In the case of Home Equity Loans, payments are applied first to interest accrued to the date payment is received, then to principal.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ('lockout periods'). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

     It is anticipated that the Mortgage Loans will consist primarily of Mortgage Loans secured by Mortgaged Properties determined by the Company to be the primary residences of the borrowers. The basis for such determination will be the making of a representation by the borrower that he or she intends to use the underlying property as his or her primary residence.

     The Prospectus Supplement will contain information regarding the interest rates (the 'Mortgage Rates'), the average Principal Balance and the aggregate Principal Balance of the Mortgage Loans as of the related Cut-off Date, the years of origination and original principal balances and the original loan-to-value ratios of the Mortgage Loans. The 'Principal Balance' of any Mortgage Loan (other than a Home Equity Loan) will be the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, after deducting any principal payments due on or before the Cut-off Date, reduced by all principal payments, including principal payments advanced pursuant to the Agreement, previously distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal. The 'Principal Balance' of any Home Equity Loan as of the Cut-off Date will be the unpaid principal balance thereof as of such date. The Prospectus Supplement will also contain information regarding the geographic distribution and nature of the Mortgaged Properties securing the Mortgage Loans.

     Unless otherwise specified in the Prospectus Supplement, the loan-to-value ratio of any Mortgage Loan will be determined by dividing the amount of such loan (without taking into account any secondary financing) by the 'Original Value' of the related Mortgaged Property. The principal amount of the 'loan,' for purposes of computation of the loan-to-value ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. The 'Original Value' of a Mortgaged Property is (a) in the case of a purchase money Mortgage Loan, the lesser of (i) the value of the Mortgaged Property, based on an appraisal thereof acceptable to the Company, and (ii) the selling price, and
(b) in the case of any non-purchase money Mortgage Loan, the value of the Mortgaged Property, based on either (i) the appraised value determined in an appraisal obtained at the time of refinancing or origination of such loan or
(ii) if no such appraisal has been obtained, the value of the related Mortgaged Property which value generally will be supported by either (1) a representation by the related correspondent as to such value, (2) a broker's price opinion, automated appraisal, drive-by appraisal or other certification of value, (3) an appraisal obtained within twelve months prior to such refinancing or origination or (4) the sales price, if the Mortgaged Property was purchased within the previous twelve months.

     There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

     In the case of seasoned Mortgage Loans acquired by the Company, the values used in calculating loan-to-value ratios may no longer be accurate valuations of the Mortgaged Properties. Under the Company's underwriting standards, a correspondent or other third-party seller is generally permitted to provide secondary financing (or subordinate existing secondary financing) to, or obtain such secondary financing for, a mortgagor contemporaneously with the origination of a Mortgage Loan, provided that the combined loan-to-value ratio does not exceed the Company's underwriting guidelines for the specific loan program. Secondary financing is readily available and may be obtained by a Mortgagor from a variety of lenders, including the related correspondent or other third-party seller, at any time (including at origination of the Mortgage Loan).

     Loan Production Sources. The Company acquires the mortgage loans that may underlie a series of Certificates by purchasing mortgage loans originated or otherwise acquired by its approved correspondents or other approved third parties, by closing mortgage loans originated through loan brokers eligible to refer applications to the Company, by refinancing mortgage loans in its own servicing portfolio and by originating loans with borrowers who currently have mortgage loans serviced by the Company. The Company may purchase loans from correspondents or other third parties either for contemporaneous delivery or for delivery in one or more pools on a 'forward-delivery' basis at some future date.

     The Company's mortgage loan correspondents and loan brokers are certain lending institutions that satisfy the Company's financial and operational criteria, demonstrate experience in originating mortgage loans and follow the Company's loan underwriting standards or other loan underwriting standards approved by the Company. Except as described below, the Company generally reviews each mortgage loan for compliance with its underwriting standards before accepting delivery from its correspondents. Under the Company's 'delegated underwriting' program, however, the Company delegates all underwriting functions to certain approved correspondents. In such cases, the Company will not perform any underwriting functions prior to its acquisition of the loans, instead relying on the representations and warranties of its correspondents and on post-purchase reviews of the material loan documents and samplings of the loans for compliance with applicable underwriting standards. Mortgage loans originated by a correspondent may be closed in the name of such correspondent and acquired by the Company or, to a lesser extent, closed in the name of the Company. Mortgage loans originated by the Company through loan brokers are generally underwritten by the Company, processed by the broker on behalf of the Company as well as by the Company, and closed in the Company's name.

     The Company purchases portfolios of loans from other third-party sellers in negotiated transactions. Before making such purchases, the Company generally determines that such sellers satisfy the Company's financial and operational criteria, have demonstrated experience in originating or acquiring single-family mortgage loans and have followed loan underwriting standards acceptable to the Company.

     Loans acquired from the Company's correspondents and brokers will generally have been recently originated. Loans acquired in bulk whole loan sales from correspondents and from other third parties in negotiated transactions are more likely to include loans that have been outstanding for a period of time. The Prospectus Supplement will provide information with respect to the origination dates and the remaining terms to maturity of the Mortgage Loans included in the related Trust Fund.

     Loan Underwriting Policies. The Mortgage Loans underlying a series of Certificates will generally have been originated in accordance with the underwriting standards described below. In the case of mortgage loans sold to the Company by certain approved correspondents who have exhibited strong financial performance and have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to the Company, the Company may vary some of the generally acceptable underwriting standards and program criteria described herein, such as required documentation levels, loan-to-value ratios and the mortgagors' debt and income ratios. If a material portion of the Mortgage Loans included in any Trust Fund has been originated or acquired by the Company under materially different standards from those described herein, the related Prospectus Supplement will describe such standards.

     The underwriting standards applied by the Company in acquiring or originating mortgage loans are intended to evaluate the prospective borrower's credit standing and ability to repay the loan and the value and adequacy of the underlying mortgaged property as collateral for the loan. In applying these standards, the Company must be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance. The Company may require that mortgage loans that are not eligible for purchase by FHLMC or FNMA be underwritten by a nationally-recognized third-party underwriter approved by the Company. In such cases (as well as in cases of loans originated under the Company's delegated underwriting program, as described above in '--Loan Production Sources' and in the case of loans sold by certain third-party sellers), the determination of a mortgage loan's compliance with the underwriting standards described herein will be made by the related underwriter.

     In acquiring or originating residential mortgage loans, the Company follows procedures established to comply with applicable federal and state laws and regulations. In applying for a loan, a prospective borrower is generally required to supply detailed information for a loan application designed to provide pertinent credit information about the prospective mortgagor, the property to be purchased or that will serve as the security for the loan, and the type of loan desired. The application generally includes a description of the prospective borrower's assets and liabilities and income and expenses. The Company also usually requires a credit report that summarizes the prospective mortgagor's credit with merchants and lenders and, in the case of second-lien Home Equity Loans, a written or telephonic verification of the first mortgage balance and payment history. The Company may, as part of its overall evaluation of the prospective borrower's creditworthiness, use a credit scoring model and/or mortgage scoring model to evaluate in a statistical manner the expected performance of a mortgage loan based on the pertinent credit information concerning the prospective mortgagor supplied through national credit bureaus, certain other information provided by the prospective borrower and an assessment of specific mortgage loan characteristics, including loan-to-value ratio, type of loan product and geographic location. The Company expects to place greater reliance on a prospective mortgagor's credit and/or mortgage scores in the underwriting process.

     The extensiveness of the documentation that the Company requires in connection with the verification of a prospective borrower's employment status, income, assets and adequacy of funds to close varies from full documentation to limited documentation, as further described below. The Company may raise or lower its documentation requirements depending upon such factors as the net worth and financial performance of the correspondent or other third party selling the mortgage loans and the performance of such correspondent's mortgage loan portfolio. In addition, the Company will take into account the performance of those mortgage loans previously sold to it by such correspondent or third party seller, as well as factors particular to a mortgage loan such as the credit history of the individual borrower, the loan-to-value ratio of the loan and the prospective mortgagor's credit and/or mortgage scores.

     Under a typical full or alternative documentation loan approval process, verification of the prospective borrower's employment status and current salary is obtained from records prepared by the employer or by other means satisfactory to the Company. Each prospective borrower who is self-employed is generally required to submit a copy of his or her federal income tax returns. In the case of purchase money mortgage loans, the Company also generally requires verification that the borrower has adequate funds to close the mortgage loan. A prospective borrower may be eligible for a loan approval process permitting limited documentation if the amount of the Mortgage Loan, together with, in the case of a second-lien Home Equity Loan, the unpaid principal balance of the senior mortgage loan, would not exceed a certain percentage of the Original Value of the related Mortgaged Property and certain other requirements are satisfied. The limited documentation process differs from the full or alternative documentation process primarily in that it does not require a verification of the borrower's employment, income and/or assets or, in certain circumstances, verification of funds to close, and generally places greater reliance on a prospective mortgagor's credit and/or mortgage scores. Certain of the Company's Programs that utilize the limited documentation loan approval process are described below. A loan application and credit report and, when applicable, a mortgage or rental reference are usually obtained. A current appraisal is also generally obtained, except as described below.

     Certain of the Mortgage Loans (other than Home Equity Loans) may have been originated or acquired under the Company's Relocation Loan program. Under the Relocation Loan program, the related borrower must be a relocating employee, the Relocation Loan must be secured by the related borrower's primary residence and the employer generally must have paid all or a substantial portion of the relocating employee's closing costs. A relocating employee may be either an employee transferring from one location to another, a new hire or a participant in a group relocation. Loan documentation for a Relocation Loan will generally be similar to that required for other mortgage loans originated or acquired by the Company, except with respect to the treatment of the income of the spouse of the relocating employee. If the spouse confirms an intention to seek employment at the new location, under certain circumstances, a portion of such spouse's income at the old location may be counted for qualifying for a Relocation Loan. Generally, for all Relocation Loans, the spouse's income at the old location must also be verified.

     Certain of the Mortgage Loans (other than Home Equity Loans) may have been originated or acquired under the Company's No Income Verification program, pursuant to which the Company generally will not verify any self-employment or other income of the borrower. Unless otherwise specified in the Prospectus Supplement, in order to qualify for the No Income Verification program, the related borrower generally must have (i) no delinquent mortgage or rental payments during the preceding 24 months, (ii) a minimum of two months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (iii) acceptable credit scores.

     Certain of the Mortgage Loans (other than Home Equity Loans) may have been originated or acquired under the Company's No Ratio program, pursuant to which the Company will verify the assets of the borrower but will not require the borrower to either complete the income section on the loan application or satisfy any qualifying housing to income or debt to income ratios. Unless otherwise specified in the Prospectus Supplement, in order to qualify for the No Ratio program, the related borrower generally must have (i) no delinquent mortgage or rental payments during the preceding 24 months, (ii) a minimum of six months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (iii) strong credit scores.

     Certain of the Mortgage Loans (other than Home Equity Loans) may have been originated or acquired under the Company's No Income No Asset Verification program, pursuant to which the Company will not verify any income or assets of the borrower. This program is only available to certain approved correspondents who have exhibited strong financial performance and have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to the Company. Unless otherwise specified in the Prospectus Supplement, in order to qualify for the No Income No Asset Verification program, the related borrower generally must have (i) no delinquent mortgage or rental payments during the preceding 24 months, (ii) a minimum of six months' principal, interest, tax and insurance payments in reserves after the closing of the related loan and (iii) strong credit scores.

     Certain of the Mortgage Loans (other than Home Equity Loans) may have been originated or acquired under the Company's Enhanced Streamlined Refinance program. Under this program, if the Company is currently the servicer of a borrower's first-lien mortgage loan, the Company may originate a rate-and-term (rather than 'cash-out') refinance loan which pays off the existing mortgage loan so long as the existing mortgage loan is current, and the borrower has no more than one 30-day delinquent mortgage payment on the existing mortgage loan during the preceding 12 months. Under this program the Company generally will not verify any income or assets of the borrower, and no new appraisal will be required. The Company will, however, represent and warrant in the Agreement that the value of the related Mortgaged Property is no less than the value established at the time the existing mortgage loan was originated.

     Upon receipt of appropriate verification, where required, the credit report, and, in certain cases, the prospective borrower's credit score or mortgage score, the Company (or the delegated underwriter) makes a determination as to whether the prospective borrower has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan (including real estate taxes and insurance on the subject property), plus other financial obligations not expected to be fully repaid within the next ten months and normal monthly living expenses. In the case of a mortgage loan with more than one borrower where all the borrowers intend to occupy the mortgaged property, the combined gross income of all such borrowers is considered for the above computation. However, the Company may depart from a strict application of its guidelines in favor of other credit considerations, and may permit such a departure in the case of loans acquired from certain of its approved correspondents and other third-party sellers. In its evaluation of seasoned mortgage loans which have 24 or more months of payment experience, the Company generally places greater emphasis on payment history and may take into account market and other economic trends while placing less emphasis on underwriting factors generally applied to newly originated mortgage loans.

     In assessing the adequacy of properties as collateral for mortgage loans, an independent appraisal is generally used with respect to each property considered for financing. Such appraisal generally entails physical inspection of the property as well as a verification that the property is in good condition. The appraiser estimates the value of the property based on market values of comparable homes and, to a lesser extent, the cost of replacing the property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal of such Mortgaged Properties. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market value of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties. If residential real estate values generally or in particular geographic areas decline such that the outstanding principal balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties become equal to or greater than the values of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry and those now experienced on the Company's servicing portfolios. To the extent that such losses are not covered by any of the credit enhancement features described herein, they will be borne by the holders of the related Certificates.

     The Company may not require a current appraisal in connection with certain purchase money mortgage loans, certain refinancings and certain home equity loan programs. The percentage of Mortgage Loans representing such purchase money mortgage loans, refinancings and home equity loans (by Principal Balance of all of the Mortgage Loans included in the related Trust Fund as of the Cut-off Date) where an appraisal dated within the past year has not been obtained will be specified in the related Prospectus Supplement, if material. In addition, the percentage of Mortgage Loans in respect of which no appraisal has been obtained will be specified in the related Prospectus Supplement, if material. Generally, appraisals in connection with a Home Equity Loan will be dated within six months prior to the origination of such mortgage loan. In the event that there has been a decline in value of the Mortgaged Properties with respect to Mortgage Loans originated without current appraisals, the use of other methods in establishing the 'Original Value' of a Mortgaged Property and in calculating the loan-to-value ratios of such Mortgage Loans may result in substantially lower loan-to-value ratios than would be the case if new appraisals were obtained at the time of refinancing. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the refinanced mortgage loans. In addition, the use of methods other than a current appraisal to establish the Original Value of a Mortgaged Property (e.g., a broker's price opinion, an automated appraisal or a drive-by appraisal) may not provide as thorough a review or as accurate an assessment of the value of the related Mortgaged Property. In certain circumstances, the Company may require a current appraisal where, as a result of deterioration in conditions in the local real estate market since the date of origination of the refinanced mortgage loan, there is a greater probability that the original appraisal may not accurately reflect the current market value of the Mortgaged Property.

     Generally, mortgage loans that the Company originates or acquires do not have loan-to-value ratios in excess of 95% of the Original Value. In certain cases, secondary financing (or subordination of existing secondary financing) is permitted, provided that the combined loan-to-value ratio does not exceed the Company's underwriting guidelines for the specific loan program. Unless otherwise specified in the Prospectus Supplement, mortgage loans (other than Home Equity Loans) that the Company acquires or originates which have an original principal amount exceeding 80% of Original Value will have private mortgage insurance. The Company generally requires such coverage to continue until the loan-to-value ratio is 80% or less. See 'Servicing of the Mortgage Loans and Contracts--Private Mortgage Insurance' below. The Company does not require private mortgage insurance with respect to Home Equity Loans.

     If Home Equity Loans constitute a material portion of the Mortgage Loans included in a Trust Fund with respect to a series of Certificates, the related Prospectus Supplement will describe in further detail the underwriting standards applicable to the Home Equity Loans.

THE AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ('FHA Loans'), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ('VA Loans').

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ('GNMA Issuer') approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a 'Guaranty Agreement') between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential property and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates relating to a series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA

Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by 'buydown' mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing 'buydown' mortgage loans will be computed in the same manner as payments derived from non-'buydown' GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or 'buydown' mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-'buydown' mortgage loans are available in respect of graduated payment or 'buydown' mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly-held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a 'FHLMC Certificate group'). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates relating to a series will consist of residential mortgage loans secured by one- to four-family dwellings. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States or any instrumentality of the United States other than FHLMC. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under FHLMC's Guarantor Program, interest rates on the mortgage loans underlying a FHLMC Certificate may range from the pass-through rate (plus a minimum servicing fee) to 250 basis points higher than such rate.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally-chartered and privately-owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the 'Charter Act'). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

CONTRACTS

     Each pool of Contracts with respect to a series of Certificates (the 'Contract Pool') will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, the 'Contracts') originated by the Company or acquired from one or more manufactured housing dealers in the ordinary course of business. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home (as defined below). Unless otherwise specified in the Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate ('APR').

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.' Moreover, if an election is made to treat the Trust Fund as a REMIC as described in 'Certain Federal Income Tax Consequences--REMIC Certificates', Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

     Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the loan-to-value ratio of a Contract relating to a new Manufactured Home, the 'Collateral Value' is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including 'accessories' identified in the invoice (the 'Manufacturer's Invoice Price'), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit support may be in the form of the limited obligation of the Company to purchase Liquidating Loans, a limited financial guarantee policy, limited guarantee or other similar instrument (a 'Limited Guarantee') issued by an entity named in the Prospectus Supplement (the 'Guarantor'), which may be an affiliate of the Company, the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a cross-support feature, use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies.

     If the Prospectus Supplement for a series provides that an institution other than the Company will act as sole servicer or master servicer of the related Mortgage Loans, or that the Company will act as master servicer of such Mortgage Loans under a Supervisory Master Servicing Arrangement (as defined under 'Servicing of the Mortgage Loans and Contracts') whereby other servicers will be directly obligated to perform certain servicing duties, if so specified in such Prospectus Supplement, such other master servicers or servicers may provide certain of the credit support arrangements described below in lieu of the Company. In such event, all references to the Company as servicer under the description of such credit support set forth below should be read to refer to such other master servicer or servicers, as the case may be.

PURCHASE OF LIQUIDATING LOANS

     The Company, as servicer, may be obligated, if and to the extent described in the Prospectus Supplement, to purchase any Mortgage Loan (a 'Liquidating Loan') as to which either (i) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or
(ii) the Company, as servicer, has agreed to accept a deed in lieu of foreclosure, in each case for a price equal to 100% of the Principal Balance of such Mortgage Loan plus, unless otherwise specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate. Any such obligation of the Company, as servicer, may be limited as specified in the Prospectus Supplement. In particular, the aggregate losses from the purchase of Liquidating Loans that the Company is obligated to bear (measured as the difference between the aggregate payments made by the Company into the Certificate Account in respect of Liquidating Loans and the aggregate net proceeds received by the Company from the disposition of such Loans) may be limited to an amount specified in the Prospectus Supplement. After this amount is exhausted, no further Liquidating Loans will be purchased by the Company, unless such amount has been restored as described below.

     If so specified in the Prospectus Supplement, the Company, as servicer, will have the option (but not the obligation) to purchase any Mortgage Loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a 'Delinquent Mortgage Loan'). Unless otherwise specified in the Prospectus Supplement, any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer. The purchase price for any Delinquent Mortgage Loan will be deposited in the Certificate Account on the next Deposit Date (as defined under 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record').

     The purchase by the Company, as servicer, of a Delinquent Mortgage Loan may result in the diminution of the amount of the Company's obligations, as servicer, to purchase Liquidating Loans, to the extent that net recoveries upon the liquidation of such Delinquent Mortgage Loan are, or are estimated by the Company on the date of such purchase to be, less than the sum of the purchase price for such Delinquent Mortgage Loan and any previous unreimbursed advances of delinquent installments of principal and interest (adjusted to the related Remittance Rate) made by the Company with respect thereto. To the extent that actual recoveries, net of related expenses, upon the final liquidation of such Delinquent Mortgage Loan differ from the estimated amount thereof, the amount of the Company's remaining obligation to purchase Liquidating Loans will be adjusted up or down accordingly. If a Delinquent Mortgage Loan becomes current after its purchase by the Company, any related decrease in the amount of the Company's obligation to purchase Liquidating Loans will be reversed in its entirety. Liquidation proceeds in connection with the liquidation of any Mortgaged Property may not be deemed for this purpose to include the entire principal balance of any mortgage loan made by the Company to facilitate such sale at a rate less than then prevailing market rates. In estimating the net amount of proceeds recoverable upon the liquidation of any Delinquent Mortgage Loan, the Company may treat as related liquidation expenses certain costs associated with the protection of the Mortgaged Property, property sales expenses and foreclosure or other similar costs.

     Following the purchase by the Company of any Liquidating Loan or Delinquent Mortgage Loan as described above, and the payment by the Company of the purchase price therefor, the Company will be entitled to receive an assignment by the Trustee of such Mortgage Loan, and the Company will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

LIMITED GUARANTEE OF THE GUARANTOR

     If specified in the Prospectus Supplement, certain obligations of the Company, as servicer, under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take one or more of the following actions in the event the Company fails to do so: make deposits to the Certificate Account (a 'Deposit Guarantee'); make advances (an 'Advance Guarantee'); or purchase Liquidating Loans (a 'Liquidating Loan Guarantee'). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. For example, a portion of the aggregate amount of a Liquidating Loan Guarantee may

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

be separately allocated to Liquidating Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a mortgagor, and other Liquidating Loans. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

     If and to the extent that the Guarantor is required to make payments under any such Limited Guarantee, unless otherwise specified in the Prospectus Supplement, the Guarantor, upon notice from the Trustee, will be obligated to deposit the amount of such payments in same-day funds in the Certificate Account on the day after the Deposit Date, all as set forth more specifically in such Limited Guarantee. If the Guarantor is required to make any payment under a Limited Guarantee, the Guarantor will be subrogated, to the extent of such payment, to the rights of holders of the Certificates and shall have all rights of the Company under the related Agreement as described herein. Any Limited Guarantee issued by the Guarantor will be limited in amount or duration as specified in the Prospectus Supplement and may not guarantee the full extent of the Company's obligations with respect to which such Limited Guarantee was issued. As described in the Prospectus Supplement, if applicable, the amount of any Limited Guarantee will be reduced by amounts distributed by the Guarantor, and not recovered by it, under all Limited Guarantees issued by the Guarantor with respect to the same series of Certificates and by any reduction in the Company's obligations with respect to which such Limited Guarantee was issued.

SUBORDINATION

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the 'subordinated Certificates') will instead be payable to holders of one or more other classes of such series (the 'senior Certificates') under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans or Contracts and losses on defaulted Mortgage Loans or Contracts will be borne first by the various classes of subordinated Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans or Contracts which must be borne by the subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts or aggregate losses in respect of such Mortgage Loans or Contracts were to exceed the total amounts payable and available for distribution to holders of subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of senior Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the 'Reserve Account') established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other classes of Certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

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     If specified in the Prospectus Supplement, various classes of senior
Certificates and subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     If so specified in the Prospectus Supplement, the same class of Certificates may constitute senior Certificates with respect to certain types of payments or certain losses and subordinated Certificates with respect to other types of payments or losses.

     As between classes of senior Certificates and as between classes of subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of subordinated Certificates, payments to holders of senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, the Agreement may permit the Company, at its option, to grant to the holders of certain classes of subordinated Certificates certain rights in connection with the foreclosure of defaulted Mortgage Loans in the related Trust Fund. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures.'

CROSS-SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Company will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Company in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Company, as servicer, will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Unless otherwise specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Company as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See 'Certain Legal Aspects of the Mortgage Loans--Foreclosure'. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by the Company or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, if and to the extent specified in the Prospectus Supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. As described under 'Servicing of the Mortgage Loans--Hazard Insurance', the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See 'Special Hazard Insurance' below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by the Company or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, as specified in the Prospectus Supplement.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Company will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Any such policies may be in lieu of or in addition to any obligations of the Company to advance delinquent payments in respect of the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Company.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Company, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Company with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

     The terms of any special hazard policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See 'Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions'. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

     In lieu of a bankruptcy bond, the Company may obtain a Limited Guarantee to cover such bankruptcy-related losses.

     The terms of any bankruptcy bond (or Limited Guarantee in lieu thereof) relating to a pool of Contracts will be described in the related Prospectus Supplement.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Company, as servicer, will be obligated to repurchase any Mortgage Loan or Contract (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan or Contract. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Company.

GUARANTEED INVESTMENT CONTRACTS

     If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a 'GIC') pursuant to which all amounts deposited in the Certificate Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Company on the Delivery Date in one or more accounts (each, a 'Reserve Account') established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust

Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Company has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which, unless otherwise specified in the Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Company to advance delinquent installments in respect of the Mortgage Loans or Contracts. See 'Servicing of Mortgage Loans and Contracts--Advances'.

            YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans, Agency Securities or Contracts included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings, some of which refinancings may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties or Manufactured Homes (including amounts paid by insurers under applicable insurance policies), from repurchase by the Company of any Mortgage Loan or Contract as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), repurchase by the Company of Mortgage Loans modified by it in lieu of refinancing thereof, repurchase by the Company, the Guarantor or any other entity of any Liquidating Loan or Delinquent Mortgage Loan, if applicable, and from the repurchase by the Company of all of the Certificates or all of the Mortgage Loans, Agency Securities or Contracts in certain circumstances. See 'Description of the Certificates--Optional Termination of Trust Fund'. The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans or Contracts.

     After origination of the related Mortgage Loans, certain of the borrowers may be solicited by the Company to participate in its biweekly payment programs, under which payments equal to one-half of one full monthly payment are made in respect of the related Mortgage Loan on a biweekly basis. In contrast to a Mortgage Loan in respect of which payments are received once every month, a Mortgage Loan involved in a biweekly payment program will produce thirteen full monthly payments per calendar year, resulting in additional prepayments of principal over the life of the Mortgage Loan. All payments of principal received during a month in respect of a Mortgage Loan in a biweekly payment program will be applied to the principal balance of such Mortgage Loan on the first business day of the succeeding month and will not result in interest shortfalls.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the availability of refinancing opportunities, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations. The prepayment experience on Home Equity Loans may differ from those of other Mortgage Loans and may differ between first-priority and second-priority Home Equity Loans. Similar types of factors may affect the rate of prepayments, delinquencies and losses on Contracts.

     The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a Mortgage Loan or Contract prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan (other than a simple interest Home Equity Loan), the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

     Unless otherwise specified in the Prospectus Supplement, interest with respect to Home Equity Loans accrues on a simple interest basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received and then to reduce the unpaid principal balance of the related loan. Each regularly scheduled monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law.

     As a result of the payment terms of simple interest Home Equity Loans, the making of a scheduled payment on, or the prepayment of, such a Home Equity Loan prior to its scheduled due date may result in the collection of less than one month's interest on such Home Equity Loan for the period since the preceding payment was made. Conversely, if the scheduled payment on such a Home Equity Loan is made after its scheduled payment date or the Home Equity Loan is prepaid after the scheduled due date, the collection of interest on such Home Equity Loan for such period may be greater than one month's interest on such Home Equity Loan. In addition, the extent to which simple interest Home Equity Loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related Distribution Date and the amount of unpaid principal due at the stated maturity of such Home Equity Loans. To the extent shortfalls attributable to prepayments or the early receipt of a scheduled payment on Home Equity Loans are not compensated for by any forms of credit enhancement described in the Prospectus Supplement, the Certificateholders will experience delays or losses in amounts due them.

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

     If a Mortgagor pays more than one scheduled installment on a simple interest Home Equity Loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to Certificateholders in the month following the month of receipt. In such case, although the Mortgagor will not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the Home Equity Loan, as reduced by the application of the early installment. As a result, when the Mortgagor pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the Mortgagor. Notwithstanding such insufficiency, the Mortgagor's Home Equity Loan would be considered to be current. If specified in the Prospectus Supplement, the Company will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the principal balance of the Home Equity Loan. Depending on the principal balance and interest rate of the related Home Equity Loan and on the number of installments that were paid early, there may be extended periods of time during which Home Equity Loans that are current are not amortizing.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans, Agency Securities or Contracts at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates. If a series of Certificates is backed by a pool of Mortgage Loans that includes Home Equity Loans providing for balloon payments at maturity, the Prospectus Supplement will contain information regarding the potential effect of such Mortgage Loans on the weighted average lives of such Certificates.

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     With respect to each series of Certificates, the related Mortgage Loans will be serviced either (i) by the Company as primary servicer, (ii) by the Company as master servicer, (iii) by another institution as primary servicer or
(iv) by another institution as master servicer. If an institution other than the Company acts as primary servicer or as master servicer for a series, the Company may have no servicing obligations with respect to such series. If the Company or another institution acts as master servicer with respect to a series, the related Agreement may provide either (i) that the master servicer may delegate all or a portion of the servicing duties described below to other servicers but shall remain directly liable for all such servicing duties (a 'Direct Master Servicing Arrangement'), or (ii) that certain of the servicing duties described below may be performed directly by other servicers, pursuant to servicing agreements entered into between such servicers and the Company, as seller, and assigned to the Trustee, in which event the master servicer will be obligated to supervise such servicers' performance but will not itself be obligated to perform such duties (a 'Supervisory Master Servicing Arrangement'). Unless otherwise specified in the Prospectus Supplement, if the Company is acting as master servicer under a Direct Master Servicing Arrangement, the servicing agreement entered into between the Company and the direct servicer will be deemed to be between the Company and the direct servicer alone, and the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect thereto. Each master servicer will have the ability to terminate any such other servicer upon terms that will be agreed to at or before the time the related series of Certificates is issued. Unless otherwise specified in the Prospectus Supplement, in the event that the master servicer is no longer acting as such for the series, the Trustee or a successor master servicer shall succeed to the master servicer's rights under the servicing agreement with the primary servicer.

     The Prospectus Supplement for each series will specify whether the Company or another institution will act as primary servicer or master servicer for such series, and if there is a master servicer, whether the master servicing arrangement is a Direct Master Servicing Arrangement or a Supervisory Master Servicing Arrangement. If the Company acts as master servicer for a series under a Direct Master Servicing Arrangement, all references herein to the Company as servicer should be read to refer to the Company as master servicer, as appropriate. If the Company acts as master servicer for a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of the Company as master servicer. If an institution other than the Company acts as primary servicer for a series, or acts as master servicer for such series under a Direct Master Servicing Arrangement, all references herein to the Company as servicer should be read to refer to such institution as primary or master servicer, as appropriate. If an institution other than the Company acts as master servicer with respect to a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of such institution as master servicer.

     With respect to each series of Certificates, except to the extent the Agreement specifically prescribes other servicing standards, the related Mortgage Loans will be serviced under servicing standards substantially equivalent to those required for approval by FNMA or FHLMC.

COLLECTION AND OTHER SERVICING PROCEDURES

     Mortgage Loans. The Company, as servicer, will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio which are comparable to the Mortgage Loans. Consistent with the above, the Company, as servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor, at any time prior to foreclosure, a schedule for the payment of principal and interest due and unpaid for a period of up to two years after the date upon which the arrangement with the mortgagor is entered into (generally, the arrangement period will not be more than eighteen months). In the event of any such arrangement the Company will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

     The Company, as servicer, will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Company, as servicer, may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person (see 'Certain Legal Aspects of the Mortgage Loans and Contracts--Anti-Deficiency Legislation and Other Limitations on Lenders' for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Company, as servicer, of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan (including those described in the next paragraph in the case of second-lien Home Equity Loans) and prior unreimbursed advances of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, will be credited to the Loan Payment Record when realized, and will be distributed to Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Company as additional servicing compensation. The Company will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or insurance proceeds in respect of the related Mortgage Loan.

     The Company, as servicer, will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. See 'Certain Legal Aspects of the Mortgage Loans--Environmental Considerations'. The Company will not be liable to the Certificateholders of a series if it fails to foreclose on a Mortgaged Property securing a Mortgage Loan in the related Trust Fund which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. If the Company does not foreclose on such a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. In addition, the

Company will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Company forecloses on a Mortgaged Property and takes title to such Mortgaged Property on behalf of the related Trustee, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     Unless otherwise specified in the Prospectus Supplement relating to a series of Certificates, if the Company determines that all amounts which it expects to recover from or on account of such a Mortgage Loan have been recovered, the Company's obligation, if any, to advance delinquent installments of principal and interest on such Mortgage Loan will cease and the Principal Balance of such Mortgage Loan will be allocated in reduction of the Certificate Principal Balance of the Certificates of the related series in the manner in which losses are allocated as specified in such Prospectus Supplement.

     The Company may not foreclose on any Mortgaged Property securing a Home Equity Loan unless it forecloses subject to any senior mortgage on such Mortgaged Property and any outstanding property taxes. In the event of such foreclosure, the Company generally will pay, subject to the final sentence of this paragraph, the entire amount due on such senior mortgage loan to the senior mortgagee at or prior to the foreclosure sale. If any senior mortgage is in default after the Company has initiated its foreclosure action, the Company may advance funds to keep the senior mortgage current until such time as the Company satisfies such senior mortgage. In the event foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of the Company's foreclosure action, the Company may satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect its interest in the related Mortgaged Property. The Company will take or refrain from taking any such action based upon the standards and considerations described in the preceding paragraph.

     Unless otherwise specified in the Prospectus Supplement, if a series of Certificates includes one or more classes of subordinated Certificates, the Agreement may permit the Company, at its option, to grant to the holders of certain classes of subordinated Certificates (the 'Loss Certificates') certain rights in connection with the foreclosure of defaulted Mortgage Loans in the related Trust Fund. Such rights may be granted on the date of initial issuance of such series of Certificates or thereafter and may or may not inure to the benefit of successive holders of the Loss Certificates. These rights would include, among other things, the right to receive notice from the Company that foreclosure of a defaulted Mortgage Loan is imminent and the right to instruct the Company to delay the commencement of foreclosure proceedings for up to six months after the Mortgage Loan has become delinquent. The Company may also grant the holders of the Loss Certificates the option to purchase a defaulted Mortgage Loan at the conclusion of such six-month period, at a purchase price equal to its unpaid principal balance plus accrued interest. The proceeds of such purchase would be deposited in the related Collection Account as liquidation proceeds. It will be a condition to the exercise of these latter rights that a reserve fund for the benefit of holders of the other classes of Certificates of such series and the Company as servicer be established. An amount equal to 125% of the greater of the Scheduled Principal Balance (as defined in the related Prospectus Supplement) of the defaulted Mortgage Loan and the then current appraised value of the underlying Mortgaged Property, together with interest at the applicable Mortgage Rate for the period that foreclosure is delayed, must be deposited into such reserve fund. The principal purpose of the reserve fund would be to protect holders of the other classes of Certificates of such series from any diminution in value of the underlying Mortgaged Property attributable to the delay in foreclosure. Amounts on deposit in the reserve fund may be invested in certain specific investments acceptable to each of the rating agencies that are rating such Certificates.

     The exercise by holders of the Loss Certificates of the right to delay foreclosure will not alter the obligation of the Company to make any advances of delinquent Mortgage Loan payments specified in the Prospectus Supplement. Any such advances made by the Company after the date foreclosure is delayed will be recoverable by the Company from amounts on deposit in the reserve fund. The Company will continue to be entitled to reimbursement for Nonrecoverable Advances out of the assets of the related Trust Fund.

     The exercise by the holders of the Loss Certificates of any right to delay commencement of foreclosure proceedings as described above could affect the amount recovered upon the liquidation of the related Mortgaged Property and could also affect the extent of any losses recognized thereon if the amounts available in the reserve fund are not sufficient to make up the difference between the net liquidation proceeds and the unpaid principal balance of the related defaulted Mortgage Loan. There can be no assurance that this situation would not arise under circumstances in which it could be in the interest of other classes of Certificates to proceed promptly to pursue remedies against the mortgagor and Mortgaged Property in order to expedite recovery on a defaulted

Mortgage Loan. Any right to delay commencement of foreclosure proceedings granted to the holders of the Loss Certificates would terminate in certain specified circumstances, including when such Class's Certificate Principal Balance had been reduced to zero.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Mortgage Loans and Contracts' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a 'tenant-stockholder' (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Company, as servicer, will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's 'due-on-sale' clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a 'due-on-sale' clause, the Company may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Company for entering into an assumption agreement will be retained by the Company as additional servicing compensation. For a description of circumstances in which the Company may be unable to enforce 'due-on-sale' clauses, see 'Certain Legal Aspects of the Mortgage Loans and Contracts-- Enforceability of Certain Provisions'. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

     The Company, as servicer, will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Company, or applicable servicer, out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

     So long as it acts as servicer of the Mortgage Loans, the Company, and any successor to the Company appointed following an Event of Default, will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

     Contracts. Pursuant to the Agreement, the Company, as servicer, will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Company, either directly or through servicers subject to general supervision by the Company, will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions servicing manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The Company, as servicer, will monitor the performance of each other servicer, if any, and, unless the related Prospectus Supplement states that a Supervisory Master Servicing Arrangement will be in effect, will remain liable for the servicing of the Contracts in accordance with the terms of the Agreement. The duties to be performed by the Company will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

     The Agreement will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Company, as servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable 'due-on-sale' clause, if any, unless the Company reasonably believes it is unable to enforce such 'due-on-sale' clause under applicable law. In such case, the Company is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract.

     Under the Agreement, the Company, as servicer, will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Company will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Company, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

PRIVATE MORTGAGE INSURANCE

     Generally, Mortgage Loans that the Company originates or acquires do not have loan-to-value ratios in excess of 95% of their Original Value (as defined above). Unless otherwise specified in the Prospectus Supplement, Mortgage Loans (other than Home Equity Loans) that the Company originates or acquires that have an original principal amount exceeding 80% of Original Value usually will have private mortgage insurance. The Company generally requires such coverage to continue until the outstanding principal amount equals or is less than 80% of the greater of the Original Value and, if permitted under any pool insurance policy obtained with respect to a series, the then current value of the property as evidenced by an appraisal thereof satisfactory to the Company. Private mortgage insurance policies may be provided by General Electric Mortgage Insurance Corporation, an affiliate of the Company. Any mortgage insurance relating to a pool of Contracts will be described in the related Prospectus Supplement. The Company does not require private mortgage insurance policies on Home Equity Loans. A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Company as servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

     Mortgage Loans. The Company, as servicer, will cause to be maintained for each Mortgaged Property a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing the related Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Company for the benefit of the related Trust Fund under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Company's normal servicing procedures) will be credited to the related Loan Payment Record and deposited in the applicable Certificate Account at the times and in the manner described under 'Loan Payment Record' below.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Company may also purchase special hazard insurance against certain of the uninsured risks described above. See 'Credit Support--Special Hazard Insurance'.

     Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a 'coinsurance' clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance the Company is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Company, as servicer, will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, on behalf of the Trustee hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan, plus, in the case of a second priority Home Equity Loan, the unpaid principal balance of any senior mortgage loan, at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the good-faith estimate of the Company of related liquidation expenses to be incurred in connection therewith.

     The Company, as servicer, may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Company will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

     The Company will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     Contracts. The terms of the Agreement will require the Company to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Company also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

     The Company, as servicer, may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Company will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Contracts.

     The Company, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Company will pay any such delinquent tax or charge. Any such payment made by the Company will be reimbursable to the Company as described under '--Loan Payment Record' below.

     If the Company repossesses a Manufactured Home on behalf of the Trustee, the Company will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

UNANTICIPATED RECOVERIES OF LOSSES ON THE MORTGAGE LOANS

     Unless otherwise specified in the Prospectus Supplement, in the event that in any calendar month the Company recovers an amount (an 'Unanticipated Recovery') as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution, in respect of principal of a Mortgage Loan which had previously been allocated as a loss to any class of Certificates, on the Distribution Date in the next succeeding calendar month the Trustee shall distribute to the holders of each outstanding class to which such loss had previously been allocated its share of such Unanticipated Recovery in an amount not to exceed the amount of such loss previously allocated to such class, provided that following the Distribution Date on which the Certificate Principal Balance of a class of Certificates has been reduced to zero, the holders of such class shall not be entitled to any share of an Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the Certificate Principal Balances of the class of Certificates receiving such recoveries.

ADVANCES

     Unless otherwise specified in the Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan or Contract, the Company, as servicer, will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Remittance Rate. Unless otherwise specified in the Prospectus Supplement and except as described above under 'Credit Support--Purchases of Liquidating Loans', this obligation to advance will be limited to amounts which the Company reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan or Contract. The Company, or the applicable servicer, will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan or Contract as to which such advance was made. Furthermore, unless otherwise specified in the Prospectus Supplement, the Company, or the applicable servicer, will be entitled to reimbursement for any such advance (i) from liquidation proceeds or insurance proceeds received if such Manufactured Home is repossessed or such Mortgage Loan is foreclosed (and is not purchased by the Company, as servicer, pursuant to any obligation it may have to purchase Liquidating Loans) prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or Contracts or from any other assets of the Trust Fund, for all or any portion of such advance which the Company determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a 'Nonrecoverable Advance'). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Company, as servicer, to perform such obligation.

     Unless otherwise specified in the Prospectus Supplement, until any Company obligation to purchase Liquidating Loans is exhausted, the Company will advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans as described above in an aggregate amount up to the amount of its remaining purchase obligation, irrespective of whether the Company believes any such advance will be recoverable. The Company's obligation to advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans which it deems recoverable will be unaffected by the exhaustion of any obligation of the Company to purchase Liquidating Loans. In the event that the Company has an obligation to purchase Liquidating Loans, any outstanding unreimbursed advances may be charged against the amount of such obligation, subject to reinstatement on account of net recoveries on such Mortgage Loan.

     Any such obligation to make advances may be limited to amounts due holders of senior Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

     The Company, or the applicable servicer, will make such advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant classes of Certificates. Such advances do not represent an obligation of the Company or the applicable servicer to guarantee or insure against losses.

LOAN PAYMENT RECORD

     The Agreement will require that the Company, as servicer, establish and maintain a Loan Payment Record to which will be credited the following payments received by the Company with respect to the Mortgage Loans or Contracts included in the related Trust Fund:

          (i) All payments on account of principal, including Principal Prepayments (other than principal payments due and payable on or before, and Principal Prepayments received before, the Cut-off Date), received from borrowers (excluding any amounts specified in the Prospectus Supplement);

          (ii) All payments (other than those due and payable on or before the Cut-off Date) on account of interest received from borrowers (adjusted to the applicable Remittance Rate) and excluding any other amounts specified in the Prospectus Supplement;

          (iii) All amounts received by the Company, or the applicable servicer, in connection with the liquidation of any Mortgaged Property or Manufactured Home, and the purchase price including applicable interest thereon, of any Mortgage Loan or Contract purchased by the Company pursuant to the applicable Agreement or any amount paid in connection with the substitution of a Mortgage Loan;

          (iv) All proceeds received by the Company, or the applicable servicer, under any private mortgage insurance or any title, hazard, special hazard, pool or other insurance policy covering any Mortgage Loan or Contract, other than proceeds to be applied to the restoration or repair of the property subject to the related

     Mortgage or Contract or released to the borrower in accordance with the normal servicing procedures of the Company;

          (v) All proceeds received in respect of any Mortgaged Property acquired on behalf of the Trustee; and

          (vi) Unanticipated Recoveries.

The Company will not be required to credit to the Loan Payment Record payments on any Mortgage Loan or Contract that has been previously released from the Trust Fund, amounts representing fees or late charge penalties payable by borrowers or amounts received by the Company for the account of borrowers for application towards the payment of taxes, insurance premiums, assessments and similar items.

     Unless otherwise specified in the Prospectus Supplement, the Company, as servicer, may, from time to time, make debits to the Loan Payment Record for the following purposes:

          (i) To reimburse the Company, or the applicable servicer, for expenses incurred by it in connection with the liquidation of any Mortgage Loan (including amounts advanced on any senior mortgage loans) or Manufactured Home and prior unreimbursed advances of delinquent installments of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, in an amount not to exceed the amount of the proceeds from any such liquidation (including insurance proceeds) credited to the Loan Payment Record, and, if specified in the Prospectus Supplement, to the extent such proceeds, net of such expenses, exceed the Principal Balance of such Mortgage Loan or Contract plus one month's interest thereon at the applicable Remittance Rate, to pay to the Company such excess as additional servicing compensation;

          (ii) To reimburse the Company, or the applicable servicer, for expenses reimbursable under any insurance policy covering a Mortgage Loan and amounts expended by the Company in good faith in connection with the restoration of a Mortgaged Property damaged by an uninsured cause, in an amount not to exceed the proceeds from any insurance covering such Mortgage Loan and any liquidation thereof credited to the Loan Payment Record;

          (iii) To reimburse the Company for certain expenses relating to the Agreement as to which the Company is entitled to indemnification or reimbursement pursuant to the Agreement;

          (iv) To pay to the Company amounts received in respect of any Mortgage Loan or Contract purchased by the Company as required by the Agreement to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect thereof greater than the Principal Balance thereof plus, unless otherwise specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate, net of any unreimbursed advances of delinquent installments of principal and interest made by the Company;

          (v) To reimburse the Company (or, if applicable, the Guarantor or any other entity) for any previous advance of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) in respect of any Mortgage Loan or Contract to the extent of recoveries, including late payments and liquidation proceeds, on such Mortgage Loan or Contract;

          (vi) To reimburse the Company from any borrower payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid servicing fees with respect to such Mortgage Loan, subject to certain limitations;

          (vii) To reimburse the Company (or, if applicable, the Trustee, the Guarantor or any other entity) for any Nonrecoverable Advance;

          (viii) To transfer funds to the Certificate Account; and

          (ix) To deduct any amount credited to the Loan Payment Record in error.

     In addition, if specified in the Prospectus Supplement relating to a Trust Fund which includes second-priority Home Equity Loans, the Company will be entitled to be reimbursed, out of payments received on a second-priority Home Equity Loan, for funds advanced to keep the related senior mortgages current.

     On the date or dates specified in the Prospectus Supplement (each, a 'Deposit Date') prior to each Distribution Date, unless otherwise specified in the Prospectus Supplement, the Company will transfer to the Certificate Account the payments in respect of the Mortgage Loans or Contracts described above, net of any debits made thereto as described above, which were received by it after the Cut-off Date and before the fifth business day next preceding such Distribution Date (the 'Determination Date'), together with any required advances of delinquent principal and interest payments to be made by it, except
(i) Principal Prepayments received during the month of such deposit (other than as described in the next sentence) and all related payments of interest representing interest for the month of deposit or any portion thereof and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of deposit. In addition, unless otherwise specified in the Prospectus Supplement, the Company will transfer to the Certificate Account (i) the amount of any voluntary prepayment in full (net of any interest thereon) received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the period from the first day through the fifteenth day of the month of such Distribution Date and any payment made by the Company in connection with the repurchase of a Mortgage Loan that has been modified in lieu of refinancing during such period and (ii) the amount of any Compensating Interest Payment for such Distribution Date, as described in the Prospectus Supplement. The net amounts described in the two preceding sentences are the 'Available Funds' for a series of Certificates with respect to any Distribution Date, provided that such Available Funds shall not include Unanticipated Recoveries. Unless otherwise specified in the Prospectus Supplement, all transfers by the Company to the Certificate Account will be made by transfer of next-day funds. Although such next-day funds may have been credited to the Certificate Account, until such funds become available to the Trustee under applicable law and procedures relating to such transfers, such funds will not be available to Certificateholders. Unless otherwise specified in the Prospectus Supplement, prior to transferring such funds, the Company may commingle payments received in respect of the Mortgage Loans or Contracts and may invest such payments for its own account. Income realized on the investment of such payments pending deposit into the Certificate Account will be retained by the Company as additional servicing compensation.

     As a result of the Company's access to payments received in respect of the Mortgage Loans prior to the time such payments become available to the Trustee in the Certificate Account, creditors or a trustee-in-bankruptcy for the Company may be able to assert rights in such payments superior to those of the Trustee.

     If specified in the Prospectus Supplement, the Company may establish, or provide for the establishment of, an account (the 'Collection Account') in lieu of the Loan Payment Record described above. If so specified, all amounts to be credited or debited to the Loan Payment Record will instead be deposited in or withdrawn from the Collection Account.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement, the Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan or Contract, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan or Contract and the related Remittance Rate. In addition to the primary compensation, the Company will retain all assumption fees, late payment charges and other miscellaneous charges, including prepayment penalties, all to the extent collected from borrowers and, unless otherwise specified in the Prospectus Supplement, the investment income described in the second preceding paragraph. In the event the Company or another institution is acting as master servicer under an Agreement, the master servicer will receive compensation with respect to the performance of its activities as master servicer.

     Unless otherwise specified in the Prospectus Supplement, the Company will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts (subject to limited reimbursement as described in 'Loan Payment Record' above), including, without limitation, payment of any premium for any Advance Guarantee, Liquidating Loan Guarantee, Deposit Guarantee, pool insurance policy, special hazard policy, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee, the Administrator (if any) and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans or Contracts and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the Prospectus Supplement, the Company may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE COMPANY

     The Agreement will provide that, except as described in the second and third succeeding paragraphs, the Company may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that the Company's performance of such duties is no longer permissible under applicable law or as provided in the last paragraph under this heading. No such resignation will become effective until the Trustee or a successor has assumed the Company's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee, Liquidating Loan Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

     The Agreement will provide that neither the Company nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action or for refraining from taking any action pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Company nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Company and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Contract (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Company nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Company's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Company and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts credited to the Loan Payment Record.

     Any corporation into which the Company may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Company is a party, or any corporation succeeding to the business of the Company, or any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which assumes the obligations of the Company, will be the successor of the Company under each Agreement.

     The Company also has the right to assign its rights, and delegate its duties and obligations, as servicer under the Agreement for each series of Certificates; provided that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee for such series of Certificates and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the Agreement from and after the date of such agreement and (ii) each applicable Rating Agency's rating of any Certificates of such series in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer under the Agreement except for liabilities and obligations incurred prior to such assignment or delegation.

                      THE POOLING AND SERVICING AGREEMENT

     The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements. Each of the Pooling and Servicing Agreements may establish one or more Trust Funds.

ASSIGNMENT OF ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of a series of Certificates, the Company, as seller, will assign the related Mortgage Loans to the Trustee, together with all principal and interest, subject to exclusions specified in the Prospectus Supplement, received by the Company on or with respect to such Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before, and Principal Prepayments received before, the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Note.

     In addition, as to each Mortgage Loan, the Company, as seller, will deliver to the Trustee, unless otherwise specified in the Prospectus Supplement or as described below, the Mortgage Note and Mortgage, any assumption and modification agreement and an assignment of the Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). In addition, unless otherwise specified in the Prospectus Supplement, the Company will also deliver to the Trustee originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance so long as such insurance remains in force.

     The Company may deliver to the Trustee, in lieu of the original Mortgage Note, a new promissory note signed by the borrower confirming its obligation under the original Mortgage Note (a 'Confirmatory Mortgage Note'). Furthermore, a Trust Fund may include Mortgage Loans where the original Mortgage Note or a Confirmatory Mortgage Note is not delivered to the Trustee if the Company instead delivers to the Trustee an affidavit certifying that the Company was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed and the Company indemnifies the Trust Fund against any loss, liability, damage, claim or expense resulting from the Company's failure to have delivered the original Mortgage Note or Confirmatory Mortgage Note. Such indemnification will be terminated if the Company subsequently delivers to the Trustee the original Mortgage Note or a Confirmatory Mortgage Note. Unless otherwise specified in the applicable Prospectus Supplement, no more than 1% of the Mortgage Loans in any Mortgage Pool, measured by Principal Balance as of the related Cut-Off Date, may consist of Mortgage Loans as to which the Company has failed to deliver the original Mortgage Note or Confirmatory Mortgage Note.

     Unless otherwise specified in the Prospectus Supplement, the Company may refrain from recording the assignments of the Mortgage Loans prior to the occurrence of certain events set forth in the related Agreement. Although such recordation is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the related Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors of the Company may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

     With respect to any Mortgage Loans which are Cooperative Loans, the Company, as seller, will cause to be delivered to the Trustee the related original cooperative note endorsed to the order of the Trustee (or the lost-note affidavit and indemnification described in the second preceding paragraph), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, in the Agreement the Company, as seller, generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects at the date or dates respecting which such information is furnished; (ii) a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Company has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first or, in the case of a second priority Home Equity Loan, second lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company, (c) in the case of a second-priority Home Equity Loan, the lien of the related first mortgage, and
(d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth above under 'Servicing of the Mortgage Loans--Private Mortgage Insurance' should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws.

     In the event that the Company has acquired the Mortgage Loans for a series, if so specified in the related Prospectus Supplement, the Company may, in lieu of making the representations described in the preceding paragraph, cause the entity from which the Company acquired such Mortgage Loans to make such representations (other than those regarding the Company's title to the Mortgage Loans, which will in all events be made by the Company), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as a servicer, in its servicing agreement. In such event such representations, and the Company's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

     Assignment of Agency Securities. The Company, as seller, will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date. The Company will represent and warrant to the Trustee, among other things, that the information contained in the Agency Securities schedule is true and correct and that immediately prior to the transfer of the Agency Securities to the Trustee, the Company had good title to, and was the sole owner of, each Agency Security.

     Assignment of Contracts. The Company, as seller, will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule appearing as an exhibit to the related Agreement. Such loan schedule will specify, with respect to each Contract, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

     In addition, with respect to each Contract, the Company will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See 'Certain Legal Aspects of the Mortgage Loans and Contracts'.

     The Company, as seller, will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information contained in the loan schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such loan schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Contracts, the Company had good title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

REPURCHASE OR SUBSTITUTION

     The Trustee will review the documents delivered to it with respect to the assets of the related Trust Fund. Unless otherwise specified in the Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Company cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), the Company will, not later than the first Distribution Date which is more than ten days after such 60-day period, (a) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor or
(b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. Unless otherwise provided in the Agreement, this repurchase and substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Company for a material defect in a document relating to a Mortgage Loan or Contract.

     Unless otherwise specified in the Prospectus Supplement, the Company will agree to either (a) cure in all material respects any breach of any representation or warranty set forth in the related Agreement that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a 'Defective Mortgage Loan') or Contract within 60 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Distribution Date which is more than ten days after such 60-day period for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer, or (c) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. Unless otherwise provided in the Agreement, this repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

     If so specified in the Prospectus Supplement for a series where the Company has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Company may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, unless otherwise specified in the related Prospectus Supplement, the Company will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan or contract is substituted for another Mortgage Loan or Contract as described above, the new mortgage loan or contract will, unless otherwise specified in the Prospectus Supplement, (i) have a Principal Balance (together with any other new mortgage loan or contract so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan or Contract as of such Distribution Date (the amount of any shortfall, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable Distribution Date), (ii) have a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan or Contract, (iii) have a Remittance Rate equal to that of the removed Mortgage Loan or Contract, (iv) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan or Contract, (v) have a current loan to Original Value not greater than that of the removed Mortgage Loan or Contract, and (vi) in the reasonable determination of the Company, be of the same type, quality and character as the removed Mortgage Loan or Contract (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates. If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related Certificates.

CERTAIN REFINANCINGS

     The Agreement will provide that if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, such Mortgage Loan will be assigned to the Company by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been credited to the related Loan Payment Record.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of Certificates, a report as to compliance by the Company with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers ('USAP') with respect to the mortgage loans (or, if the Agreement relates to Home Equity Loans, with respect to the home equity loans) in the Company's servicing portfolio. In connection with the preparation of such report, the Company will provide to such firm of independent public accountants a statement signed by an officer of the Company to the effect that the Company has complied in all material respects with the minimum servicing standards set forth in the USAP with respect to the mortgage loans (or, if the Agreement relates to Home Equity Loans, with respect to the home equity loans) in the Company's servicing portfolio or, if there has been material noncompliance with such servicing standards, describing such noncompliance.

     The Agreement will also provide for delivery to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Company, as servicer, to the effect that the Company, as servicer, has fulfilled its material obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligations, describing each such default.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Trustee, or, if the Guarantor has issued any Limited Guarantee with respect to such Certificates, the Guarantor, the Certificate Registrar will provide to the Trustee, or, if applicable, the Guarantor, within fifteen days after receipt of such request, a list of the names and addresses of all Certificateholders of record of a particular series as of the most recent Record Date for payment of distributions to Certificateholders of that series. Upon written request of three or more Certificateholders of record of a series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford, within five business days after the receipt of such request,

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such Certificateholders access during business hours to the most recent list of
Certificateholders of that series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of a request from such Certificateholders, the Trustee shall promptly request from the Certificate Registrar a current list and will afford such requesting Certificateholders access to such list promptly upon receipt.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

THE TRUSTEE

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company. In addition, the Company and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Company of any funds paid to the Company in respect of the Certificates or the related assets, or amounts credited to the Loan Payment Record or deposited into the Certificate Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Company may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Company will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

     The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated at least 'AA' (or the equivalent) by each nationally recognized statistical rating organization that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ('SAIF') of the FDIC, (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by each rating agency that rates the Certificates such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause any of the rating agencies that rates the Certificates to downgrade or withdraw its then-current rating assigned to the Certificates.

     Not later than the second business day prior to each Distribution Date, the Company, as servicer, will furnish a separate statement to the Trustee for the Certificates setting forth, among other things, the amount to be

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distributed with respect to the Certificates on the next succeeding Distribution
Date to Certificateholders, with amounts allocable to principal and to interest stated separately and, if applicable, information relating to the amount available for the purchase of Liquidating Loans.

REPORTS TO CERTIFICATEHOLDERS

     At least two Business Days before each Distribution Date, unless otherwise specified in the Prospectus Supplement, the Company, as servicer, will furnish to the Trustee for mailing to Certificateholders on such Distribution Date, a statement generally setting forth, to the extent applicable to any series, among other things:

          (i) The aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class and the amount of Principal Prepayments (and Mortgage Loans repurchased by the Company) included therein;

          (ii) The amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

          (iii) The amount of servicing compensation received by the Company in respect of the Mortgage Loans during the month preceding the month of the Distribution Date, and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The aggregate Certificate Principal Balance (or Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

          (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

          (vi) If applicable, the amount of the Company's remaining obligations with respect to the purchase of Liquidating Loans, after giving effect to any charges or adjustments thereto in respect of the Distribution Date, expressed as a percentage of the amount reported pursuant to clause (iv) and, if applicable, (v) above;

          (vii) The aggregate Principal Balance and number of the Mortgage Loans included in the related Trust Fund after giving effect to distributions of principal made on such Distribution Date; and

          (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure as of the end of the preceding calendar month.

     The Company will also furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

     The Company, as servicer, will provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

EVENTS OF DEFAULT

     Events of Default under the Agreement will consist of: (i) any failure by the Company, as servicer, to distribute to Certificateholders any required payment, which failure continues unremedied for three business days after the giving of written notice of such failure to the Company by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (ii) any failure by the Company, as servicer, duly to observe or perform in any material respect any other of its covenants or agreements in such Agreement materially affecting the rights of Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (iii) any failure by the Company, as servicer, to effect timely payment of the premium for a pool insurance policy or a special hazard insurance policy or Limited Guarantee, if any, which continues

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

unremedied for 10 Business Days after the giving of written notice of such failure by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Company indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied by the Company, as servicer (or, if applicable, by the Guarantor pursuant to any Limited Guarantee), the Trustee, or holders of Certificates evidencing interests aggregating not less than 51% of each affected class, may terminate all of the rights and obligations of the Company as servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Company as servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Company, as servicer, to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Company. The Company, as servicer, shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Company, as servicer, to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) and, if applicable, to purchase any Liquidating Loan will become the direct obligations of the Guarantor under the Advance Guarantee and the Liquidating Loan Guarantee, respectively, if applicable, until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $10,000,000 and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer to the Company with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Company under such Agreement.

     No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Agreement may be amended by the Company, as seller, the Company, as servicer, and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series. Unless otherwise

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

specified in the Prospectus Supplement, the Agreement may also be amended by the Company, as seller, the Company, as servicer, and the Trustee with the consent of holders of Certificates evidencing interests aggregating either not less than 66% of all interests in the related Trust Fund or not less than 66% of all interests of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

TERMINATION

     The obligations of the Company, as seller, the Company, as servicer, and the Trustee created by the Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement after the earlier of (i) the maturity or other liquidation of the last Mortgage Loan, Agency Security or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Company from the Trust Fund of all the outstanding Certificates or all remaining assets in the Trust Fund. The Agreement will establish the repurchase price for the assets in the Trust Fund and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

     If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Loans, Agency Securities or Contracts and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

                       GE CAPITAL MORTGAGE SERVICES, INC.

GENERAL

     The Company, a New Jersey corporation, is a wholly-owned subsidiary of GE Capital Mortgage Corporation ('GECMC'). GECMC is a wholly-owned subsidiary of General Electric Capital Corporation, which, in turn, is a wholly-owned indirect subsidiary of General Electric Company.

     The Company was acquired by GECMC, effective October 1, 1990, and thereafter changed its name to GE Capital Mortgage Services, Inc. On August 31, 1993, the Company acquired from Shearson Holdings, Inc. all of the outstanding capital stock of Shearson Lehman Hutton Mortgage Corporation, a California-based mortgage company. Following such acquisition, the corporate name of Shearson Lehman Hutton Mortgage Corporation was changed to GE Capital Mortgage Services of California, Inc. On December 31, 1993, GE Capital Mortgage Services of California, Inc. and General Electric Mortgage Securities Corporation, an affiliate of the Company which has functioned primarily as an issuer and master servicer of privately-placed mortgage-backed securities, were merged with and into the Company.

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

     The Company is engaged in the business of refinancing, acquiring and servicing residential mortgage loans secured by one- to four-family homes. It obtains servicing through the acquisition and origination of mortgage loans, and the purchase of servicing rights. The Company is also engaged in the home equity business through its Home Equity Services unit. The Home Equity Services unit acquires and services closed-end first and second mortgage loans. From time to time, the Company may also engage in sales of such mortgage loans and servicing rights. See 'The Trust Fund--The Mortgage Loans--Loan Production Sources' and '--Loan Underwriting Policies.'

DELINQUENCY AND FORECLOSURE EXPERIENCE

     The Company's delinquency and foreclosure experience on the portfolio of one- to four-family residential mortgage loans that it services as of a recent date will be summarized in the Prospectus Supplement. Such summary will include or consist of data with respect to the Company's Home Equity Loan portfolio if the related Trust Fund includes a material amount of Home Equity Loans. There can be no assurance that the Company's experience with respect to the Mortgage Loans included in any Trust Fund will be similar to that historically experienced by the Company.

                                 THE GUARANTOR

     If specified in the Prospectus Supplement, an entity identified therein as the Guarantor will, to the limited extent specified, issue a Limited Guarantee to guarantee certain of the Company's limited obligations under the related Agreement. If the Guarantor provides any such Limited Guarantee with respect to a series of Certificates, the Prospectus Supplement will contain additional information about the Guarantor.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

                               THE MORTGAGE LOANS

GENERAL

     Mortgages. The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority

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

under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure

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

may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a 'due-on-sale' clause or 'due on further encumbrance' clause contained in the senior mortgage.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will

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

recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders. However, the requirement that the lender obtain prior approval or consent of the cooperative before transferring the cooperative shares or assigning the proprietary lease may result in delays in completion of foreclosure on cooperative shares and delays in receipt of foreclosure proceeds by the related Trust Fund. See '--The Mortgage Loans--General--Cooperatives' herein.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the Home Equity Loans included in a Trust Fund may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust held by the Company, other lenders or institutional investors. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

     The standard form of the mortgage or deed of trust used by most institutional lenders (including the Company) confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the

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condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

     A common form of mortgage or deed of trust used by institutional lenders typically contains a 'future advance' clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a 'credit limit' amount stated in the recorded mortgage.

     Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Company) obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

RIGHT OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

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     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the 'OTS'), as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth several specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Company to enforce due-on-sale clauses may result in the Trust Fund

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including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Company to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity. See 'Yield, Maturity and Weighted Average Life Considerations'.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Under the Agreement for each series of Certificates, the Company will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Company to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Company to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Under the applicable Agreement, the Company will not be required to make deposits to the Certificate Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund

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were deemed to be liable for such Cleanup Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a 'Superlien'). In the latter states, the security interest of the Trustee in a Mortgaged Property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. The Company does not make any representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

                                 THE CONTRACTS

GENERAL

     As a result of the Company's assignment of the Contracts to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Company. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Company will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently

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attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Certificates and as described in the related Prospectus Supplement, the Company may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Company pursuant to its repurchase obligation for breach of warranties.

     The Company will assign its security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company nor the Trustee will amend the certificates of title to identify the Trust Fund as the new secured party. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Company and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise

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at any time during the term of a Contract. No notice will be given to the
Trustee or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Company on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Company and permit the acceleration of the maturity of the Contracts by the Company upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Company desires to accelerate the maturity of the related Contract, the Company's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some states the Company may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

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APPLICABILITY OF USURY LAWS

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in a Trust Fund. The Company will represent that all of the Contracts comply with applicable usury law.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Company to collect full amounts of interest on certain of the Contracts. In addition, the Relief Act imposes limitations which would impair the ability of the Company to enforce the lien with respect to an affected Contract during the borrower's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

     Under the applicable Agreement, the Company will not be required to make deposits to the Certificate Account for a series of Certificates in respect of any Contract as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

                            LEGAL INVESTMENT MATTERS

     Unless otherwise specified in the Prospectus Supplement, all of the classes of a series of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related

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securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the 'NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

     If specified in the Prospectus Supplement, one or more classes of a series of Certificates will not constitute 'mortgage related securities' for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Certificates.

     All depository institutions considering an investment in the Certificates should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992 (the 'Policy Statement') of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain 'high-risk mortgage securities' (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain series or classes thereof may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not 'interest-bearing' or 'income-paying,' and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Internal Revenue Code of 1986, as amended (the 'Code') impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or Section 4975 of the Code (collectively, 'Plans') and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the 'DOL') has issued a regulation concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity'

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investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Company cannot predict in advance whether any such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans, Agency Securities or Contracts may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ('PTE 83-1') exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, servicing, operation and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the Trustee for any series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and Section 4975 of the Code to the related Certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained individual ERISA prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Unless otherwise specified in the Prospectus Supplement, the Agreement will provide that the Residual Certificates of any series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

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

     Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

     For purposes of this discussion, unless otherwise specified, the term 'Mortgage Loans' will be used to refer to Mortgage Loans, Agency Securities and Contracts, and the term 'Owner' will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986 (the 'Code'), an election may be made to treat each Trust Fund related to a Series of Certificates (or segregated pools of assets within the Trust Fund) as a 'real estate mortgage investment conduit' ('REMIC') within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either 'regular interests' in a REMIC within the meaning of Section 860G(a)(1) of the Code ('Regular Certificates') or 'residual interests' in a REMIC within the meaning of Section 860G(a)(2) of the Code ('Residual Certificates'). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat each Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, each Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a 'REMIC Pool'. If a Trust Fund is comprised of two REMIC Pools, one will be an 'Upper-Tier REMIC' and one a 'Lower-Tier REMIC'. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading 'REMIC Certificates' considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under 'Non-REMIC Certificates'.

REMIC CERTIFICATES

     The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Company, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

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STATUS OF CERTIFICATES

     The Certificates will be:

          o assets described in Code Section 7701(a)(19)(C); and

          o 'real estate assets' under Code Section 856(c)(4)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety. The Regular Certificates will also qualify as 'permitted assets' under Section 860L(c) of the Code.

     In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections. Also, Contracts may be considered to qualify under the foregoing sections only if the Manufactured Homes securing such Contracts are considered to be 'permanently fixed' or 'permanently installed'. Contracts may limit the ability of a borrower to permanently attach a Manufactured Home to its site.

     The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

INCOME FROM REGULAR CERTIFICATES

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     On January 27, 1994, the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the 'OID Regulations'). Except as otherwise noted, the discussion below is based on the OID Regulations.

     Original Issue Discount. Certain Regular Certificates may have 'original issue discount.' An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its 'stated redemption price at maturity' over its 'issue price.' The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An 'Interest Only Certificate' is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in 'Income from Regular Certificates--Variable Rate Regular Certificates.'

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules

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described below under 'Premium' would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                             PV End + Dist - PV Beg

Where:

     PV End = present value of all remaining distributions to be made as of the end of the period;

     Dist   = distributions made during the period includible in the stated
              redemption price at maturity; and

     PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct 'negative original issue discount' to the extent the Owner's adjusted basis (as defined in 'Sale or Exchange of Certificates' below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its 'adjusted issue price,' but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by

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all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under 'Original Issue Discount.' Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under 'Original Issue Discount', an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

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     Variable Rate Regular Certificates.  The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain 'variable rate debt instruments' or 'VRDIs.' A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of subordinated Certificates may instead be distributed on other more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ('Residual Owners') must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were

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

original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of 'negative original issue discount,' if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in 'Sale or Exchange of Certificates' below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in 'Taxation of Certain Foreign Investors'), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an 'excess inclusion,' is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be 'significant,' then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 860G (the 'REMIC Regulations') do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any

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distribution exceeds a Residual Owner's adjusted basis in its Residual
Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See 'Sale or Exchange of Certificates' below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from 'prohibited transactions' is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on 'net income from foreclosure property' (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     Mark to Market Rules. A REMIC residual interest that is acquired on or after January 4, 1995 is not a 'security' for the purposes of Code Section 475, and thus is not subject to the mark to market rules.

     The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are 'pass-thru' entities. See 'Transfers of Residual Certificates' below. Investors should consult their tax advisors before purchasing a Residual Certificate.

SALE OR EXCHANGE OF CERTIFICATES

     An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

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TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     The term 'non-U.S. person' means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an 'affidavit' (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a 'disqualified organization' (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a 'Book-Entry Nominee') that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

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     If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a 'pass-thru entity' (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

     For these purposes, (i) 'disqualified organization' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) 'pass-thru entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity. Certain additional rules also apply to 'electing large partnerships.' If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for the purposes of the tax on pass-through entities described above. The exception to this tax described above for pass-through entities that collect affidavits from their record holders is not available to electing large partnerships.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has 'tax avoidance potential.' A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

          (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

          (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has 'the effect of allowing the transferor to avoid tax on accrued excess inclusions.'

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a 'noneconomic' Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer,

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either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

          (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

          (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a 'single-class REMIC' as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

REPORTING AND ADMINISTRATIVE MATTERS

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under 'Status of Certificates' and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

     The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Company will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Company will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

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     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

     The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

TRUST FUND AS GRANTOR TRUST

     Upon issuance of each series of Certificates, Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, will deliver its opinion to the effect that, under then current law, assuming compliance by the Company, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

STATUS OF THE CERTIFICATES

     The Certificates, other than Interest Only Certificates, will be:

          o 'real estate assets' under Code Section 856(c)(4)(A); and

          o assets described in Section 7701(a)(19)(C) of the Code,

to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be 'interest on obligations secured by mortgages on real property' under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An 'Interest Only Certificate' is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES

     The federal income tax treatment of Certificates will depend on whether they are subject to the 'stripped bond' rules of Code Section 1286. In general, Certificates will be subject to those rules in the hands of an Owner if (i) the Company (or anyone else) retains rights to receive more than 100 basis points of interest on any Mortgage Loans assigned to the Trust Fund (disregarding rights to reasonable servicing compensation, but including rights to fees in excess of reasonable compensation), or (ii) Certificates are issued in two or more Classes representing rights to non-pro rata shares of interest and principal payments on the Mortgage Loans.

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     Notwithstanding the foregoing, a Certificate will not be subject to the stripped bond rules in the hands of an Owner unless, viewing the Certificate as a debt instrument issued by the Trust Fund, it would have original issue discount. In general, a Certificate will not have original issue discount if it pays interest at a fixed rate, or a single variable rate, monthly over its entire life, is issued within one month of the first Distribution Date, and is issued with no more than a de minimis amount of discount below its principal amount. Discount is de minimis if the Certificate has an issue price (generally the initial offering price at which a substantial amount of Certificates are sold) that is not less than its principal amount by more than .25% times the weighted average life of the Certificate (calculated by rounding down the number of years to each principal payment to the next lowest number). For a more detailed discussion of the definition of original issue discount, see 'REMIC Certificates--Income from Regular Certificates--Original Issue Discount' above.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY

     If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption.

     Discount. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .167% of the principal amount of the Mortgage Loan times the number of full years to maturity (i.e., 5% of the principal amount for a 30 year loan), or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

     In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .167% of the principal amount times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see 'REMIC Certificates--Income from Regular Certificates--Market Discount' above.

     In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal

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payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY

     If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under 'REMIC Certificates--Income from Regular Certificates--Original Issue Discount'. It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

SALES OF CERTIFICATES

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS

     Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under 'REMIC Certificates--Taxation of Foreign Investors' above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING

     Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a 'backup' withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

     Certificates are being offered hereby in series or in one or more classes of a series through one or more of the various methods described below. The Prospectus Supplement will describe the method of offering being utilized for the related series or classes of Certificates and will state the public offering or purchase price of each class of Certificates being offered thereby or the method by which such price will be determined and the net proceeds to the Company from the sale of each such class.

     The Certificates of each series or class will be offered through the following methods from time to time, and offerings may be made concurrently through more than one of these methods and an offering of a particular series or of one or more classes of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By placements by the Company with institutional investors through dealers or agents; and

          3. By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular series or class of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series or class and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the 'Securities Act'). The Prospectus Supplement will describe any such compensation paid by the Company.

     It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased and that the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     Purchasers of Certificates, including dealers, institutional investors and sophisticated non-institutional investors, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     With respect to any series of Certificates offered other than through underwriters, the Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of such Certificates.

                                USE OF PROCEEDS

     The net proceeds of sales of Certificates will be added to the Company's general funds. Unless otherwise specified in the Prospectus Supplement, the Company intends to use such proceeds for general corporate purposes, including the acquisition of servicing rights, Mortgage Loans, Agency Securities and Contracts.

                                 LEGAL MATTERS

     The legality of the Certificates offered hereby will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain federal income tax matters will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton.

                             FINANCIAL INFORMATION

     A Trust Fund will be formed with respect to each series of Certificates. No Trust Fund will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust Fund will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust Fund is included in this Prospectus or will be included in the Prospectus Supplement.

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                 ------
Summary of Terms..............................      S-3
Description of the Mortgage Pools and the
  Mortgaged Properties........................     S-23
Description of the Certificates...............     S-24
GE Capital Mortgage Services, Inc.............     S-29
Delinquency and Foreclosure Experience of the
  Company.....................................     S-29
The Pooling and Servicing Agreement...........     S-31
Certain Federal Income Tax Consequences.......     S-36
ERISA Considerations..........................     S-36
Legal Investment Matters......................     S-38
Plan of Distribution..........................     S-38
Certificate Ratings...........................     S-39
Legal Matters.................................     S-39
Pool 1 Annex..................................     A1-1
Pool 2 Annex..................................     A2-1
Pool 3 Annex..................................     A3-1
Index of Certain Prospectus Supplement
  Definitions.................................      B-1

                      PROSPECTUS
Available Information.........................        2
Incorporation of Certain Documents by
  Reference...................................        3
Reports of Certificateholders.................        3
Prospectus Summary............................        6
Description of the Certificates...............       14
The Trust Fund................................       19
Credit Support................................       30
Yield, Maturity and Weighted Average Life
  Considerations..............................       36
Servicing of the Mortgage Loans and
  Contracts...................................       38
The Pooling and Servicing Agreement...........       49
GE Capital Mortgage Services, Inc.............       56
The Guarantor.................................       57
Certain Legal Aspects of the Mortgage Loans
  and Contracts...............................       57
The Mortgage Loans............................       57
The Contracts.................................       64
Legal Investment Matters......................       67
ERISA Considerations..........................       68
Certain Federal Income Tax Consequences.......       70
Plan of Distribution..........................       83
Use of Proceeds...............................       84
Legal Matters.................................       84
Financial Information.........................       84

                               ------------------

    Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           $874,162,893 (Approximate)

                       GE Capital Mortgage Services, Inc.
                             (Seller and Servicer)

                               REMIC Multi-Class
                           Pass-Through Certificates,
                                 Series 1998-11

                             PROSPECTUS SUPPLEMENT
                                 June 23, 1998

                           CREDIT SUISSE FIRST BOSTON
                              SALOMON SMITH BARNEY

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